UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Consent Solicitation Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Consent Solicitation
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Consent Solicitation
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAID, INC.
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________________ (Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

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PAID, INC.
200 Friberg Parkway, Suite 4004
Westborough, Massachusetts 01581
(617) 861-6050
___________

To the Stockholders of PAID, Inc.

The Board of Directors of PAID, Inc., a Delaware corporation (the “Company”) is soliciting your consent on behalf of the Company to approve the following six proposals (the “Proposals”), which have been approved by our Board of Directors (the “Board”):

1.
To consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-500 and 1-for-3000, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300-for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation;

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc.;

3.	To approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors;

4.	To approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors;

5.
To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split); and

6.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock.

We are soliciting your approval of the Proposals by written consent in lieu of a meeting of stockholders because our Board believes that it is in the best interests of the Company and our stockholders to solicit the approval in the most cost effective manner.  A form of written consent is enclosed for your use.

This consent solicitation statement and accompanying form of written consent will be sent or given to our stockholders from whom we are seeking consent on or about November 9, 2016.  Our Board has fixed the close of business on November 7, 2016 as the record date (the “Record Date”) for determination of our stockholders that are entitled to give written consents.  Only the stockholders of record on the Record Date are entitled to give written consent to the Proposals.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date is required to approve the Proposals.

Your consent is important regardless of the number of shares of our common stock that you hold.  Although our Board has approved the Proposals, the Proposals require the approval by the vote of our stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.

Our Board unanimously recommends that you consent to the Proposals.  The Proposals will be approved by our stockholders when we have received written consents to the Proposals from stockholders representing a majority of the voting power of our outstanding common stock.  If you approve each of the Proposals, please mark the enclosed written consent form to vote “For” each Proposal, and complete, date, sign and return your written consent to us

By Order of the Board of Directors,

/s/ W. Austin Lewis, IV

W. Austin Lewis, IV
President

Westborough, Massachusetts

November 9, 2016

PAID, INC.
200 Friberg Parkway, Suite 4004
Westborough, Massachusetts 01581
(617) 861-6050
 ___________________

CONSENT SOLICITATION
 ___________________

SUMMARY TERM SHEET

The following is a summary of the material terms of the proposed amalgamation or merger. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement. We urge you to review the entire proxy statement and accompanying materials carefully.

•	The Proposed Transaction (page 31-38)

o	The Company proposes to merge, though an “amalgamation”, an Ontario company called emergeIT Inc. which does business under the brand name “Shiptime”, into a recently formed Company subsidiary.
o	emergeIT is currently owned by 13 shareholders.
o
The shareholders have agreed to have emergeIT merge into the Company’s subsidiary, and in exchange, emergeIT shareholders will receive “exchangeable shares”,  which are a right to receive shares of the Company’s common stock and shares of a new class of preferred stock.

•	Vote Required in the Proposed Transaction (page 32)

o
The Company’s shareholders are not required to approve the merger or amalgamation.  However, before the transaction can be completed, the Company’s shareholders are required to authorize a new class of preferred stock and to increase the Company’s authorized shares of common stock.

o
Separately, the Company decided to propose to reduce the number of overall shares by proposing a reverse/forward split.  If the reverse/forward split is not approved, the Company can re-propose the proposals to create the class of preferred stock and the to increase the number authorized common stock to no longer take into effect the reverse/forward split.

o
The Company also proposes to approve a name change and a classified board of directors, each of which are conditions required by agreement before the amalgamation can occur (unless emergeIT waives these conditions).

•	Consideration Paid under the Proposed Transaction (page 31)

o
If the merger or amalgamation is completed, the former holders of emergeIT will hold rights to the former holders of emergeIT will hold rights to approximately 79.5% of all the issued and outstanding shares of capital stock of the Company, and the current stockholders of the Company will own approximately 20.5% of all the issued and outstanding shares of capital stock of the Company.

•	Approval by the Board of Directors of the Company (page 31)

o	The Company’s Board of Directors approved the proposed merger or amalgamation and voted to approve the transaction.
o
The Company believes that the acquisition of emergeIT into a newly formed subsidiary of the Company will add additional revenue and products for the Company and will allow the Company more significant cash flow for growth.

o	The Company believes that the existing management of emergeIT will add expertise with respect to the types of products that the Company intends to sell.

•	Termination (page 32)

o	The Amalgamation Agreement may be terminated by:
▪	written agreement, or
▪	generally if the amalgamation does not occur on or before November 15, 2016, or
▪	if a law prohibits the transaction, or if holders of 25% or more of emergeIT securities have exercised their dissenters’ rights with respect to the transaction.

•	Company Shareholder Approval (page 32)

o
The Company’s stockholders do not have a right to vote to approve the amalgamation agreement or the issuance of the shares of common stock or preferred stock if there are enough shares authorized and the class of preferred stock is approved.

o	There are currently not enough shares authorized and there is no current authorization for any preferred stock.
o	Thus, if the Company’s shareholders do not approve Proposal 5 and Proposal 6, described below, the Amalgamation Agreement will be terminated.
o	After the acquisition and merger, assuming approval of Proposal 2 described below, the Company will change its name to ShipTime Inc. at the time described in the Proposal 2.

•	Exchange and Call Rights Agreement (page 32 )

o	The existing holders of emergeIT will be required to exchange their shares in emergeIT into “exchangeable shares” of the amalgamated company, ShipTime Inc.
o	The holders of ShipTime Inc. will have those rights described in its organizational documents.
o	ShipTime Inc.’s authorized capital will be composed of preferred shares, and common shares.
o	The preferred shares are exchangeable into a right to receive approximately 480 shares of the Company’s preferred stock and 3,344 shares of the Company’s common stock.
o	Any and all outstanding common shares will be owned by Callco, the Company’s direct subsidiary.
o	As a result, Callco will have the only voting shares of ShipTime Canada Inc.
o
Holders of ShipTime Inc. shares will have the same dividend and distribution rights as holders of Company shares, and if Company shares are subdivided or in the event of a Company stock dividend, the exchangeable shares will be equally subdivided, as exchangeable shares are intended to be economically the same as shares of common or preferred stock of the Company.

o	The Company will have a “liquidation call right” in the event of proposed liquidation, dissolution or winding up of ShipTime Canada Inc.
o
Generally, the Company will redeem the exchangeable shares on the fifth anniversary whereby the Company will redeem the exchangeable shares for shares of the Company’s preferred stock and common stock.

o	By agreement, exchangeable shares also may be purchased by ShipTime Canada Inc. for cancellation. The Company also has a right to call the shares in the event of a change in the applicable laws.
o	The holders of exchangeable shares have an “automatic exchange right” in the event any bankruptcy or insolvency or in general, related proceedings, of ShipTime Canada Inc. or the Company.
o	The exchangeable shares would at such time be converted automatically into that number of shares of common stock and preferred stock of the Company at the agreed upon conversion ratio.
o	Moreover, Callco will have an overriding call right to purchase some or all of the exchangeable shares.
o	This mechanism will be triggered with the automatic exchange right and is necessary to comply with Canadian tax laws.
o	The exercise of this call right does not alter the outcome of the exchangeable share transaction.

Support Agreement (page 33)

o	The Company will be required to enter into a Support Agreement with the combined entity.
o	The Support Agreement will generally provide that the Company will treat holders of Exchangeable Shares substantially similar, or economically equivalent, to holders of Company stock.
o
Under the Support Agreement, the Company cannot declare or pay any dividend or other distribution on Company stock unless ShipTime Inc. simultaneously declares or pays the dividend or distribution on the Exchangeable Shares and has sufficient money or other assets to meet these requirements.

o	In turn, the ShipTime Inc. would effect a corresponding dividend or distribution of its securities related to the Exchangeable Shares.
o
The Company also undertakes to advise ShipTime Inc. of the declaration of dividend or distribution, among other similar events, and to cooperate with it to effect the dividend or distribution as of the same record and effective date.

o
The Company is also required in this case to segregate funds to pay for the dividend, and to reserve sufficient number of shares to permit the exchange of the Exchangeable Shares into the required number of Company shares of common stock and preferred stock.

Employment Agreement (page 33)

o	After the amalgamation or merger occurs, Allan Pratt will serve as the Company’s President and CEO.
o	Allan Pratt will enter into an Employment Agreement.
o	The Employment Agreement will be for an initial term through February 2020, with a base salary of $185,000 and eligibility for a bonus as the Board of Directors determines.
o	Bonuses may be in the form of cash, equity awards or both.
o	Mr. Pratt will be eligible for employee and fringe benefits consistent with other employees, and equity awards adopted by the Company for its employees generally.
o	Mr. Pratt will also have an automobile allowance of $600 per month and mileage reimbursement for business travel at IRS rates.
o	Mr. Pratt may terminate the agreement at any time with 30 days’ notice.
o	The Company may terminate Mr. Pratt for “cause”, which shall include willful, intentional or tortious conduct detrimental to the Company’s operations.
o	The Company may terminate Mr. Pratt without cause upon giving 30 days’ notice, subject to a severance payment.

o	Mr. Pratt also may terminate his employment for “good reason”.
o
Good reason is defined as a material diminution in his authority, duties or responsibilities, a change in geographic location from where Mr. Pratt provides services, or any action or inaction by the Company that constitutes a breach of the employment agreement.

o
If Mr. Pratt is terminated without cause or by Mr. Pratt for “good reason,” during the initial term, Mr. Pratt shall receive a severance payment which is three times his overall compensation of salary plus bonus, which amount decreases after two years to three times his base salary.

o	Mr. Pratt would be subject to a two year non-compete with respect to on-line package shipping services to small businesses and retail customers in the territory of the United States and Canada.
o	In addition, W. Austin Lewis, IV is expected to continue to serve in his capacity as Treasurer and CFO, as well as Director, but will step down as President and CEO.
o	The Company’s board anticipates that Mr. Lewis will also enter into an employment agreement.

•	Board of Directors After the Merger/Amalgamation (page 34)

o	Once the merger or amalgamation occurs, the Company’s Board of Directors will be increased from three to five.
o
The Company expects that the Board of Directors will appoint three individuals to the Board, including Allan Pratt, current President of emergeIT, who will serve as the Chairman of the Board, and W. Austin Lewis, IV, the Company’s current President.

o	The Company expects one current Company director will resign from the Board of Directors immediately before the amalgamation occurs.
o	The Company also proposes with shareholder approval to have a staggered or classified board of directors, where each director serves a three year term rather than the current one year term.

•	Accounting Treatment--Net Operating Losses (page 34)

o
The Company anticipates that it will be able to preserve its net operating losses carry forwards for federal income tax purposes after effectiveness of the merger or amalgamation of its new subsidiary with emergeIT.

Question and Answers about this Consent Solicitation

Why am I receiving these materials?

The Board of Directors of the Company is soliciting our stockholders to approve the following six proposals by written consent:

1.
To consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, exchange ratio ranging between 1-for-500 and 1-for-3000, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300-for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation (“Proposal 1”);

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc. (“Proposal 2”);

3.
To approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors (“Proposal 3”);

4.	To approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors (“Proposal 4”);

5.
To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split) (“Proposal 5”); and

6.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock (“Proposal 6”).

On August 11, 2016, and again on August 26, 2016, our Board of Directors (the “Board”) met and approved the Proposals and we are now seeking stockholder approval.  Stockholder approval is required to effect the Proposals.

What is included in these materials?

These materials include:

•           this consent solicitation statement; and
•           the written consent form.

Important Notice Regarding the Availability of Materials for This Consent Solicitation

The materials listed above are also available at www.paid-corp.com.

What do I need to do now?

We urge you to carefully read and consider the information contained in this consent solicitation statement.  We request that you send your written consent to the Proposals described in this consent solicitation statement.

Who can give the written consents?

Our Board has fixed the close of business on November 7, 2016 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents.  If you were a stockholder of record on the Record Date, you are entitled to give written consent to the Proposals.  As of the Record Date, there were 10,989,608 shares of our common stock issued and outstanding.

How many votes do I have?

You have one vote for each share of our common stock that you owned as of the Record Date.

How do I send my written consent?

If your shares are registered directly in your name with our transfer agent, Olde Monmouth Stock Transfer Co., Inc., please complete, date, sign, and return the enclosed written consent form via fax, email or mail to any of the following addresses:

•           MAIL: PAID, Inc., 200 Friberg Parkway, Suite 4004, Westborough, MA 01581
•           FACSIMILE: (617) 861-6050
•           EMAIL: info@paid-corp.com

If you hold your shares in “street name” and wish to send your written consent, you must follow the instructions given by your broker, bank, or other nominee or contact your broker or bank.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Olde Monmouth Stock Transfer Co., Inc., then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares.  However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.”  Street name holders need to follow the instructions located in the consent package you receive from your bank or broker.

What vote is required for the approval of the Proposals?

The Proposals will be approved by our stockholders if we receive written consents from stockholders holding a majority of the voting power as of the Record Date, or written consents representing at least 5,494,804 shares of our common stock.

How are votes counted?

A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for the Proposals.  A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against the Proposals.  Abstentions and broker non-votes will have the same effect as a vote against the Proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on the Proposals because it does not have discretionary voting power with respect to the Proposals and has not received instructions with respect to the Proposals from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

When is the approval of the Proposals effective?

The approval of our stockholders of each Proposal is effective when we receive the written consents to each such Proposal from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

When will the Consent Solicitation be Terminated?

 The Company reserves the right to terminate the consent solicitation at any time.  It will complete the consent solicitation when it receives a sufficient number of consents to authorize all of the Proposals.  Under Delaware law, no written consent shall be effective to approve a Proposal unless, within 60 days of the earliest dated consent has been delivered, written consents for such Proposal have been signed and received by the number of holders to take the action.

How does the Board recommend that I vote?

Our Board recommends that you vote:

“FOR” Proposal 1 to consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-500 and 1-for - 3000 , with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300 - for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation;

“FOR” Proposal 2 to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc.;

“FOR” Proposal 3 to approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors;

“FOR” Proposal 4 to approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors;

“FOR” Proposal 5 to approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split); and

“FOR” Proposal 6 to approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock.

Can I revoke my written consent after sending it?

Yes.  A written consent, once dated, signed and delivered to us, will remain effective unless and until revoked by a written notice of revocation dated, signed and delivered to us before the time that we have received written consents to the Proposals from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.  Please send your notice of revocation by fax, email or mail via the same address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.

Do I have rights of appraisal or similar rights of dissenters with respect to the Proposals?

No.  Neither Delaware law nor our Certificate of Incorporation or Bylaws provide our stockholders with rights of appraisal or similar rights of dissenters with respect to the Proposals.

Have Shareholders Indicated that they will Execute Consents that Vote in Favor of the Proposals?

            No, no shareholder has indicated that he, she or it will execute a consent and no shareholder has been formally solicited to provide consent.

Who pays for the expense of this consent solicitation?

We will be making the solicitation.  We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith.  Copies of solicitation materials may be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners.  We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners.  Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers, or regular employees.  These individuals will receive no additional compensation for such services.

Forward-Looking Statements

This consent solicitation statement contains forward-looking statements.  These statements relate to future events.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 10,989,608 shares of common stock issued and outstanding.  The common stock constitutes the only outstanding class of voting securities of the Company.  Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.  The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

Delivery of Consents

When a consent is properly executed and returned, the shares it represents will be voted as directed.  If no specification is indicated, the shares will be voted:

“FOR” Proposal 1 to consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-500 and 1-for-3000, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300-for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation;

“FOR” Proposal 2 to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc.;

“FOR” Proposal 3 to approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors;

“FOR” Proposal 4 to approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors;

“FOR” Proposal 5 to approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split); and

“FOR” Proposal 6 to approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock.

Proposal	Vote Required
Proposal 1 - To consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-500 and 1-for-3000, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300-for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation.

Consent by a majority of the outstanding shares of common stock.
Proposal 2 - To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc.	Consent by a majority of the outstanding shares of common stock.
Proposal 3 - To approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors.

Consent by a majority of the outstanding shares of common stock.
Proposal 4 - To approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors.	Consent by a majority of the outstanding shares of common stock.
Proposal 5 - To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split).

Consent by a majority of the outstanding shares of common stock.
Proposal 6 - To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock.	Consent by a majority of the outstanding shares of common stock.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, is permitted to either leave your shares unvoted or vote your shares on matters that are considered routine.  None of the Proposals is considered routine.  Consequently, without your voting instructions, your brokerage firm will not be able to vote your shares on any of the Proposals.  Unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters.  Broker non-votes will have the same effect as a vote “AGAINST” each of the Proposals.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” consent or proxy statements and related materials.  This means that only one copy of our consent solicitation statement and related materials may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of these consent solicitation materials to any stockholder upon written or oral request to our Corporate Secretary by mail at 200 Friberg Parkway, Suite 4004, Westborough, MA 01581 or by phone at (617) 861-6050.

Any stockholder who wants to receive separate copies of consent solicitation materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder’s bank, broker, or other nominee record holder, or that stockholder may contact us at the above address and phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the management of the Company the following table sets forth the beneficial ownership of our common stock as of the Record Date of each of our directors and executive officers, and all of our directors and executive officers as a group, and other beneficial owners holding more than five percent of the Company’s issued and outstanding shares.  The address of the Company is the address of each holder.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (4)
W. Austin Lewis, IV	2,576,329	(1)	22%
Terry Fokas	60,000	(2)	1%
Andrew Pilaro	113,374	(3)	1%
All directors and executive officers as a group (3 individuals)	2,769,703		24%

(1)
Included are options to purchase 300,000 shares of the Company’s common stock and shares held for the following funds for which W. Austin Lewis, IV is the General Partner, 2,276,329 by Lewis Opportunity Fund, L.P.

(2)	Included are options to purchase 60,000 shares of the Company’s common stock all of which are vested.

(3)	Includes 3,374 shares held indirectly as custodian for Mr. Pilaro’s minor sons and options to purchase 110,000 shares of the Company’s common stock all of which are vested.

(4)	Percentages are calculated on the basis of the amount of outstanding securities plus for such person or group, any securities that person or group has the right to acquire within 60 days.

The following shareholders have 5 percent or greater of the issued and outstanding shares.

Name of Beneficial Owner	Shares	Percent of Class
Christopher J. Coghlin	961,844	8.8%
Scott Peters	659,992	6.0%
Jeffery Racenstein	642,279	5.8%
Lotus Investors LLC	600,000	5.5%
James W. Coghlin Jr.	507,439	4.6%
All other shareholders exceeding 5%	3,371,554	30.7%

To the knowledge of the management of the Company, based solely on our review of SEC filings, no other stockholder is the beneficial owner of more than five percent of the Company’s common stock.

There are no voting trusts or similar arrangements known to us whereby voting power is held by another party not named herein.  We know of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of our common shares or preventing the vesting of such beneficial ownership.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company other than as described below under the heading “Amalgamation Agreement”.

PROPOSAL 1

TO CONSIDER AND VOTE ON A PROPOSAL GIVING THE BOARD THE AUTHORITY TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, AT AN EXCHANGE RATIO RANGING BETWEEN 1-FOR-500 AND 1-FOR-3000, WITH THE EXACT EXCHANGE RATIO TO BE DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, IMMEDIATELY FOLLOWED BY A FORWARD SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, AT AN EXCHANGE RATIO RANGING BETWEEN 50-FOR-1 AND 300-FOR-1, RESPECTIVELY, WITH THE EXACT EXCHANGE RATIO TO BE DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, BY FILING AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

We are asking our shareholders to approve an amendment to the Company’s Certificate of Incorporation providing for a reverse stock split of the outstanding common stock (the “Reverse Split”), which the Board of Directors, in its discretion, would be authorized to implement, with an exchange ratio ranging between 1-for-500 and 1-for - 3000 (each the “Reverse  Exchange Ratio” and collectively, the “Reverse Exchange Ratios”), and immediately thereafter providing for a forward stock split of the outstanding common stock (the “Forward Split”), which the Board of Directors, in its discretion, would be authorized to implement, with an exchange ratio ranging between 50-for-1 and 300 - for-1, respectively (each the “ Forward Exchange Ratio” and collectively, the “Forward Exchange Ratios”).  Together the Reverse Split and the Forward Split may be referred to as the “Reverse/Forward Split”.  The Reverse Exchange Ratio and the Forward Exchange Ratio, when discussed together may be referred to as the “Exchange Ratios”.

The Board believes that shareholder approval granting us discretion to set the actual Exchange Ratios within the ranges articulated herein, rather than shareholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock.  If the Board elects to effect a Reverse/Forward Split utilizing one of the Reverse Exchange Ratios and one of the Forward Exchange Ratios, the Board will be deemed to have abandoned its authorization related to the other Reverse Exchange Ratios or Forward Exchange Ratios.

The determination as to whether the Reverse/Forward Split will be effected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the Board at that time, including, but not limited to:

•	existing and expected marketability and liquidity of our common stock;
•	prevailing stock market conditions;
•	business developments affecting us;
•	our actual or forecasted results of operations; and
•	the likely effect on the market price of our common stock.

If the Board elects to implement the Reverse/Forward Split, we intend to issue a press release announcing the terms and effective date of the Reverse/Forward Split before we file the Reverse/Forward Amendment with the Secretary of State of the State of Delaware.  We will also file notice with the Financial Industry Regulatory Authority or “FINRA”, pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If approved, the Reverse/Forward Split is expected to take place at the discretion of the Board of Directors, but in any event prior to effectiveness of Proposal 5 and Proposal 6, which increases the authorized shares of common stock and creates a new class of preferred stock, and without any additional action on the part of the holders of the Common Stock. The proposed amendments to the Company’s Certificate of Incorporation necessary to effect the Reverse/Forward Split are attached to this proxy statement as Appendix A.  A summary overview of the Reverse/Forward Split follows.

Summary

The Board of Directors has authorized, and recommends for your approval, a reverse stock split in a range of 1-for-500 to 1-for - 3000 followed immediately by a forward stock split in the range of 50-for-1 to 300 - for-1 of each share of our common stock. As permitted under Delaware state law, stockholders whose shares of stock are converted into less than 1 share in the reverse split will be converted into the right to receive a cash payment. We believe that the Reverse/Forward Split will result in significantly reduced stockholder record keeping and mailing expenses to the Company, and provide smaller stockholders with a way to cash out their investments at no cost to them.

Effect on Stockholders

If consent is received, the Reverse/Forward Split will have the following effects on the Company’s stockholders, assuming that the Reverse Exchange Ratio is set by our Board at 3000-to-1 and the Forward Exchange Ratio is set by our Board at 1-to-300:

Stockholder before completion of the Reverse/Forward Split	Net Effect After Completion of the Reverse/Forward Split
Registered stockholders holding 3000 or more shares	Will have at least 300 shares based on the number of shares held.

Registered stockholders holding fewer than 3000 shares
Shares will be converted into the right to receive cash at a price based on the average daily closing price of the five days prior to and including the effective date of the Reverse/Forward Split (see “Determination of Cash-Out Price” below). Holders of these shares will not have any continuing equity interest in the Company.

Stockholders holding shares in street name through a nominee, such as bank or broker
The Company intends for the Reverse/Forward Split to treat stockholders holding in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures, and the Company stockholders holding shares in street name should contact their nominees.

Reasons for the Reverse/Forward Split

The Board recommends that the stockholders approve the Reverse/Forward Split for the following reasons. These, and other reasons, are described in detail under “Background and Purpose of the Reverse/Forward Split” below and in this “Reasons for the Reverse/Forward Split” section.

The Reverse/Forward Split is intended to decrease the number of smaller shareholders.  In many cases it is expensive for small stockholders to sell their shares on the open market. The Reverse/Forward Split allows stockholders with small accounts to cash out their positions without transaction costs, such as brokerage fees. However, if these stockholders do not want to cash out their holdings of common stock, they will have the opportunity to purchase additional shares on the open market to increase their account to at least 500 to 3,000 shares (depending on the exchange ratio), or, if applicable, consolidate/transfer their accounts into an account with at least 500 to 3,000 shares (depending on the exchange ratio). These actions would need to be taken far enough in advance so that the consolidation or the purchase is complete and settled by the close of business on the Effective Date of the Reverse/Forward Split.  When our Board decides to effect the Reverse/Forward Split, we intend to file a Certificate of Amendment (in the form of Appendix A attached hereto) with the Delaware Secretary of State effecting the Reverse/Forward Split as soon as practicable after we provide timely information on the Reverse/Forward Split in accordance with 10-day advance notice of the Reverse Stock Split to FINRA pursuant to Rule 10b-17 of the Exchange Act.

Reducing the number of outstanding shares of our common stock through the Reverse/Forward Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business (including the market’s perception of and reaction to a proposal for or the implementation of a reverse stock split) may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse/Forward Split, if completed at a net ratio that will reduce the number of shares outstanding, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse/Forward Split or that the market price of our common stock will not decrease in the future.

Structure of the Reverse/Forward Split

The Reverse/Forward Split includes both a reverse stock split and a forward stock split of shares of the Company’s common stock. If the Reverse/Forward Split is approved and occurs, the Reverse/Forward Split of the Company’s Common Stock will become effective at the discretion of the Board of Directors on any date designated by the Board of Directors (the “Effective Date”) prior to effectiveness of Proposal 5 and Proposal 6, which increase the authorized shares of common stock and creates a new class of preferred stock , and therefore Proposal 1 must be approved before Proposals 5 and 6 are approved.  All stockholders on the Effective Date will receive 1 share of the Company common stock for every 3000 shares of common stock held in their accounts at that time, assuming that the Board establishes the ratio at the maximum range of the Reverse Split. Transactions involving the purchase or sale of the Company’s common stock not settled by 6:00 p.m. on the Effective Date will be ignored for purposes of the Reverse/Forward Split. Assuming a ratio of 3000 : 1 for the Reverse Split, if a registered holder has 3000 or more common shares, any fractional share in such account will not be cashed out after the reverse split. Any registered stockholder who holds fewer than 3000 shares of common stock, at the time of the reverse stock split also referred to as a “Cashed-Out Stockholder”, will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described below under “Determination of Cash-Out Price” at below.

Proposal 5, which proposes to increase the number of shares of common stock after the Reverse/Forward Split, and Proposal 6, which proposes to authorize blank check preferred shares, were proposed using share totals under the assumption that Proposal 1 will be authorized.  While Proposal 1 is not directly required in order to approve the amalgamation described below, if Proposal 1 is not authorized, the Company would have to re-propose Proposal 5 and Proposal 6 to adjust the number of shares to no longer take into effect the Reverse/Forward Split.  In light of Proposal 1, the additional shares of common stock and new shares of preferred stock are significantly lower than what would have been proposed if Proposal 1 were not authorized.

Immediately following the Reverse Split, all stockholders who are not Cashed-Out Stockholders will receive up to 300 shares of common stock for every 1 share of stock they held following the reverse stock split. We intend for the Reverse/Forward Split to treat stockholders holding shares in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names and nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as “Cashed-Out Stockholders.” However, nominees may have different procedures, and the Company’s stockholders holding shares in street name should contact their nominees.

In general, the Reverse/Forward Split can be illustrated by the following examples, assuming that the Reverse Exchange Ratio is set by our Board at 3000-to-1 and the Forward Exchange Ratio is set by our Board at 1-to-300 and a per share Cash-Out Price of $3.10:

Hypothetical Scenario	Result
Mr. Smith is a registered stockholder who holds 2160 shares in his account immediately prior to the Reverse/Forward Split.
Instead of receiving a fractional share (2160 / 3000 ) of a share) of common stock after the reverse split, Mr. Smith’s 2160 shares will be converted into the right to receive cash. If the procedure described under “Determination of Cash-Out Price” would result in a per share price of $930   per share, Mr. Smith would receive $669.60 ( $0.31 × 2160 shares).

Note: If Mr. Smith wants to continue his investment in the Company, he can buy at least 840 more shares of the Company common stock and hold them in his account. Mr. Smith would have to act far enough in advance of the Reverse/Forward Split so that the purchase is complete and settled by the close of business on the Effective Date for the Reverse/Forward Split.

Ms. Jones has 2 separate record accounts. As of the Effective Date of the Reverse/Forward Split, she holds 750 shares in one account and 1350 shares in the other. All of her shares are registered in her name only.

Ms. Jones will receive cash payments equal to the Cash-Out Price of her shares in each record account instead of receiving fractional shares (750/3000 share and 1350/3000 share). Assuming a hypothetical Cash-Out Price of $930  per share, Ms. Jones would receive two checks totaling $637.50 (750 × $0.31 = $232.50; 1350 × $0.31 = $418.50; $232.50 + $418.50 = $637.50).

Note: If Ms. Jones wants to continue her investment in the Company, she can consolidate/transfer her two record accounts prior to the Effective Date of the Reverse/Forward Split and purchase an additional 900 shares for the consolidated account. Alternatively, Ms. Jones could buy at least 2250 more shares for her first account and at least 1650 shares for her second account. In either case, her holdings will not be cashed out in connection with the Reverse/Forward Split because she will hold at least 3000 shares in each record account. She would have to act far enough in advance so that the consolidation or the purchase is complete by the close of business on the Effective Date of the Reverse/Forward Split.

Mr. Blue holds 3000 shares in his record account as of the Effective Date of the Reverse/Forward Split.	After the Reverse/Forward Split, Mr. Blue will continue to hold shares of the Company common stock based on the ratios established by the Board for the Reverse/Forward Split.

Ms. Frank holds 2730 shares in a brokerage account as of the Effective Date of the Reverse/Forward Split.
Ms. Frank will receive cash payments equal to the Cash-Out Price of her shares in her brokerage account instead of receiving fractional shares. Assuming a hypothetical Cash-Out Price of $930  per share, Ms. Frank would receive a check totaling $846.30  ($0.31 × 2730 shares).

The Company intends for the Reverse/Forward Split to treat stockholders holding its shares in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Note: If Ms. Frank wants to continue her investment in the Company, she could buy at least 270 more shares for her account. In such case, her holdings will not be cashed out in connection with the Reverse/Forward Split because she will hold at least 3000 shares in her nominee account. She would have to act far enough in advance so that the purchase is complete by the close of business on the Effective Date of the Reverse/Forward Split.

Background and Purpose of the Reverse/Forward Split

As of the Record Date, the Company had approximately 4,570 shareholders, comprised of approximately 1,542 holders of record and approximately 3,028 beneficial holders. Assuming all record and beneficial holders of our stock were cashed out at the time of the Reverse Split at 1 : 3000 and before the Forward Split at 300 : 1 we would be left with an excess of 300 shareholders after the Reverse/Forward Split, this exceeds the threshold that would enable the Company to be eligible to terminate its reporting obligations under Section 12(g) or Section 15(d) of the Exchange Act.

The Reverse/Forward Split will provide small stockholders (those who before the Effective Date own fewer than 3000 shares) with a cost-effective way to cash out their investments because the Company will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Split. In most other cases, small stockholders would likely incur brokerage fees disproportionately high relative to the market value of their shares if they wanted to sell their stock. In addition, some small stockholders might even have difficulty finding a broker willing to handle such small transactions. The Reverse/Forward Split, however, eliminates these problems for most small stockholders.

Moreover, the Company will benefit from substantial cost savings as a result of the Reverse/Forward Split. The costs of administering each registered stockholder’s account are the same regardless of the number of shares held in each account. Therefore, the Company’s costs to maintain these small accounts (which account for approximately 93% of all stockholders) are disproportionately high when compared to the total number of shares involved. These costs include printing and postage costs to mail the proxy materials and annual report, and similar costs associated with required mailings to stockholders holding shares in street name through a nominee (i.e., a bank or broker). We expect that these costs will only increase over time.

In light of these disproportionate costs, the Board believes that it is in the best interests of the Company and its stockholders as a whole to eliminate the administrative burden and costs associated with smaller stockholders, resulting in a potential annual savings to the Company. Although the ultimate Exchange Ratios implemented by the Board will likely leave some small stockholders, we believe that a meaningful reduction of the administrative burden is in the Company’s best interests. The Board also believes that forward splitting the stock immediately after the reverse in some proportion less than the reverse split will provide additional liquidity by adding shares into the public float.  The Company believes that as a result of its plan to acquire emergeIT Inc. (and the ShipTime brand) coupled with this recapitalization will make its stock attractive to new investors.  While the reverse split process will assist in eliminating smaller shareholders and the aforementioned administrative costs and burden, the forward split will result in more shares being available and at a price per share that will ideally encourage such new investors into our stock.  The Board believes that a simple reverse split, by itself, will result in too few shares being available to new investors and may result in a price per share of common stock that such potential investors will view as being too high relative to technical and fundamental factors.  The Board believes that having the flexibility to forward split the stock as well as to effect a reverse split will enable it better to manage or balance these competing priorities.  For these reasons, the Board is recommending that the shareholders approve the amendment to the Certificate of Incorporation as a forward split immediately after effecting the reverse split.

Street Name Holders of the Company Common Stock

The Company intends for the Reverse/Forward Split to treat stockholders holding the Company common stock in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding the Company’s common stock in street name should contact their nominees.

Determination of Cash-Out Price

To avoid the expense and inconvenience of issuing fractional shares to stockholders who hold less than one share after the reverse split, under Delaware state law the Company will pay cash for their fair value. If stockholders consent to this Proposal and the Reverse/Forward Split is completed, the Board of Directors has indicated that the Company will pay cash for the fractional shares. The price paid to stockholders will be determined based on the average daily closing price per share of the common stock on the OTCQB for the five trading days immediately before and including the effective date of the Reverse/Forward Split, without interest (the “Cash-Out Price”). The Company may elect to Cash Out some or all of the fractional shareholders by aggregating and selling fractional shares as authorized under Delaware law. All Cashed-Out Stockholders will receive the same Cash-Out Price.

Effect of the Reverse/Forward Split on the Company

The Reverse/Forward Split will not affect the public registration of the Company’s common stock with the SEC under the Securities Exchange Act of 1934, as amended. This Reverse/Forward Split is not a first step in a going-private transaction.  On the contrary, our goal is to make our common stock more attractive.  By reducing the number of shareholders while ideally increasing the price of our common stock, we believe that the Reverse/Forward Split will encourage a broader range of institutional investors, professional investors and other members of the investing public, to take a position in our common stock. As noted above, assuming a Reverse Split of 1 : 3000 and a Forward Split of 300 : 1, we will be left with a number of shareholders in excess of the 300 shareholder threshold that would qualify the Company to be able to terminate its reporting obligations under Section 12(g) or Section 15(d) of the Exchange Act.   Thus, based on our current expectation, we do not believe it is possible that the Reverse/Forward Split will make the Company eligible to terminate the registration of the Company’s common stock under Section 12(b) of the Exchange Act.

The number of shares of authorized common stock will not change as a result of the Reverse/Forward Split. As of the Record Date, there are 10,989,608 shares of the Company’s common stock issued and outstanding.  Following the Reverse/Forward Split, assuming a Reverse Split of 1 : 3000 and a Forward Split of 300 : 1, the total number of issued and outstanding shares of common stock will be reduced substantially in addition to the aggregate number of fractional shares of the Cashed-Out Stockholders that the Company purchases from the Cashed-Out Stockholders. The par value of the Company’s common stock will remain at $.001 per share after the Reverse/Forward Split.

The total number of shares that will be repurchased or aggregated for sale by the Company is unknown.  Also, we do not know what the Cash-Out Price will be or, if applicable, what the net proceeds of the sale of the aggregate fractional shares by the transfer agent will be.  However, if the Reverse/Forward Split had been completed as of the Record Date, when the average daily closing price per share of the Company common stock on the OTCQB for the five trading days immediately preceding and including such date was $0.309 and assuming a reverse split Exchange Ratio of 3000-to-1, then the cash payments that would have been issued to Cashed-Out Stockholders, including both registered and street name holders, instead of fractional shares would have been approximately $359,830, with approximately 1,160,742 shares of common stock purchased, or, if permitted, aggregated for sale, by the Company. The actual amounts will depend on the number of Cashed-Out Stockholders on the date we affect the Reverse/Forward Split and the Cash-Out Price of the shares, each of which will vary from the number of such stockholders and price for the five trading days immediately preceding and including the Record Date.

Effect on Par Value

The proposed Reverse/Forward Split will not affect the par value of our common stock, which will remain at $0.001.

Certain Federal Income Tax Consequences

We have summarized below the material federal income tax consequences to the Company and stockholders resulting from the Reverse/Forward Split. This summary is based on existing U.S. federal income tax law, which may change, possibly retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received the Company stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

The federal income tax consequences to stockholders will depend in part on whether the Board purchase these fractional shares directly or chooses to arrange for the sale of the Cashed-Out Stockholders’ fractional shares on the open market, which as indicated above, the Board has no current plans to do. See “Determination of Cash-Out Price” above. The tax consequences of the various alternative outcomes following the Reverse/Forward Split are discussed below.

Federal Income Tax Consequences to Stockholders Who Are Not Cashed Out by the Reverse/Forward Split

If you (1) continue to hold Company common stock immediately after the Reverse/Forward Split, and (2) you receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split and you will have the same adjusted tax basis and holding period in your Company common stock, as the case may be, as you had in such stock immediately prior to the Reverse/Forward Split.

Federal Income Tax Consequences to Cashed-Out Stockholders:

If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Company common stock immediately after the Reverse/Forward Split, as explained below.

Stockholders Who Exchange All of Their Company Common Stock for Cash as a Result of the Reverse/Forward Split

If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Split, (2) you do not continue to hold any Company stock immediately after the Reverse/Forward Split, and (3) you are not related to any person or entity that holds Company common stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

If you are related to a person or entity who continues to hold Company common stock immediately after the Reverse/Forward Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) is a “substantially disproportionate redemption of stock,” as described below.

•
“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in Company resulting from the Reverse/Forward Split is considered a “meaningful reduction” given your particular facts and circumstances.

•
“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse/Forward Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Company common stock owned by you immediately after the Reverse/Forward Split is less than 80% of the percentage of shares of Company common stock owned by you immediately before the Reverse/Forward Split and you own less than 50% of the outstanding shares of Company common stock after the Reverse/Forward Split.

In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the redemption of shares of Company common stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

Stockholders Who Both Receive Cash and Continue to Hold Company Common Stock Immediately After the Reverse/Forward Split

If you receive cash as a result of the Reverse/Forward Split and continue to hold Company common stock immediately after the Reverse/Forward Split, you generally will be subject to the same rules for determining tax treatment as described above, the same as if you constructively continue to hold shares of Company common stock. If you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock” test, then you will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of Company common stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Split. In determining whether you meet either test, you must take into account as shares you own both shares of Company common stock that you actually own and constructively own ( i.e.,  shares owned by certain individuals or entities related to you) before and after the Reverse/Forward Split. Your aggregate adjusted tax basis in your shares of Company common stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of Company common stock held immediately prior to the Reverse/Forward Split, increased by any gain recognized in the Reverse/Forward Split, and decreased by the amount of cash received in the Reverse/Forward Split.

Any gain or loss recognized in the Reverse/Forward Split will be treated, for federal income tax purposes, as long-term capital gain or loss (assuming that your receipt of cash either (1) is “not essentially equivalent to a dividend” with respect to you, or (2) is a “substantially disproportionate redemption of stock” with respect to you) provided that you have held your shares for more than one (1) year. If you acquired shares redeemed in the Reverse/Forward Split at different times, you will be required to compute such gain or loss and determine whether such gain or loss is long-term or not, separately with respect to each such acquisition of shares. In applying these tests, you may be able to take into account sales of shares of Company common stock that occur substantially contemporaneously with the Reverse/Forward Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain. Currently, long-term capital gain and dividend income are both subject to a maximum income tax rate of 20% (or higher in certain circumstances) for federal income tax purposes.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Appraisal Rights

Dissenting stockholders do not have appraisal rights under Delaware state law or under Company’s Certificate of Incorporation or Bylaws in connection with the Reverse/Forward Split.

Reservation of Rights

We reserve the right to abandon the Reverse/Forward Split without further action by our stockholders at any time before the filing of the amendments to the Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our stockholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

Certain Risks Associated with the Reverse/Forward Split

•
If the Reverse/Forward Split is made effective and the market price of the common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the Reverse/Forward Split will result in any particular price for the common stock. As a result, the trading liquidity of the common stock may not necessarily improve.

•
There can be no assurance that the market price per share of the common stock after the Reverse/Forward Split will increase in proportion to the reduction in the number of shares of the common stock outstanding before the Reverse/Forward Split. For example, based on the closing price of the common stock on the Record Date of $0.31 per share, if the Reverse/Forward Split were implemented and approved for a reverse stock split ratio of 1 : 3000 and a forward split of 300 : 1, there can be no assurance that the post-split market price of the common stock would be $3.10 or greater.  Accordingly, the total market capitalization of the common stock after the Reverse/Forward Split may be lower than the total market capitalization before the Reverse/Forward Split. Moreover, in the future, the market price of the common stock following the Reverse/Forward Split may not exceed or remain higher than the market price prior to the Reverse/Forward Split.

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There are certain agreements, plans and proposals that may have material anti-takeover consequences. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to make effective a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company.

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The Reverse/Forward Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Board intends to make effective the Reverse/Forward Split only if it believes that a decrease in the number of shares is likely to improve the trading price of the common stock and if the implementation of the Reverse/Forward Split is determined by the Board to be in the best interests of the Company and its stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the Reverse/Forward Split, and the Company will not independently provide stockholders with any such right.

Required Vote

Approval of the Reverse/Forward Split requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 1:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, AT AN EXCHANGE RATIO RANGING BETWEEN 1- FOR -500 AND 1- FOR- 3000 , WITH THE EXACT EXCHANGE RATIO TO BE DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, IMMEDIATELY FOLLOWED BY A FORWARD SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, AT AN EXCHANGE RATIO RANGING BETWEEN 50- FOR -1 AND 300 -FOR -1, RESPECTIVELY, WITH THE EXACT EXCHANGE RATIO TO BE DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, BY FILING AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION .

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM PAID, INC. TO SHIPTIME INC.

The Company proposes to amend the Company's Certificate of Incorporation to change the name of the Company from Paid, Inc. to ShipTime Inc. The Board of Directors considers the proposed change of the Company's name to be in the best interests of the Company and its stockholders. The Board of Directors has entered into an Amalgamation Agreement with emergeIT Inc., an Ontario corporation (“emergeIT”), whereby emergeIT will merge with a newly formed Canadian subsidiary of the Company.  See the description of the amalgamation under the heading, “Amalgamation Agreement,” below.

After the subsidiary merger, the Company will expand its current platform to provide customers the ability to quote, process, track and dispatch shipments while getting preferred rates on packages and skidded (LTL) freight shipments throughout North America and around the world.  Currently, emergeIT Inc., under the brand name “ShipTime” is a leading provider of cloud based shipping technologies providing a platform bringing small and medium sized businesses together with many of the world’s leading carriers.

We believe that the name change will result in a more recognizable corporate identity, better reflecting the Company's future plans.  The Company will endeavor to “co-brand” the name with its stock symbol and website.  The Board also believes that the name change will enhance marketing capabilities and will reflect the Company's expanded direction.  If approved, the new name will become effective upon the Company's filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The change in corporate name will be accomplished by amending the first paragraph of the Company's Certificate of Incorporation to read:

            "FIRST: The name of the corporation is ShipTime Inc."

           The Board of Directors has unanimously approved the proposed charter amendment. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the change in name of the Company if, at any time prior to filing the amendment with the Secretary of State of Delaware, the Board of Directors, in its sole discretion, determines that the change in name of the Company is no longer in the best interests of the Company and its stockholders, such as if the amalgamation under the Amalgamation Agreement is not consummated.  The Board of Directors also may delay the name change until such time that the stock symbol, website, and other related changes are made.

           Approval to amend the Certificate of Incorporation to change the Company's name under the DGCL requires the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company. The Company has no class of voting stock outstanding other than the common stock.

Under the applicable provisions of the DGCL, the proposed charter amendment is authorized when written consents from holders of record of a majority of the outstanding shares of voting stock on the Record Date are signed and delivered to the Company. Withholding of consents, abstentions, and broker non-votes all have the effect of a vote against the proposed charter amendment.

           The charter amendment will become effective upon its filing with the Secretary of State of Delaware. The proposed form to amend the Company's Certificate of Incorporation to change the Company's name is attached as Appendix B and is incorporated by reference in this Consent Solicitation, which form is, however, subject to change as may be necessary or required by the Delaware Secretary of State.

           Under DGCL Section 262, stockholders are not entitled to appraisal rights, whether or not stockholders consent to the proposed charter amendment. There may exist other rights or actions under state law for stockholders.

Required Vote

Approval of the Common Shares Increase Amendment requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 2:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM PAID, INC. TO SHIPTIME INC.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT THE CHAIRMAN OF THE BOARD OF DIRECTORS TO HAVE A DECIDING VOTE IN THE EVENT OF A TIE VOTE ON THE BOARD OF DIRECTORS.

After consummation of the amalgamation pursuant to the Amalgamation Agreement described under the heading “Amalgamation Agreement” below, the Company intends to have a five-member Board of Directors, with Allan Pratt, current President of emergeIT, to serve as Chairman.  One reason to have an odd number of Directors on the Board is to avoid deadlocked votes, which can occur when there is an even number of Directors.  This possibility could arise, for an example, if one of the five Directors was unable to serve at a future time and resigned from the Board.  In that event there would be four directors and it is possible that Board voting could be tied.  For this reason, the Board is proposing to address the possibility that at a future time there could be an even number of members of the Board of Directors which could lead to deadlock on important matters coming before the Board.  Rather than have the possibility of a deadlocked Board, the Board is recommending that the Company’s Certificate of Incorporation be amended to include a provision that would authorize the then Chairman of the Board to cast the deciding vote.

The amendment would be made by amending the Sixth Article of the Certificate of Incorporation to add the following sentence to the end of such Article as set forth further in Appendix C:

With respect to any matter coming before the board of directors where there is an even number of members on the board of directors and a vote has been taken that results in a deadlock because the vote is tied, the matter shall be reintroduced for a vote by the board of directors and the Chairman of the board of directors shall cast the deciding vote.

Required Vote

Approval of Proposal 3 requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 3:

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

PROPOSAL 4

TO APPROVE AN AMENDMENT TO THE COMPANY’S BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

The Board of Directors has approved and recommends that the shareholders approve an amendment to the Company’s Bylaws which consists of a proposal to adopt an amendment to the Company’s Bylaws for the Company in the form attached to this Consent Solicitation Statement as Appendix D (the “Amended Bylaws”).  The description set forth below of the Amended Bylaws is qualified in its entirety by reference to the text of Appendix D which is incorporated herein by this reference.  As discussed below, the Amended Bylaws would amend the existing bylaws by expanding the Board of Directors from three positions to five positions, which is already in the Board’s discretion, and by creating a classified or staggered Board of Directors to serve three year terms.

Classified Board of Directors

             Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, directors are elected for one year terms at the annual meeting of shareholders.  The Amended Bylaws would provide for the Board to be divided into three classes of directors serving staggered three-year terms.  As a result, approximately one-third of the Board will be elected each year.  Initially, five directors will serve between one to three year terms.  The directors placed in a Class I position will serve for approximately one year.  The directors placed in a Class II position will serve for approximately two years.  The directors placed in a Class III position will serve approximately three years.  After this transitional arrangement, the Directors will serve for three year terms, with one class being elected each year.

Pursuant to the Amalgamation Agreement, the Board of Directors intends to expand the number of directors from three to five, to accept the resignation of Andrew Pilaro, and to fill the vacancies with three new directors.  Upon effectiveness of the Amended Bylaws, it is expected that W. Austin Lewis and Allan Pratt will serve a Class I Director for an initial one year term, Terry Fokas will serve as Class II Director for an initial two year term, and two additional new directors will be appointed to fill the vacancy to serve as Class III Director for an initial three year term.

The Amended Bylaws give the Board a greater likelihood of continuity and experience since at any one time approximately one-third of the Board will be in its first year of service and approximately two-thirds will be in its second or third year of service.  Members elected within the most recent year will comprise approximately one-third of the membership of the Board.  Although the Board is not aware of any problems experienced by the Company in the past with respect to continuity and stability of leadership and policy, the Board believes that a classified Board will decrease the likelihood of problems of continuity and stability arising in the future. The Amended Bylaws provides that in the event that an annual meeting is not held by each April 15, the term of the expiring class of directors shall automatically be renewed for another three year term.

A classified Board with staggered three-year terms will make the Company less attractive to tender offers and proxy contest since, if the Board were comprised of three members as it is at present, a majority shareholder will, under the Amended Bylaws, probably need at least two annual meetings to obtain control of the Board, as opposed to one meeting.  The Board believes that this provision of the Amended Bylaws will lead a well-financed bidder into direct negotiation with the Board and therefore discourages potential hostile takeovers of the Company.

If the amendment is not approved, the Company is more susceptible to tender offers and proxy contests, as well as potential hostile takeovers.

Required Vote

Approval of the Amended Bylaws requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 4:

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

PROPOSAL 5

TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK FROM 11,000,000 (PRE-REVERSE/FORWARD SPLIT) TO 25,000,000 (POST-REVERSE/FORWARD SPLIT)

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation (the “Common Shares Increase Amendment”) to increase the number of authorized shares of the Company’s common stock from 11,000,000 to 25,000,000.   The Company expects to increase the authorized shares after it effectuates the Reverse/Forward Split proposed in Proposal 1.

If the Common Shares Increase Amendment is approved by our stockholders, we intend to file the Common Shares Increase Amendment with the Secretary of State of Delaware, substantially in the form of Appendix E hereto are approved by stockholders by consent, we may file a single amendment for both actions) with the Secretary of State of Delaware as soon as practicable following receipt of majority consent.  The increase in authorized shares of common stock under the Common Shares Increase Amendment will be effective upon filing with the Secretary of State of Delaware.

Outstanding Shares and Purpose of the Proposal

    Our Certificate of Incorporation currently authorizes us to issue a maximum of 11,000,000 shares of common stock, par value $0.001 per share.  Our issued and outstanding securities, as of the Record Date on a fully diluted basis, are as follows:

•	10,989,608 shares of common stock; and

•	Stock options convertible into 585,000 shares of common stock at an average exercise price of $0.59 per share.

      The Board believes that the increase in authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.  The Common Shares Increase Amendment is also required for the Company to carry out its obligations under the Amalgamation Agreement, described below under the header “Amalgamation Agreement”.  If the Amalgamation Agreement is consummated, with respect to a reverse/forward split of any proposed amount (and assuming approval of proposal 6), the number of shares that emergeIT holder will receive will be the same.  After the Reverse/Forward Split, the Company expects to authorize the issuance of 550,000 shares of common stock, and the Company will reserve for issuance 3,825,000 shares of preferred stock, so that upon completion of the amalgamation or merger, the former holders of emergeIT will hold rights to approximately 79.5% of all the issued and outstanding shares of capital stock of the Company, and the current stockholders of the Company will own approximately 20.5% of all the issued and outstanding shares of capital stock of the Company.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock.  Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The Board has plans to issue common stock and preferred stock, once authorized, pursuant to an Amalgamation Agreement, which is described below under the header “Amalgamation Agreement.”  Other than with respect to the Amalgamation Agreement, the Board of Directors has no present plans to issue the additional shares of common stock to be authorized by the Common Shares Increase Amendment.  However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other market on which our securities may then be listed.  These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the Common Shares Increase Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company.  Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Common Shares Increase Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.  However, the Board of Directors has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

Required Vote

Approval of the Common Shares Increase Amendment requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 5:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 11,000,000 TO 25,000,000.

PROPOSAL 6

TO APPROVE OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 20,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation (the “Blank Check Preferred Amendment”) to authorize the issuance of up to 20,000,000 shares of blank check preferred stock.

If the Blank Check Preferred Amendment is approved by our stockholders, we intend to file the Blank Check Preferred Amendment with the Secretary of State of Delaware, substantially in the form of Appendix F hereto (provided that, if both the Common Shares Increase Amendment and the Blank Check Preferred Amendment are approved by stockholders, we may file a single amendment for both actions) with the Secretary of State of Delaware as soon as practicable following the approval.

Outstanding Shares and Purpose of the Proposal

Our Certificate of Incorporation currently authorizes us to issue a maximum of 20,000,000 shares of common stock, par value $0.001 per share.  Our issued and outstanding securities, as of the Record Date on a fully diluted basis, are as follows:

•	10,989,608 shares of common stock; and

•	Stock options convertible into 585,000 shares of common stock at an average exercise price of $0.59 per share.

Upon filing with the Delaware Secretary of State, the Blank Check Preferred Amendment will authorize the issuance of up to 20,000,000 shares of preferred stock, $0.001 par value.  The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the preferred stock.

The term “blank check” preferred stock refers to stock which gives the Board of Directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.  Any issuances of preferred stock by the Company will need to be approved the Board of Directors.

The Board of Directors believes that the authorization of shares of preferred stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further stockholder approvals.  The Board of Directors believes that the authorization of blank check preferred stock will improve the Company’s ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions.

Effects of Blank Check Preferred Amendment on Current Stockholders

The shares of preferred stock to be authorized pursuant to the Blank Check Preferred Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders other than as may be required by applicable law.  The Company does not currently have any plan or proposal to issue any shares of preferred stock except pursuant to the Amalgamation Agreement described below under the header “Amalgamation Agreement”.  Existing stockholders do not have preemptive rights with respect to future issuance of preferred stock by the Company and their interest in the Company could be diluted by such issuance with respect to earnings per share, voting, liquidation rights and book and market value.

The Board of Directors will have the power to issue the shares of preferred stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares.  The issuance of shares of preferred stock could affect the relative rights of the Company’s shares of common stock.  Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of common stock.  Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board of Directors.  In addition, the approval of the holders of shares of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

The issuance of shares of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger.  For example, the issuance of shares of preferred stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of preferred stock dilute the interest of a party seeking to take over the Company.  Further, the authorized preferred stock could be used by the Board of Directors for adoption of a stockholder rights plan or “poison pill.”

The Blank Check Preferred Amendment was not proposed in response to, or for the purpose of deterring, any current effort by a hostile bidder to obtain control of the Company or as an anti-takeover measure.  It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions.  Any transaction which may be so discouraged or avoided could be a transaction that the Company’s stockholders might consider to be in their best interests.  However, the Board of Directors has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

Immediate Designation of Certain Preferred Shares

Pursuant to the Amalgamation Agreement, the Company intends to file a Certificate of Designations in the form of Appendix G which will set aside up to 4,500,000 shares of Preferred Stock as Series A Preferred Stock.  The Series A Preferred Stock will have no voting rights and will carry a liquidation value of approximately $9,875,513 in the aggregate.  The Preferred Stock will also carry a coupon payment obligation of 1.5% per year calculated by taking the 30-day average closing price for an equal number of shares of common stock for the month immediately preceding the coupon payment date, which is made annually.  Payout of the coupon may be made out of existing cash or in shares of Series A Preferred stock of the Company.  The Series A Preferred Stock have no voting or conversion rights.  If purchased, redeemed, or otherwise acquired (other than conversion), the preferred stock may be reissued.

If the Amalgamation Agreement is consummated, with respect to a reverse/forward split of any proposed amount (and assuming approval of proposal 5), the number of shares that emergeIT holder will receive will be the same.  After the Reverse/Forward Split, the Company expects to authorize the issuance of 550,000 shares of common stock, and the Company will reserve for issuance 3,825,000 shares of preferred stock, so that upon completion of the amalgamation or merger, the former holders of emergeIT will hold rights to approximately 79.5% of all the issued and outstanding shares of capital stock of the Company, and the current stockholders of the Company will own approximately 20.5% of all the issued and outstanding shares of capital stock of the Company.

Required Vote

Approval of the Blank Check Preferred Amendment requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock issued and outstanding as of the Record Date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 6:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 20,000,000 SHARES OF BLANK CHECK PREFERRED STOCK.

AMALGAMATION AGREEMENT

On September 1, 2016, the Company entered into an Amalgamation Agreement with emergeIT Inc., an Ontario corporation to acquire emergeIT.  emergeIT (which does business as “ShipTime”) is a leading cloud based shipping platform bringing individuals small and medium sized businesses together with many of the world’s leading carriers to save time and money.  A copy of the Amalgamation Agreement is set forth as Appendix H.

Description of Business

emergeIT’s platform provides its members with the ability to quote, process, track and dispatch shipments while getting preferred rates on packages and skidded (LTL) freight shipments throughout North America and around the world.  In addition to these features, ShipTime also provides what it refers to as “Heroic Multilingual Customer Support.”  In this capacity, ShipTime acts as an advocate on behalf of its clients in resolving matters concerning orders and shipping.  With an increasing focus and service offering for e-commerce merchants; which includes online shopping carts, inventory management, payment services, client prospecting and retention software, emergeIT can help merchants worldwide grow and scale their businesses.  emergeIT generates monthly recurring revenue through transactions and “software as a service” (SAAS) offerings.  It currently serves in excess of 30,000 members in North America.   emergeIT has plans to expand its services into Europe and then worldwide.

A description of the business of the Company is described below under the heading, “Additional Information about the Company—Business Description”.

Reasons for the Transaction

The Company believes that the acquisition of emergeIT into a newly formed subsidiary of the Company will add additional revenue and products for the Company and will allow the Company more significant cash flow for growth. The Company believes that the existing management of emergeIT will add expertise with respect to the types of products that the Company intends to sell.

Contact Information

Allan Pratt, President of emergeIT, can be reached by email at apratt@emergeit.com or by phone at 877-784-5744.  emergeIT is located at 3350 Fairview St., Suite 3-232, Burlington, Ontario, Canada L7N3L5.

W. Austin Lewis, President of the Company, can be reached by email at alewis@paid-corp.com or by phone at (617) 861-6050.  The Company is located at 200 Friberg Parkway, Suite 4004Westborough, Massachusetts 01581.

Below is Selected Financial Data for emergeIT for the nine month period ended December 31, 2015, and the year ended March 31, 2015. All dollar amounts are in Canadian dollars.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

     emergeIT, Inc. has developed a SaaS based application called ShipTime, which focuses on the small business to medium business segment. The ShipTime offering allows members to quote, process, generate labels, dispatch and track courier and LTL shipments all from a single interface. The application provides customers with a choice of today’s leading couriers and freight carriers all with discounted pricing allowing members to save on every shipment. ShipTime can also be integrated into on-line shopping carts to facilitate sales via ecommerce. emergeIT actively sells directly to small businesses and through long standing partnerships with selected associations throughout  Canada.

Significant Accounting Policies

     emergeIT’s significant accounting policies are more fully described in Note 1 to its financial statements, as updated and amended in Note 1 of the Notes to Financial Statements included herein. However, certain of emergeIt’s accounting policies, most notably with respect to revenue recognition, are particularly important to the portrayal of emergeIT’s financial position and results of operations and require the application of significant judgment by emergeIT’s management; as a result, they are subject to an inherent degree of uncertainty. In applying these policies, emergeIT’s management makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based upon emergeIT’s historical experience, the terms of existing contracts, emergeIT’s observance of trends in the industry, information that we obtain from emergeIT’s customers and outside sources, and on various other assumptions that we believe to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

Comparison of the 12 months ended December 31, 2014 and 2015.

     The following discussion compares emergeIT's annualized results of operations for the 12 months ended December 31, 2015 with those for the 12 months ended December 31, 2014. emergeIT's financial statements and notes contain detailed information that should be referred to in conjunction with the following discussion.

Revenues

The following table compares total revenue for the periods indicated.

	12 months Ended December 31,
	2015	2014	% Change
Shipping services	$5,417,758	$4,570,350	19%
Total revenues	$5,417,758	$4,570,350	19%

     Revenues increased 19% in the second year primarily from the marketing efforts with emergeIT’s key channel partners and emergeIT’s ability to bring increased value to emergeIT’s members via improved discounts from emergeIT’s suppliers being passed to emergeIT’s member base.

Gross Profit

     Gross profit increased $533,023 or 66% in the year of 2015 to $1,338,602 compared to $805,578 in 2014.  Gross margin increased 7 percentage points to 25% from 18% in the year of 2015.   The increase in gross margin was mainly due to increased discounts from key suppliers due to emergeIT’s increased volumes throughout the year.

Operating Expenses

     Total operating expenses in the year 2015 were $1,355,273 compared to $1,492,238 in the year 2014, a decrease of $136,965 or 9%. The decrease is partly due to decreased expensed associated with the transaction fees, improved financial controls and alternative marketing expenses.

Other Income (Expense), net

     Net other income (expense) in the year of 2015 was $28,806 compared to $12,547 in the same period of 2014, an increase of $16,259 or 130%. This is primarily attributable to the unrealized gain on the exchange of US currency.

Net Loss

emergeIT realized a net loss in the year of 2015 of ($227,420) compared to a net loss of ($859,298) for the same period in 2014.  A decrease of 74% due to the increase in sales, the decrease of the carriers discounts and the optimization of the operating expenses.

Working Capital and Liquidity

emergeIT had cash and cash equivalents of $50,870 at December 31, 2015, compared to ($8,013) at December 31, 2014. emergeIT had a negative working capital of ($1,303,924) at December 31, 2015, a decrease of $277,515 compared to ($1,581,439) at December 31, 2014. The increase in working capital is attributable to the reserve for rebates offered by one of emergeIT’s associations.

           emergeIT may need an infusion of additional capital to fund anticipated marketing and development costs over the next 12 months. Although there is little doubt about emergeIT’s ability to continue as a going concern due to continued improvements in cash flow, margin and profitability; management believes that emergeIT has adequate cash resources to fund operations during the next 12 months.

It should be noted; there can be no assurances that anticipated growth in new marketing initiatives and service offerings will be successful and monetization will meet management’s expectations.

Management continues to be open to new sources of capital to support its growth opportunities.

Comparison of the six months ended June 30, 2016 and June 30, 2015.

     The following discussion compares emergeIT's results of operations for the six months ended June 30, 2016 with those for the same period ended 2015. emergeIT's financial statements and notes contain detailed information that should be referred to in conjunction with the following discussion.

Revenues

The following table compares total revenue for the periods indicated.
	Six months Ended June 30,
	2016	2015	% Change
Shipping services	$3,530,043	$2,525,450	40%
Total revenues	$3,530,043	$2,252,450	40%

     Revenues increased 40% in the second quarter of 2016 compared to the second quarter of 2015 primarily from the marketing efforts with emergeIT’s key channel partners and emergeIT’s continuous discounted product offerings passed to emergeIT’s member base.

Gross Profit

     Gross profit increased $568,221 or 107% in the six months ended June 30, 2016 to $1,098,432 compared to $530,211 in 2015.  Gross margin increased 10 percentage points to 31% from 21% during the six months end June 30, 2016.  The increase in gross margin was mainly due to increased discounts from key suppliers due to emergeIT’s increased volumes throughout the year.

Operating Expenses

     Total operating expenses in the first and second quarter of 2016 were $1,024,517 compared to $585,985 in 2015, an increase of $438,535 or 75%. The increase is largely due to the additional salaries required to support the growth of emergeIT.

Other Income (Expense), net

       Net other income (expense) in the second quarter decreased to $0 compared to ($26,655) in the same period of 2015. This is primarily attributable to the year-end adjustments made during the first six months of 2015.

Net Loss

emergeIT realized a net income in the first two quarters of 2016 of $73,915 compared to a net loss of ($82,426) for the same period in 2015. This increase in net income is a result of the increased volume and increased carrier discounts offered to emergeIT’s clients.

Working Capital and Liquidity

emergeIT had cash and cash equivalents of $338,076 on June 30, 2016, compared to $1,372 on June 30, 2015. emergeIT had a negative working capital of ($1,144,763) at June 30, 2016, a decrease of $459.393 compared to ($1,604,157) at June 30, 2015. The increase in working capital is attributable to increase revenue and profit margins recognized in 2016.

emergeIT may need an infusion of additional capital to fund anticipated marketing and development costs over the next 12 months. Although there is little doubt about emergeIT’s ability to continue as a going concern due to continued improvements in cash flow, margin and profitability; management believes that emergeIT has adequate cash resources to fund operations during the next 12 months.

It should be noted; there can be no assurances that anticipated growth in new marketing initiatives and service offerings will be successful and monetization will meet management’s expectations.

Management continues to be open to new sources of capital to support its growth opportunities.

Market Information

emergeIT has very few shareholders and shares are not traded on any market.

Dividends

emergeIT does not have a dividend policy or a history of paying cash dividends on its shares.

Changes or Disagreements with Accountants

emergeIT engaged BDO Canada LLP in 2015 to audit its most recent financial statements for the nine months ended December 31, 2015, and for the year ended March 31, 2015.  emergeIT did not engage a company to audit its financial statements prior to the BDO Canada engagement, and has had no changes or disagreements with any independent registered representative.

Terms of the Transaction; Consideration to emergeIT Shareholders

The Amalgamation Agreement provides that the Company form a new subsidiary under Canadian law (“Callco”).  The new subsidiary formed its own second Canadian subsidiary (“Exchangeco”), and Callco will be the sole shareholder of Exchangeco.  Both Callco and Exchangeco were incorporated in Ontario under the province’s Business Corporations Act.  Exchangeco will merge (amalgamate) with emergeIT so that after the merger, the Company will own, indirectly through Callco, all of the issued and outstanding shares of common stock of emergeIT.   At that time, the amalgamated entity will be renamed “ShipTime Canada Inc.” and will be the operating company with respect to emergeIT assets.

emergeIT is privately held by 13 holders , nearly of whom reside in Canada. e mergeIT holders own “Class A” and “Class B” common shares, which will convert into “exchangeable shares” of ShipTime Canada Inc. in the merger. Exchangeable shares are rights to the Company’s common stock and preferred stock. These rights can be exercised by the conversion of the exchangeable shares into shares of common and preferred stock of the Company, in accordance with an Exchange and Call Rights Agreement, described below.   The conversion ratios will be subject to adjustment based upon a working capital adjustment formula set forth in the Amalgamation Agreement.   The exchangeable shares are not tradeable or assignable within 6 months, and will be held by a small number of shareholders, nearly all of whom live in Canada.  Thus, the Company is relying on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended

emergeIT Class A common shares and Class B common shares will be converted into exchangeable shares with rights to receive 480 shares of the Company’s common stock and 3,344 shares of the Company’s preferred stock.  Outstanding emergeIT options and warrants will be replaced by replacement options and warrants of ShipTime Inc. immediately following the amalgamation, which may then be exercised, and converted into exchangeable shares in the same manner as emergeIT’s Class A and Class B common shares.

Upon completion of the amalgamation or merger, the former holders of emergeIT will hold rights to approximately 79 .5 % of all the issued and outstanding shares of capital stock of the Company, and the current stockholders of the Company will own approximately 20.5 % of all the issued and outstanding shares of capital stock of the Company.

The Amalgamation Agreement includes representations and warranties and other covenants by both the Company and emergeIT.  In the event that either party is in breach, the non-breaching party may have an indemnification claim.  The Company will hold back up to 11 million shares of its common stock (or 5.5 million shares per party) to satisfy any claims of the other party.  If the shares are issued to emergeIT shareholders, the current Company stockholders percentage ownership would be diluted.  Generally claims for indemnification must be made within 12 months after the amalgamation or merger.

Termination; Company Shareholder Approval

The Amalgamation Agreement may be terminated by written agreement, or generally if the amalgamation does not occur on or before November 15, 2016, or if a law prohibits the transaction, or if holders of 25% or more of emergeIT securities have exercised their dissenters’ rights with respect to the transaction.

The Company’s stockholders do not have a right to vote to approve the Amalgamation Agreement or the issuance of the shares of common stock or preferred stock if there are enough shares authorized and the class of preferred stock is approved.  There are currently not enough shares authorized and there is no current authorization for any preferred stock.  Thus, if the Company’s shareholders do not approve Proposal 5 and Proposal 6, the Amalgamation Agreement will be terminated.

After the acquisition and merger, assuming approval of Proposal 2 above, the Company will change its name to ShipTime Inc. at the time described in the Proposal.

Exchange and Call Rights Agreement

Pursuant to the Amalgamation Agreement, the existing holders of emergeIT will be required to exchange their shares in emergeIT into “exchangeable shares” of the amalgamated company, ShipTime Inc.  The holders of ShipTime Inc. will have those rights described in its organizational documents. ShipTime Inc.’s authorized capital will be composed of preferred shares, and common shares. The preferred shares are exchangeable into a right to receive approximately 480 shares of the Company’s preferred stock and 3,344 shares of the Company’s common stock. Any and all outstanding common shares will be owned by Callco, the Company’s direct subsidiary.  As a result, Callco will have the only voting shares of ShipTime Canada Inc.

Holders of ShipTime Inc. shares will have the same dividend and distribution rights as holders of Company shares, and if Company shares are subdivided or in the event of a Company stock dividend, the exchangeable shares will be equally subdivided, as exchangeable shares are intended to be economically the same as shares of common or preferred stock of the Company. The Company will have a “liquidation call right” in the event of proposed liquidation, dissolution or winding up of ShipTime Canada Inc.  Absent prior events, the Company will redeem the exchangeable shares on the fifth anniversary whereby the Company will redeem the exchangeable shares for shares of the Company’s preferred stock and common stock.  By agreement, exchangeable shares also may be purchased by ShipTime Canada Inc. for cancellation.  The Company also has a right to call the shares in the event of a change in the applicable laws.

The holders of exchangeable shares have an “automatic exchange right” in the event any bankruptcy or insolvency or in general, related proceedings, of ShipTime Canada Inc. or the Company.  The exchangeable shares would at such time be converted automatically into that number of shares of common stock and preferred stock of the Company at the agreed upon conversion ratio. Moreover, Callco will have an overriding call right to purchase some or all of the exchangeable shares. This mechanism will be triggered with the automatic exchange right and is necessary to comply with Canadian tax laws. The exercise of this call right does not alter the outcome of the exchangeable share transaction.

A copy of the form of Exchange and Call Rights Agreement is set forth as Appendix I.  A form of description of the rights of ShipTime Canada Inc. shareholders is set for as Appendix J.

Support Agreement

Pursuant to the Amalgamation Agreement, the Company will be required to enter into a Support Agreement with the combined entity.   The Support Agreement will generally provide that the Company will treat holders of Exchangeable Shares substantially similar, or economically equivalent, to holders of Company stock.

As such, under the Support Agreement, the Company cannot declare or pay any dividend or other distribution on Company stock unless ShipTime Inc. simultaneously declares or pays the dividend or distribution on the Exchangeable Shares and has sufficient money or other assets to meet these requirements. In turn, the ShipTime Inc. would effect a corresponding dividend or distribution of its securities related to the Exchangeable Shares.  The Company also undertakes to advise ShipTime Inc. of the declaration of dividend or distribution, among other similar events, and to cooperate with it to effect the dividend or distribution as of the same record and effective date.

The Company is also required in this case to segregate funds to pay for the dividend, and to reserve sufficient number of shares to permit the exchange of the Exchangeable Shares into the required number of Company shares of common stock and preferred stock.

The Support Agreement is also binding on any successor to the Company and with respect to any successor transaction.  A copy of the form of Support Agreement is set forth as Appendix K.

Employment Agreement; Officer

After the amalgamation and merger is effective, it is expected that Allan Pratt will enter into an employment agreement with the Company to serve as the Company’s President and CEO.  The Employment Agreement provides that Mr. Pratt will join the Company as its President and CEO. The Employment Agreement will be for an initial term through February, 2020, with a base salary of $185,000 and eligibility for a bonus as the Board of Directors determines.  Bonuses may be in the form of cash, equity awards or both.  Mr. Pratt will be eligible for employee and fringe benefits consistent with other employees, and equity awards adopted by the Company for its employees generally.  Mr. Pratt will also have an automobile allowance of $600 per month and mileage reimbursement for business travel at IRS rates.

Mr. Pratt may terminate the agreement at any time with 30 days’ notice.  The Company may terminate Mr. Pratt for “cause”, which shall include willful, intentional or tortious conduct detrimental to the Company’s operations.  The Company may terminate Mr. Pratt without cause upon giving 30 days’ notice, subject to a severance payment.  Mr. Pratt also may terminate his employment for “good reason”, which means a material diminution in his authority, duties or responsibilities, a change in geographic location from where Mr. Pratt provides services, or any action or inaction by the Company that constitutes a breach of the employment agreement.  If Mr. Pratt is terminated without cause or by Mr. Pratt for “good reason,” during the initial term, Mr. Pratt shall receive a severance payment which is three times his overall compensation of salary plus bonus, which amount decreases after two years to three times his base salary.

Mr. Pratt would be subject to a two year non-compete with respect to on-line package shipping services to small businesses and retail customers in the territory of the United States and Canada. A copy of the form of Employment Agreement is set forth as Appendix L.

In addition, W. Austin Lewis, IV is expected to continue to serve in his capacity as Treasurer and CFO, as well as Director, but will step down as President and CEO. The Company’s board anticipates that Mr. Lewis will also enter into an employment agreement.

Board of Directors of Combined Company

According to the Amalgamation Agreement, the Board of Directors will be increased from three to five, and the three individuals are expected to be appointed by the Company’s current Board of Directors, including Allan Pratt, who will serve as the Chairman of the Board, and W. Austin Lewis, IV.  It is expected that one current Company director will resign from the Board of Directors immediately before effectiveness of the amalgamation.

Regulatory Approvals

The Company is not aware of any regulatory approval requirements to consummate the transaction.

Reports, Opinion, Appraisals

The Company’s Board of Directors has not relied upon any report, opinion or appraisal materially relating to the merger or amalgamation which has been received from an outside party.

Accounting Treatment--Net Operating Losses

The Company anticipates that it will be able to preserve its net operating losses carry forwards for federal income tax purposes after effectiveness of the amalgamation of its new subsidiary with emergeIT.

Proforma Financial Information

The Company has prepared audited proforma financial information with respect to the proposed amalgamated company.  A copy of the form of Unaudited Proforma Financial Information is set forth as Appendix O.

Other Financial Information

emergeIT Audited Financial Statements for the nine months period ended December 31, 2015 and the year ended March 31, 2015 is attached as Appendix P.

emergeIT Unaudited Financial Statements for the six months ended June 30, 2016 is attached as Appendix Q.

Pursuant to this amalgamation agreement, emergeIT has a new fiscal year end of December 31, 2015.

Appendices

The foregoing description of the Amalgamation Agreement and related agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreements and documents attached as Appendices.  For amendments to the Company’s Certificate of Incorporation, the Company reserves the right to file a single amendment document which combines one or more of the approved Proposals.  The Company may make ministerial, immaterial or other procedural revisions to the form of amendments which are appended to this Consent Solicitation Statement based on DTC or FINRA requirements, transfer agent procedures, or Delaware law filing requirements, and consent to the Proposals includes the authority of the Company to make such changes.

No Special Provisions for Unaffiliated Security Holders

The Company has not made any provisions in connection with the merger to grant unaffiliated security holders access to the corporate files of the Company or appraisal serves at the expense of the Company.

Past Company Contacts, Transactions or Negotiations

     The Company has not had any contacts or dealings with emergeIT other than investment made in emergeIT by the Company’s President as described under the heading, “Interest of Certain Persons in or in Opposition to Matters to be Acted Upon.”

Recommendation of the Company’s Board of Directors
     For the reasons described in more detail below, after careful consideration, the Board of Directors on August 26, 2016  unanimously (a) determined that the Amalgamation Agreement and the transactions contemplated thereby, is advisable to, and in the best interests of, the holders of the Company’s common stock; (b) approved and declared advisable the Amalgamation Agreement and the transactions contemplated thereby, and the other transaction documents; (c) recommended, so as to carry out the conditions of the Amalgamation Agreement, that the holders of Company’s common stock amend the charter and bylaws in the manner required by the amalgamation agreement; and (d) adopted certain other resolutions necessary and appropriate to effect such transaction.

     In reaching the conclusions and in making the recommendation described above, the Board consulted with the Company’s management, as well as the Company’s financial and legal advisors, and took into account a number of reasons, described under “Background to the Offer; Reasons for the Recommendation of the Board” below.

Background of the Offer

The parties first engaged in discussions regarding the possible acquisition of emergeIT on or around August 2015.  The Company’s President, W. Austin Lewis, met with a representative of  High Line, who knew of emergeIT and thought that the two companies would have good synergies since they shared similar market space in online shipping.

Throughout September 2015, W. Austin Lewis and the Allan Pratt had discussions by phone about the two companies and their products and whether an acquisition of emergeIT would be beneficial to both companies.

On October 14 and 15, 2015, Mr. Lewis visited the offices of emergeIT in Toronto, Canada to discuss further these discussions, and met with Mr. Pratt regarding emergeIT’s operations.

On November 3 and 4, 2015, Allan Pratt and two associates visited the offices of the Company to learn more about the Company and its operations.

During December and January 2016 continued communications by phone to discuss mutual interests in a combination.
    On January 21, 2016, the Board of Directors of the Company met and discussed the proposed terms of a letter of intent with emergeIT.  The Board discussed proposed products and services and analyzed five year projections, the effect on net operating losses, and the synergies of the combined companies.  The Board unanimously authorized Mr. Lewis to enter into the letter of intent.

On January 25, 2016, the Company and emergeIT entered into a letter of intent which provided for the proposed acquisition of emergeIT by the Company.

On January 27, 2016, Mr. Pratt returned to the Company to discuss more specifics regarding the two companies, including employees, value, products, product development, financial statements, and operations.

On March 8, 2016, and again on March 29, 2016, the Board of Directors of the Company met.  Mr. Lewis briefly updated the Board regarding the status of emergeIT acquisition.

       During Spring of 2016, emergeIT finalized audited financials and the Company and emergeIT had numerous phone conversations to develop a reorganization plan.

On May 12, the Board of Directors of the Company met and briefly discussed the status of the acquisition of emergeIT.

On February 8 - 12, 2016, the Company’s software developer met with emergeIT associates in Toronto, Canada to discuss software development matters

On February 22 - 23, 2016, Tracey Navaroli, on behalf of the Company, met with Mr. Pratt in Toronto, Canada to discuss legal diligence and accounting matters.

Just before April 8, 2016, Mr. Lewis and Mr. Pratt considered another shipping company to combine with them and reached out to that third company to possibly amalgamate.  Mr. Lewis and Mr. Pratt met with that third company in Canada around April 8, 2016, but discussions did not progress.

On May 20, 2016, Mr. Lewis returned to emergeIT offices on May 20, 2016 to discuss the details of the amalgamation, including net operating loss issues as it relates to structure of the transaction.

On June 7, 2016, two associates from EmergeIT visited Westborough to discuss technology development issues.

On August 4, 2016, Mr. Lewis visited the Toronto, Canada offices with Mr. Pratt to attend emergeIT Shareholder Meeting for emergeIT, which approved the transaction.

On August 11, 2016, the Board of Directors of the Company met and discussed shareholder approval requirements  to amend the charter and bylaws, as applicable, to provide for a name change, a classified board of directors and to increase the authorized shares of common stock, and to create and authorize a class of blank check preferred stock.  The Board approved the process and set a record date.

Throughout the Spring and Summer of 2016, the various agreements related to the amalgamation were negotiated.  The Amalgamation Agreement was agreed finalized and executed on September 1, 2016.

      On August 26, 2016, the Board of Directors of the Company met and unanimously approved the proposed amalgamation and charter amendments.  As part of its approval process, Mr. Lewis discussed his discussion with two other potential partners which were not pursued after initial inquiry.  Mr. Lewis presented a financial analysis as to the value of emergeIT versus the Company.  The Board, with counsel, discussed various due diligence issues.  Regarding valuation, Mr. Lewis provided details related to Stamps.com, which is in a similar market space.

On August 29, 2016, the Company’s software developer again met with emergeIT associates in Toronto, Canada to discuss software development matters.

On September 21, 2016, Mr. Lewis visited Toronto, Canada offices with Mr. Pratt to introduce Mr. Pratt to Spindle, a new company that facilitates the processing of credit card payments.
Reasons for the Recommendation of the Board

The Company’s Board of Directors considered a number of factors as to whether to pursue the transaction, including the valuation, the future of the Company without the acquisition, the inability to find other merger partners in the same market, the current market price and liquidity of the Company’s shares, the potential for future acquisitions, the potential for improved cash flow.  The Board discussed the benefits of having Mr. Pratt as the Company’s president.

The Company’s Board of Directors also considered the risk of not doing the transaction and discussed projections and cash flow of the Company without emergeIT and without another prospective alternative.  The Board discussed the difficulty in obtaining traditional bank financing or new investors based on the current Company conditions.

The foregoing discussion of the Board’s reasons for its recommendation to adopt and approve the Amalgamation Agreement is not meant to be exhaustive, but addresses the material information and factors considered by them in their consideration of its recommendation. In view of the wide variety of factors considered by the Company in connection with the evaluation of the amalgamation and the complexity of these matters, the Board did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The following table sets forth the high and low bid information for our common stock as reported by OTCQB for the eight quarters ended December 31, 2015 (retroactively to reflect the prior reverse stock split) and for the quarters ended March 31, 2016 , June 30, 2016 and September 30, 2016 . The quotations from the OTCQB reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not represent actual transactions.

2014	High	Low
Quarter ended March 31, 2014	$13.00	$7.50
Quarter ended June 30, 2014	$8.00	$4.00
Quarter ended September 30, 2014	$5.00	$3.50
Quarter ended December 31, 2014	$3.50	$2.00
2015	High	Low
Quarter ended March 31, 2015	$4.15	$2.50
Quarter ended June 30, 2015	$3.05	$2.40
Quarter ended September 30, 2015	$2.60	$0.20
Quarter ended December 31, 2015	$0.28	$0.12
2016	High	Low
Quarter ended March 31, 2016	$0.85	$0.15
Quarter ended June 30, 2016	$0.61	$0.36
Quarter ended September 30, 2016	$0.40	$0.30

As of the Record Date, there were approximately 4,570 holders, including 1,542 holders of record, of our common stock.  Because many of the shares are held by brokers and other institutions on behalf of stockholders, the Company is unable to estimate the total number of individual stockholders represented by these holders of record.

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions.  All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Dividends

The Company has not paid any cash dividends on its stock.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO

MATTERS TO BE ACTED UPON

Other than as described below, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the proposals that is not shared by all other stockholders.

W. Austin Lewis, IV, as President of the Company, is the owner and President of Lewis Asset Management.   Lewis Asset Management, Inc. invested approximately $845,000 in the form of convertible notes, which amount can be converted into 13.6% of the issued and outstanding shares of emergeIT.  In additional, if Lewis Asset Management has warrants to receive an additional 5.5% of shares upon an investment of an additional $400,000.

Upon consummation of the amalgamation under the Amalgamation Agreement, Lewis Asset Management will own approximately 1,675 exchangeable shares, which will be exchangeable into approximately 751,918 shares of Company common stock and 5,195,070 shares of Company Series A Preferred Stock, and warrants for approximately 21600 exchangeable shares which, if exercised, would be convertible into approximately 323,213 shares of Company common stock and 2,233,105 shares of Series A Preferred Stock.

ADDITIONAL INFORMATION ABOUT THE COMPANY

Business Description

Overview

The Company was incorporated in Delaware on August 9, 1995.  The Company's main web address is located at www.paid-corp.com,   which offers updated information on various aspects of our operations.  Information contained in the Company's website shall not be deemed to be a part of this consent solicitation statement.  The Company's principal executive offices are located at 200 Friberg Parkway, Westborough, Massachusetts 01581, and the Company's telephone number is (617) 861-6050.

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the Securities and Exchange Commission (the “SEC”). These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC's website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our Business

AuctionInc Software.   AuctionInc is a suite of online shipping and tax management tools assisting businesses with e-commerce storefronts, shipping solutions, tax calculation, inventory management, and auction processing.  The application was designed originally to reduce overhead costs for auction sales, but over time the functionality and core business is strictly focused on real-time carrier calculated shipping rates and tax calculations. The product does have tools to assist with other aspects of the fulfillment process, but the main purpose of the product is to provide accurate shipping and tax calculations and packaging algorithms that provide customers with the best possible shipping and tax solutions.

The AuctionInc system was originally designed to assist and improve just the Company's sales, but management realized that there was a need for an order management system for individuals and businesses that sell on the Internet, specifically at auctions and sites with multiple sellers.  In 2000 the Company's technology team focused its attention on the core fundamental piece of the system called the Shipping Calculator.  The Company recognized the potential importance of the calculator and filed for a patent before launching it to the public in April 2002.  The Company obtained its first patent on the shipping calculator in January 2008, the second patent in April 2011, the third patent in January 2013, the fourth patent in August 2013 and a fifth patent in January 2014.  One additional patent is pending.  The product is modular based and we continue to develop new tools and products for its customers.

BeerRun Software.   BeerRun Software is a brewery management and Alcohol and Tobacco Tax and Trade Bureau tax reporting software.  Small craft brewers can utilize the product to manage brewery schedules, inventory, packaging, sales and purchasing.  Tax reporting can be processed with a single click and is fully customizable by state or providence.  The software is designed to integrate with QuickBooks accounting platforms by using our powerful sync engine.  We currently offer two versions of the software BeerRun and BeerRun Light which excludes some of the enhanced features of BeerRun without disrupting the core functionality of the software.  Additional features include Brewpad and Kegmaster and can be added on to the base product.  Craft brewing is on the rise in the United States and we feel that there is a large potential to grow this portion of our business.

SpiritRun is a product of BeerRun and is designed specifically for distilleries.  This product was recently released and we feel that there with additional marketing and visibility in the distillery industry.  SpiritRun has the right core resources to be a valuable tool in distilleries around the United States.

Business Strategy

Our mission is to grow our product lines and services related to our shipping and tax calculators as well as our brewery management products.

Our strategy during 2015 was to develop our shipping calculator line of products by providing accurate real-time shipping rates for multiple shopping cart platforms available on the internet.  These products are built on our web service API (Application Process Interface) and are available as a stand-alone product for single sellers or integrators. Our development of new integrations with third party shopping carts such as X-Cart5, Ready, WP eCommerce and JigoShop have contributed significantly to the growth of AuctionInc in 2015.  Additionally we feel that there are a large number of cart platforms offered via the Word Press channel that are in need of our shipping calculator technologies.

Our business plan takes into consideration the growth of online shopping cart platforms available on the internet and the weakness of their native functionality with regard to the shipping calculators.  AuctionInc’s complex packaging algorithms and ability to calculate comparative rates is a beneficial partner to any one of the new and legacy carts available.  Identification and development of the fastest growing cart platforms has been and will continue to be our primary focus for integrations in 2015 and beyond.

With the number of small craft breweries in excess of 4,000 in the United States we recognize there needs to be a product that allows brewers to manage their operations and integrate the results into QuickBooks.  BeerRun Light was launched in November 2015 to further assist smaller and start-up breweries with the management of their operations.  The new product provides all of the core functionality without many of the advanced features of the parent product.  The success of BeerRun Light continues to grow and is becoming a significant part of the BeerRun line of products.

The business strategy described above is intended to enhance our opportunities in the online e-commerce market.  However, there are a number of factors that may impact our plans and inhibit our success.  Therefore, we have no guarantees and can provide no assurances, that our plans will be successful.

Marketing and Sales

Successful branding of our corporate identity and services is the key to our success.  We changed our name to PAID, Inc. at the end of 2003 and continue to use AuctionInc.com as its primary identifier.  BeerRun as a brand was in existence prior to our purchase and we have continued to market and recognize the value of the product.

The Company will continue to market AuctionInc and BeerRun throughout 2016 and beyond.  Based on experience with existing partnerships that promote AuctionInc, the Company believes that creating partnerships is an effective marketing tool to promote and encourage new registrations.  The new products offered by AuctionInc are most easily viewed in the Word Press repository.  As we grow the product line the visibility of our offerings increases and our download rates and success of conversions increases. The Company will continue to seek new partnerships to help grow this line of products.  The Company may promote the AuctionInc and BeerRun product lines in trade publications to reach small and midsize companies.  Representatives of the Company will attend trade shows, events and conferences to promote BeerRun Software and expand the Company's marketing base.

Although we believe that this marketing strategy, if successful, will lead to increased revenues, and attract more users to our site, we have no commitments that our marketing will be successful or our sales will increase.  There are a number of factors that may impact our plans and inhibit our success.  Therefore, we have no guarantees and can provide no assurances that our plans will be successful.

Revenue Sources

In 2015, our revenues were primarily derived from our shipping calculator services and brewery management software services.  We expect that the revenues from these services will continue to grow as we focus on AuctionInc and BeerRun.  We have no guarantees and can provide no assurances, that our plans will be successful.

Competition

Our line of AuctionInc shipping calculator software is proprietary.  We received five patents related to our online auction shipping and tax calculators which were respectively issued in January 2008, April 2011, January 2013, August 2013 and January 2014 and we have one additional pending patent.  On September 16, 2015, the Patent Trial and Appeal Board entered a final ruling that all of these patents (with the exception of the patent that was issued in January 2008) lacked patent eligible subject matter and therefore, the claims of these patents were not valid.  The PTAB’s final ruling does not affect the validity of our patent which was issued in January 2008 or our pending patent application. We do not have any other patents for our designs or innovations and we may not be able to obtain copyright, patent or other protection for our proprietary technologies or for the processes developed by our employees.  Legal standards relating to intellectual property rights in computer software are still developing and this area of the law is evolving with new technologies.  Our intellectual property rights do not guarantee any competitive advantage and may not sufficiently protect us against competitors with similar technology.  We believe that our products and other proprietary rights do not infringe on the proprietary rights of third parties.  However, there can be no assurance that third parties will not assert infringement claims against us in the future with respect to current or future products or other works of ours.  This assertion may require us to enter into royalty arrangements or result in costly litigation.

We also utilize free open-source technology in certain areas.  Unlike proprietary software, open-source software has publicly available source code and can be copied, modified and distributed with minimal restrictions.  We use open source software and technology as well to support the growing social and viral opportunities on the Internet. By using 'best-of-breed' products and tools we can maximize our clients’ opportunities while minimizing our costs, which we are able to pass on to our customers.

As with any software product BeerRun is not excluded from the competitive market.  There are three or four competitors in the industry all with a unique perspective. The launch of our new offering has helped us maintain a presence in the brewery management industry.  Our sales team stays informed with the competition and we have the ability to modify our product as the industry changes.

Research and Development

Over the past year the Company has made significant progress developing new integrations with e-commerce shopping cart platforms.  The Company now employs several developers who are focused on the growth of AuctionInc and its technologies.

We currently have a development team enhancing and maintaining the BeerRun platform and we also maintain a relationship with the original designer who we will continue to engage in opportunities that grow the product per the Company’s strategy.

Employees

As of September 30, 2016, the Company currently has no  part time and three full time equivalent employees.  We have no collective bargaining agreements and consider the relationship with our employees to be good.

Government Regulation

We are not currently subject to direct federal, state or local regulation, and laws or regulations applicable to access or commerce on the Internet, other than regulations applicable to businesses generally.  However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.

Description of Property

The Company’s principal office is at 200 Friberg Parkway, Westborough, Massachusetts, pursuant to a lease, which expires in November 2016, for 862 square feet of office space.

Legal Proceedings

In the normal course of business, the Company periodically becomes involved in litigation.  As of June 30, 2016, in the opinion of management, the Company had no material pending litigation other than ordinary litigation incidental to the business.

The Company commenced on December 20, 2013 patent infringement litigation against eBay, Inc. (Paid, Inc. v. eBay, Inc.; CV No. 4:13-cv-40151-TSH) in the United States District Court for the District of Massachusetts Central Division.  This litigation has been settled pursuant to a Confidential Settlement and License Agreement dated March 11, 2016.  Under the agreement, the Company received $53,500 after costs as full and final payment for such settlement of the lawsuit and non-exclusive licensing of the Company’s patents. The payment was received in full in April 2016.

Changes in or Disagreements with any of the Company’s Accountants

There have been no changes in or disagreements with any of the Company’s accountants on accounting and financial disclosure in the prior two years or for fiscal year 2016.

Financial Information

The Company’s audited consolidated financial statements for the year ended December 31, 2015 and 2014 are attached to this consent solicitation statement as Appendix M.  The Company’s condensed consolidated financial statements for the quarter and six months ended June 30, 2016 are attached to this consent solicitation statement as Appendix N.

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2015 and 2014

Overview

The Company has developed AuctionInc, which is a suite of online shipping and tax management tools assisting businesses with e-commerce storefronts, shipping solutions, tax calculation, inventory management, and auction processing.  The product does have tools to assist with other aspects of the fulfillment process, but the main purpose of the product is to provide accurate shipping and tax calculations and packaging algorithms that provide customers with the best possible shipping and tax solutions.

BeerRun Software is a brewery management and Alcohol and Tobacco Tax and Trade Bureau tax reporting software.  Small craft brewers can utilize the product to manage brewery schedules, inventory, packaging, sales and purchasing.  Tax reporting can be processed with a single click and is fully customizable by state or providence.  The software is designed to integrate with QuickBooks accounting platforms by using our powerful sync engine.  We currently offer two versions of the software BeerRun and BeerRun Light which excludes some of the enhanced features of BeerRun without disrupting the core functionality of the software.  Additional features include Brewpad and Kegmaster and can be added on to the base product.  Craft brewing is on the rise in the United States and we feel that there is a large potential to grow this portion of our business.

Critical Accounting Policies

 Our significant accounting policies are more fully described in Note 3 to our consolidated financial statements. However, certain of our accounting policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management; as a result, they are subject to an inherent degree of uncertainty.  In applying these policies, our management makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based upon our historical experience, the terms of existing contracts, our observance of trends in the industry, information that we obtain from our customers and outside sources, and on various other assumptions that we believe to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  Our critical accounting policies include:

Revenue Recognition

The Company generates revenue principally from sales of shipping calculator subscriptions, brewery management software subscriptions, and client services.

The Company recognizes revenues in accordance with the FASB ASC Topic 605. Accordingly, the Company recognizes revenues when there is persuasive evidence that an arrangement exists, product delivery and acceptance have occurred, the sales price is fixed or determinable, and collectability of the resulting receivable is reasonably assured.

For shipping calculator revenues and brewery management software revenues the Company recognizes subscription revenue on a monthly basis. Shipping calculator customers’ renewal dates are based on their date of installation and registration of the shipping calculator line of products.  Brewery management software subscribers are billed on a calendar month at the first of the month.  All payments are made via credit card for the month following.

Client services revenues include web development and design, creative services, marketing services and general business consulting services. For contracts that are of a short duration and fixed price, revenue is recognized when there are no significant obligations and upon acceptance by the customer of the completed project.  Revenues on longer-term fixed price contracts are recognized using the percentage-of-completion method.   Services that are performed on a time and material basis are recognized as the related services are performed.

Historically, the Company also generated revenues from sales of fan experiences, fan club membership fees, commissions and tour merchandise sales. These revenues were recognized in accordance with FASB ASC Topic 605. The Company does not expect significant future revenues related to these sales.

Share- Based Compensation

The Board of Directors has on occasion voted to award stock options to employees or directors.  The price at which the option shares may be purchased is based on the fair market value of the shares on the date of the agreement.  Each recipient’s option agreement may differ; the vesting terms may vary from fully vested immediately to one third immediately, one third vesting in 18 months and the final on third vesting in 36 months from the date of the grant. Historically the options granted have had a 10 year term.  If the recipient’s employment or relationship with the Company is terminated the options recipient may be allowed up to three months to exercise their options.  Option compensation is calculated by using the Black-Scholes-Merton option pricing model to estimate the fair value of these share-based awards.

Results of Operations

Comparison of the years ended December 31, 2015 and 2014

The following discussion compares the Company's results of operations for the year ended December 31, 2015 with those for the year ended December 31, 2014.  The Company's financial statements and notes thereto included elsewhere in this consent solicitation statement contain detailed information that should be referred to in conjunction with the following discussion.

Revenues

The following table compares total revenue for the periods indicated.

	Years ended December 31,
	2015	2014	% Change
Merchandise and fulfillment	$27,875	$118,631	(77)%
Client services	517	6,674	(92)%
Shipping calculator services	163,690	149,246	10%
Brewery management software	80,838	-	100%
Touring revenue	-	522,205	(100)%
Total revenues	$272,920	$796,756	(66)%

Revenues decreased 66% in 2015 primarily from a 100% decrease in touring revenue. This decrease was a result of the Company’s withdrawal from the celebrity services industry.

Merchandising and fulfillment revenues decreased $90,756 or 77% to $27,875 compared to $118,631 in 2014.  The decrease was attributable to the change in our business plan as it relates to the services we have provided within the celebrity services industry.

Client services revenues decreased $6,157 or 92% to $517 compared to $6,674 in 2014.  The decrease was attributable to transition from the services we have provided within the music industry.

Shipping calculator service revenues increased $14,444 or 10% to $163,690 compared to $149,246 in 2014.  The increase was attributed to the launch of new products and a minor price increase announced in the fourth quarter.

Brewery management software revenues are a new addition to our revenue sources in 2015 resulting in an increase of revenues by $80,838.

Touring revenue has discontinued and has decreased $522,205 or 100%.  During 2015 the Company has continued to take steps to transition out of the celebrity service industry.

Gross Profit

Gross profit decreased $60,102 or 20% to $233,416 compared to $293,518 in 2014.  Gross margin increased 49 percentage points to 86% from 37% in 2015.  The increase was mainly due to the focus on our shipping calculator line of products which provide a much higher gross profit in comparison to the tour revenue generated by our touring clients in 2014 and the acquisition of BeerRun Software which also has an elevated gross profit margin.

Operating Expenses

Total operating expenses in 2015 were $1,067,216 compared to $1,431,829 in 2014, a decrease of $364,613 or 25%.  The decrease is largely due to the continued transition from the celebrity service and the expenses associated with this portion of the Company’s previous business line.

Net Loss

The Company incurred a net loss in 2015 $1,309,497 compared to a net loss of $1,665,770 for the same period in 2014.  The losses for 2015 and 2014 represent $(0.18) and $(0.25) per share, respectively.

Inflation

The Company believes that inflation has not had a material effect on its results of operations.

Comparison of the years ended December 31, 2014 and 2013

The following discussion compares the Company's results of operations for the year ended December 31, 2014 with those for the year ended December 31, 2013.  The Company's financial statements and notes thereto included elsewhere in this consent solicitation statement contain detailed information that should be referred to in conjunction with the following discussion.

Revenues

The following table compares total revenue for the periods indicated.

	Years ended December 31,
	2014	2013	% Change
Merchandising and fulfillment	$118,631	$953,638	(88)%
Client services	6,674	84,496	(92)%
Shipping calculator services	149,246	162,894	(8)%
Touring revenue	522,205	3,151,540	(83)%
Total revenues	$796,756	$4,352,568	(82)%

Revenues decreased 82% in 2014 primarily from an 83% decrease in touring revenue and an 88% decrease in merchandising and fulfillment.  These decreases were a result of the Company’s transition of its fulfillment operations to MCN and a significant change in the number of clients in 2014.

Merchandising and fulfillment revenues decreased $835,007 or 88% to $118,631 compared to a decrease of $2,990,700 in 2013.  This is a direct result of our partnership with MCN and the transfer of our merchandise and fulfillment revenues in addition to the decrease in the number of clients.

Client services revenues decreased $77,822 or 92% to $6,674 compared to $84,496 in 2013.  The decrease was attributable to the reduced number of touring clients, web hosting services and a general decrease in client services we have provided within the music industry.

Shipping calculator service revenues decreased $13,648 or 8% to $149,246 compared to $162,894 in 2013.  The decrease was attributed to a decrease in legacy clients subscribing to our shipping calculator products.

Touring revenue decreased $2,629,335 or 83% to $522,205 compared to $3,151,540 in 2013.  The Company decreased its client base and revenues are directly impacted by our client's touring schedules and frequency.  During 2014 there was a limited amount of touring when compared to 2013.

Gross Profit

Gross profit decreased $1,085,097 or 79% to $293,518 compared to $1,378,615 in 2013.  Gross margin increased 5 percentage points to 37% from 32% in 2013.  The increase was mainly due to the focus on our shipping calculator line of products which provide a much higher gross profit in comparison to the tour revenue generated by our touring clients in 2013.  Gross margin on tour revenue is typically lower than the margins for the other products we offer.

Operating Expenses

Total operating expenses in 2014 were $1,431,829 compared to $2,875,391 in 2013, a decrease of $1,443,562 or 50%.  The decrease is largely due to the relationship with MCN in addition to decreases in payroll, accounting fees and consulting and related costs.  In 2013 we significantly reduced our facilities costs by relocating our offices to 200 Friberg Parkway.

Net Loss

The Company incurred a net loss in 2014 of $1,665,770 compared to a net loss of $1,127,920 for the same period in 2013.  The losses for 2014 and 2013 represent $(0.25) and $(0.17) per share, respectively.

Inflation

The Company believes that inflation has not had a material effect on its results of operations.

Operating Cash Flows

A summarized reconciliation of the Company's net loss to cash used in operating activities for the years ended December 31, 2015 and 2014, is as follows:

	2015	2014
Net loss	$(1,309,497)	$(1,665,770)
Depreciation and amortization	34,520	26,067
Realized loss on investments in available-for-sale securities	-	79,983
Write down of other receivables	115,913	334,719
Provision for bad debt	2,137	29,612
Write down of advanced royalties	77,905	136,246
Gain on settlement of liabilities	-	(34,759)
Share-based compensation	181,365	247,807
Unrealized loss on stock price guarantee	358,850	554,732
Out-of-period adjustment	-	(321,601)
Changes in current assets and liabilities	(39,402)	115,652
Net cash used in operating activities	$(578,209)	$(497,312)

Working Capital and Liquidity

The Company had cash and cash equivalents of $123,913 at December 31, 2015, compared to $651,318 at December 31, 2014. The Company had negative working capital of $917,864 at December 31, 2015, a decrease of $995,820 compared to working capital of $77,956 at December 31, 2014.  The decrease in working capital is attributed to the decrease in the value of the stock price and its effect on the stock price guarantee liability.

The Company may need an infusion of additional capital to fund anticipated operating costs over the next 12 months.  Management believes that the Company may have adequate cash resources to fund operations during the next 12 months. In addition, management continues to explore opportunities and has organized additional resources to monetize its patents. However, there can be no assurance that anticipated growth in new business will occur, and that the Company will be successful in monetizing its patents. Management continues to seek alternative sources of capital to support operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter and Six Months Ended June 30, 2016

Results of Operations

Comparison of the three months ended June 30, 2016 and 2015 .

The following discussion compares the Company's results of operations for the three months ended June 30, 2016 with those for the three months ended June 30, 2015. The Company's condensed consolidated financial statements and notes thereto included elsewhere in this quarterly report contain detailed information that should be referred to in conjunction with the following discussion.

Revenues

The following table compares total revenue for the periods indicated.

	Three months Ended June 30,
	2016	2015	% Change
Entertainment services	$4,659	$10,188	(53	) %
Brewery management software	81,063	-	100%
Shipping calculator services	44,262	41,420	7%
Total revenues	$129,984	$51,608	152%

Revenues increased 152% in the second quarter primarily from the addition of a new segment of the Company that provides brewery management software services.

Entertainment service revenues decreased $5,529 or 53% to $4,659 in the second quarter of 2016 compared to $10,188 in 2015.  This decrease is a result of our reduced volume of movie poster auction sales in the second quarter.

Brewery management software revenues are a new addition to our revenue sources in 2016 resulting in an increase of revenues by $81,063.

Shipping calculator services revenue increased $2,842 or 7% to $44,262 in the second quarter of 2016 compared to $41,420.  The increase was largely due to the second phase of our price increases that were implemented in June 2016.

Gross Profit

Gross profit increased $83,634 or 204% in the second quarter of 2016 to $124,603 compared to $40,969 in 2015.  Gross margin increased 17 percentage points to 96% from 79% in the second quarter of 2015.   The increase in gross margin was mainly due to the limited number of costs associated with our new brewery management software services.

Operating Expenses

Total operating expenses in the second quarter 2016 were $294,997 compared to $223,855 in the second quarter 2015, an increase of $71,142 or 32%. The increase is partly due to the increased expense associated with the operations of the brewery management software segment and a one-time bonus awarded in the second quarter of 2016.

Other Income (Expense), net

Net other income (expense) in the second quarter of 2016 was ($29,377) compared to ($21,051) in the same period of 2015, an increase of $8,326 or 40%. This is primarily attributable to the unrealized loss on stock price guarantee of $33,672 in the second quarter of 2016 compared to $20,845 in the same period of 2015.

Net Loss

The Company realized a net loss in the second quarter of 2016 of ($199,771) compared to a net loss of ($203,937) for the same period in 2015. The loss for the second quarter of 2016 and 2015 represent ($0.02) and ($0.03) per share, respectively.

Comparison of the six months ended June 30, 2016 and 2015 .

The following discussion compares the Company's results of operations for the six months ended June 30, 2016 with those for the six months ended June 30, 2015. The Company's condensed consolidated financial statements and notes thereto included elsewhere in this quarterly report contain detailed information that should be referred to in conjunction with the following discussion.

Revenues

The following table compares total revenue for the periods indicated.

	Six months Ended June 30,
	2016	2015	% Change
Entertainment services	$10,662	$14,645	(27	) %
Brewery management software	163,380	-	100%
Shipping calculator services	89,721	78,757	14%
Total revenues	$263,763	$93,402	182%

Revenues increased 182% primarily from the additional revenue generated by the brewery management software services.

Entertainment service revenues decreased $3,983 or 27% to $10,662 compared to $14,645 in 2015.  This decrease is a result of our lower than average movie poster auctions.

Brewery management software revenues are a new addition to our revenue sources in 2016 resulting in an increase of revenues by $163,380.

Shipping calculator services revenue increased $10,964 or 14% to $89,721 compared to $78,757.  The increase was largely due to the addition of newly developed products for the AuctionInc platform and a price increase that went into effect on June 1, 2016.

Gross Profit

Gross profit increased $177,947 or 242% to $251,555 compared to $73,608 in 2015.  Gross margin increased 16 percentage points to 95% from 79% in 2015.   The increase in gross margin was mainly due to the increase in revenues and limited number of costs associated with our new brewery management software services.

Operating Expenses

Total operating expenses in 2016 were $561,329 compared to $514,685 in 2015, an increase of 9%. The increase is partly due to the increased expense associated with the operations of the brewery management software segment and a one-time bonus awarded in 2016.

Other Income (Expense), net

Net other income in 2016 was $98,891 compared to $29,979 in the same period of 2015, an increase of $68,912 or 230%. This is primarily attributable to the $53,500 gain on the settlement of the ongoing litigation with eBay in the first quarter of 2016.

Net Loss

The Company realized a net loss in 2016 of ($211,690) compared to a net loss of ($412,054) for the same period in 2015. The loss for 2016 and 2015 represent ($0.02) and ($0.06) per share, respectively.

Cash Flows from Operating Activities

A summarized reconciliation of the Company's net loss to cash and cash equivalents used in operating activities for the six months ended June 30, 2016 and 2015 is as follows:

	2016	2015
Net loss	$(211,690)	$(412,054)
Depreciation and amortization	51,453	8,728
Share-based compensation	37,530	100,666
Unrealized gain on stock price guarantee	(41,353)	(30,465)
Changes in current assets and liabilities	39,375	(81,328)
Net cash used in operating activities	$(124,685)	$(414,453)

Working Capital and Liquidity

The Company had cash and cash equivalents of $154,943 at June 30, 2016, compared to $123,913 at December 31, 2015. The Company had a negative working capital of ($860,571) at June 30, 2016, an improvement of $57,293 compared to ($917,864) at December 31, 2015. The increase in working capital is attributable to the increase in the value of the stock price and its effect on the stock price guarantee liability.  The increase to the cash and cash equivalents is due to warrants exercised in the first quarter of 2016.

The Company may need an infusion of additional capital to fund anticipated operating costs over the next 12 months. Although there is substantial doubt about the Company's ability to continue as a going concern, management believes that the Company has adequate cash resources to fund operations during the next 12 months.  However, there can be no assurance that anticipated growth in new business will occur, and that the Company will be successful in monetizing its patents. Management continues to seek alternative sources of capital to support operations.

OTHER MATTERS

The Board of Directors knows of no other matters other than those described in this Consent Solicitation Statement which must be approved or considered by the holders of the Company's voting stock.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.  The Company has not set an annual meeting date.  The Company will provide in a timely manner the date of the meeting, if any, and the dates for submitting nominees and shareholder proposals as soon as a date of an annual meeting is confirmed.  We will provide notice of the meeting date on a quarterly report on Form 10-Q, or, if a more immediate notice is necessary, on a current report on Form 8-K.  The meeting, if held, will not be held earlier than April 17, 2017.

Stockholder Proposals to be Included in the Consent Solicitation Statement

To be considered for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our offices, 200 Friberg Parkway, Suite 4004, Westborough, Massachusetts 01581 no later than 90 days before such meeting.  Assuming a date of April 17, 2017, the materials must be provided no later than January 17, 2017.

Stockholder Proposals Not to be Included in the Proxy Materials

If you wish to make a stockholder proposal at the 2017 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us in the manner specified in our Bylaws between 90 and 120 days before the meeting, or, assuming a April 17, 2017 meeting date, between December 18, 2016 and January 17, 2017.

WHERE TO FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this Consent Solicitation Statement, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC.  Information in this Consent Solicitation Statement updates and, in some cases, supersedes information incorporated by reference from documents that we have filed with the SEC prior to the date of this Consent Solicitation Statement, while information that we file later with the SEC will automatically update and, in some cases, supersede the information in this Consent Solicitation Statement.

The following documents and information previously filed with the SEC are incorporated by reference into this Consent Solicitation Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016; and
•	our Quarterly Reports on Form 10-Q filed with the SEC on May 16, 2016 and August 12, 2016.

In particular, our financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference to our Quarterly Report, and our quantitative and qualitative disclosures about market risks are incorporated by reference to our Annual Report.

In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and before written consents to each Proposal are given representing a majority of the voting power of our outstanding common stock as of the Record Date are e incorporated by reference into and deemed a part of this Consent Solicitation Statement from the date of filing of those documents.

As a stockholder, we may have sent you some of the documents incorporated by reference, but anyone can obtain any of them through us or the SEC.  Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Consent Solicitation Statement.  You may obtain documents that we have filed with the SEC and incorporated by reference in this document, without charge, by making a request to us as follows:

Corporate Secretary
PAID, Inc.
200 Friberg Parkway, Suite 4004
Westborough, Massachusetts 01581
(617) 861-6050

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders other than those described in this Consent Solicitation Statement which must be approved by the holders of the Company’s common stock.

BY ORDER OF THE BOARD OF DIRECTORS

W. Austin Lewis, IV
President

WRITTEN CONSENT OF SHAREHOLDERS OF PAID, INC.

The undersigned shareholder(s) of PAID, Inc. (the “Company”) hereby consent as follows:

1.           To consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, exchange ratio ranging between 1-for-500 and 1-for - 3000 , with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300 - for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation (“Proposal 1”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(check one)

 2.           To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc. (“Proposal 2”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(check one)

 3.           To approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors (“Proposal 3”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(check one)

 4.           To approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors (“Proposal 4”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(check one)

 5.           To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split) (“Proposal 5”).
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(check one)

 6.           To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock (“Proposal 6”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(check one)

 each as described in the accompanying Consent Solicitation Statement of the Company dated  November 9, 2016.

By signing this written consent, a shareholder of the Company shall be deemed to have voted all shares of the Company’s common stock which he or she or it is entitled to vote in accordance with the specifications made above, with respect to Proposal 1 through Proposal 6. If a shareholder signs and returns this written consent, but does not indicate thereon the manner in which the shareholder wishes to vote the shareholder’s shares with respect to any of the proposal described above, then such shareholder will be deemed to have given affirmative written consent “FOR” each proposal.

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO TERMINATION OF THE SOLICITATION PERIOD BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE COMPANY’S SECRETARY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT IN FAVOR OF APPROVAL OF THE AMENDMENT.

(Number of Shares)

Date:

(Print Name of Shareholder)	(Print Name of Joint Shareholder

(Signature of Shareholder)	(Signature of Joint Shareholder)

Please date this written consent and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

PLEASE RETURN THIS CONSENT BY ANY OF THE FOLLOWING METHODS:

•	MAIL: PAID, Inc., 200 Friberg Parkway, Suite 4004, Westborough, MA 01581
•	FACSIMILE: (617) 861-6050
•	EMAIL: info@paid-corp.com

APPENDICES

Appendix A	Amendments to Certificate of Incorporation to Effect Reverse/Forward Split

Appendix B	Amendment to Certificate of Incorporation to Change the Company’s Name

Appendix C	Amendment to Certificate of Incorporation to Permit Chairman to make Deciding Vote

Appendix D	Amendment to Bylaws to Permit Classified Board

Appendix E	Amendment to Increase Authorized Shares

Appendix F	Amendment to Create Class of Blank Check Preferred Stock

Appendix G	Certificate of Designations for Series A Preferred Stock

Appendix H	Amalgamation Agreement

Appendix I	Form of Exchange and Call Rights Agreement

Appendix J	Form of Description of Rights of ShipTime Canada Inc. Shareholders

Appendix K	Form of Support Agreement

Appendix L	Form of Employment Agreement for Allan Pratt

Appendix M	Audited Consolidated Financial Statements of Paid, Inc. for the Year ended December 31, 2015 and 2014

Appendix N	Condensed Consolidated Financial Statements of Paid, Inc. for the Quarter and Six Months ended June 30, 2016

Appendix O	Unaudited Proforma Financial Information

Appendix P	emergeIT Audited Financial Statements for the nine months ended December 31, 2015 and the year ended March 31, 2015

Appendix Q	emergeIT Unaudited Financial Statements for the Quarter and 6 months ended June 30, 2016

Appendix A	Amendments to Certificate of Incorporation to Effect Reverse/Forward Split

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAID, INC.

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

                FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

                RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FOURTH Article thereof so that, as amended said Article shall add the following two paragraphs:

                Effective at ___:00 __.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article FOURTH of the Certificate of Incorporation (the “Reverse Split Effective Time”), each share of the Common Stock, par value $0.001 per share, of the corporation outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into ______________ (1/_____) of a share of Common Stock, par value $0.001 per share, of the corporation; provided, however, that (i) if the foregoing reverse stock split (the “Reverse Split”) would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (“Fractional Shares”), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares; and (iii) the number of authorized shares of Common Stock after giving effect to the Reverse Stock Split shall remain unchanged so as to give effect to the Forward Split set forth in the next paragraph of this Article FOURTH.  For purposes hereof, the term “Trading Value” of any Fractional Shares shall mean the product of:  (A) the average daily closing price per share of the common stock on the OTCQB (or other applicable marketplace of the OTC Markets Group) for the five trading days immediately before and including the effective date of the Reverse/Forward Split, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split.  From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the corporation in respect of such Fractional Shares.

                Effective at __:01 __.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article FOURTH of the Certificate of Incorporation (the “Forward Split Effective Time”):  (i) each whole share of the Common Stock, par value $0.001 per share, of the corporation outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into ________ (____) shares of Common Stock, par value $0.001 per share, of the corporation (the “Forward Split”); and (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall be proportionately reclassified and changed.

                SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

               THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

                FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on ____________________, 2016.

IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this ____ day of ______________, 2016

PAID, INC.
By:

Appendix A - 1

Appendix B	Amendment to Certificate of Incorporation to Change the Company’s Name

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAID, INC.

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

                FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

                RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FIRST Article thereof so that, as amended said Article shall be and read in its entirety as follows:

                “FIRST:  The name of the corporation is ShipTime Inc.”

                SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

               THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

                FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on ____________________, 2016.

IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this ____ day of ______________, 2016

PAID, INC.
By:

Appendix B - 1

Appendix C	Amendment to Certificate of Incorporation to Permit Chairman to make Deciding Vote

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAID, INC.

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

                FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

                 RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the SIXTH Article thereof so that, as amended, the following sentence shall be added to the end of said Article:

                                With respect to any matter coming before the board of directors where there is an even number of members on the board of directors and a vote has been taken that results in a deadlock because the vote is tied, the matter shall be reintroduced for a vote by the board of directors and the Chairman of the board of directors shall cast the deciding vote.

                                SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

                                THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

                FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on ____________________, 2016.

IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this ____ day of ______________, 2016

PAID, INC.
By:

Appendix C - 1

Appendix D	Amendment to Bylaws to Permit Classified Board

Section 3 of Article III shall be deleted in its entirety and replaced with the following:

The directors of the Corporation shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II, and Class III.  Each of these classes shall be as nearly equal in number as possible.  Each initial director in Class I shall hold office for a term expiring at the first annual meeting of the shareholders after the date of adoption of these Bylaws (the “Adoption Date”); each initial director in Class II shall hold office for a term expiring at the second annual meeting of the shareholders after the Adoption Date; and each initial director in Class III shall hold office for a term expiring at the third annual meeting of the shareholders after the Adoption Date.  If no annual meeting is held by April 17 of any given year, each Director’s term shall continue automatically for another three year term until his or her successor is duly elected at the end of such three year term, except as otherwise required by law or as set forth herein.  At each annual meeting of shareholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election and until their successors have been duly elected and qualified.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director.

Appendix D - 1

Appendix E	Amendment to Increase Authorized Shares

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAID, INC.

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

                FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read in its entirety as follows:

“FOURTH:  The amount of total authorized capital stock of the corporation shall consist of 25,000,000 shares of common stock having a par value of $.001 each (“Common Stock”).”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on ____________________, 2016.

IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this ____ day of ______________, 2016

PAID, INC.
By:

*  IF PROPOSAL 6 IS ALSO APPROVED, THIS CERTIFICATE WILL NOT BE NECESSARY AND THE CERTIFICATE IN APPENDIX F WILL BE USED.

Appendix E - 1

Appendix F	Amendment to Create Class of Blank Check Preferred Stock

 CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAID, INC.

PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

                FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read in its entirety as follows:

“FOURTH:  The amount of total authorized capital stock of the corporation shall consist of 45,000,000 shares, consisting of (i) 25,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

(a)           COMMON STOCK.

(i)           General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

(ii)           Voting.  The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the Certificate of Incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation.  There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

                (iii)           Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

Appendix F - 1

                                (iv)           Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

                (b)           PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on ____________________, 2016.

IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this ____ day of ______________, 2016

PAID, INC.
By: President

Appendix F - 2

Appendix G	Certificate of Designations for Series A Preferred Stock

CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK

OF

PAID, INC.

Paid, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

1.           A Certificate of Incorporation was filed with the Secretary of State of Delaware on ___________, as amended on __________________.

2.           Pursuant to Section 151 of the DGCL this Certificate of Designations has been duly adopted in accordance with such section.

3.           Article Fourth, Section [__] of the Certificate of Incorporation of the Corporation is amended to include the designations of Series A Preferred Stock as follows:

A.           SERIES A PREFERRED STOCK

_____________ shares of the authorized Preferred Stock of the corporation have been designated “Series A Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  Unless otherwise indicated, references to sections and paragraphs contained in this Section A of Article FOURTH refer to sections and paragraphs in this Section A of this Article Fourth.

Section 1.                       Coupon Payment.

(a)           Rate. Holders of the shares of Series A Preferred Stock shall be entitled to receive a cumulative 1.5% per annum coupon payment on the value of $_____ per share of Series A Preferred Stock.  In lieu of cash, in the Board of Director’s discretion, payment shall be in equal value in additional shares of Series A Preferred Stock based on the same fair market value of one share of common stock of the corporation as of the prior 30-day closing average for the month immediately preceding the Coupon Payment Date as set forth on an listed exchange, or if not so listed, on any applicable exchange selected in the discretion of the Board of Directors.

(b)           Payout.   Payments shall accrue annually as of January 1 of each year (the “Coupon Payment Date”) and shall remain unpaid unless and until the Board of Directors determines in its sole discretion to make such payment.  Rights to unpaid Coupon payments shall be held by the holder of the Series A Preferred Stock.  The period from and including the initial issue date of the Series A Preferred Stock, or the immediately preceding Coupon Payment Date, as the case may be, to but excluding the next Coupon Payment Date is a “Coupon Period.”  Coupons accrue in each Coupon Period from the first day of such Coupon Period, whether or not Coupons are paid with respect to any prior Coupon Period.  Coupons payable on the shares of Series A Preferred Stock for any Coupon Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and Coupons payable on the shares of Series A Preferred Stock for any subsequent Coupon Period will be computed on the basis of a 360-day year and the number of days actually elapse.

(c)           No Interest; Notice. No interest will be payable in respect of any Coupon payment on shares of Series A Preferred Stock that may be in arrears. If the Board of Directors of the corporation determines not to pay any Coupon or a full Coupon on a Coupon Payment Date, the corporation will provide, or cause to be provided, written notice to the holders of the shares of Series A Preferred Stock prior to such date.

Section 2.                       Liquidation, Dissolution, or Winding-Up.

(a)           Distributions to Holders of Preferred Stock.  In the event of any liquidation, dissolution, or winding-up of the corporation, whether voluntary or involuntary (a “Liquidation”), the holders of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the corporation available for distribution to shareholders, before any payment is made to or set aside for the holders of shares of any other class or series of capital stock, as follows: in respect of each share of Series A Preferred Stock held by such holder, an amount per share equal to the sum of (A) $_____ (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A Preferred Stock plus (B) an amount equal to the aggregate of all Coupon accrued but unpaid in respect of such share of Series A Preferred Stock.

After payment in accordance with the foregoing has been made in full to the holders of Series A Preferred Stock, or funds necessary for such payment have been set aside by the corporation in trust for the exclusive benefit of such holders so as to be available for such payment, any assets remaining available for distribution will be distributed ratably among the holders of shares of Series A Preferred Stock and Common Stock, respectively, with each holder of one or more shares of Series A Preferred Stock being entitled to receive in respect thereof the same kinds and amounts of such assets as such holder would be entitled to receive if such holder held the number of shares of Common Stock on a one-for-one basis.

Appendix G - 1

(b)           Deemed Liquidations.  A consolidation or merger of the corporation with or into any other person(s) or entity(-ies) (other than a wholly owned subsidiary of the corporation) or a sale (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the corporation or all or substantially all of the intellectual property rights of the corporation, or other similar transaction, will be regarded as a liquidation, dissolution, or winding-up of the affairs of the corporation within the meaning of this Section 2.

(c)           Non-Cash Distributions.  In the event of a liquidation, dissolution, or winding-up of the corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Preferred Stock, the holders of Series A Preferred Stock will be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Section 2(a).  In the event that such distribution to the holders of shares of Series A Preferred Stock will include any assets other than cash, the Board of Directors will first determine in good faith and with due care the value of such assets for such purpose, and will notify all holders of shares of Series A Preferred Stock of such determination.  The value of such assets for purposes of the distribution under this Section 2(c) will be the value as so determined by the Board of Directors.

Section 3.             Voting Rights.  Except as otherwise expressly provided herein or as required by applicable law, the holders of each share of Series A Preferred Stock will not be entitled to vote on any matters submitted to a vote or consent of stockholders.

Section 4.             Conversion.  Shares of Series A Preferred Stock will not be convertible into shares of Common Stock and/or other securities, properties, or rights.

Section 5.             Reissuance of Shares of Preferred Stock.  Shares of Series A Preferred Stock acquired by the corporation by reason of redemption, purchase or otherwise acquired (other than conversion), at the discretion of the Board of Directors, may be reissued by the Board of Directors at any time or from time to time.

Section 6.            Notices of Capital Reorganization, etc.  In the event there is to occur any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, or any transfer of all or substantially all of the assets of the corporation to any other company, or any other entity or person, or any voluntary or involuntary dissolution, liquidation, or winding-up of the corporation, the corporation will deliver to each holder of Series A Preferred Stock, in accordance with Section 8(a), prior to the proposed effective date of the transaction specified therein, a notice specifying (a) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (b) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

Section 7.             Other Rights.   Shares of Series A Preferred Stock will have only those rights set forth herein or as required by the Delaware General corporation Law.

Section 8.             Miscellaneous.

(a)           Notices.  All notices, requests, payments, instructions or other documents to be given hereunder will be in writing and will be delivered by hand, by telecopier, by electronic delivery (including e-mail), by facsimile, by express overnight courier service or mailed by first class mail, postage prepaid.  Notices provided in accordance with this Section 8(a) will be deemed delivered upon personal delivery, receipt by telecopy, email or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

(b)           Transfer Agents. The corporation may appoint, and from time to time discharge and change, a transfer agent for Series A Preferred Stock.  Upon any such appointment or discharge of a transfer agent, the corporation will send written notice thereof to each holder of record of Series A Preferred Stock.

Appendix G - 2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned officer of the Corporation as of  _______, 2016.

PAID, INC.
By:
President

Appendix G - 3

Appendix H	Amalamation Agreement

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT is made as of the 1 day of September, 2016 (the “Agreement”).

AMONG:

EMERGEIT INC., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5 (“EmergeIT”);

- AND –

2534845 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5 (“Exchangeco”);

- AND –

PAID INC., a corporation incorporated under the laws of the State of Delaware, with its registered office at 200 Friberg Parkway, Westborough, Massachusetts, 01581 (“Paid”);

- AND –

2534841 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5 (“Callco”);

WHEREAS EmergeIT was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) (the “Act”) by Certificate and Articles of Incorporation dated April 15, 2008, and its authorized capital consists of an unlimited number of Class A special shares, an unlimited number of Class B special shares, an unlimited number of Class C special shares, an unlimited number of Class A common shares, and an unlimited number of Class B common shares, of which 7,000 Class A common shares and 3,137 Class B common shares have been issued and are currently outstanding;

AND WHEREAS Paid was incorporated pursuant to the provisions of the Delaware Code by Certificate and Articles of Incorporation dated August 9, 1995, as amended, and its authorized capital currently consists of 11,000,000 common shares, of which 10,989,608 common shares have been issued and are currently outstanding;

AND WHEREAS Exchangeco was incorporated pursuant to the provisions of the Act by Certificate and Articles of Incorporation dated August 31, 2016, and its authorized capital consists of an unlimited number of common shares, of which 100 common shares have been issued and are currently outstanding, and an unlimited number of preferred shares;

AND WHEREAS Callco was incorporated pursuant to the provisions of the Act by Certificate and Articles of Incorporation dated August 31, 2016, and its authorized capital consists of an unlimited number of common shares, of which 100 common shares have been issued and are currently outstanding;

Appendix H - 1

AND WHEREAS this Agreement contemplates and describes a business combination of EmergeIT and Paid, summarized as follows:

•	the business combination will be implemented under the provisions of the Act by way of an amalgamation;

•
to implement this amalgamation, Paid will incorporate under the Act (i) a wholly owned Canadian subsidiary (Callco) the shares of which are held by Paid and (ii) a separate Canadian subsidiary (Exchangeco) the shares of which are held by Callco;

•	Exchangeco will amalgamate with EmergeIT and continue as an amalgamated company under the name ShipTime Canada Inc. (and referred to herein as ShipTime or Amalco);

•
Paid will also cause its name to be changed to ShipTime US Inc. and cause certain amendments to be made to its charter to provide for the issuance of the shares of common stock and preferred stock to the holders of exchangeable preferred shares of Amalco;

•
the shareholders of EmergeIT will receive on the effective date of such amalgamation exchangeable preferred shares of Amalco, which securities are in turn exchangeable by their holders for shares of common stock and preferred stock of Paid, or (if they elect to dissent in accordance with the provisions of the Act) exercise their right to dissent and receive the fair value for their shares of EmergeIT, such preferred stock of Paid being pure preferred stock as defined in Section 1504(a)(4) of the United States Internal Revenue Code;

•
Paid will enter into a support agreement with Amalco covenanting and agreeing to ensure that sufficient shares of common stock and preferred stock of Paid are available, as and when required, to support the right of the holders of exchangeable preferred shares of Amalco to receive such securities on the exercise of their exchange rights;

•
Callco will be permitted to require the exchange of exchangeable preferred shares of Amalco for shares of Paid, in specified circumstances, by exercising a call option to purchase their exchangeable preferred shares in exchange for securities of Paid;

•
certain agreements will be entered into among the principal shareholders of Paid and EmergeIT to provide for the appointment of nominees to the board of directors of each of Paid and to provide for certain restrictions on the business of Paid and ShipTime until the exchange rights of the holders of the Amalco exchangeable preferred shares have been fully exercised; and

•
when the exchange rights of the former EmergeIT shareholders have been fully exercised, and assuming no adjustments under the provisions of this Agreement providing for indemnification in certain circumstances described below, the shareholders of EmergeIT would own approximately 79.5% of the issued and outstanding voting securities of Paid, based on the current number of issued and outstanding securities of Paid, with the remaining shares of Paid being held by its current stockholders.

AND WHEREAS the parties to this Agreement, having made full disclosure each to the others, of all their respective assets and liabilities, have determined that it is desirable that the amalgamation of EmergeIT and Exchangeco should be effected and, acting under the authority contained in the Act, have agreed to amalgamate and continue as one corporation upon the terms and conditions set out in this Agreement.

THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

Appendix H - 2

ARTICLE 1
GENERAL

1.1	Defined Terms

Capitalized terms used in this Agreement (including the recitals) and not otherwise defined shall have the meanings ascribed to such terms in Schedule “A”.

1.2	Amalgamation

(a) The parties hereto agree to effect the combination of an amalgamation among EmergeIT and Exchangeco under the provisions of the Act, effective on or about August 31, 2016 (the actual date of such amalgamation, as evidenced by the filing and issuance of a certificate of amalgamation under the Act, being the “Effective Date”).

(b) In furtherance of the completion of this Transaction on the Effective Date, (i) EmergeIT prepared and mailed as of July 25, 2016 a notice of meeting and form of proxy in compliance with applicable corporate and securities laws to the EmergeIT Shareholders, together with a draft copy of this Agreement; (ii) EmergeIT has called and held the EmergeIT shareholders meeting on August 5, 2016 for the purpose of approving the amalgamation resolution (the “Amalgamation Resolution”) which resolution has been approved; and (iii) Callco, as the sole shareholder of Exchangeco, has approved the Amalgamation Resolution.

(c) Upon the satisfaction of the conditions precedent contained in this Agreement, including without limitation the receipt and approval of any shareholder consents and approvals required by Paid, and the completion of all regulatory filings required to be made on behalf of Paid in connection with the completion of the transactions contemplated hereby, EmergeIT and Exchangeco shall jointly complete and file Articles of Amalgamation, in duplicate, substantially in the form set forth in Schedule “B” hereto (with such modifications thereto as are mutually agreed by Paid and EmergeIT prior to the Effective Date), with the Director appointed under the Act, giving effect to the amalgamation of EmergeIT and Exchangeco upon and subject to the terms of this Agreement.

(d) Upon the issue of a Certificate of Amalgamation giving effect to the amalgamation:

(i) EmergeIT and Exchangeco shall be amalgamated and shall continue as one corporation (hereinafter referred to as “Amalco”) effective as of the Effective Date under the terms and conditions prescribed in this Agreement;

(ii) Amalco shall possess all the property, rights, privileges and franchises and be subject to all the liabilities, including civil, criminal and quasi-criminal, and all the contracts, liabilities and debts of each of EmergeIT and Exchangeco;

(iii) a conviction against, or ruling, order or judgment in favour of or against EmergeIT or Exchangeco may be enforced by or against Amalco;

(iv) the Articles of Amalgamation of Amalco shall be deemed to be the articles of incorporation of Amalco and the Certificate of Amalgamation shall be deemed to be the certificate of incorporation of Amalco; and

(v) Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against EmergeIT or Exchangeco, before the Amalgamation has become effective.

Appendix H - 3

(e) The name of Amalco shall be ShipTime Canada Inc., or such other name determined by EmergeIT in its discretion on or prior to the Effective Date, failing which Amalco shall have the numbered company name issued and assigned by the Director under the Act.

(f) The registered office of Amalco shall be at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5.

(g) There shall be no restrictions on the business that Amalco may carry on or on the powers Amalco may exercise.  The articles of amalgamation of Amalco will contain customary share transfer restrictions requiring the consent of the board of directors of Amalco to any transfer of securities in addition to any other consent or approval required under applicable laws.

(h) The by-laws of Amalco shall be the same as the existing by-laws of EmergeIT. A copy of the proposed by-laws of Amalco may be examined at the following address: 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5.

(i) The board of directors of Amalco shall consist of a minimum of one (1) director and a maximum of ten (10) directors, until changed in accordance with the Act, with the initial number of directors of Amalco being fixed at three (3) person(s) and with the first directors of Amalco being:

Name	Resident Canadian
Allan Pratt	Yes
W. Austin Lewis, IV	No
Laurie Bradley	No

(j) The first directors shall hold office until the first annual meeting of the shareholders of Amalco, or until their successors are elected or appointed in accordance with the by-laws of Amalco and the Act.  The subsequent directors shall be elected each year thereafter by ordinary resolution at either an annual meeting of the shareholders or a special meeting of the shareholders by a majority of the votes cast at such meeting.  The directors shall manage or supervise the management of the business and affairs of Amalco, subject to the provisions of the Act.

(k) The executive officers of Amalco upon completion of the Amalgamation shall be:

Allan Pratt	President
Allan Pratt	Chief Executive Officer
W. Austin Lewis, IV	Chief Financial Officer

(l) Amalco shall be authorized to issue an unlimited number of common shares, and an unlimited number of exchangeable preferred shares issuable in series (the “Exchangeable Shares”) having the rights, privileges, restrictions and obligations set out in the Articles of Amalgamation.

(m) On or prior to the Effective Date, Paid shall enter into a support agreement with Amalco (the “Support Agreement”) pursuant to which Paid will agree to ensure that Amalco maintains enough cash on hand to pay dividends on its shares equal to the dividends that Paid will pay on its own shares, that there are sufficient duly authorized shares that have been reserved for issuance by Paid upon exercise of Callco’s call option, or a retraction, redemption, liquidation or dissolution of Amalco, and that the economic equivalence of Amalco’s and Paid’s Shares is maintained.

Appendix H - 4

(n) On or prior to the Effective Date, Paid/Callco shall enter into an exchange and call rights agreement with Amalco on behalf of each of the former EmergeIT Shareholders, providing for the exchange of the Exchangeable Shares for Paid Shares (the “Exchange and Call Rights Agreement”).

(o) On or prior to the Effective Date, Paid shall enter into a sole shareholder declaration with respect to Amalco providing for such terms with respect to the conduct of the business operations of Callco and the approval of fundamental changes in its business and operations as are mutually agreed between Paid and EmergeIT.

(p) The amalgamation will be effected on the following basis, with adjustments thereto as the boards of directors of EmergeIT and PAID may permit or require prior to the Effective Date:

(i) Each one (1) Class A common share of EmergeIT shall be exchanged for 1 Exchangeable Share (which shares are exchangeable for 480 shares of common stock and 3,344 shares of preferred stock of Paid);

(ii) Each one (1) Class B common share of EmergeIT shall be exchanged for 1 Exchangeable Share (which shares are exchangeable for 480 shares of common stock and 3,344 shares of preferred stock of Paid);

(iii) Each one (1) common share of Exchangeco shall be exchanged for 1 common share of Amalco; and

(iv) The result of the foregoing will be the share issuances set forth in Schedule “C”, such that following completion of the amalgamation, on the Effective Date, there will be:

(A) 10,989,600 shares of common stock of PAID Inc. issued and outstanding;

(B) 5,500,000 shares of common stock of Paid and 38,250,000 shares of preferred stock of PAID Inc. authorized and reserved for issuance on the exercise of the exchange rights attaching to the Exchangeable Shares;

(C) 100 common shares of Amalco, all of which are owned by Callco;

(D) 11,437 Exchangeable Shares of Amalco issued and outstanding, all of which shares are issued to the former shareholders of EmergeIT, and which shares are exchangeable for 5,500,000 shares of common stock of Paid and 38,250,000 shares of preferred stock of Paid;

(E) Certificates representing 5,500,000 shares of common stock allocable to the shareholders of Amalco on the exercise of the exchange rights attaching to their Exchangeable Shares will be deposited into escrow with an escrow agent in accordance with the provisions of Article 9 to be issued or cancelled in connection with the satisfaction of the indemnification obligations of EmergeIT thereunder; and

(F) 5,500,000 additional shares of common stock of Paid shall be allotted and reserved for issuance if, as or when required under this Agreement and a duly executed and irrevocable direction with respect to the issuance of all or such portion of such securities as is required under this Agreement shall be deposited into escrow with an escrow agent in accordance with the provisions of Article 9 to be issued or cancelled in connection with the satisfaction of the indemnification obligations of Paid, Callco and Exchangeco.

Appendix H - 5

(v) The shares of common stock and preferred stock issuable to EmergeIT under  (iv)(B) above shall be increased or decreased, as the case may be, to reflect the adjustments (if any) required as a result of the determination of the Net Working Capital Amount of each of EmergeIT and PAID  as described in Schedule “C”.

(q) Amalco shall add to the stated capital maintained in respect of the common shares and the preferred shares an amount equal to the aggregate paid-up capital for purposes of the Income Tax Act (Canada) of the EmergeIT Shares and the Exchangeco Shares, as the case may be, immediately prior to the amalgamation (less the paid-up capital of any EmergeIT Shares held by Dissenting EmergeIT Shareholders who do not exchange their EmergeIT Shares for Amalco Shares on the amalgamation).

(r) No fractional Amalco Shares shall be issued to holders of EmergeIT Shares or Exchangeco Shares; in lieu of any fractional entitlement, the number of Amalco Shares to be issued to each holder of EmergeIT Shares or Exchangeco Shares shall be rounded down to the next lesser whole number of Amalco Shares.

(s) At the Effective Date:

(i) subject to subsection 1.2(r) the registered holders of EmergeIT common shares shall become the registered holders of the Amalco Exchangeable Shares to which they are entitled, calculated in accordance with the provisions hereof, and the holders of share certificates representing such EmergeIT Shares may surrender such certificates to Amalco or to its transfer agent or other designated depositary and, upon such surrender, shall be entitled to receive and, as soon as reasonably practicable and in any event within ten (10) business days following the Effective Date shall receive, share certificates representing the number of Amalco Exchangeable Shares to which they are so entitled, provided that certificates being delivered to holders resident in Canada shall bear on the face thereof the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE OF THE CORRESPONDING SHARE CERTIFICATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS.  THE HOLDER HEREOF AGREES FOR THE BENEFIT OF SHIPTIME CANADA INC. AND ANY SUCCESSOR ENTITY (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ONLY AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO THE CORPORATION, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (D) INSIDE THE UNITED STATES PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION;

Appendix H - 6

(ii) each EmergeIT Shareholder shall become the registered holder of the Amalco Exchangeable Shares to which it is entitled, calculated in accordance with the provisions hereof, and shall be entitled to receive a share certificate representing the number of Amalco Exchangeable Shares to which it is entitled, calculated in accordance with the provisions hereof; and

(iii) each EmergeIT Shareholder who is not a resident of Canada may elect, at its option, to directly receive instead of Exchangeable Shares the number of shares of common stock and preferred stock of Paid they would be entitled to receive, on an as if converted basis, if they were the holder of and had already exercised their exchange rights with respect to the Exchangeable Shares allocable to such holder under this Agreement.

(t) Each EmergeIT Share held by an EmergeIT Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to Amalco, and Amalco shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 2 hereof, and the name of such holder shall be removed from the securities register of Amalco as a former holder of EmergeIT Shares, and their right to obtain Exchangeable Shares shall be extinguished.

(u) If an EmergeIT Dissenting Shareholder fails to perfect or effectively withdraws its claim under the Act or forfeits its right to make a claim under the Act or if its rights as an EmergeIT Shareholder are otherwise reinstated such holder’s EmergeIT Shares shall thereupon be deemed to have been converted as of the Effective Date as prescribed by subsection 1.2(s)(i) or 1.2(s)(ii) as the case may be.

(v) Subject to the provisions of the Act, the following provisions shall apply to Amalco:

(i) Without in any way restricting the powers conferred upon Amalco or its board of directors by the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors of Amalco may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deemed expedient:

(A) borrow money upon the credit of Amalco;

(B) issue, re-issue, sell or pledge debt obligations of Amalco;

(C) subject to the provisions of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of Amalco to secure performance of an obligation of any person; and

(D) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of Amalco owned or subsequently acquired, to secure any obligation of Amalco.

(ii) The board of directors may from time to time delegate to a director, a committee of the directors or an officer of Amalco any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

Appendix H - 7

(w) Outstanding Exchange Options:

No options having been granted, and no options being currently issued and outstanding to acquire any securities in the capital of either of EmergeIT or Exchangeco, other than as set forth in (x) below, no further action, step or proceeding is required to provide for any cancellation, exchange or transfer of options to acquire securities of any of such companies.

(x) Issuance of Replacement Warrants and other Contingent Securities:

Subject to the receipt of all necessary regulatory approvals at or immediately following the Effective Date:

(i) The convertible debenture of EmergeIT in favour of Lewis Asset Management Inc. in the principal amount of $400,000 will be converted for 720 Class B common shares as set forth in Schedule “C”;

(ii) Each holder of unexercised EmergeIT Warrants will exchange such EmergeIT Warrants for Replacement Warrants to acquire that number of Amalco Exchangeable Shares set forth in Schedule “C” (the “Replacement Warrant Shares”);

(iii) Each Replacement Warrant issued to such holder in exchange for an EmergeIT Warrant will have an exercise price and expiry set forth in Schedule “C”;

(iv) Other than the number and exercise price, which will be as specified above, the terms and conditions of the Replacement Warrants will be identical to those of the EmergeIT Warrants; and

(v) The board of directors of Amalco will approve the transfer of certain common shares of EmergeIT from Allan Pratt, Barbara Pratt, and/or the Pratt Family Trust as set forth in Schedule “C” immediately following the Effective Date to satisfy certain obligations of the transferors to the transferees thereof and to permit the issuance of Exchangeable Shares to such transferees.

(y) As a condition of these transactions, the board of directors of EmergeIT (i) shall approve the amalgamation and authorize the entering into and execution of this Agreement, and the performance of its provisions by EmergeIT; (ii) has determined that the amalgamation is fair to the EmergeIT Shareholders and in the best interests of EmergeIT and all of its shareholders; and (iii) unanimously recommends that EmergeIT Shareholders vote in favour of the Amalgamation Resolution, and execute and deliver the Transaction Agreements.

(z) As a condition to these transactions, Paid shall amend its charter to provide for the creation and reservation for issuance as of the Effective Date of the shares of common stock and preferred stock to be issued to the holders of exchangeable preferred shares of Amalco on the exchange of such securities as contemplated by this Agreement. As previously stated, such preferred stock of Paid shall be pure preferred stock as defined in Section 1504(a)(4) of the United States Internal Revenue Code. In the event of any conflict or inconsistency between the provisions of Section 1504(a)(4) and the provisions of this Agreement or the provisions of any other transaction agreement pertaining to the Exchangeable Shares or the shares of common stock and preferred stock of Paid issuable on the exchange of such securities, or the provisions of any of the constating documents of Paid or Amalco, or in the event of any of such provisions would cause or result in the characterization of any such securities being anything other than “pure preferred stock” within the meaning of that section, such provisions shall be and be deemed to have been amended as of the Effective Date in such manner as the board of directors of Paid or EmergeIT as the case may be determines to be necessary or advisable to avoid or eliminate the characterization or treatment of the shares of preferred stock of Paid issuable on the exercise of the Exchangeable Shares as being any type of security other than pure preferred stock.

Appendix H - 8

(aa) Each of EmergeIT, Paid, Exchangeco and Callco shall not, nor shall each of their respective directors, officers, agents, advisors, or representatives, prior to the Effective Date or the termination of this Agreement, whichever is sooner, directly or indirectly solicit, initiate, negotiate, encourage, or consider any inquiries or proposals from any Person who is not a party to this Agreement relating to any transaction(s) involving:

(i) the sale of any of their respective business operations or all or substantially all of their assets (other than in the ordinary course of business);

(ii) their respective equity securities; or

(iii) any merger, consolidation, combination or similar transaction involving any of the parties hereto.

(bb) This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Date (notwithstanding the approval of the Amalgamation Agreement, Amalgamation Resolution, or the Transaction by the EmergeIT Shareholders or by Callco as the sole shareholder of Exchangeco):

(i) By mutual written agreement of the parties;

(ii) By either EmergeIT or Exchangeco if:

(A) the Effective Date shall not have occurred on or before October 31, 2016 or such later date as the parties may agree in writing, except that the right to terminate the Amalgamation Agreement under this provision shall not be available to any party whose failure to perform or fulfill any of its obligations has been the cause of, or resulted in, the failure of the Effective Date to occur by such date;

(B) after the date of the Amalgamation Agreement, there shall be enacted or made any applicable Law that makes consummation of the Transaction illegal or otherwise prohibited or enjoins any party from consummating the Transaction;

(C) the Amalgamation Resolution shall have failed to receive the requisite vote of the EmergeIT Shareholders for approval at the EmergeIT shareholders meeting in accordance with applicable Laws;

(D) the holders of 25% or more of the securities of EmergeIT authorized to vote on the Transaction have exercised their dissent rights under the Act with respect to the Transaction; or

(E) the board of directors and stockholders of Paid do not approve the completion of the transactions contemplated by this Agreement on terms and conditions acceptable to emergeIT on or prior to October 15, 2016.

(cc) This Agreement may be amended or modified in such manner as the boards of directors of Callco and Exchangeco may permit or require at any time prior to the Effective Date, without the requirement or necessity of any further or other shareholder approval, unless the board of directors of either Callco or Exchangeco determines that such amendment or modification is material to the business, assets, properties, liabilities or operations of Amalco.

Appendix H - 9

1.3	Schedules

The following schedules are attached and form an integral part of this Agreement:

a)	Schedule A – Definitions

b)	Schedule B – Prescribed Form of Articles of Amalgamation

c)	Schedule C – Post-Closing Pro Forma Capitalization Table for Amalco and Net Working Capital Amount Adjustment

d)	Schedule D – Dissent Rights

e)	Schedule E - Disclosure Schedule

f)	Schedule F – Financial Statements of EmergeIT as of December 31, 2015

g)	Schedule G – Form 10Q Quarterly Report for Paid as of March 31, 2016

Appendix H - 10

ARTICLE 2
DISSENT RIGHTS AND PROFESSIONAL ADVICE

2.1	Dissent Rights.

Holders of EmergeIT Shares may exercise rights of dissent (“Dissent Rights”) from the Amalgamation Resolution pursuant to and in the manner set forth under the Act, provided the written objection to the Amalgamation Resolution must be sent to EmergeIT by holders who wish to dissent and received by EmergeIT prior to the EmergeIT Meeting or any date to which the Meeting may be postponed or adjourned.

A summary of such Dissent Rights is set forth in Schedule “D”.  Shareholders wishing to exercise such rights should obtain their own legal, financial and professional advice with respect to such decision.

2.2	Consequences of Exercise of Dissent Rights

Holders who exercise such rights of dissent and who are ultimately entitled to be paid fair value for their EmergeIT Shares, which fair value shall be the fair value of such shares as at the close of business on the day prior to the EmergeIT Shareholders Meeting and who are paid an amount equal to such fair value by or on behalf of Amalco shall cease to have any rights as shareholders of the Corporation other than such rights as dissenting shareholders or former shareholders as are set forth under the Act.

Holders who exercise such rights of dissent and who are ultimately not entitled, for any reason, to be paid fair value for their EmergeIT Shares shall be deemed to have participated in the amalgamation, as of the Effective Time, on the same basis as a non-dissenting holder of EmergeIT Shares and shall be entitled to receive only the consideration contemplated in subsection 1.2(s) hereof that such holder would have received pursuant to the amalgamation if such holder had not exercised Dissent Rights.

2.3	Requirement for Strict Compliance and Independent Advice

Nothing in this Agreement affects or reduces in any way the requirement of any holder of EmergeIT Shares who wishes to exercise Dissent Rights from strictly complying with the provisions of the Act and holders of EmergeIT Shares wishing to exercise such rights are obligated to do so.  Any shareholder wishing to exercise such rights should consult with their own legal, financial and other professional advisors on a timely basis prior to the date of the Meeting if they wish to avail themselves of such rights.

2.4	Tax and Other Financial Advice; Alternative Transaction Options

The Amalgamation contemplates the issuance to the shareholders of EmergeIT exchangeable preferred shares of Amalco. Shareholder(s) who are not Canadian residents within the meaning of the Income Tax Act (Canada) and who request the ability to do so, may require the direct issuance by Paid of the shares of common stock and preferred stock that such shareholder(s) would otherwise be entitled to receive on the amalgamation if their exchangeable preferred shares of Amalco were immediately exchanged for such shares of common stock and preferred stock of Paid.

Appendix H - 11

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF EMERGEIT

EmergeIT represents and warrants to all other parties hereto, that the statements contained in this Article 3 are true and correct except as set forth on the Disclosure Schedule (attached hereto as Schedule “E”) delivered to all parties concurrently upon execution of this Agreement, and EmergeIT acknowledges that the other parties are relying upon the representations and warranties in connection with the amalgamation. For the purposes of this Article 3, unless the context clearly requires otherwise, all references to EmergeIT shall include any and all predecessors of EmergeIT.

3.1	Authorized and Issued Capital

Set out in Schedule “E” is the authorized capital of EmergeIT together with a list of registered owners of the EmergeIT Shares, including the holders of certain contingent rights or claims with respect to such securities which rights and claims are to be satisfied as of the Effective Date with no increase in the aggregate number of exchangeIT shares issued and outstanding.   The implementation of the amalgamation will not violate, contravene, breach or offend against or result in any default under any Contract, charter or by-law provision, Order, judgment, decree, license, permit or Law, to which EmergeIT is a party or subject or by which EmergeIT is bound or affected.

3.2	Capacity and Due Authorization

EmergeIT has all necessary power and capacity to execute and deliver this Agreement, and all other agreements and instruments to be executed by it as contemplated by this Agreement, and to enter into and implement the amalgamation and to perform its obligations hereunder.

3.3	No Other Agreements

Except as disclosed herein, EmergeIT, has not granted any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for the purchase or acquisition from EmergeIT of any of its securities.

3.4	Residence

Each EmergeIT Shareholder other than John Smith, W. Austin Lewis, IV, and Andrew Morrison is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

3.5	Incorporation and Corporate Power

EmergeIT is a corporation incorporated and organized under the laws of Ontario and is a valid and subsisting corporation under such laws. EmergeIT has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted.

3.6	Subsidiaries and Investments

Schedule “E” sets out all the Subsidiaries and investments EmergeIT has in any other entity.  All representations and warranties set out in this Agreement are also given mutatis mutandis, in respect of each subsidiary but to the best of the knowledge and belief of the party providing the representations and warranties.  In addition, Schedule “E” sets out any exceptions to all the representations and warranties with respect to such entities.

Appendix H - 12

3.7	Capitalization

All of the EmergeIT Shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares.  Except as disclosed in Schedule “E”, there are no options, warrants or other rights to purchase shares or other securities of EmergeIT and no securities or obligations convertible into or exchangeable for shares or other securities of EmergeIT have been authorized or agreed to be issued or are outstanding.

3.8	Securities Laws

EmergeIT is not a “reporting issuer” as defined in National Instrument 45-106.

3.9	Regulatory Approvals

Other than as set out in Schedule “E”, and except for the filing of Articles of Amalgamation in prescribed form with the Director under the Act and the issuance of a Certificate of Amalgamation with respect thereto, and the filing of financial statements and tax returns in respect of the period up to the Effective Date resulting from the amalgamation, no approval, Order, consent of or filing with any Governmental Authority is required on the part of EmergeIT in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of its obligations under this Agreement or any other documents and agreements to be delivered by such parties under this Agreement.

3.10	Financial Statements

The EmergeIT Financial Statements, attached hereto as Schedule “F”, have been prepared on a basis consistent with that of the preceding periods, are complete and accurate and present fairly:

(a) all of the assets, liabilities and financial position of EmergeIT as at the date(s) of the relevant statement(s); and

(b) the revenue, earnings, results of operation and changes in financial position of EmergeIT for the period(s) covered by the Financial Statements.

3.11	No Undisclosed Liabilities

Except as disclosed in the Financial Statements, EmergeIT does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which continue to be outstanding.

3.12	Absence of Contingent Liabilities

EmergeIT has not given or agreed to give, nor is EmergeIT a party to or bound by, any guarantee, surety or indemnity in respect of indebtedness, or other obligations, of any Person, or any other commitment by which EmergeIT is contingently responsible for such indebtedness or other obligations.

3.13	Business in Compliance with Law

The operations of EmergeIT have been and are now conducted in compliance with all Laws of the province of Ontario and of Canada, the Laws of which have been and are now applicable to the business or products of EmergeIT, and there is no investigation or inquiry, Order, decree or judgment of any court of competent jurisdiction or any governmental agency or regulatory body outstanding or anticipated against any such entity and none of such entities have received any notice of any alleged violation of any such Laws.

Appendix H - 13

3.14	Title to Certain Assets

EmergeIT is the sole legal and beneficial and (where its interests are registrable) the sole registered owner of all of its respective assets and interests in its assets that it purports to own, with good, valid and marketable title, free and clear of all Encumbrances.

3.15	Governmental Authorizations

EmergeIT has all Governmental Authorizations necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of EmergeIT. EmergeIT is not in default in any material respect of any such Governmental Authorizations. All Governmental Authorizations are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Governmental Authorization is pending or, to the knowledge of EmergeIT, threatened.

3.16	Restrictive Covenants

EmergeIT is not a party to or bound or affected by any Contract (A) limiting EmergeIT’s freedom to compete in any line of business or any geographic area, acquire goods or services from any supplier, establish the prices at which it may directly or indirectly sell any goods or services, sell (directly or through intermediaries) goods or services to any customer or potential customer, or transfer or move any of its assets or operations; or (B) which, as a result of the Transaction, could reasonably be expected to result in a Material Adverse Effect.

3.17	Environmental Matters

(a) The operation of the business and the assets of EmergeIT have been and are in compliance with all Environmental Laws, including all Environmental Consents in all material respects; and

(b) EmergeIT has obtained all Environmental Consents necessary to conduct its respective business and to own, use and operate its respective assets.

3.18	Employee Benefit Plans; Labour Matters.

(a) Each EmergeIT Employee, past and present, has executed an agreement with EmergeIT regarding ownership of intellectual property developed by them as a work made for hire (or in lieu thereof, as assigned to the Company). EmergeIT is not aware that any of its present and former employees, officers or consultants are in violation thereof.

(b) There are no Claims, pending Claims nor, to the knowledge of EmergeIT, threatened Claims pursuant to any Laws relating to the Employees or former employees, including employment standards, human rights, labour relations, occupational health and safety, or workers’ compensation. To the knowledge of EmergeIT, nothing has occurred which might lead to a Claim under any such Laws.  There are no outstanding decisions, Orders or settlements or pending settlements which place any obligation upon EmergeIT to do or refrain from doing any act.

(c) All current assessments under workers’ compensation legislation in relation to EmergeIT have been paid or accrued. EmergeIT has not been and is not subject to any additional or penalty assessment under such legislation which has not been paid or has been given notice of any audit.

Appendix H - 14

3.19	Privacy and Personal Information

EmergeIT has complied in all material respects with all applicable Laws relating to privacy, data protection, and the collection, processing and use of Personal Information. EmergeIT takes commercially reasonable measures to ensure that such information is protected against unauthorized access, use or, modification and all required consents to the collection, use or disclosure of Personal Information in connection with the conduct of its respective business have been obtained.

3.20	Litigation

Other than as set out in Schedule “E”, there are no Claims, investigations or other proceedings, including appeals and applications for review, in progress, or, to the knowledge of EmergeIT, pending or threatened against or relating to EmergeIT before any Governmental Authority, which, if determined adversely to EmergeIT, would:

(a) have a Material Adverse Effect,

(b) enjoin, restrict or prohibit the transfer of all or any part of the Shares as contemplated by this Agreement, or

(c) delay, restrict or prevent EmergeIT from fulfilling any of its obligations set out in this Agreement or arising from this Agreement,

and EmergeIT has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.  There is no judgment, decree, injunction, rule or Order of any Governmental Authority or arbitrator outstanding against EmergeIT.  EmergeIT has not undergone during the last three years, and is not currently undergoing, any audit, review, inspection, investigation, survey or examination of records by a Governmental Authority relating to each respective business.

3.21	Tax Matters

(a) Other than as set out in Schedule “E”, EmergeIT has prepared and filed on time with all appropriate taxing authorities all returns, declarations, remittances, information returns, reports and other documents of every nature required to be filed by on behalf of EmergeIT in respect of any Taxes or in respect of any other provision in any domestic or foreign federal, provincial, municipal, state, territorial or other taxing statute for all fiscal period ending on or before the Effective Date.  All such returns, declarations, remittances, information returns, reports and other documents are correct and complete and no material fact has been omitted therefrom.  No extension of time in which to file any such returns, declarations, remittances, information returns, reports or other documents is in effect.  All Taxes shown on all such returns, or on any assessments or reassessments in respect of any such returns have been paid in full.  No action, proceeding or investigation has been threatened by any governmental authority for the assessment or collection of any Taxes for which EmergeIT would be liable and no governmental body has challenged, disputed or questioned any such entity in respect of any returns, filings or other reports filed under any statute providing for Taxes.

(b) EmergeIT has paid in full all Taxes required to be paid on or prior to the Effective Date and have made adequate provision in the Financial Statements in accordance with GAAP for the payment of all Taxes in respect of all fiscal periods ending before the Effective Date.  EmergeIT is not aware of any contingent liabilities for Taxes (other than in respect of current taxation years) or any grounds for assessment or reassessment of EmergeIT.  EmergeIT has not executed or filed with any government body any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

Appendix H - 15

(c) EmergeIT has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any Employee, officer or director and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by Law to be remitted by it.

(d) EmergeIT has duly and timely collected all amounts on account of any sales or transfer Taxes, including goods and services, harmonized sales and provincial or territorial sales Taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by it.

3.22	Corporate Records

The minute book of EmergeIT is complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the articles and by-laws of each such entity and without limiting the generality of the foregoing, (a) the minute book contains complete and accurate minutes of all meetings of the directors and shareholders of such entity held since its date of incorporation, and all such meetings were duly called and held; (b) the minute book contains all written resolutions passed by the directors and shareholders of such entity and all such resolutions were duly passed; and (c) the share certificate book, register of shareholders, register of transfers and register of directors and officers of such entity are complete and accurate in all material respects.

3.23	Absence of Conflicts

EmergeIT is not a party to, or bound or affected by or subject to any (A) Contract; (B) charter or by-law; or (C) Laws or Governmental Authorizations; that would be violated, breached by, or under which default would occur or an Encumbrance would be created, or a consent is required, or in respect of which the obligations of any such entity will increase or the rights or entitlements of any such entity will decrease or any obligation on the part of any such entity to give notice will arise, as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement.

3.24	Leases and Leased Property

(a) Schedule “E” describes all leases or agreements to lease under EmergeIT leases any real or immovable property (the “Leases”).  The names of the other parties to the Lease, the description of the Leased Properties, the term, rent and other amounts payable under the Lease and all renewal options available under the Lease are accurately described in such schedule. Complete and correct copies of the Leases have been provided to all other parties hereto.

(b) EmergeIT is exclusively entitled to all rights and benefits as lessee under the Leases, and has not sublet, assigned, licensed or otherwise conveyed any rights in the premises subject to the Leases (the “Leased Properties”) or in the Leases to any other person.

(c) All rental and other payments and other obligations required to be paid and performed by EmergeIT pursuant to the Leases, have been duly paid and performed.  EmergeIT is not in material default of any obligations under the Leases and, to the knowledge of EmergeIT, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases.

(d) The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the transactions contemplated in this Agreement.

(e) The use by EmergeIT of the Leased Properties is not in material breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan, and EmergeIT has adequate rights of ingress and egress for the operation of the business in the ordinary course.

Appendix H - 16

3.25	Real Property

EmergeIT does not own any real property.

3.26	No Broker

EmergeIT has carried on all negotiations relating to this Agreement and the Transaction directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee or other like payment against any other party hereto.

3.27	Full Disclosure

EmergeIT has made available to all other parties hereto all information relating to this Agreement and the Transaction which is in its possession or of which they are aware. All such information which has been provided to the other parties is true and correct in all material respects and no material fact or facts have been omitted from that information which would make such information misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF EXCHANGECO

Exchangeco represents and warrants to all other parties hereto, that the statements contained in this Article 4 are true and correct, and Exchangeco acknowledges that the other parties are relying upon the representations and warranties in connection with the amalgamation.

4.1	Authorized and Issued Capital

The authorized capital of Exchangeco consists of an unlimited number of common shares, of which 100 (and no more) common shares have been issued and are currently outstanding, and held by Callco, as sole registered holder, and an unlimited number of exchangeable shares, of which 0 exchangeable shares have been issued and are currently outstanding before giving effect to the transactions contemplated hereby. The entering into of this Agreement and the completion of the Transaction contemplated hereby will not violate, contravene, breach or offend against or result in any default under any Contract, charter or by-law provision, Order, judgment, decree, license, permit or Law, to which such Shareholder is a party or subject or by which such Shareholder is bound or affected.

4.2	Due Authorization and Enforceability of Obligations

Exchangeco has all necessary power and capacity to execute and deliver this Agreement, and all other agreements and instruments to be executed by it as contemplated by this Agreement, and to enter into and implement the amalgamation and to perform its obligations hereunder.

4.3	No Other Activities

Except for activities related to their incorporation and organization Exchangeco has not engaged in any business activities, incurred any obligations, actual or contingent, become subject to any agreement or understanding, written or oral, acquired any property or assets, incurred any debt or liability, or entered into any agreement, commitment or understanding to do any of the foregoing,

Appendix H - 17

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PAID

Paid represents and warrants to all other parties hereto, that the statements contained in this Article 5 are true and correct except as set forth in Schedule “E”, and Paid acknowledges that the other parties are relying upon the representations and warranties in connection with the amalgamation.

5.1	Authorized and Issued Capital

The authorized capital of Paid is 11,000,000 shares of common stock, and a list of registered and beneficial owners of the Paid Shares has been previously delivered.

5.2	Due Authorization and Enforceability of Obligations

Paid has all necessary power and capacity to execute and deliver this Agreement, and all other agreements and instruments to be executed by it as contemplated by this Agreement, and to perform its obligations hereunder.

5.3	Incorporation and Corporate Power

Paid is a corporation incorporated and organized under the laws of the State of Delaware and is a valid and subsisting corporation under such laws. Paid has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted.

5.4	Regulatory Approvals

Other than as set out in Schedule “E”, no approval, Order, consent of or filing with any Governmental Authority is required on the part of Paid in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of its obligations under this Agreement or any other documents and agreements to be delivered by such parties under this Agreement.

5.5	Financial Statements

The unaudited Paid Financial Statements, as filed with the SEC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the applicable periods and with each other, except that the unaudited Paid Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Paid Financial Statements fairly present the financial condition and operating results of Paid as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Paid Financial Statements to normal year-end audit adjustments. Except as set forth in the Paid Financial Statements, Paid has no material liabilities, contingent or otherwise.  Except as disclosed in the Paid Financial Statements, Paid is not a guarantor or indemnitor of any indebtedness of any other Person.  Parent maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

5.6	Business in Compliance with Law

(a) Paid has complied and is in compliance in all material respects with, has not violated and is not in violation of, and has not received any notices of non-compliance or violation or alleged non-compliance or violation with respect to, any Law applicable to it.  Paid is in compliance with its stated privacy policies including any privacy policies contained on any websites maintained by or on behalf of Paid and all applicable privacy and anti-SPAM Laws and, with respect to government contracts, applicable Laws relating to the safeguarding of, and access to, classified information;

Appendix H - 18

(b) Paid has complied in all respects with, is in compliance in all respects with, and none of them has taken any action that has violated or would reasonably be expected to result in a violation of any Law applicable to it related to export Laws.  No action, suit, proceeding, hearing, investigation, charge complaint, claim, or notice has been filed or commenced against Paid alleging any failure to comply with the export Laws.  Paid has full export privileges pursuant to applicable Law.  Paid is not under any export sanction or debarment from any office or agency of the United States or other Governmental Authority.  There are no actions, suits, proceedings (including administrative proceedings) or investigations of any nature pending that would reasonably be expected to result in the loss of export privileges for Paid prior to or after the Effective Date;

(c) Paid has complied and is in compliance in all material respects with, has not violated and is not in violation of, and Paid has not received any notices of non-compliance or violation or alleged non-compliance or violation with respect to, any applicable data protection Laws or data breach notification Laws. Paid’s business activities have in all material respects been carried out in accordance with applicable Laws on data protection; and

(d) Paid has all Government Authorizations and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of Paid.  Paid is not in default in any material respect under any of such Governmental Authorizations or other similar authority.  All Paid Governmental Authorizations are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Paid Governmental Authorizations is pending or, to the knowledge of Paid, threatened.

5.7	Title to Certain Assets

Paid owns its property and assets free and clear of all Encumbrances, except such Encumbrances that arise in the ordinary course of business and do not materially impair Paid’s ownership or use of such property or assets. With respect to the property and assets it leases, Paid is in compliance with such leases and holds a valid leasehold interest free of any Encumbrances.

5.8	Environmental Matters

(a) The operation of the business and the assets of Paid have been and are in compliance with all Environmental Laws, including all Environmental Consents in all material respects; and

(b) Paid has obtained all Environmental Consents necessary to conduct its respective business and to own, use and operate its respective assets.

5.9	Employee Benefit Plans; Labour Matters.

(a) Each Paid Employee, past and present, has executed an agreement with Paid regarding ownership of intellectual property developed by them as a work made for hire (or in lieu thereof, as assigned to Paid) and the nondisclosure and safeguarding of confidential and proprietary information of Paid (the “Confidential Information Agreements”). No Paid Employee has expressly excluded works or inventions or other subject matter from his or her Confidential Information Agreements. Paid is not aware that any of its present and former employees, officers or consultants are in violation thereof; and

(b) Paid has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended).

Appendix H - 19

5.10	Litigation

There are no Claims, investigations or other proceedings, including appeals and applications for review, in progress, or, to the knowledge of Paid, pending or threatened against or relating to Paid before any Governmental Authority, which, if determined adversely to Paid, would:

(a) have a Material Adverse Effect,

(b) enjoin, restrict or prohibit the transfer of all or any part of the Shares as contemplated by this Agreement, or

(c) delay, restrict or prevent Paid from fulfilling any of its obligations set out in this Agreement or arising from this Agreement,

and Paid has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.  There is no judgment, decree, injunction, rule or Order of any Governmental Authority or arbitrator outstanding against Paid.  Paid has not undergone during the last three years, and is not currently undergoing, any audit, review, inspection, investigation, survey or examination of records by a Governmental Authority relating to each respective business.

5.11	Tax Matters

(a) Paid has filed all tax returns that it was required to file under applicable legal requirements.  All such tax returns were correct and complete in all respects and have been prepared in substantial compliance with all applicable legal requirements.  All Taxes due and owing by Paid and each of its subsidiaries (whether or not shown on any tax return) have been Paid.  No claim has ever been made by any Governmental Authority in a jurisdiction where Paid or any of its subsidiaries does not file tax returns that Paid is or may be subject to taxation by that jurisdiction.  There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Paid;

(b) Paid has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any officer, director, employee, independent contractor, creditor, stockholders, or other third party;

(c) No legal proceedings are pending or being conducted with respect to tax matters of Paid or any of its subsidiaries.  Paid has not received from any Governmental Authority any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to tax matters, or (iii) notice of assessment, reassessment, deficiency or proposed adjustment of or any amount of tax proposed, asserted or assessed by any Governmental Authority against Paid;

(d) Paid has made available to the other parties hereto correct and complete copies of all tax returns, notices of assessment, notices of reassessment examination reports, and statements of deficiencies assessed against or agreed to by Paid or any of its subsidiaries, that were filed or received for all taxable years remaining open under the applicable statute of limitations;

(e) Paid uses the accrual method of accounting for income tax purposes;

(f) Paid has not entered into any binding election, designation or arrangement with any Governmental Authority with regard to Taxes of Paid affecting any tax period for which the applicable statute of limitations, after giving effect to any extension or waiver thereof, has not expired. Paid has not consented to extend the time, or is the beneficiary of any extension of time, in which any tax return is to be filed or any Taxes are to be Paid or remitted or in which any Taxes may be assessed or collected by any Governmental Authority;

Appendix H - 20

(g) Paid is not a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of any wage amount that will not be fully deductible under applicable tax law. Paid is not a party to or bound by any tax allocation agreement, tax sharing agreement, tax indemnification agreement or tax gross-up agreement. Paid has not been a member of an affiliated group filing a consolidated or combined income tax return;

(h) The charges, accruals and reserves on the books of Paid in respect of any liability for Taxes for any year not finally determined are sufficient to meet any reasonable assessment or reassessment for additional Taxes for any year not finally determined. The unpaid Taxes of Paid (i) did not, as of the date of the Paid Financial Statements, exceed the tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the Paid Financial Statements, and (ii) do not exceed that tax liability as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of Paid in filing its tax returns.  Since the date of the Financial Statements, Paid has not incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with United States generally accepted accounting principles, outside the ordinary course of business;

(i) Paid will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date which taxable income or deduction was realized (or reflects economic income arising) on or prior to the Effective Date, including as a result of any (i) installment sale or open transaction disposition made on or prior to the Effective Date; (ii) change in method of accounting for a taxable period ending on or prior to the Effective Date; (iii) prepaid amount received or deferred revenue recognized on or prior to the Effective Date; (iv) “closing agreement” described in Section 7121 of the U.S. Tax Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Effective Date; (v) election under Section 108(i) of the U.S. Tax Code; or (v) intercompany transactions;

(j) Paid has not and will not be required to include any adjustment in taxable income for any taxable period (or portion thereof) pursuant to Section 481 or 263A of the U.S. Tax Code or any corresponding or similar provision of state, local or non-U.S. Tax law as a result of transactions, events or accounting methods employed prior to the transactions contemplated by this Agreement;

(k) Paid has not been a party to any “Reportable Transaction” within the meaning of Treasury Regulations section 1.6011-4(b);

(l) Paid has in its possession official foreign government receipts for any Taxes paid by it to any foreign taxing authorities for which receipts have been provided or are customarily provided;

(m) Paid is not and has never been, over the past three (3) years, a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for U.S. federal income tax purposes;

(n) Paid has not taken any action which does or might adversely affect an agreement with, or tax ruling from, a taxing authority; and

(o) Paid has disclosed on its tax returns any tax reporting positions taken in any tax return that would give rise to a substantial understatement of Taxes within the meaning of Section 6662 of the U.S. Tax Code or any corresponding or similar provision of state, local or non-U.S. Tax law.

Appendix H - 21

5.12	Corporate Records

The minute book of Paid is complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the articles and by-laws of such entity and without limiting the generality of the foregoing, (a) the minute book contains complete and accurate minutes of all meetings of the directors and shareholders of each such entity held since its date of incorporation, and all such meetings were duly called and held; (b) the minute book contains all written resolutions passed by the directors and shareholders of such entity and all such resolutions were duly passed; and (c) the share certificate book, register of shareholders, register of transfers and register of directors and officers of such entity are complete and accurate in all material respects.

5.13	Changes

Since December 31, 2015 there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of Paid that is not reflected in the Paid Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Paid (as such business is presently conducted and as it is proposed to be conducted);

(c) any waiver by Paid of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Paid, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of Paid (as such business is presently conducted and as it is proposed to be conducted);

(e) any material change or amendment to a material contract or arrangement by which Paid or any of its assets or properties is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, manager or member;

(g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h) any resignation or termination of employment of any key officer of Paid; and Paid, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

(i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Paid;

(j) any mortgage, pledge, transfer of a security interest in, or lien, created by Paid, with respect to any of its material properties or assets, except liens for Taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Paid’s ownership or use of such property or assets;

Appendix H - 22

(k) any loans or guarantees made by Paid to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l) any declaration, setting aside or payment or other distribution in respect of any of Paid’s equity interest, or any direct or indirect redemption, purchase or other acquisition of any of such equity interest by Paid;

(m) to Paid’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of Paid (as such business is presently conducted and as it is proposed to be conducted); or

(n) any agreement or commitment by Paid to do any of the things described in this Section 5.13.

5.14	Contracts

(a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between Paid and any of its officers, managers, affiliates, or any affiliate thereof;

(b) Other than as filed in a periodic or current report with the U.S. Securities and Exchange Commission (the “SEC”), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Paid is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to Paid in excess of, $10,000, or (ii) any license of any patent, copyright, trade secret or other proprietary right to or from Paid (other than (A) the nonexclusive license of Paid’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements the form of which has been provided to counsel for Paid or (B) the nonexclusive, non-negotiated license to Paid of standard, unmodified, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of Paid), (iii) provisions restricting the development, manufacture or distribution of Paid’s products or services, or (iv) indemnification by Paid with respect to infringements of proprietary rights (each a “Paid Material Agreement”).  Paid is not in material breach of or default under any Paid Material Agreement and, to Paid’s knowledge, there is no current claim or threat that Paid is or has been in material breach of or default under any Paid Material Agreement.  Each Paid Material Agreement is in full force and effect and is enforceable by Paid in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies.  To Paid’s knowledge, no other party to a Paid Material Agreement is in material default thereunder or in actual or anticipated material breach thereof;

(c) Paid has not (i) declared or Paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business;

Appendix H - 23

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons Paid has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections; and

(e) There are no agreements, understandings or proposed transactions to which Paid is a party that will terminate or provide a right of Paid or another party thereto to terminate (either with or without the passage of time or the giving of notice, or both) as a result of the transactions hereby contemplated.  All agreements, understandings or proposed transactions to which Paid is a party will continue to be valid, binding, in full force and effect and enforceable against Paid (and to Paid’s knowledge, to each other party thereto) in accordance with their respective terms immediately following the consummation of the transactions contemplated hereby.

5.15	Real Property

Paid does not own any real property.

5.16	Intellectual Property

(a) Except as otherwise disclosed, Paid has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted (“Paid Intellectual Property”) without any violation or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. Paid’s periodic and current reports filed with the SEC contain, as applicable, a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of, or exclusively licensed to, Paid.  Except as otherwise disclosed, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 5.16(a) that is to any extent owned by or exclusively licensed to Paid, nor is Paid bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes (including, without limitation, any applications for registration of the foregoing) of any other Person, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  Paid has not received any communications alleging that Paid has violated or would violate any of the patents, trademarks, service marks, domain names, trade names, copyrights or trade secrets or other proprietary rights of any other Person, and Paid has no knowledge of any information that would cause it to expect that any such communication may be forthcoming.  Paid is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Paid or that would conflict with Paid’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of Paid’s business by the employees of Paid, will, to Paid’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  Paid does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by Paid;

Appendix H - 24

(b) To the extent Paid uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses (each of which is set forth on Schedule “E”), Paid is in compliance with the terms of any such licenses, and Paid is not required under any such license to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of Paid’s proprietary software or intellectual property (or to permit any such distribution or availability); and

(c) At no time during the conception of or reduction to practice of any of the Paid Intellectual Property was any developer, inventor or other contributor to such Paid Intellectual Property (i) operating under any grants from any Governmental Authority or agency or private source or using facilities of a college or university or other educational institution or research center, (ii) performing services or research for or sponsored by any Governmental Authority or agency or private source (including any college or university or other educational institution or research center) or (iii) subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party, and no (i) Governmental Authority or (ii) facilities of a university, college, other educational institution or research center, has acquired any rights as the result of providing any funding relating to the development of any Paid Intellectual Property.

5.17	Certain Interests

No employee, officer, or manager of Paid (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, manager or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to Paid, nor is Paid indebted (or committed to make loans or extend or guarantee credit) to any of them.  To Paid’s knowledge, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which Paid is affiliated or with which Paid has a business relationship, or any firm or corporation that competes with Paid, except that employees, officers, or directors of Paid and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with Paid.  Except as disclosed, no Related Party or member of their immediate family is directly or indirectly interested in any material contract with Paid.

5.18	No Broker

Paid has carried on all negotiations relating to this Agreement and the Transaction directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee or other like payment against any other party hereto.

5.19	Full Disclosure

Paid has made available to all other parties hereto all information relating to this Agreement and the Transaction which is in its possession or of which they are aware. All such information which has been provided to the other parties is true and correct in all material respects and no material fact or facts have been omitted from that information which would make such information misleading.

Appendix H - 25

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF CALLCO

Callco represents and warrants to all other parties hereto, that the statements contained in this Article 6 are true and correct, and Callco acknowledges that the other parties are relying upon the representations and warranties in connection with the amalgamation.

6.1	Authorized and Issued Capital

The authorized capital of Callco consists of an unlimited number of common shares, of which 100 common shares have been issued and are currently outstanding, and held by Paid. The Callco Shareholder holds its Callco Shares with good and marketable title thereto, free of all mortgages, pledges, liens, charges, security interests, adverse demands or claims, or other Encumbrances whatsoever.  The Callco Shareholder has the exclusive right to approve the Transaction contemplated in this Agreement and such transaction will not violate, contravene, breach or offend against or result in any default under any Contract, charter or by-law provision, Order, judgment, decree, license, permit or Law, to which such Shareholder is a party or subject or by which such Shareholder is bound or affected. No Callco Shares are subject to the terms of any shareholders agreement.

6.2	Due Authorization and Enforceability of Obligations

Callco has all necessary power and capacity to execute and deliver this Agreement, and all other agreements and instruments to be executed by it as contemplated by this Agreement, and to enter into and implement the amalgamation and to perform its obligations hereunder.

6.3	No Other Activities

Except for activities related to their incorporation and organization Callco has not engaged in any business activities, incurred any obligations, actual or contingent, become subject to any agreement or understanding, written or oral, acquired any property or assets, incurred any debt or liability, or entered into any agreement, commitment or understanding to do any of the foregoing.

ARTICLE 7
COVENANTS; NON-WAIVER; SURVIVAL

7.1	Notices of Certain Events

Each of the parties hereto shall promptly notify the other parties of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction;

(b) any notice or other communication from any Governmental Authority in connection with the Transaction;

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting any parties hereto that relates to the consummation of the Transaction; and

(d) any changes required to be made to the Disclosure Schedule (Schedule “E”).

Appendix H - 26

7.2	Public Announcement

Except to the extent otherwise required by Applicable Law or with the prior consent of all other parties, no party shall make any public announcement regarding this Agreement or the Transaction.

7.3	Non-Waiver

No investigations made by or on behalf of Exchangeco, Callco, or Paid at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by EmergeIT in or pursuant to this Agreement.  No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.4	Nature and Survival

All representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Effective Date and shall continue in full force and effect for the benefit of the respective parties as the case may be as set forth in Section 7.1.

7.5	Further Actions

Until the Closing, each party will, and will cause its affiliates to, use commercially reasonable efforts to cooperate with the other parties and their affiliates and to take such actions and execute and deliver any documents or instruments that are reasonably necessary, proper or advisable to consummate the Transaction contemplated by this Agreement as promptly as practicable, including using commercially reasonable efforts to (a) obtain each of Governmental Authorizations required to be disclosed pursuant to this Agreement, (b) prevent the entry, enactment or promulgation of any pending or threatened order that would prevent, prohibit or delay the consummation of the Transaction contemplated by this Agreement, (c) lift or rescind any existing order preventing, prohibiting or delaying the consummation of the Transaction contemplated by this Agreement, and (d) cooperate with the other parties with respect to all registrations, applications and other filings by any other party that is required by applicable Law or that such other party otherwise elects to make to consummate the Transaction contemplated by this Agreement.

7.6	Operation of EmergeIT’s Business

Except as expressly contemplated by this Agreement or as Exchangeco, Callco and Paid may otherwise consent to in writing, until the Closing, the EmergeIT Shareholders will cause EmergeIT to:

(a) conduct EmergeIT’s business only in the ordinary course of business;

(b) without making any commitment on Exchangeco’s behalf, preserve intact EmergeIT’s current business organization, keep available the services of each of EmergeIT’s present officers, employees, independent contractors and agents and maintain EmergeIT’s relations and goodwill with those having business relationships with EmergeIT;

(c) maintain EmergeIT’s assets in a state of good repair and in a condition that complies with all applicable Laws and is consistent with the requirements and ordinary conduct of EmergeIT’s business;

Appendix H - 27

(d) pay when due or otherwise satisfy in the ordinary course of business all of its bona fide liabilities incurred in the ordinary course of business, subject to good faith disputes;

(e) keep in full force and effect, without amendment, all material rights relating to EmergeIT’s business;

(f) comply with all Laws, orders and contractual obligations relating to EmergeIT’s business;

(g) continue in full force and effect the insurance coverage under the policies required to be disclosed in this Agreement or substantially equivalent policies;

(h) cooperate with and assist Exchangeco, Callco and Paid in identifying all permits required by any of Exchangeco, Callco and Paid and EmergeIT to operate EmergeIT’s business after the Effective Date, continuing EmergeIT’s existing permits and obtaining new permits for Exchangeco, Callco or Paid, as the case may be; and

(i) maintain all books and records relating to EmergeIT’s business in the ordinary course of business.

7.7	Operation of Paid’s Business

Except as expressly contemplated by this Agreement or as EmergeIT may otherwise consent to in writing, until the Closing, the Paid Shareholders will cause Paid to:

(a) conduct Paid’s business only in the ordinary course of business;

(b) without making any commitment on EmergeIT’s behalf, preserve intact Paid’s current business organization, keep available the services of each of Paid’s present officers, employees, independent contractors and agents and maintain Paid’s relations and goodwill with those having business relationships with Paid;

(c) maintain Paid’s assets in a state of good repair and in a condition that complies with all applicable Laws and is consistent with the requirements and ordinary conduct of Paid’s business;

(d) pay when due or otherwise satisfy in the ordinary course of business all of its bona fide liabilities incurred in the ordinary course of business, subject to good faith disputes;

(e) keep in full force and effect, without amendment, all material rights relating to Paid’s business;

(f) comply with all Laws, orders and contractual obligations relating to Paid’s business;

(g) continue in full force and effect the insurance coverage under the policies required to be disclosed in this Agreement or substantially equivalent policies;

(h) cooperate with and assist EmergeIT in identifying all permits required by any of EmergeIT and Paid to operate Paid’s business after the Effective Date, continuing Paid’s existing permits and obtaining new permits for EmergeIT, as the case may be;

(i) maintain all books and records relating to Paid’s business in the ordinary course of business;

Appendix H - 28

(j) refrain from creating any new class or series of securities of any kind in its capital stock, and from issuing any such additional securities;

(k) refrain from declaring or paying any dividends, and from authorizing or making any distributions upon or with respect to any class or series of its capita stock;

(l) refrain from incurring any indebtedness for money borrower or any other liabilities except for in the ordinary course of business;

(m) refrain from making any loans or advances to any Person, other than ordinary advances for travel expenses;

(n) refrain from selling, exchanging, or otherwise disposing of any of its assets or rights, other than the sale of its inventory in the ordinary course of business; and

(o) preserve intact Paid’s current board of directors.

ARTICLE 8
CONDITIONS PRECEDENT

8.1	Conditions Precedent For Paid, Callco and Exchangeco

Exchangeco’s completion of its obligations under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Effective Date, each of the following conditions precedent, each of which is acknowledged to be inserted for the exclusive benefit of Paid, Callco and Exchangeco and may be waived by Paid, Callco and Exchangeco in whole or in part:

(a) Exchangeco shall have completed its due diligence with respect to EmergeIT and the results thereof shall have been to Exchangeco’s satisfaction in its sole discretion and, without limiting the generality of the foregoing, Exchangeco shall be satisfied that the assets of the Corporation are adequate, in all material respects, for the operations currently being carried on or under development.

(b) EmergeIT shall have satisfied, repaid and discharged all of its liabilities and obligations including, without limitation, all statutory and regulatory liabilities and obligations, other than such liabilities and obligations agreed by Exchangeco in writing.

(c) There shall not have been a Material Adverse Effect on the business of EmergeIT.

(d) All of the representations and warranties of EmergeIT made in or pursuant to this Agreement shall be true and correct as at the Effective Time and with the same effect as if made at and as of the Effective Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and Exchangeco shall have received a certificate from EmergeIT confirming the truth and correctness of such representations and warranties.

(e) EmergeIT shall have performed or complied with, in all respects, all the obligations and covenants of such parties under this Agreement and Exchangeco shall have received a certificate from such parties confirming such performance or compliance, as the case may be.

Appendix H - 29

(f) All actions and proceedings taken on or prior to the Effective Date in connection with the performance by EmergeIT of its obligations under this Agreement, including without limitation the form of the Replacement Warrant and the form of Articles of Amalgamation to be adopted hereunder, shall be satisfactory to Exchangeco, acting reasonably, and Exchangeco shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to Exchangeco.

(g) All consents, approvals, Orders and authorizations of any Person (and registrations, declarations, filings or recordings with any Governmental Authority), required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, shall have been obtained at or before the Effective Date on terms acceptable to Exchangeco, acting reasonably.

(h) There shall be no Order issued delaying, restricting or preventing, and no pending or threatened Claim, or judicial or administrative proceeding, or investigation against any Party by any Person, for the purpose of enjoining, delaying, restricting or preventing, the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any Laws.

(i) Exchangeco shall have received evidence satisfactory to it that all Encumbrances have been discharged and that the assets of EmergeIT are free and clear of all Encumbrances.

(j) The Amalgamation Agreement, Amalgamation Resolution and Transaction shall have been approved by the EmergeIT Shareholders at the EmergeIT shareholders meeting.

(k) EmergeIT Shareholders shall not have exercised their Dissent Rights in connection with the amalgamation with respect to more than 25% of the EmergeIT Shares.

(l) Callco and Exchangeco shall have executed and delivered an Exchange and Call Rights Agreement.

(m) Allan Pratt shall have executed and delivered an employment agreement with Paid and Amalco.

(n) This Agreement shall not have been terminated.

If any of the foregoing conditions in this Section 8.1 have not been fulfilled by the Effective Date, then Exchangeco may terminate this Agreement by notice in writing to the other parties hereto, in which event Exchangeco is released from all obligations under this Agreement.  However, Exchangeco may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

8.2	Closing Deliveries of Paid, Callco and Exchangeco

At the Effective Date, each of Paid, Callco and Exchangeco shall deliver or cause to be delivered to EmergeIT any and all assurances, consents, agreements, documents and instruments, including but not limited to the Transaction Agreements, as may be reasonably required by EmergeIT to complete the transactions provided for in this Agreement, all of which shall be in form and substance satisfactory to such parties, acting reasonably.

Appendix H - 30

8.3	EmergeIT’s Conditions Precedent

EmergeIT’s completion of its obligations under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Effective Date, each of the following conditions precedent, each of which is acknowledged to be inserted for the exclusive benefit of EmergeIT and may be waived by EmergeIT in whole or in part:

(a) EmergeIT shall have completed its due diligence with respect to Exchangeco and the results thereof shall have been to EmergeIT’s satisfaction in its sole discretion and, without limiting the generality of the foregoing, EmergeIT shall be satisfied that the assets of the Corporation are adequate, in all material respects, for the operations currently being carried on or under development.

(b) Exchangeco shall have satisfied, repaid and discharged all of its liabilities and obligations including, without limitation, all statutory and regulatory liabilities and obligations other than such liabilities and obligations agreed by EmergeIT in writing.

(c) There shall not have been a Material Adverse Effect on the business of Paid, Callco or Exchangeco.

(d) All of the representations and warranties of Paid, Callco and Exchangeco made in or pursuant to this Agreement shall be true and correct as at the Effective Time and with the same effect as if made at and as of the Effective Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and EmergeIT shall have received a certificate from Paid, Callco and Exchangeco confirming the truth and correctness of such representations and warranties.

(e) Each of Paid, Callco and Exchangeco shall have performed or complied with, in all respects, all the obligations and covenants of such parties under this Agreement and EmergeIT shall have received a certificate from such parties confirming such performance or compliance, as the case may be.

(f) All actions and proceedings taken on or prior to the Effective Date in connection with the performance by each of Paid, Callco and Exchangeco of its obligations under this Agreement shall be satisfactory to EmergeIT, acting reasonably, and EmergeIT shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to EmergeIT.

(g) All consents, approvals, Orders and authorizations of any Person (and registrations, declarations, filings or recordings with any Governmental Authority), required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, shall have been obtained at or before the Effective Date on terms acceptable to EmergeIT, acting reasonably.

(h) There shall be no Order issued delaying, restricting or preventing, and no pending or threatened Claim, or judicial or administrative proceeding, or investigation against any Party by any Person, for the purpose of enjoining, delaying, restricting or preventing, the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any Laws.

Appendix H - 31

(i) EmergeIT shall have received evidence satisfactory to it that all Encumbrances affecting Exchangeco have been discharged and that the assets of Exchangeco are free and clear of all Encumbrances.

(j) Callco as the sole shareholder of Exchangeco shall have executed and delivered written shareholders resolutions agreeing to vote all of their securities of Exchangeco in favour of the amalgamation contemplated by this Agreement.

(k) Callco as the sole shareholder of Exchangeco shall not have exercised their Dissent Rights in connection with the amalgamation.

(l) Paid and Amalco shall have executed and delivered the Support Agreement.

(m) Paid and Exchangeco shall have executed and delivered the Exchange and Call Rights Agreement.

(n) Paid and Amalco shall have executed and delivered an employment agreement with Allan Pratt.

(o) The terms and conditions of the charter amendments providing for the issuance of non-voting preferred stock of Paid in connection with the completion of the Transaction Agreements shall be in final form and such form shall be satisfactory to EmergeIT, and the charter of Paid shall have been amended to provide for the creation and issuance of preferred shares having the terms and conditions set forth herein.

(p) The Amalgamation Agreement shall not have been terminated.

(q) Paid, Exchangeco, and Callco shall have updated their respective portions of the Disclosure Schedule (Schedule “E”) where any changes may have been required prior to the Effective Date in order to comply with this Agreement.

(r) Paid and Exchangeco shall have consented to the name of Amalco being changed to ShipTime Canada Inc.

(s) Amalco’s board of directors shall have been constituted as set forth in this Agreement.

(t) The board of directors of Paid shall have been fixed at five (5) persons and nominees acceptable to Paid and Exchangeco shall have been elected or appointed to hold office as directors of Paid.

(u) Paid and Exchangeco shall have consented to appointing Allan Pratt as Chief Executive Officer and President of Amalco.

(v) Paid shall remain the sole shareholder of Callco.

(w) Callco shall remain the sole shareholder of Exchangeco.

(x) Paid shall have taken all steps and proceedings and made all filings necessary or required to caused its name to be changed to ShipTime US Inc. as of the Effective Date or as soon as practicable, or another name acceptable to EmergeIT.

Appendix H - 32

(y) Paid shall have amended its charter to provide for the creation and reservation for issuance as of the Effective Date of the shares of common stock and preferred stock to be issued to the holders of exchangeable preferred shares of Amalco on the exchange of such securities as contemplated by this Agreement.

If any of the foregoing conditions in this Section 8.3 have not been fulfilled by the Effective Date, then EmergeIT may terminate this Agreement by notice in writing to the other parties hereto, in which event EmergeIT is released from all obligations under this Agreement.  However, EmergeIT may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

8.4	EmergeIT’s Closing Deliveries

At the Effective Date, EmergeIT shall deliver or cause to be delivered to Exchangeco any and all assurances, consents, agreements, documents and instruments, including but not limited to the Transaction Agreements and the Amalgamation Resolution, as may be reasonably required by Exchangeco to complete the transactions provided for in this Agreement, all of which shall be in form and substance satisfactory to such parties, acting reasonably.

ARTICLE 9
INDEMNIFICATION

9.1	Survival of Representations and Warranties.

All of the representations and warranties contained in Articles 3, 4, 5 and 6 of this Agreement shall survive Closing from the date hereof and continuing for a period of twelve months following the Effective Date (such period being the “Indemnity Period”) even if a party, as the case may be, knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing.  Notwithstanding the foregoing, breaches of representations, warranties and covenants resulting from fraud shall continue in effect without any time limitation until all applicable statutory limitation periods with respect to such claims have expired.

9.2	General Indemnification.

(a) The sole recourse that any party hereto shall have in the event of a breach of a representation, warranty of covenant of EmergeIT, Amalco or Callco (except in the case of fraud as provided below) shall be to make a claim against the Escrow Shares (as defined below) under this Section 9.2 or, in respect of certain specific matters, and without duplication, a claim under Section 9.4.

(b) Without limiting the generality of the foregoing, each of the parties covenants and agrees to not commence any action or suit against, relating to, involving or otherwise affecting any other party hereto, unless the basis of such action or suit is fraud.  Any action, suit, claim, investigation, or other proceeding arising out of or in connection with this Agreement or the Transaction shall be commenced and adjudicated in the courts located in the Province of Ontario, Canada.  The parties waive any right they may have to a jury trial.

Appendix H - 33

9.3	Escrow Shares and Deposit of Direction.

At the Effective Time, the parties shall reserve or deposit, as provided below:

(i) 5,500,000 Paid common shares resulting from the issuance of Paid securities resulting from the Amalgamation, which shares shall have been reserved for issuance to the shareholders of EmergeIT upon the exchange provided for herein (the “Escrowed Paid Amalco Shares”); and

 (ii) an irrevocable direction and associated board approval resolution authorizing the issuance by the transfer agent and registrar of Paid, subject to the provisions of this Agreement, of up to 5,500,000 Paid common shares, if, as and when required under this Agreement, which securities shall not be issued but shall be allotted and reserved for future issuance solely to the EmergeIT shareholders upon the exercise (if any) of indemnification rights under this Agreement or such direction shall be cancelled as provided for herein (the “Escrowed Paid Share Issuance Direction”).

The deemed value of each Paid common share being deposited into escrow under this Agreement is $0.27 per share.  The Escrowed Paid Amalco Shares and Escrowed Paid Share Issuance Direction shall remain in escrow throughout the Indemnity Period.

If no claim is made by Paid stockholders on account of the Amalgamation as a result of a breach by EmergeIT of any of its representations, warranties or covenants under this Agreement within such period, the Escrowed Paid Amalco Shares will be released from escrow to the former shareholders of EmergeIT on the expiry of the Indemnity Period, on a pro rata basis.  However, if any such claim is made and finally confirmed by way of settlement agreement or final court proceeding from which all rights of appeal have lapsed, with respect to a claim arising during such period, an amount equal to the value of such claim shall be deducted from the number of Escrowed Paid Amalco Shares, such withheld securities shall be cancelled by Paid, and the balance only of such shares (if any) will be distributed to the EmergeIT shareholders, notwithstanding a right to receive a higher number of shares of common stock pursuant to any Exchangeable Share provisions or agreements related thereto.

If no claim is made by EmergeIT former shareholders on account of the Amalgamation as a result of a breach by Paid of any of its representations, warranties or covenants under this Agreement within such period, the Escrowed Paid Share Issuance Direction will be cancelled and returned to Paid at the twelve-month anniversary of the Closing. However, if any such claim is made and finally confirmed by way of settlement agreement or final court proceeding from which all rights of appeal have lapsed, with respect to a claim arising during such period, an amount equal to the value of such claim shall be applied to the number of shares of Paid allotted and reserved for issuance as represented by the Escrowed Paid Share Issuance Direction, such withheld securities shall be issued on behalf of Paid by its registrar and transfer agent promptly following the release from escrow of the Escrowed Paid Share Issuance Direction, and the EmergeIT shareholders shall be entitled to receive their pro rata portion of such securities, in addition to their shares of common stock and preferred stock of Paid issuable on the exchange of their Exchangeable Shares, and the Escrowed Paid Share Issuance Direction with respect to the balance only of such shares (if any) will be cancelled and returned to Paid.

In both cases, if as of the expiry of the Indemnity Period notice of a claim or claims has been made, but the claim has not been finally settled or adjudicated, the parties may agree in writing to release (or cancel) a portion of the relevant escrowed shares, while the balance are retained in escrow pending resolution of such claim.

The escrow agent for the Escrow Shares shall be the duly appointed independent transfer agent and registrar of Paid or another independent, arm’s length party acceptable to Paid and exchangeIT to be designated prior to the Effective Date (the “Escrow Agent”). If necessary, the Escrow Agent shall release the Escrow Shares subject to and in accordance with this Section 9.3.  Claims shall be valued at their final amount and the number of securities to be issued to the holders of Exchangeable Shares or surrendered and cancelled by Paid as the case may be shall be, in respect of each such claim, the number determined by dividing the dollar value of such claim by the per share value set forth above (including any adjustments to same resulting from any stock split, reserve consolidation, stock dividend or other similar capital reorganization event which alters the number of issued and outstanding securities of Paid), until such time as the Indemnity Period has expired (or any claim brought prior to the expiry of such period has been finally resolved, whichever is later), or the number of shares available for indemnification has been exhausted.

Appendix H - 34

The baseline and maximum adjustments with respect to such indemnification, based on the capitalization of Paid as of the date hereof are as follows:

Appendix H - 35

9.4	Specific Indemnification.

(a) Paid also covenants and agrees to indemnify and save EmergeIT and its shareholders harmless of, from and against any claim arising from or pertaining to:

(i) Claims (if any) that may be made against Paid in respect of a contingent liability currently recorded on the books of Paid pertaining to the value of its common stock, which indemnity shall be for an aggregate maximum amount of $1,000,000; and

(ii) Claims (if any) that may be made against Paid during the period prior to the Effective Date with applicable legislation, rules and policies concerning the management and maintenance of certain credit related data, which indemnity shall be for an aggregate maximum amount of $1,000,0000 and shall continue during the Indemnity Period.

(b) The foregoing specific indemnities are in addition to the general indemnification provisions of this Agreement and Paid shall cause an additional 10,000,000 shares of common stock to be reserved and available for issuance, pro rata, to the holders of the Exchangeable Shares, on any conversion of their shares for shares of common stock and preferred stock of Paid, provided that:

(i) No claim may be made under (a)(i) above unless the amount thereof exceeds $50,000, after which the full amount of such claim shall be covered, up to a maximum amount of $1,000,000 (including costs and expenses of EmergeIT and the holders of the Exchangeable Shares for pursuing such claim); and

(ii) No claim may be made under (a)(ii) unless the amount thereof exceeds $10,000, after which the full amount of such claim shall be covered, up to a maximum amount of $1,000,000 (including costs and expenses of EmergeIT and the holders of the Exchangeable Shares for pursuing such claim).

(c) The indemnity of Paid referred to in Section 9.4(a)(i) above shall continue in effect until the earlier to occur of (1) thirty-six (36) months following the Effective Date; and (2) the date of removal of such claim from the financial statements of Paid as approved by its independent public auditors.

Appendix H - 36

ARTICLE 10
GENERAL

10.1	Expenses

Except as otherwise provided in this Agreement each Party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

10.2	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section 10.2 referred to as a Notice (the “Notice”) or permitted to be given in connection with this Agreement,

(a) in the case of a Notice to EmergeIT, at:

Allan Pratt 3350 Fairview Street, Suite 3-232 Burlington, Ontario L7N 3L5
Email: apratt@EmergeIT.com
with a copy to:
Eric Apps Aluvion Professional Corporation 365 Bay Street, Suite 800 Toronto, Ontario M5H 2V1 Email: eric@aluvionlaw.com

(b) in the case of a Notice to Paid, Exchangeco, and Callco at:

PAID Inc. 200 Fribey Parkway Suite 4004 Westborough, MA 01581
E-mail: alewis@paid.com
with a copy to:
Michael Refolo Mirick, O’Connell, DeMallie & Lougee, LLP 100 Front Street Worcester, MA 01608-1477
E-mail: mrefolo@mirickoconnell.com
Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt.  However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section 10.2.

10.3	Assignment

Except for such permitted assignment, no Party may assign this Agreement or any of the benefits, rights or obligations under this Agreement or enter into any participation agreement with respect to the benefits under this Agreement without the prior written consent of the other Parties.

10.4	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective heirs, attorneys, guardians, estate trustees, executors, trustees and permitted assigns and their respective successors (including any successor by reason of amalgamation of any Party).

10.5	Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by all parties hereto.

Appendix H - 37

10.6	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

10.7	Execution and Delivery

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by electronic transmission (including delivery of a .PDF or a .TIF file by electronic mail) and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.

10.8	Interpretation

In this Agreement:

(a) Currency – Unless otherwise specified, all references to money amounts are to lawful currency of the Canada.

(b) Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(c) Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d) Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(e) No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f) Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(g) Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(h) Statutory references – A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

(i) Time – Time is of the essence in this Agreement.

10.9	Knowledge

Any reference to the knowledge of any Party means to the knowledge, information and belief of such Party after making reasonable inquiries regarding the relevant matter and shall be deemed to include the knowledge of all such directors, officers, shareholders, employees and advisors of such Party who have overall responsibility for or knowledge of the matters relevant to such statement.

10.10	Entire Agreement

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any other document required to be delivered pursuant to this Agreement.

Remainder of this page intentionally left blank

Appendix H - 38

IN WITNESS OF WHICH the Parties have executed this Agreement.

EMERGEIT INC.

By:	____________________________
Allan Pratt
President and CEO

2534845 ONTARIO INC.

By:	____________________________
Authorized Signing Officer
I have the authority to bind the Corporation

2534841 ONTARIO INC.

By:	____________________________
Authorized Signing Officer
I have the authority to bind the Corporation

PAID INC.

By:	____________________________
W. Austin Lewis, IV
President and CEO

Appendix H - 39

SCHEDULE “A”

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Whenever used in this Agreement, the following words and terms have the meanings set out below:

 “Act” means the Business Corporations Act (Ontario);

 “Affiliate” has the meaning specified in the Act, as amended from time to time;

 “Agreement” means this Amalgamation Agreement, including all schedules, and all amendments or restatements, as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

 “Amalco” means the corporation resulting from the amalgamation of EmergeIT and Exchangeco, as of the Effective Time;

 “Amalco Shareholder(s)” means the holder(s) of the issued and outstanding Amalco Shares;

“Amalco Shares” means the common shares in the capital of Amalco;

 “Amalgamation” means an amalgamation under the OBCA, on the terms and subject to the conditions set out in this Agreement, subject to any amendments or variations thereto made in accordance with the provisions of the Agreement;

 “Amalgamation Resolution” means the resolution approving the amalgamation resulting from the EmergeIT shareholders meeting called for this purpose;

 “arm’s length” has the meaning that it has for purposes of the Income Tax Act (Canada);

 “Business Day” means any day, other than a Saturday or Sunday or a statutory holiday in the Province of Ontario;

 “Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, Orders, charges, indictments, prosecutions, information’s or other similar processes, assessments or reassessments, judgments, debts, liabilities, penalties, fines, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal costs on a full indemnity basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

 “Closing” means the completion of the Amalgamation contemplated under this Agreement;

“Contracts” means contracts, licenses, leases, agreements, obligations, undertakings, arrangements, commitments, entitlements or engagements to which  EmergeIT is a party or by which it is bound or under which it has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied), and includes any quotations, orders, proposals or tenders which remain open for acceptance and warranties and guarantees;

Appendix H - 40

 “Disclosure Schedule” means Schedule “E” (dated as of the date of the Agreement);

 “Dissent Rights” shall have the meaning ascribed to such term in Article 2 and Schedule “D”;

 “Effective Date” shall have the meaning ascribed to such term in Section 1.2(a);

 “Effective Time” means 12:01 a.m. Toronto time on the Effective Date;

“EmergeIT Dissenting Shareholder” means any EmergeIT Shareholder who dissents to the Amalgamation;

 “EmergeIT Financial Statements” means the unaudited financial statements of EmergeIT for the financial year ending December 31, 2015 and the unaudited financial statements of EmergeIT for the 6 month period ending June 30, 2016, consisting of a balance sheet and the statement of retained earnings, statement of income and all notes thereto, or Schedule “F”;

 “EmergeIT Shareholder(s)” means the holder(s) of the issued and outstanding EmergeIT Shares;

 “EmergeIT Shares” means the Class A common shares and Class B common shares which EmergeIT is authorized to issue;

 “EmergeIT Warrants” means the # warrants and broker warrants outstanding as of the date hereof, each entitling the holder to acquire one (1) EmergeIT Share at exercise prices ranging from $1.00 to $1.55;

 “Employees” means individuals employed by EmergeIT on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

 “Employment Contracts” means Contracts, whether oral or written, relating to an Employee, including any communication or practice relating to an Employee which imposes any obligation on EmergeIT;

 “Encumbrances” means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, easements, title defects or adverse claims or encumbrances of any kind or character whatsoever;

 “Environmental Consents” means permits, certificates, licenses, authorizations, consents, agreements, instructions, directions, notices, registrations, approvals or other rights made, issued, granted, conferred or required by a Governmental Authority pursuant to any Environmental Law relating to the operations, business or assets of EmergeIT;

 “Environmental Laws” means Laws relating to the environment and public health or safety and to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, reuse, recycling, release and disposal of hazardous substances;

Appendix H - 41

“Exchange and Call Rights Agreement” means the Exchange and Call Rights Agreement dated on or about the date hereof among Paid, Exchangeco, and each of the Amalco Shareholders;

“Exchangeable Shares” means the exchangeable preferred shares of Amalco;

 “Exchangeco Shareholder(s)” means the holder(s) of the issued and outstanding Exchangeco Shares;

 “Exchangeco Shares” means the common shares which Exchangeco is authorized to issue;

 “Governmental Authorities” means (a) any international, supranational, multinational, national, federal, provincial, state, municipal, special administrative, local or other government, (b) any subdivision, department, court, commission, board, tribunal, bureau, agency or authority of any government, or (c) any quasi-governmental or private body exercising any regulatory, rule-making, expropriation, taxing or other governmental or quasi-governmental authority:

(a)	having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(b)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

 “Governmental Authorizations” means authorizations, approvals, franchises, Orders, certificates, consents, directives, notices, licenses, permits, variances, agreements, instructions, registrations or other rights issued to or required by EmergeIT by or from any Governmental Authority;

 “Intellectual Property” means all domestic and foreign:

(a)	patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications;

(b)
proprietary and non-public business information, including inventions (whether patentable or not), discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae, customer lists and customer data, and documentation relating to any of the foregoing;

(c)	copyrights, copyright registrations and applications for copyright registration;

(d)	trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trademarks, trademark registrations, trademark applications, trade dress and logos;

(e)
protocols, standard operating procedures, databases and data collections, diagrams, specifications, algorithms, techniques, works of authorship, other forms of technology and all documentation associated with any of the foregoing;

(f)
computer software and programs (in both source code and object code form), software code, all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; and

(g)	any other intellectual property and industrial property.

Appendix H - 42

 “Laws” means applicable laws (including common law), statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority;

 “Material Adverse Effect” means any change, effect or circumstance that, when considered either individually or in the aggregate together with all other adverse changes, effects or circumstances with respect to which such phrase is used in this Agreement, is materially adverse to, or could reasonably be expected to have a material adverse effect on the financial condition, assets, business, results of operations or prospects of EmergeIT, other than those resulting from industry-wide conditions or general economic conditions affecting the industry in which EmergeIT operates, and which do not disproportionately affect EmergeIT;

 “Net Working Capital Amount” means, in respect of Paid or EmergeIT, as the case may be, the amount obtained by subtracting its current liabilities from current assets, and for such purpose (i) current assets will include cash, accounts receivable that are less than 90 days outstanding, inventory (other than obsolete inventory), investments in publicly listed investment grade securities, and prepaid expenses; and (ii) current liabilities shall include all accounts payable and other trade debt, accrued expenses, and including accruals for taxes and other amounts payable and accruing due as of the date of such calculation, customer deposits and deferred revenue, and the current portion of any long term debt, including all amounts payable on demand or the amount in respect of which such party has a contingent liability, and including the current portion of long term debt payable within 12 months of the date of determination.

“Notice” has the meaning given in Section 10.2;

 “Orders” means orders, injunctions, judgments, administrative complaints, decrees, rulings, awards, assessments, directions, instructions, penalties or sanctions issued, filed or imposed by any Governmental Authority or arbitrator;

 “Paid Financial Statements” means the audited quarterly financial statements (10Q) of Paid for the period ending June 30, 2016;

“Paid Shares” means the common shares and preferred shares in its capital stock which Paid is authorized to issue;

 “Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative, including, for greater certainty, the Parties;

 “Personal Information” means information in the possession or under the control of EmergeIT about an identifiable individual;

“Replacement Warrant” means the replacement warrant issued to holders of EmergeIT Warrants on exchange and surrender of such EmergeIT Warrants, representing a right to acquire Amalco Shares on the same terms and conditions as the EmergeIT Warrants, at their economic equivalent;

Appendix H - 43

 “Subsidiaries” means corporations or other Persons in which EmergeIT has a controlling equity interest, including any subsidiary body corporate as defined in the Act;

“Support Agreement” means the Support Agreement dated on or about the date hereof between Amalco and Paid;

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Ontario and other government pension plan premiums or contributions;

 “Transaction” means the amalgamation of EmergeIT and Exchangeco on the terms and conditions set forth under this Agreement;

 “Transaction Agreements” means, collectively, this Agreement, the Exchange and Call Rights Agreement, the Support Agreement and any other document or certificate relating hereto;

NET WORKING CAPITAL AMOUNT ADJUSTMENT

The valuation amount for the transaction is $14,997,166 (the “Transaction Value”).

The Effective Date of the transaction is expected to occur on or about October 3, 2016 and in any case prior to October 31, 2016 (the “Effective Date”)

5,500,000 shares of common stock and 38,250,000 shares of preferred stock in aggregate are issuable to the EmergeIT Shareholders under the Exchangeable Shares as of the Effective Date (the “Share Consideration”)

The estimated Net Working Capital Amount of EmergeIT immediately prior to the Effective Date, shall be not less than -$500,000.

The estimated Net Working Capital Amount of Paid immediately prior to the Effective Date, shall be not less than $75,000.

The actual Net Working Capital Amount for each of EmergeIT and Paid will be determined within 30 days following the Effective Date (the “Determination Date”).

If the actual Net Working Capital Amount as of the Determination Date for either or both of Paid and EmergeIT is within 10% of the estimated Net Working Capital Amount (the “Threshold”) no adjustment will be made to the Share Consideration in respect of such variance.

If the actual Net Working Capital Amount of either Paid or EmergeIT as of the Determination Date is less than or exceeds their estimated amount, an adjustment (positive or negative) will be made as follows:

a)
To increase the relative proportionate ownership of the shareholders of EmergeIT in Paid, if the EmergeIT Net Working Capital Amount exceeds and / or the Paid Net Working Capital Amount is less than the estimated amount set forth above by a value exceeding the Threshold; and

b)
To decrease the relative proportionate ownership of the shareholders of EmergeIT in Paid, if the EmergeIT Net Working Capital Amount is less than and / or the Paid Net Working Capital Amount is greater than the estimated amount set forth above by a value exceeding the Threshold.

Any increase or decrease in the actual Net Working Capital Amount of either Paid or EmergeIT exceeding the Threshold set forth above will result in an adjustment in the number of Consideration Shares, which adjustment will be determined by (i) multiplying the number of Consideration Shares issuable under this Agreement prior to such adjustment by a fraction the numerator of which is the excess or shortfall amount determined under (a) or (b) above and the denominator of which is the Transaction Value; (ii) adding that number of shares to, or subtracting that number of shares from the Consideration Shares; and (iii) allocating such increased number or reduced number of Consideration Shares pro rata to the EmergeIT Shareholders.

Any adjustment required above will be implemented initially by adjusting the number of escrowed shares held under this Agreement, such that:

•
in the case of a downward reduction in the number of shares to be issued to the EmergeIT Shareholders, a corresponding number of Exchangeable Shares held in escrow and representing the appropriate number of shares of common stock and preferred stock of Paid issuable to such holders will be cancelled; and

•
in the case of an upward increase in the number of shares to be issued to the EmergeIT Shareholders, a corresponding number of Exchangeable Shares exchangeable for shares of common stock and preferred stock of Paid will be issued to the EmergeIT Shareholders.

Appendix H - 44

SCHEDULE “D”

RIGHT TO DISSENT

Pursuant to the provisions of Section 185 of the Business Corporations Act (Ontario) (the “OBCA”), a Shareholder is entitled to dissent and be paid the fair value of their Shares if the Shareholder objects to the special resolution and the special resolution becomes effective.

A Shareholder may dissent only with respect to all of the Shares of a class held by the Shareholder on behalf of any one beneficial owner and registered in the Shareholder’s name. However, a Shareholder is not entitled to dissent from the special resolution with respect to any Shares beneficially owned by one owner if the Shareholder votes any such Shares beneficially owned by that owner in favour of the special resolution.

In order to dissent, a Shareholder must send a written objection (an “Objection Notice”) to the special resolution to the Corporation at its principal office set forth in this notice of meeting, Attention: Allan Pratt and such Objection Notice must be received by the Corporation before the date of the Meeting.

A vote against the special resolution or an abstention in respect thereof does not constitute such an Objection Notice, but a Shareholder need not vote his or her Shares against the special resolution in order to dissent in respect of the special resolution. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favour of the special resolution does not constitute an Objection Notice in respect of the special resolution, but any such proxy granted by a Shareholder who intends to dissent should be validly revoked in order to prevent the proxy holder from voting such Shares in favour of the special resolution and thereby disentitling the Shareholder from the right to dissent.

If the special resolution is approved, within 10 days following the date of the Meeting, the Corporation will deliver to each Shareholder who has filed an Objection Notice in respect of the special resolution, at the address specified for such purpose in such Shareholder’s Objection Notice, a notice stating that the special resolution has been adopted (the “Approval Notice”). An Approval Notice is not required to be sent to any Shareholder who voted for the special resolution or who has withdrawn an Objection Notice.

Within 20 days after receipt by a Shareholder of the Approval Notice or, if no Approval Notice is received by the dissenting Shareholder, within 20 days after such Shareholder learns that the special resolution has been adopted, the dissenting Shareholder is required to send a written notice to the Corporation, at the address set forth in the preceding paragraph, setting forth the Shareholder’s name and address, the number of Shares held in respect of which such Shareholder dissents and a demand for payment of the fair value of such Shares (the “Demand for Payment”).

Within 30 days thereafter, the Shareholder must send the Share certificates representing such shares of the Corporation.  Such Share certificates will be endorsed by the Corporation with a notice that the holder is a dissenting Shareholder and will be returned to the dissenting Shareholder. A Shareholder who fails to forward share certificates within the time required loses any right to make a claim for payment of the fair value of such Shareholder’s Shares.

On sending a Demand for Payment to the Corporation, a dissenting Shareholder ceases to have any rights as a Shareholder except the right to be paid the fair value of his or her Shares unless the dissenting Shareholder withdraws the Demand for Payment before the Corporation sends an Offer to Purchase as described below or the special resolution does not become effective, in which case such Shareholder’s rights are reinstated as of the date such Demand for Payment was sent. If a Shareholder fails to comply with each of the steps required to dissent effectively, the rights, privileges, restrictions and conditions attaching to such Shareholder’s Shares will be amended in accordance with the special resolution.

Appendix H - 45

Not later than seven days after the later of the day on which the action approved under the special resolution becomes effective and the date the Corporation receives the Demand for Payment, the Corporation will send to each dissenting Shareholder a written offer (the “Offer to Pay”) to pay for the Shares that are the subject of the Objection Notice in an amount considered by the Board of Directors of the Corporation to be the fair value of such Shares as of the close of business on the day before the day on which the action approved by the special resolution becomes effective, accompanied by a statement showing how the fair value was determined. Every Offer to Pay for a class of Shares shall be on the same terms.

A dissenting Shareholder who accepts the Offer to Pay will be paid by the Corporation within 10 days of acceptance by the dissenting Shareholder of such offer, provided Share certificates representing the Shares held by such dissenting Shareholder have been delivered to the Corporation. The Offer to Pay lapses if the Corporation does not receive an acceptance of the Offer to Pay within 30 days after the date on which the Offer to Pay was made.

If the Corporation fails to make the Offer to Pay or a dissenting Shareholder fails to accept the Offer to Pay within the time limit prescribed therefor, the Corporation may apply under the OBCA to a court to fix a fair value for the Shares within 50 days after the day on which the action approved by the special resolution becomes effective or within such further period as the court may allow. Upon any application to a court by the Corporation, the Corporation shall notify each affected dissenting Shareholder of the date, place and consequences of the application and of such dissenting Shareholder’s right to appear and be heard in person or by counsel. If the Corporation fails to make such application, the dissenting Shareholder has the right to so apply within a further period of 20 days or within such further period as a court may allow.

All dissenting Shareholders whose Shares have not been purchased by the Corporation will be joined as parties to the application and will be bound by the decision of the court. The court may determine whether any person is a dissenting Shareholder who should be joined as a party and the court will fix a fair value for the Shares of all dissenting Shareholders. Provided that the special resolution becomes effective, a Shareholder who complies with each of the steps required to dissent effectively is entitled to be paid the fair value of the Shares in respect of which such Shareholder has dissented. Such fair value as determined by the court may be more than, less than or equal to the consideration to be received under the Offer to Pay.

The foregoing is a summary only of the rights of dissenting Shareholders. Any Shareholder desiring to exercise a right to dissent should seek legal advice since failure to comply strictly with the provisions of section 185 of the OBCA may prejudice that right. The right of a Shareholder to dissent is not exclusive of any other rights available to Shareholders generally, such as rights in respect of corporate directors’ duties of good faith and care under the OBCA or otherwise.

Appendix H - 46

Appendix I	Form of Exchange and Call Rights Agreement

EXCHANGE AND CALL RIGHTS AGREEMENT

This EXCHANGE AND CALL RIGHTS AGREEMENT made as of October 5, 2016 (the “Agreement”), among Paid Inc. (“Paid”), a corporation incorporated under the laws of the State of Delaware, 2534841 Ontario Inc. (“Callco”), a wholly-owned subsidiary of Paid and a corporation incorporated under the laws of the Province of Ontario, ShipTime Canada Inc. (“Amalco”), a wholly-owned subsidiary of Paid and a corporation incorporated under the laws of the Province of Ontario, and Amalco in its capacity as agent and bare trustee on behalf of the holders of Exchangeable Shares (as defined herein) listed on Schedule “A” annexed hereto.

WHEREAS, in connection with an amalgamation agreement dated as of September 1, 2016, by and among Paid, emergeIT Inc., Callco, and Exchangeco, (the “Amalgamation Agreement”), emergeIT Inc. and Exchangeco are to amalgamate and form Amalco, and Amalco is to issue exchangeable preferred shares (the “Exchangeable Shares”) to certain persons in exchange for their securities of emergeIT Inc.;

WHEREAS, holders of Exchangeable Shares will be entitled to require Amalco to redeem such Exchangeable Shares and upon such redemption the Exchangeable Shares shall be exchanged by Amalco the Exchangeable Preferred Share Consideration;

WHEREAS, Callco will be entitled in certain events to require the exchange of the Exchangeable Shares for the Exchangeable Preferred Share Consideration pursuant to a support agreement dated as of the date hereof among Paid, Callco and Amalco (the “Support Agreement”);

WHEREAS, the parties intend the Exchangeable Shares to be economically equivalent to the Paid US Common Stock and Paid US Preferred Stock and for each Exchangeable Share to be treated as 480 shares of Paid US Common Stock and 3,344 shares of Paid US Preferred Stock outstanding for United States federal income and corresponding state and local Tax purposes;

WHEREAS, pursuant to the Amalgamation Agreement, Paid, Callco and Amalco are required to execute an exchange and call rights agreement substantially in the form of this Agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Amalco. The following terms shall have the following meanings:

“Act” means the Business Corporations Act (Ontario), including the regulations promulgated thereunder, in either case as amended from time to time.

“Agreement” has the meaning ascribed thereto in the introductory paragraph.

“Amalco” has the meaning ascribed thereto in the introductory paragraph.

“Automatic Exchange Right” has the meaning ascribed thereto in Section 2.11(2).

“Callco” has the meaning ascribed thereto in the introductory paragraph.

“Amalgamation Agreement” has the meaning ascribed thereto in the recitals.

“Exchange Right” has the meaning ascribed thereto in Section 2.1.

“Exchangeable Shares” has the meaning ascribed thereto in the recitals.

“Exchangeco” has the meaning ascribed thereto in the introductory paragraph.

“including” means “including without limitation” and “includes” means “includes without limitation”.

Appendix I - 1

“Insolvency Event” means (i) the institution by Amalco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Amalco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Amalco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous Laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Amalco to contest in good faith any such proceedings within 30 days of becoming aware thereof, or the consent by Amalco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Amalco of a general assignment for the benefit of creditors, or the admission in writing by Amalco of its inability to pay its debts generally as they become due, or (iv) Amalco not being permitted, pursuant to solvency requirements of applicable Law and further to Section B8.1(d) of the Share Provisions, to redeem any Retracted Shares specified in a Retraction Request delivered to Amalco in accordance with Article B7 of the Share Provisions.

“Non-Affiliated Holders” mean the registered holders from time to time of Exchangeable Shares, other than members of the Paid Group.

“Officer’s Certificate” means, with respect to Paid, Callco or Amalco, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other executive officer of Paid, Callco or Amalco, as the case may be.

“Other Corporation” has the meaning ascribed thereto in Section 3.4(c).

“Other Shares” has the meaning ascribed thereto in Section 3.4(c).

“Paid” has the meaning ascribed thereto in the introductory paragraph.

“Paid Group” means, collectively, Paid and any subsidiary of Paid, whether now in existence or hereafter created or acquired, including without limitation Callco and Amalco.

“Paid Liquidation Event” has the meaning ascribed thereto in Section 2.11(1).

“Paid Liquidation Event Effective Date” has the meaning ascribed thereto in Section 2.11(3).

“Paid Successor” has the meaning ascribed thereto in Section 3.1.

“Paid US Common Stock” means one share of Common Stock in the capital stock of Paid, par value $0.0001.

“Paid US Preferred Stock” means one share of Preferred Stock in the capital stock of Paid, par value $0.0001.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an “Article” or “Section” refers to the specified Article or Section of this Agreement.

1.3	Number, Gender, etc.

In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and “$” or “US$” refers to United States dollars and “C$” refers to Canadian dollars.

1.6	Payments

All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Tax Law to be deducted and withheld.

Appendix I - 2

ARTICLE 2

EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND

PAID SUPPORT

2.1	Grant and Ownership of the Automatic Exchange Right and the Exchange Right

Callco hereby grants to each Non-Affiliated Holder the Automatic Exchange Right. Callco hereby grants to each Non-Affiliated Holder the right upon the occurrence and during the continuance of an Insolvency Event, to require Callco to purchase from such holder all or any part of the Exchangeable Shares held by such holder, all in accordance with the provisions of this Agreement and to the extent permitted by applicable law (the “Exchange Right”). Paid hereby ratifies, approves and confirms the grant by Callco of each of the Automatic Exchange Right and the Exchange Right. Paid and Callco each hereby acknowledge receipt from the Non-Affiliated Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by Callco to the holders.

2.2	Restrictions On Transfer and Legended Share Certificates

Except as required or permitted under this Agreement, no holder of Exchangeable Shares may sell, transfer or otherwise dispose of their Exchangeable Shares unless, subject to applicable securities Laws in Canada and the United States, (i) such transaction is (in the case of a shareholder who is a natural person only) to a successor in interest as a result of their death; or (ii) in any other circumstance a transfer approved by the board of directors of each of Amalco and Paid. Amalco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the holder thereof of the Automatic Exchange Right, the Exchange Right and of their right to exercise the Exchange Right in respect of the Exchangeable Shares held by such holder.

2.3	Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by each holder in respect of the Exchangeable Shares held by such holder.

2.4	Purchase Price

The purchase price payable by Callco for each Exchangeable Share to be purchased by Callco under the Exchange Right shall be an amount per share equal to the Exchangeable Preferred Share Consideration.

2.5	Exercise Instructions

Subject to the terms and conditions herein set forth, a Non-Affiliated Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such holder on the books of Amalco.  To exercise the Exchange Right, the Non-Affiliated Holder shall deliver to Amalco, in person or by certified or registered mail, at its registered office, or at such other places in Canada as Amalco may from time to time designate by written notice to the Non-Affiliated Holders, the certificates representing the Exchangeable Shares which the holder desires Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of Amalco and such additional documents and instruments as Amalco may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the holder thereby exercises the Exchange Right so as to require Callco to purchase from the holder the number of Exchangeable Shares specified therein, (ii) that such holder has good title to and owns all such Exchangeable Shares to be acquired by Callco free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Paid US Common Stock and Paid US Preferred Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to Amalco, Callco and Paid of payment) of the Taxes (if any) payable as contemplated by Section 2.8 of this Agreement. If only a portion of the Exchangeable Shares represented by any certificate or certificates delivered to Amalco are to be purchased by Callco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Amalco. In the event of any failure or refusal of Callco to do so, for any reason, the holder may exercise such rights by delivering a notice of exercise to like affect to Paid.

2.6	Delivery of Paid Common Stock and Paid Preferred Stock; Effect of Exercise

Promptly after receipt by Amalco of the certificates representing the Exchangeable Shares that a holder desires Callco to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of Taxes, if any, payable as contemplated by Section 2.8 or evidence thereof), duly endorsed for transfer to Callco, or as it may direct prior to closing, Amalco shall notify Callco and Paid of its receipt of the same, and Callco shall promptly thereafter deliver or cause to be delivered to the holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such holder), the Exchangeable Preferred Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the holder requesting the same shall have paid (or provided evidence satisfactory to Amalco and Callco of the payment of) the Taxes (if any) payable as contemplated by Section 2.8 of this Agreement. Immediately upon the giving of notice by Amalco of the exercise of the Exchange Right, as provided in this Section 2.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the holder of such Exchangeable Shares shall be deemed to have transferred to Callco all of its right, title and interest in and to such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Exchangeable Preferred Share Consideration therefor, unless such Exchangeable Preferred Share Consideration is not delivered by Callco (or Paid, as the case may be) to such holder (or to such other person, if any, properly designated by such holder), within five Business Days of the date of the giving of such notice to Amalco, in which case the rights of the holder shall remain unaffected until such Exchangeable Preferred Share Consideration is so delivered and any such cheque or other property comprising a portion of the Exchangeable Preferred Share Consideration is paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such holder shall be considered and deemed for all purposes to be the holder of the Paid US Common Stock and Paid US Preferred Stock delivered to it pursuant to the Exchange Right.

Appendix I - 3

2.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Non-Affiliated Holder has delivered a Retraction Request pursuant to Article B7 of the Share Provisions, and provided that Callco has not exercised its Call Right with respect to the Retracted Shares and that the holder shall not have revoked the Retraction Request delivered by the holder to Amalco pursuant to Section B7.4(e) of the Share Provisions, the Retraction Request will constitute and will be deemed to constitute notice from the holder of the exercise of the Exchange Right with respect to those Retracted Shares.

2.8	Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Callco (or Paid, as the case may be) pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing Paid US Common Stock and Paid US Preferred Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the holder who is the holder of the Exchangeable Shares so sold or in such names as such holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such holder: (a) shall pay (and neither Paid nor Callco nor Amalco shall be required to pay) any documentary, stamp, transfer or other similar Taxes such holder may be legally required to pay in respect of any transfer involved in the issuance or delivery of such shares to a person other than such holder; or (b) shall have established to the satisfaction of Paid, Callco and Amalco that such Taxes, if any, have been paid.

2.9	Notices to Non-Affiliated Holders

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Amalco and Callco shall give written notice thereof to each Non-Affiliated Holder, which notice shall contain a brief statement of the right of the holders with respect to the Exchange Right.

2.10	Call Rights

The Liquidation Call Right, the Redemption Call Right, the Call Right and the Change of Law Call Right are hereby agreed to, acknowledged, consented to and confirmed.

2.11	Automatic Exchange Right

(1)	Paid or Callco, as the case may be, shall give each Non-Affiliated Holder written notice of each of the following events (each a “Paid Liquidation Event”) at the time set forth below:

(a)
in the event of any determination by the board of directors of Paid or Callco to institute voluntary liquidation, dissolution or winding up proceedings with respect to Paid or Callco or to effect any other distribution of assets of Paid or Callco among its stockholders for the purpose of winding up its affairs, at least 10 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

(b)
promptly following the earlier of (i) receipt by Paid or Callco of notice of, and (ii) Paid or Callco otherwise becoming aware of any instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of Paid or Callco or to effect any other distribution of assets of Paid or Callco among its stockholders for the purpose of winding up its affairs in each case where Paid or Callco has failed to contest in good faith any such proceeding commenced in respect of Paid within 30 days of becoming aware thereof.

(2)
The notice contemplated by Section 2.11(1)(a) or 2.11(1)(b) shall include a brief description of the automatic exchange of Exchangeable Shares for the Exchangeable Preferred Share Consideration provided for in Section 2.11(3) below (the “Automatic Exchange Right”).

(3)
In order that the Non-Affiliated Holders will be able to participate on a pro rata basis with the holders of Paid US Common Stock and Paid US Preferred Stock in the distribution of assets of Paid or Callco in connection with a Paid Liquidation Event, immediately prior to the effective date (the “Paid Liquidation Event Effective Date”) of a Paid Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Paid or its Subsidiaries) shall be automatically exchanged for the Exchangeable Preferred Share Consideration. To effect such automatic exchange, Paid or Callco shall, or shall cause a Permitted Affiliate to, subject to applicable law, purchase each Exchangeable Share outstanding on the last Business Day immediately prior to the Paid Liquidation Event Effective Date and held by a Non-Affiliated Holder, and each such holder shall sell free and clear of any liens, claims or encumbrances the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Preferred Share Consideration.

Appendix I - 4

(4)
On the Business Day immediately prior to the Paid Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for the Exchangeable Preferred Share Consideration shall be deemed to have occurred, and each Non-Affiliated Holder shall be deemed to have transferred to Paid or Callco all of such holder’s right, title and interest in and to such Exchangeable Shares free and clear of any liens, claims or encumbrances and shall cease to be a holder of such Exchangeable Shares and Paid or Callco shall deliver or cause to be delivered to such holders the Exchangeable Preferred Share Consideration deliverable upon the automatic exchange of the Exchangeable Shares.  Concurrently with each such Non-Affiliated Holder ceasing to be a holder of Exchangeable Shares, such holder shall be considered and deemed for all purposes to be the holder of Paid US Common Stock and Paid US Preferred Stock delivered to it pursuant to the automatic exchange of such holder’s Exchangeable Shares for the Exchangeable Preferred Share Consideration and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with Paid or Callco pursuant to such automatic exchange shall thereafter be deemed to represent the Paid US Common Stock and Paid US Preferred Stock delivered to such holder by Paid or Callco pursuant to such automatic exchange. Upon the request of any holder and the surrender by such holder of Exchangeable Share certificates deemed to represent Paid US Common Stock and Paid US Preferred Stock, duly endorsed in blank and accompanied by such instruments of transfer as Paid or Callco may reasonably require, there shall be delivered to such holder certificates representing the Paid US Common Stock and Paid US Preferred Stock of which such holder is the holder and the remainder of the Exchangeable Preferred Share Consideration, if any.

2.12	Paid Common Stock

Notwithstanding anything herein to the contrary, the obligations of Paid to issue Paid US Common Stock and Paid US Preferred Stock, and Callco to deliver or cause to be delivered Paid US Common Stock and Paid US Preferred Stock, pursuant to the Automatic Exchange Right or the Exchange Right, are subject to all applicable laws.

2.13	Withholding Rights

Paid, Callco and Amalco shall be entitled to deduct and withhold from any consideration otherwise payable to any Non-Affiliated Holder of the Exchangeable Preferred Share Consideration such amounts (without duplication) as Paid, Callco or Amalco, as the case may be, is legally required to deduct and withhold with respect to such payment under the Tax Act or the U.S. Tax Code or any provision of federal, provincial, state, territorial, local or foreign Tax Law, in each case as amended or succeeded. In particular, any dividend paid on the Exchangeable Shares to Canadian resident holders may be subject to United States withholding tax as if such dividend had been paid on the Paid US Common Stock. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Paid, Callco and Amalco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Paid, Callco or Amalco, as the case may be, to enable it to comply with such deduction or withholding requirement and Paid, Callco or Amalco shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

2.14	No Fractional Entitlements

Notwithstanding anything contained in this Agreement, including, without limitation, Article 2, no Non-Affiliated Holder shall be entitled to, and Paid will not deliver, fractions of Paid US Common Stock or Paid US Preferred Stock.  Where the application of the provisions of this Agreement, including, without limitation, Article 2, would otherwise result in a Non-Affiliated Holder receiving a fraction of a Paid US Common Stock or Paid US Preferred Stock, the holder shall be entitled to receive the nearest whole number of Paid US Common Stock or Paid US Preferred Stock after rounding down the fractional share.

Appendix I - 5

ARTICLE 3

PAID’S SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

Neither Paid nor Callco shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any Other Corporation (as defined below) or, in the case of a take-over, merger, arrangement, amalgamation or other business combination, of the continuing corporation resulting therefrom, but may do so if:

(a)
such Other Corporation or continuing corporation (the “Paid Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Paid Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Paid Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Paid or Callco, as the case may be, under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Non-Affiliated Holders hereunder.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the amendment provided for in Section 3.1 and thereupon the Paid Successor and such Other Corporation that may then be the issuer of the Paid US Common Stock and Paid US Preferred Stock shall possess and from time to time may exercise each and every right and power of Paid under this Agreement in the name of Paid or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Paid or Callco, as the case may be, or any officers of Paid or Callco may be done and performed with like force and effect by the directors or officers of such Paid Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of Paid with or into Paid or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of Paid, provided that all of the assets of such Subsidiary are transferred to Paid or another direct or indirect wholly-owned Subsidiary of Paid, and any such transactions are expressly permitted by this Article 3.

3.4	Successor Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a Paid Liquidity Transaction:

(a)
in which Paid merges or amalgamates with, or in which all or substantially all of the then outstanding Paid US Common Stock and Paid US Preferred Stock are acquired by, one or more other corporations to which Paid, immediately before such merger, amalgamation or acquisition, is “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)
in which all or substantially all of the then outstanding Paid US Common Stock and Paid US Preferred Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Paid Liquidity Transaction, owns or controls, directly or indirectly, Paid, then:

(d)
all references herein to “Paid” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Paid Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or exchange of such shares pursuant to this Agreement immediately subsequent to the Paid Liquidity Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Share Provisions or exchange of such shares pursuant to this Agreement had occurred immediately prior to the Paid Liquidity Transaction and the Paid Liquidity Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the capital of the Other Corporation, including without limitation, any sub-division, consolidation or reduction of share capital) without any need to amend the terms and conditions of this Agreement and without any further action required.

Appendix I - 6

ARTICLE 4

AMENDMENTS

4.1	Amendments, Modifications, etc.

Subject to Section 4.2 hereof, this Agreement may not be amended or modified except by an agreement in writing executed by Paid, Callco and Amalco and approved by the holders of Exchangeable Shares in accordance with Section B12.2 of the Share Provisions.

4.2	Ministerial Amendments

Notwithstanding the provisions of Section 4.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders hereunder provided that the board of directors of each of Amalco, Paid and Callco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole;

(b)	evidencing the succession of a Paid Successor and the covenants and obligations assumed by each such Paid Successor in accordance with the provisions of Article 3;

(c)
making such amendments or modifications not inconsistent with this Agreement, as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Paid, Callco and Amalco, having in mind the best interests of the holders of Exchangeable Shares, it may be expedient to make, provided that such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole; or

(d)
making such changes or corrections which, on the advice of counsel to Paid, Callco or Amalco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Paid, Callco and Amalco shall be of the opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole.

4.3	Meeting To Consider Amendments

Amalco, at the request of Paid or Callco, as the case may be, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Amalco, the Share Provisions and all applicable Laws.

4.4	Changes in Capital of Paid and Amalco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Paid US Common Stock, Paid US Preferred Stock or the Exchangeable Shares or any of the three are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Paid US Common Stock, Paid US Preferred Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

4.5	Execution of Supplemental Agreements

Notwithstanding Section 4.1, from time to time Amalco (when authorized by a resolution of its board of directors) and Paid (when authorized by a resolution of its board of directors) may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof for any one or more of the following purposes:

(a)	evidencing the succession of a Paid Successor and the covenants of and obligations assumed by each such Paid’s Successor in accordance with the provisions of Article 3;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Right or the Automatic Exchange Right which will not be prejudicial to the interests of the Non-Affiliated Holders or are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Paid, Callco, Amalco or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that the rights of the Non-Affiliated Holders will not be prejudiced thereby.

Appendix I - 7

ARTICLE 5

TERMINATION

5.1	Term

This Agreement shall survive and continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Non-Affiliated Holder; or

(b)
each of Paid, Callco and Amalco elects in writing to terminate the Agreement and such termination is approved by the holders of Exchangeable Shares in accordance with Section B12.2 of the Share Provisions.

ARTICLE 6

GENERAL

6.1	Severability

If any term or provision of this Agreement is held invalid, unenforceable or contrary to Law, such term or provision shall be deemed to be severable from the other terms and provisions hereof, but only to the extent necessary to bring this Agreement within the requirements of Law, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein; provided, however, that if the party that would be adversely affected by such severance demonstrates that a material inducement to its entering into this Agreement would be materially impaired, such party shall be entitled to seek an adjudication that this Agreement should be terminated on that ground.

6.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns and, subject to the terms hereof, to the benefit of the Non-Affiliated Holders.

6.3	Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise).

6.4	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by registered mail or facsimile transmission (provided such transmission is recorded as being transmitted successfully) or other electronic means of communication addressed to the recipient as follows:

To Paid:

Paid Inc.
200 Fribey Parkway
Suite 4004
Westborough, MA
01581
Attention: Austin Lewis, IV
E-mail:                       alewis@paid.com

With a copy (which shall not constitute notice) to:

Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA
01608-1477
Attention: Michael Refolo
E-mail:                       mrefolo@mirickoconnell.com

Appendix I - 8

To Amalco and to Callco:

ShipTime Canada Inc./2534841 Ontario Inc.
3350 Fairview Street, Suite 3-232
Burlington, Ontario
L7N 3L5
Attention: Allan Pratt
Email: apratt@EmergeIT.com

With a copy (which shall not constitute notice) to:

Aluvion Professional Corporation
365 Bay Street, Suite 800
Toronto, Ontario
M5H 2V1
Attention: Eric Apps
Email:           eric@aluvionlaw.com

or to such other address, individual or electronic communication number as may be designated by notice given by any Party to the others in accordance herewith. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

6.5	Notice to Non-Affiliated Holders

Any notice, request or other communication to be given to a Non-Affiliated Holder shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery) to the address of the holder recorded in the securities register of Amalco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

6.6	Risk of Payments By Post

Whenever payments are to be made or certificates or documents are to be sent to any holder of Exchangeable Shares by Amalco, Paid or Callco, or by such holder of Exchangeable Shares to Amaloc, Paid or Callco, the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Amalco, in the case of payments made or documents by Amalco, Paid or Callco and the holder of Exchangeable Shares, in the case of payments made or documents by such holder.

6.7	Counterparts

The parties hereto agree that this Agreement may be signed in counterparts at different times and in different places without the parties hereto being in each other’s presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Agreement executed by any party and transmitted by facsimile or other means of electronic communication shall be binding upon the parties in the same manner as an original executed and delivered in person.

6.8	Jurisdiction

This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein.

Appendix I - 9

6.9	Third Party Beneficiaries and Attornment

Except for the holders of the Exchangeable Shares, there are no third party beneficiaries under this Agreement and no person other than the parties hereto and the holders of the Exchangeable Shares may claim any entitlement hereunder, or exercise any right hereunder, or perform any obligation hereunder, or make any claim in respect of this Agreement, without the prior written consent of the parties hereto.  The holders of Exchangeable Shares, on whose behalf Amalco acts as agent and bare trustee, shall be deemed to have acknowledged and consented to all of the terms and provisions of this Agreement as of the time of the issuance of the Exchangeable Shares registered in their name and the parties hereto shall be entitled, at their option, to require any such person to execute and deliver a counterpart copy of this Agreement at the time of delivery of the share certificate(s) evidencing such Exchangeable Shares ratifying and confirming the provisions of this Agreement and agreeing to be bound by them.

6.10	Jurisdiction and Conflict of Laws

Each of Paid, Callco and Amalco agrees that any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Paid hereby appoints Amalco at its registered office in the Province of Ontario as attorney for service of process.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Remainder of this page left intentionally blank.]

Appendix I - 10

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PAID INC.
Per:
Name: Austin Lewis, IV Title: President and CEO

2534841 ONTARIO INC.
Per:
Name: Allan Pratt Title: President

SHIPTIME CANADA INC.
Per:
Name: Allan Pratt Title: CEO

Appendix I - 11

Appendix J	Form of Description of Rights of ShipTime Canada Inc. Shareholders

AUTHORIZED CAPITAL

ShipTime Canada Inc. (the “Corporation”)

The maximum number of shares of each class that the Corporation is authorized to issue and the designation, rights, privileges, restrictions and conditions of each class of shares are set out below.

A.	COMMON SHARES

The Corporation is authorized to issue an unlimited number of Common Shares (as hereinafter defined), which constitute a separate and distinct class of shares. The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

1.
The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Corporation and to attend and vote thereat except those meetings where only holders of a specified class or particular series of shares are entitled to vote and each holder thereof shall be entitled to one (1) vote per share in person or by proxy.

2.
Subject to the rights, privileges, restrictions and conditions attaching to the Exchangeable Preferred Shares, the holders of the Common Shares are entitled to receive any dividend declared and paid by the Corporation.

3.
Subject to the rights, privileges, restrictions and conditions attaching to the Exchangeable Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation after payment of all of the Corporation’s liabilities.

B.	EXCHANGEABLE PREFERRED SHARES

The Corporation is authorized to issue an unlimited number of Exchangeable Preferred Shares, which constitute a separate and distinct class of shares.  The Exchangeable Preferred Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

1.	INTERPRETATION

1.1	Definitions

For the purposes of these Share Provisions, unless something in the subject matter or context is inconsistent therewith:

“Affiliate” of any particular person means any other person Controlling, Controlled by or under common Control with such particular person or, in the case of a natural person, any other member of such person’s Family Group.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in the Province of Ontario and the State of Delaware are generally open for the transaction of banking business.

“Call Right” has the meaning ascribed thereto in Section B7.4(b).

“Callco” means 2534841 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5.

“Change of Law” means any amendment to the Tax Act and other applicable provincial income Tax laws that permits holders of Exchangeable Preferred Shares who are resident in Canada that hold the Exchangeable Preferred Shares as capital property and deal at arm’s length with Parent US and the Corporation (all for the purposes of the Tax Act and other applicable provincial income Tax laws) to exchange their Exchangeable Preferred Shares for the applicable Exchangeable Preferred Share Consideration without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income Tax laws.

“Change of Law Call Date” has the meaning ascribed thereto in Section B10.1(b).

“Change of Law Call Right” has the meaning ascribed thereto in Section B10.1(a).

“Common Shares” means the Common Shares in the capital of the Corporation.

Appendix J - 1

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any person, the ability of another person to control or direct the actions or policies of such first person, whether by ownership of voting shares, by contract or otherwise.

"Corporation Notice" means written notice from the Corporation notifying the Selling Shareholder that the Corporation intends to exercise its Right of First Refusal as to some or all of the Transfer Shares with respect to any Proposed Shareholder Transfer.

“Current Common Stock Consideration Shares” means, on any particular date, 480 shares of Parent US Common Stock, or such greater or lesser number of shares of common stock or other securities as are required or permitted to be issued to the holders of the Exchangeable Preferred Shares after adjustment under Article B6.

“Current Preferred Stock Consideration Shares” means, on any particular date, 3,344 shares of Parent US Preferred Stock, or such greater or lesser number of shares of preferred stock or other securities as are required or permitted to be issued to the holders of the Exchangeable Preferred Shares after adjustment under Article B6.

“De minimus Redemption Event” means an event that results in the aggregate number of Exchangeable Preferred Shares issued and outstanding (other than Exchangeable Preferred Shares held by members of the Parent Group) being less than 10% of the number of Exchangeable Preferred Shares issued on the Effective Date, as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Preferred Shares, any issue or distribution of rights to acquire Exchangeable Preferred Shares or securities exchangeable for or convertible into Exchangeable Preferred Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Preferred Shares.

“Effective Date” means October 5, 2016.

“Exchange Right” has the meaning ascribed thereto in the Exchange and Call Rights Agreement.

“Exchange and Call Rights Agreement” means the Exchange and Call Rights Agreement dated on or about the Effective Date among Parent US, Exchangeco, and each of the Corporation’s Shareholders.

“Exchangeable Preferred Share” means an exchangeable preferred share in the capital stock of the Corporation with substantially the rights, privileges and restrictions set forth in these Share Provisions, which shares shall be exchangeable for the Current Common Stock Consideration Shares and the Current Preferred Stock Consideration Shares.

“Exchangeable Preferred Share Consideration” on any date means, with respect to each Exchangeable Preferred Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of such Exchangeable Preferred Share, or purchase of such Exchangeable Preferred Share pursuant to these Share Provisions, the Support Agreement or the Exchange and Call Rights Agreement:

(a)	the fair market value of the Current Common Stock Consideration Shares for which such Exchangeable Preferred Share may be exchanged, as determined in good faith by the board of directors; plus

(b)	the fair market value of the Current Preferred Stock Consideration Shares for which such Exchangeable Preferred Share may be exchanged, as determined in good faith by the board of directors; plus

(c)
a cheque or cheques payable at par at any branch of the bankers of the payor in the sum of the amount of all declared, payable and unpaid cash dividends on such Exchangeable Preferred Share and the amount of all cash dividends declared and payable or paid on a Parent US Preferred Stock and a Parent US Common Stock which have not been declared or paid on such Exchangeable Preferred Shares in accordance herewith; plus

(d)
such stock or other property constituting any declared, payable and unpaid non-cash dividends on such Exchangeable Preferred Share and any declared and payable or paid non-cash dividends on a Parent US Preferred Stock and a Parent US Common Stock which have not been declared or paid on such Exchangeable Preferred Shares in accordance herewith,

Appendix J - 2

provided that: (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of the Current Common Stock Consideration Shares, such shares to be duly issued, fully paid and non-assessable; (ii) the part of the consideration which represents (b) above shall be fully paid and satisfied by the delivery of the Current Preferred Stock Consideration Shares, such shares to be duly issued, fully paid and non-assessable; (iii) the part of the consideration which represents (c) and (d) above shall be fully paid and satisfied by delivery of such cash payment and non-cash items; and (iv) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

“Exchangeco” means 2534845 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation (whether national, federal, provincial, state or local), court, board, tribunal, dispute settlement panel or body, or other Law or regulation-making entity:

(a)	having jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or

(b)	exercising, or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Laws” means all applicable laws (including common law and decisions of courts and tribunals), and all statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, treaties, notices, directions, decrees and judicial, arbitral, administrative, ministerial or departmental judgments, awards or requirements of any Governmental Authority having the force of law; and “Law” means any one or any single provision, part or portion of the Laws.

“Liquidation Amount” has the meaning ascribed thereto in Section B5.1(a).

“Liquidation Call Right” has the meaning ascribed thereto in Section B5.2(a).

“Liquidation Date” has the meaning ascribed thereto in Section B5.1(a).

“Non-Affiliated Holders” means the registered holders (and for greater certainty excluding Exchangeable Preferred Shares beneficially held by members of the Parent Group through any registered holder) of Exchangeable Preferred Shares other than members of the Parent Group.

“OBCA” means the Business Corporations Act (Ontario), including the regulations promulgated thereunder, in either case as amended from time to time.

“Other Corporation” has the meaning ascribed thereto in Section B13.1(c).

“Other Shares” has the meaning ascribed thereto in Section B13.1(c).

“Parent Call Notice” has the meaning ascribed thereto in Section B7.4(c).

“Parent Group” means, collectively, Parent US and its Subsidiaries, whether now in existence or hereafter created or acquired.

“Parent Liquidity Transaction” means either a Sale of Parent US or a Public Offering.

“Parent US” means Paid Inc., a corporation existing under the laws of the State of Delaware, to be renamed ShipTime US Inc. or such other name as is consented to by the directors and shareholders of such corporation, and its successors.

“Parent US Common Stock” means a share of Common Stock in the capital stock of Parent US, par value $0.0001.

“Parent US Dividend Declaration Date” means the date on which the board of directors of Parent US declares any dividend or other distribution on Parent US Preferred Stock or Parent US Common Stock.

Appendix J - 3

“Parent US Preferred Stock” means a share of Preferred Stock in the capital stock of Parent US, par value $0.0001.

“Parent US Successors” has the meaning ascribed thereto in Section B14.2(b).

“Permitted Affiliate” means an Affiliate of Parent US other than the Corporation, Callco, or Exchangeco.

"Proposed Shareholder Transfer" means any transaction (including any offer to enter into any transaction, or any acceptance of same, and any option, warrant, or grant of any other right to do so) which does or if completed would have the effect of causing any sale, transfer, assignment, pledge, mortgage, hypothecation, encumbrance, gift, or other disposition of any legal or beneficial ownership interest in any Exchangeable Preferred Shares.

"Proposed Transfer Notice" means written notice from a holder of Exchangeable Preferred Shares setting forth the terms and conditions of a Proposed Shareholder Transfer.

"Prospective Transferee" means any person to whom a holder of Exchangeable Preferred Shares proposes to make a Proposed Shareholder Transfer.

“Public Offering” means an offering and sale to the public of any shares or equity securities of Parent US pursuant to a registration statement in the United States.

“Redemption Call Right” has the meaning ascribed thereto in Section B8.2(a).

“Redemption Date” means the fifth anniversary of the Effective Date, unless:

(a)
a De minimus Redemption Event occurs, in which case the Board of Directors may accelerate such redemption date to the date upon which the number of Exchangeable Preferred Shares issued and outstanding (other than Exchangeable Preferred Shares held by members of the Parent Group) falls below 10% of the number of Exchangeable Preferred Shares issued on the Effective Date, or such later date as they may determine, upon at least 30 days’ prior written notice to the registered holders of the Exchangeable Preferred Shares; or

(b)
a Parent Liquidity Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Preferred Shares in connection with such a Parent Liquidity Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Preferred Shares is necessary to enable the completion of such Parent Liquidity Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Preferred Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) or (b) above to any of such holders of Exchangeable Preferred Shares shall not affect the validity of any such redemption.

“Redemption Notice” has the meaning ascribed thereto in Section B8.1(b).

“Redemption Price” has the meaning ascribed thereto in Section B8.1(a).

“Retracted Shares” has the meaning ascribed thereto in Section B7.4(a).

“Retraction Request” has the meaning ascribed thereto in Section B7.4(a).

"Right of First Refusal" means the right, but not an obligation, of the Corporation, or its permitted transferees or assignees, to purchase some or all of the Transfer Shares with respect to a Proposed Shareholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

Appendix J - 4

“Sale of Parent US” means (A) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of Parent US, (B) the consummation of the merger or consolidation of Parent US with or into another entity (except a merger or consolidation in which the holders of capital stock of Parent US immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of Parent US or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the securities of Parent US), of the securities of Parent US if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of Parent US (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of Parent US; provided, however, that a transaction shall not constitute a Sale of Parent US if its sole purpose is to change the state of incorporation of Parent US or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of Parent US immediately prior to such transaction.

"Selling Shareholder" means any holder of Exchangeable Preferred Shares who proposes to make a Proposed Shareholder Transfer.

“Share Provisions” means the rights, privileges, restrictions and conditions set out herein.

“Subdivision” has the meaning ascribed thereto in Section B3.2.

“Subsidiary” means with respect to a specified person, any entity, whether incorporated or unincorporated, in which such person owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such person otherwise has the power to direct.

“Support Agreement” means the Support Agreement dated on or about the Effective Date between Exchangeco and Paid.

“Tax” and, with correlative meaning, “Taxes” means: (i) all federal, provincial, municipal, territorial, state, local, foreign or other taxes, duties, imposts, rates, levies, assessments, tariffs and government fees, charges or dues of any nature, including, without limiting the generality of the foregoing, all income, capital gains, sales, excise, use, property, capital, goods and services, business transfer, value added, compensation, social security, payroll, land transfer, property purchase, withholding, employment, privilege, franchise, premium, licence and school taxes, employment insurance, health insurance and Governmental Authority pension plan premiums and custom and import duties; (ii) all interest, fines and penalties with respect thereto, whether disputed or not; and (iii) any liability in respect of any items described in clause (i) or (ii) payable by reason of contract, assumption, transferee or successor liability, or operation of Law.

“Taxing Authority” means any Governmental Authority exercising regulatory authority in respect of any Taxes.

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

1.2	Sections and Headings

The division of these Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Share Provisions.  Unless otherwise indicated, any reference in these Share Provisions to an article or section refers to the specified article or section of these Share Provisions.

1.3	Number Gender and Persons

In these Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under these Share Provisions is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder shall be made without interest and less any Tax required by Canadian or U.S. Law to be deducted and withheld.

Appendix J - 5

2.	RANKING OF EXCHANGEABLE PREFERRED SHARES

2.1	Ranking

The Exchangeable Preferred Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Preferred Shares with respect to the payment of dividends as and to the extent provided in Article B3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the

Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in Article B5.

3.	DIVIDENDS

3.1	Dividends

A holder of an Exchangeable Preferred Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law, on a Parent US Dividend Declaration Date, declare a dividend on each Exchangeable Preferred Share:

(a)
in the case of a cash dividend or distribution declared on the Parent US Preferred Stock or Parent US Common Stock, in an amount in cash for each Exchangeable Preferred Share equal to the amount of the cash dividend or distribution declared on each Parent US Preferred Stock or Parent US Common Stock on the Parent US Dividend Declaration Date;

(b)
in the case of a stock dividend or distribution declared on the Parent US Preferred Stock to be paid in Parent US Preferred Stock or Parent US Common Stock to be paid in Parent US Common Stock, subject to Section B3.2, by the issue or transfer by the Corporation of such number of Exchangeable Preferred Shares for each Exchangeable Preferred Share as is equal to the number of Parent US Preferred Stock to be paid on each Parent US Preferred Stock, or Parent US Common Stock to be paid on each Parent US Common Stock; or

(c)
in the case of a dividend or distribution declared on the Parent US Preferred Stock or Parent US Common Stock in property other than cash or Parent US Preferred Stock or Parent US Common Stock, respectively, in such type and amount of property for each Exchangeable Preferred Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section B3.6 hereof) the type and amount of property declared as a dividend or distribution on each Parent US Preferred Stock or Parent US Common Stock.

Such dividends or distributions shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation, as applicable. Subject to Section B3.2, the holders of Exchangeable Preferred Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section B3.1.

3.2	Subdivision on Stock Dividend

In the case of a stock dividend declared on the Parent US Preferred Stock to be paid in Parent US Preferred Stock, or on the Parent US Common Stock to be paid in Parent US Common Stock, in lieu of declaring the stock dividend contemplated by Section B3.1(b) on the Exchangeable Preferred Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining all required regulatory approvals, subdivide, redivide or change (the “Subdivision”) each issued and unissued Exchangeable Preferred Share on the basis that each Exchangeable Preferred Share before the Subdivision becomes a number of Exchangeable Preferred Shares equal to the sum of: (i) one Parent US Preferred Stock or one Parent US Common Stock (as the case may be); and (ii) the number of Parent US Preferred Stock to be paid as a stock dividend on each Parent US Preferred Stock, or the number of Parent US Common Stock to be paid as a stock dividend on each Parent US Common Stock (as the case may be).  In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Preferred Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Preferred Shares (other than members of the Parent Group).  In such instance, and notwithstanding any other provision hereof, such Subdivision, shall become effective on the effective date specified in Section B3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Preferred Shares. For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Preferred Shares to an amendment to the articles of the Corporation shall be required to give effect to such Subdivision.

3.3	Payment of Dividends

Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section B3.1(a) hereof and the sending of such cheque to each holder of an Exchangeable Preferred Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation.  Subject to applicable Law and any applicable requirements of a central depository for securities, certificates registered in the name of the registered holder of Exchangeable Preferred Shares shall be issued or transferred in respect of any stock dividends or other distributions contemplated by Section B3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Preferred Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section B3.1(c) hereof or any subdivision contemplated by Section B3.2 shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Preferred Share shall satisfy the dividend or other distribution represented thereby.  Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Preferred Share shall be entitled to recover by action or other legal process against the Corporation any dividend or distribution that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of five years from the date on which such dividend was first payable.

Appendix J - 6

3.4	Record and Payment Dates

The record date for the determination of the holders of Exchangeable Preferred Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Preferred Shares under Section B3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on Parent US Preferred Stock or Parent US Common Stock, as the case may be. The record date for the determination of the holders of Exchangeable Preferred Shares entitled to receive Exchangeable Preferred Shares in connection with any Subdivision of the Exchangeable Preferred Shares under Section B3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of Parent US Preferred Stock or Parent US Common Stock, as the case may be.

3.5	Partial Payment

If on any payment date for any dividends or distributions declared on the Exchangeable Preferred Shares under Section B3.1 and Section B3.2 hereof the dividends or distributions are not paid in full on all of the Exchangeable Preferred Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys or other assets properly applicable to the payment of such dividends or distributions.

3.6	Economic Equivalence

For the purposes of Section B3.1 and Section B3.2 hereof, the Board of Directors shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified financial advisors and/or other experts as the board may require), economic equivalence and each such determination shall be conclusive and binding on the Corporation and its shareholders.

4.	CERTAIN RESTRICTIONS

4.1	Certain Restrictions

So long as any of the Exchangeable Preferred Shares owned by Non-Affiliate Holders are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Preferred Shares given as specified in Section B12.2 hereof:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Preferred Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or in any such other shares ranking junior to the Exchangeable Preferred Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Preferred Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(c)
redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with the Exchangeable Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d)
issue any shares other than (i) Exchangeable Preferred Shares, (ii) Common Shares, and (iii) any other shares ranking junior to the Exchangeable Preferred Shares, other than by way of stock dividends to the holders of such Exchangeable Preferred Shares, provided that the restrictions in Sections B4.1(a), B4.1(b) and B4.1(c) hereof shall not apply if all dividends and distributions on the outstanding Exchangeable Preferred Shares corresponding to dividends and distributions declared and paid to date on the Parent US Preferred Stock or the Parent US Common Stock shall have at that time been declared and paid in full on the Exchangeable Preferred Shares.

Appendix J - 7

5.	LIQUIDATION

5.1	Participation Upon Liquidation, Dissolution or Winding Up of the Corporation

(a)
Subject to applicable Law and the due exercise by Parent US of the Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Preferred Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Preferred Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Preferred Shares, an amount per share equal to the Exchangeable Preferred Share Consideration (the “Liquidation Amount”).

(b)
In the case of a distribution on Exchangeable Preferred Shares under this Section B5.1 and provided the Liquidation Call Right has not been exercised by Parent US, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Preferred Shares the Liquidation Amount (in the form of Exchangeable Preferred Share Consideration) for each such Exchangeable Preferred Share upon presentation and surrender of the certificates representing such Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation.  Payment of the Liquidation Amount per Exchangeable Preferred Share shall be satisfied by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Preferred Shares or by holding for pick-up by the holder at the registered office of the Corporation the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share representing the Liquidation Amount.  On and after the Liquidation Date, the holders of the Exchangeable Preferred Shares shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Liquidation Amount per Exchangeable Preferred Share, unless payment of the total Liquidation Amount for such Exchangeable Preferred Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided.

(c)
The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice, the Liquidation Amount in respect of the Exchangeable Preferred Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Preferred Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Preferred Shares so deposited, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock (as the case may be) to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by the holder in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (less any amounts withheld on account of Tax required to be deducted and withheld therefrom), the holders of the Exchangeable Preferred Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent US Preferred Stock or Parent US Common Stock, as the case may be, delivered to them or the custodian on their behalf.

(d)
After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Preferred Shares the total Liquidation Amount pursuant to this Section B5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2	Liquidation Call Rights

(a)
Parent US shall have the right (a “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs pursuant to Section B5.1 hereof, to, or to cause a Permitted Affiliate to, purchase from all but not less than all of the holders of Exchangeable Preferred Shares (other than members of the Parent Group) on the Liquidation Date all but not less than all of the Exchangeable Preferred Shares held by each such holder on payment by Parent US of an amount per share equal to the Exchangeable Preferred Share Consideration.  In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Preferred Shares (other than members of the Parent Group) shall be obligated to sell all the Exchangeable Preferred Shares held by such holder to Parent US on the Liquidation Date on payment by Parent US to such holder of the Exchangeable Preferred Share Consideration for each such share and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Parent US.

Appendix J - 8

(b)
In order to exercise its Liquidation Call Right, Parent US must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. If Parent US duly exercises its Liquidation Call Right in accordance with this Section B5.2, all obligations of the Corporation under Section B5.1 shall terminate at such time and on the Liquidation Date Parent US will purchase and the holders of Exchangeable Preferred Shares (other than members of the Parent Group) will sell all of their Exchangeable Preferred Shares then outstanding for a price per share equal to the Exchangeable Preferred Share Consideration.

(c)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of a Liquidation Call Right, Parent US shall deposit or cause to be deposited with the Corporation, on or before the Liquidation Date, the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share, less any required Tax withholdings.  Provided that the aggregate Exchangeable Preferred Share Consideration has been so deposited with the Corporation, on and after the Liquidation Date the holders of the Exchangeable Preferred Shares (other than members of the Parent Group) shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share payable by Parent US, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock (as the case may be) to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by such holder and the holder shall be deemed for all purposes to be the holder of the Parent US Preferred Stock or Parent US Common Stock (as the case may be) to which such holder is entitled.  Upon surrender to the Corporation of a certificate representing Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Corporation on behalf of Parent US shall deliver to such holder, the Exchangeable Preferred Share Consideration.  If Parent US does not exercise its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Preferred Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section B5.1 hereof.

6.	CERTAIN PROTECTIONS IN THE EVENT OF DILUTION

6.1	Reorganization Events.

Each of the following shall be considered a “Capital Reorganization Event”:

(a)
a subdivision or re-division of the outstanding Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be, into a greater number of Exchangeable Preferred Shares, or Parent US Common Stock or Parent US Preferred Stock, as the case may be,;

(b)
a reduction, combination or consolidation of the outstanding Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  into a smaller number of Exchangeable Preferred Shares , or Parent US Common Stock or Parent US Preferred Stock, as the case may be, ;

(c)
a reclassification of the Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  at any time outstanding or a change of the Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  into other shares or into other securities or any other capital reorganization;

(d)
an issuance by the Corporation of Exchangeable Preferred Shares (or securities convertible into or exchangeable for Exchangeable Preferred Shares) to the holders of all or substantially all of the outstanding Exchangeable Preferred Shares by way of stock dividend, or an issuance by Parent US of Parent US Common Stock or Parent US Preferred Stock, as the case may be (or securities convertible into or exchangeable for Parent US Common Stock or Parent US Preferred Stock, as the case may be), to the holders of all or substantially all of the outstanding Parent US Common Stock or Parent US Preferred Stock, as the case may be, by way of stock dividend, including in the case of Parent US and without duplication any issuance covered under Article B2;

Appendix J - 9

(e)
a distribution by the Corporation or by Parent US, as the case may be, to all or substantially all of the holders of the outstanding Exchangeable Preferred Shares or to all or substantially all of the holders of the outstanding Parent US Common Stock or Parent US Preferred Stock, as the case may be, of : (i) shares of any class other than Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  or of other than securities convertible into or exchangeable for Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be; (ii) rights, options or warrants; (iii) evidences of indebtedness; or (iv) assets;

(f)
a consolidation, amalgamation or merger of the Corporation with or into a corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  or a change of the Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  into other shares); or

(g)
a transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation or other entity in which the holders of Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  are entitled to receive shares, other securities or other property.

6.2	Protective Measures.

Upon the occurrence of any Capital Reorganization Event affecting the Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  the holders of Exchangeable Preferred Shares will be entitled to receive, and will accept for the same aggregate consideration, and without the requirement for any additional payment, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization Event if, on the effective date of such Capital Reorganization Event, in the case of the Corporation, the holder had been the registered holder of the number of Exchangeable Preferred Shares to which the holder was then entitled to obtain, or in the case of Parent US, the holder had already exercised its exchange rights in full to acquire and had become the registered holder of the number of underlying Parent US Common Stock or Parent US Preferred Stock, as the case may be, to which the holder was then entitled to obtain.

6.3	Protective Adjustments.

The adjustments with respect to the Exchangeable Preferred Shares and the Parent US Common Stock and Parent US Preferred Stock, as the case may be, set forth above are cumulative and shall apply to successive Capital Reorganization Events resulting in equivalent distribution entitlements under the provisions herein. The Corporation shall take all steps necessary to ensure that, upon a Capital Reorganization Event affecting the Exchangeable Preferred Shares, each holder of Exchangeable Preferred Shares will receive the aggregate number of shares, other securities or other property to which it is entitled as a result of the Capital Reorganization Event. Parent US has entered into certain agreements to like effect with respect to Capital Reorganization Events affecting the Parent US Common Stock or Parent US Preferred Stock, as the case may be.  For the purposes of these articles, any adjustment shall be made successively whenever an event referred to herein shall occur. All calculations shall be made to the nearest whole share or, in the case of consideration other than securities, to the nearest whole dollar. No adjustment shall be made in the number of Exchangeable Preferred Shares unless it would require a change of at least one (1) whole Exchangeable Preferred Share. Compensation shall be paid in cash for such fractional Exchangeable Preferred Shares, if any, based on the Exchangeable Preferred Share Consideration. In the case of the Parent US Common Stock and Parent US Preferred Stock, the foregoing provisions shall be applicable without duplication in the event of any Capital Reorganization Event and shall not be applied if corresponding rights and anti-dilution protections are already extended to the holders of the Exchangeable Preferred Shares in respect of their rights to convert their Exchangeable Preferred Shares for Parent US Common Stock or Parent US Preferred Stock, as the case may be, as a result of the charter or constating documents of Parent US or other applicable laws.

6.4	Certification and Dispute Resolution.

The Corporation shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in these articles, deliver an officer’s certificate to the holders of Exchangeable Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. If a dispute shall at any time arise with respect to adjustments hereunder pertaining to the Corporation or Parent US, as the case may be, such disputes shall be conclusively determined by the accountants of the Corporation or Parent US, as the case may be, or, if they are unable or unwilling to act, by such other firm or independent chartered accountants (acceptable to the holders of Exchangeable Preferred Shares, acting reasonably) as may be selected by the holders of Exchangeable Preferred Shares and the Corporation. Any such determination, subject to the prior approval of any securities regulatory authority or stock exchange which may be necessary, shall be conclusive evidence of the correctness of any adjustments made.

Appendix J - 10

7.	RIGHT OF FIRST REFUSAL AND CALL RIGHT

7.1	Right of First Refusal

(a)
Subject to the terms of Section B7.3, each holder of Exchangeable Preferred Shares hereby irrevocably and unconditionally (i) acknowledges that their securities are subject to resale restrictions under the articles of amalgamation of the Corporation and applicable securities laws; (ii) acknowledges that such restriction extends to the underlying Parent US Common Stock and Parent US Preferred Stock and all other derivative securities arising from or relating to the Exchangeable Preferred Shares; and (iii) grants to the Corporation a Right of First Refusal, at its exclusive option, and with no obligation, to purchase all or any portion of Exchangeable Preferred Shares that such Shareholder may propose to transfer in a Proposed Shareholder Transfer (the “Transfer Shares”), at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)
Each shareholder proposing to make a Proposed Shareholder Transfer must deliver a Proposed Transfer Notice to the Corporation and each other shareholder no later than 45 days prior to the consummation of such Proposed Shareholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Shareholder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Shareholder Transfer. To exercise its Right of First Refusal the Corporation must deliver a Corporation Notice to the Selling Shareholder within 15 days after delivery of the Proposed Transfer Notice.

(c)
Notwithstanding the foregoing, if the total number of Transfer Shares that the Corporation has agreed to purchase in the Corporation Notice is less than the total number of Transfer Shares, then the Corporation shall be deemed to have forfeited any right to purchase such Transfer Shares, and the Selling Shareholder shall be free to sell all, but not less than all, of the Transfer Shares to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favourable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of these Share Provisions; (ii) any future Proposed Shareholder Transfer shall remain subject to the terms and conditions of these Share Provisions; and (iii) such sale shall be consummated within 60 days after receipt of the Proposed Transfer Notice by the Corporation and, if such sale is not consummated within such 60 day period, such sale shall again become subject to the Right of First Refusal on the terms set forth herein.

(d)
If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Corporation Notice. If the Corporation cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Corporation may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Corporation Notice. The closing of the purchase of Transfer Shares by the Corporation shall take place, and all payments from the Corporation shall have been delivered to the Selling Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Shareholder Transfer and (ii) 45 days after delivery of the Proposed Transfer Notice.

7.2	Effect of Failure to Comply.

(a)
Any Proposed Shareholder Transfer not made in compliance with the requirements of these Share Provisions shall be null and void ab initio, shall not be recorded on the books of the Corporation or its transfer agent and shall not be recognized by the Corporation.

(b)
If any shareholder becomes obligated to sell any Transfer Shares to the Corporation under these Share Provisions and fails to deliver such Transfer Shares in accordance with the terms of these Share Provisions, the Corporation may, at its option, in addition to all other remedies it may have, send to such shareholder the Exchangeable Preferred Share Consideration per share for such Transfer Shares and transfer to the name of the Corporation on the Corporation’s books the certificate or certificates representing the Transfer Shares to be sold.

7.3	Exempt Transfers.

(a)
Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section B7.1 shall not apply: (i) in the case of a shareholder that is an entity, upon a transfer by such Shareholder to its shareholders, members, partners, other equity holders or Affiliates; (ii) to a repurchase of Transfer Shares from a shareholder by the Corporation at a price no greater than that originally paid by such shareholder for such Transfer Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board; or (iii) in the case of a shareholder that is a natural person, upon a transfer of Transfer Shares by such shareholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to a member of his or her Family Group; provided that in the case of clause (i) or (iii), such shareholder shall deliver prior written notice to the Corporation and the other shareholders of such transfer and such Transfer Shares shall at all times remain subject to the terms and restrictions set forth in these Share Provisions.

Appendix J - 11

(b)
Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section B7.1 shall not apply to the sale of any Transfer Shares (i) pursuant to a Public Offering, or an offering to the public pursuant to a prospectus filed with any Canadian securities regulatory authorities, (ii) pursuant to the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or (iii) upon prior written consent of the Board.

7.4	Call Right.

(a)
Each holder of Exchangeable Preferred Shares shall be entitled to give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation the certificate or certificates representing the Exchangeable Preferred Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, together with a duly executed statement (the “Retraction Request”) in the form of Schedule “A” hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Preferred Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation.

(b)
In the event that a holder of Exchangeable Preferred Shares delivers a Retraction Request, Paid Callco (or, in the event of its failure or inability to do so for any reason, Parent US) shall have the overriding right (the “Call Right”) to, or to cause a Permitted Affiliate to, purchase from such holder all but not less than all of the Retracted Shares held by such holder on payment by Paid Callco (or Parent US, as the case may be) of an amount per share equal to the Exchangeable Preferred Share Consideration (the “Call Purchase Price”), which shall be satisfied in full by causing to be delivered to such holder the Exchangeable Preferred Share Consideration representing the Call Purchase Price.  In the event of the exercise of the Call Right, a holder of Exchangeable Preferred Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares held by such holder to Paid Callco (or Parent US, as the case may be) on payment by Paid Callco (or Parent US, as the case may be) to such holder of the Call Purchase Price for each such share in the form of Exchangeable Preferred Share Consideration.

(c)
Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent US and Paid Callco thereof.  In order to exercise its Call Right, Paid Callco (or Parent US, as the case may be) must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right (a “Parent Call Notice”) within five Business Days of notification by the Corporation to them of the receipt by the Corporation of the Retraction Request.  If Paid Callco (or Parent US, as the case may be) does not so notify the Corporation within such five Business Day period, the Corporation shall notify the holder as soon as possible thereafter that neither will exercise the Call Right.  If Paid Callco (or Parent US, as the case may be) delivers a Parent Call Notice within such five Business Day period and duly exercises its Call Right in accordance with this Section B7.4, all obligations of the Corporation to redeem the Retracted Shares shall terminate at such time and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section B7.4(e), Paid Callco (or Parent US, as the case may be) shall purchase from such holder and such holder shall sell to them the Retracted Shares for a price per share equal to Call Purchase Price in the form of Exchangeable Preferred Share Consideration. In the event that Paid Callco (or Parent US, as the case may be) does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section B7.4(e), the Corporation shall redeem the Retracted Shares in accordance with Section B8.

(d)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of the Call Right, Paid Callco (or Parent US, as the case may be) shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Preferred Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, the Exchangeable Preferred Share Consideration representing the Call Purchase Price per Retracted Share.  The holder shall then cease to be a holder of Retracted Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the total Call Purchase Price per Retracted Share payable by Paid Callco (or Parent US, as the case may be), without interest, upon presentation and surrender of certificates representing the Retracted Shares in accordance with the foregoing provisions, payment of the aggregate Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Call Purchase Price has been paid in the manner hereinbefore provided.  Provided that presentation and surrender of certificates and payment of such aggregate Call Purchase Price (less any amounts withheld on account of Tax required to be deducted and withheld therefrom) has been made in accordance with the foregoing provisions, the holder of the Retracted Shares purchased by Paid Callco (or Parent US, as the case may be) shall thereafter be deemed for all purposes to be a holder of the Parent US Preferred Stock or the Parent US Common Stock delivered to such holder.

Appendix J - 12

(e)
A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation at any time before the close of business on the Business Day immediately preceding the effective date of the retraction, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent US shall be deemed to have been revoked.

8.	REDEMPTION BY THE CORPORATION

8.1	Redemption by the Corporation

(a)
Subject to applicable Law and the due exercise by Parent US of the Redemption Call Right, the Corporation shall on the Redemption Date redeem all of the then outstanding Exchangeable Preferred Shares for an amount per share equal to the Exchangeable Preferred Share Consideration (the “Redemption Price”).

(b)
In any case of a redemption of Exchangeable Preferred Shares under this Section B8.1, the Corporation shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Liquidity Transaction), send or cause to be sent to each holder of Exchangeable Preferred Shares (other than members of the Parent Group) a notice in writing (the “Redemption Notice”) of the redemption by the Corporation or the purchase by Parent US under its Redemption Call Right, as the case may be, of the Exchangeable Preferred Shares held by such holder.  In the case of a Redemption Date established in connection with a Parent Liquidity Transaction the written notice of redemption by the Corporation or the purchase by Parent US under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances.  In any such case, such notice shall set out such Redemption Date and, if applicable, particulars of the Redemption Call Right.  In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)
On or after the Redemption Date and subject to the due exercise by Parent US of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Preferred Shares to be redeemed the Redemption Price (in the form of Exchangeable Preferred Share Consideration) for each such Exchangeable Preferred Share upon presentation and surrender of the certificates representing such Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require at the registered office of the Corporation. Payment of the Redemption Price per Exchangeable Preferred Share shall be satisfied by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Preferred Shares or by holding for pick-up by the holder at the registered office of the Corporation the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share representing the Redemption Price.  On and after the Redemption Date, the holders of the Exchangeable Preferred Shares called for redemption shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Redemption Price per Exchangeable Preferred Share, unless payment of the total Redemption Price for such Exchangeable Preferred Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided.

(d)
The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Preferred Shares as aforesaid to transfer or cause to be issued and transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice the total Redemption Price in respect of the Exchangeable Preferred Shares so called for redemption, or of such of the said Exchangeable Preferred Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, such Redemption Price to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Preferred Shares shall be redeemed and the rights of a holder thereof after the Redemption Date shall be limited to receiving its proportionate part of the Redemption Price for such Exchangeable Preferred Shares so deposited, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the Redemption Date and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by the holder in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price (less any amounts withheld on account of Tax required to be deducted and withheld therefrom), the holders of the Exchangeable Preferred Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent US Preferred Stock or Parent US Common Stock delivered to them or the custodian on their behalf.

Appendix J - 13

8.2	Redemption Call Rights

(a)
The Corporation (or Parent US, as the case may be) shall have the overriding right (a “Redemption Call Right”), in the event and notwithstanding the proposed redemption of the Exchangeable Preferred Shares by the Corporation pursuant to Section B8.1 hereof, to, or to cause a Permitted Affiliate to, purchase from all but not less than all of the holders of Exchangeable Preferred Shares (other than members of the Parent Group) on the Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Preferred Shares held by each such holder on payment by the Corporation or Parent US of an amount per share equal to the Exchangeable Preferred Share Consideration.  In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Preferred Shares (other than members of the Parent Group) shall be obligated to sell all the Exchangeable Preferred Shares held by such holder to the Corporation or Parent US on the Redemption Date on payment by the Corporation or Parent US to such holder of the Exchangeable Preferred Share Consideration for each such share.

(b)
In order to exercise its Redemption Call Right, the Corporation (or Parent US, as the case may be) must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right at least 20 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Liquidity Transaction, in which case the Corporation or Parent US shall so notify the registered holders of the Exchangeable Preferred Shares and the Corporation as early as reasonably practicable before the Redemption Date.  If the Corporation or Parent US duly exercises its Redemption Call Right in accordance with this Section B8.2, the right of the Corporation to redeem any Exchangeable Preferred Shares pursuant to Section B8.1 on the Redemption Date shall terminate at such time and on the Redemption Date the Corporation or Parent US will purchase and the holders of Exchangeable Preferred Shares (other than members of the Parent Group) will sell all of their Exchangeable Preferred Shares then outstanding for a price per share equal to the Exchangeable Preferred Share Consideration.

(c)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of a Redemption Call Right, the Corporation (or Parent US, as the case may be) shall deposit or cause to be deposited with the Corporation, on or before the Redemption Date, the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share less any required Tax withholdings.  Provided that the aggregate Exchangeable Preferred Share Consideration has been so deposited with the Corporation, on and after the Redemption Date the holders of the Exchangeable Preferred Shares (other than members of the Parent Group) shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share payable by the Corporation or Parent US, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by such holder and the holder shall on and after the last Business Day prior to such Redemption Date be considered and deemed for all purposes to be the holder of the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled.  Upon surrender to the Corporation of a certificate representing Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA  and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Corporation on behalf of the Corporation or Parent US shall deliver to such holder, the Exchangeable Preferred Share Consideration.  If the Corporation or Parent US does not exercise its Redemption Call Right in the manner described above, on the Redemption Date a holder of Exchangeable Preferred Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Preferred Shares pursuant to Section B8.1 hereof.

9.	PURCHASE FOR CANCELLATION

9.1	Purchase for Cancellation

(a)
Subject to applicable Law and the articles of the Corporation and notwithstanding Section B9.1(b) the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Preferred Shares by private agreement with any holder of Exchangeable Preferred Shares.

Appendix J - 14

(b)
Subject to applicable Law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Preferred Shares at any price per share by tender to all the holders of record (other than members of the Parent Group) of Exchangeable Preferred Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase.  If in response to an invitation for tenders under the provisions of this Section B9.1(b), more Exchangeable Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Preferred Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.  If only part of the Exchangeable Preferred Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

(c)
Any purchase for cancellation pursuant to this Section B9.1 may be structured, at the option of the Corporation, to first require the holder of Exchangeable Preferred Shares to retract their Exchangeable Preferred Shares pursuant to Section B7 and have the Parent US Preferred Stock or Parent US Common Stock issued in connection therewith purchased for cancellation by Parent US.

10.	CHANGE OF LAW

10.1	Change of Law Call Right

Without limiting Parent US’s other rights herein, including for clarity the Call Right, Parent US shall have the following rights in respect of the Exchangeable Preferred Shares:

(a)
Parent US, shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to, or to cause a Permitted Affiliate to, purchase from all but not less than all of the holders of Exchangeable Preferred Shares (other than members of the Parent Group) all but not less than all of the Exchangeable Preferred Shares held by each such holder on payment by Parent US of an amount per share equal to the Exchangeable Preferred Share Consideration. In the event of the exercise of the Change of Law Call Right, each holder of Exchangeable Preferred Shares (other than members of the Parent Group) shall be obligated to sell all the Exchangeable Preferred Shares held by such holder to Parent US on the Change of Law Call Date on payment by Parent US to such holder of the Exchangeable Preferred Share Consideration per share.

(b)
In order to exercise its Change of Law Call Right, Parent US must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right at least 45 days before the date (the “Change of Law Call Date”) on which Parent US will acquire all but not less than all of the Exchangeable Preferred Shares (other than those held by members of the Parent Group). If Parent US exercises the Change of Law Call Right, then, on the Change of Law Call Date, Parent US will purchase and the holders of Exchangeable Preferred Shares (other than members of the Parent Group) will sell all of their Exchangeable Preferred Shares then outstanding for a price per share equal to the Exchangeable Preferred Share Consideration.

(c)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of the Change of Law Call Right, Parent US shall deposit or cause to be deposited with the Corporation, on or before the Change of Law Call Date, the Exchangeable Preferred Share Consideration per share less any required Tax withholdings. Provided that the aggregate Exchangeable Preferred Share Consideration has been so deposited with the Corporation, on and after the Change of Law Call Date the holders of the Exchangeable Preferred Shares (other than members of the Parent Group) shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Exchangeable Preferred Share Consideration per share payable by Parent US, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by such holder and the holder shall on and after the Change of Law Call Date be deemed for all purposes to be the holder of the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled. Upon surrender to the Corporation of a certificate representing Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Corporation on behalf of Parent US shall deliver to such holder, the Exchangeable Preferred Share Consideration per share.

Appendix J - 15

11.	TREATMENT FOR UNITED STATES TAX PURPOSES

The Corporation agrees, and by its acceptance of an Exchangeable Preferred Share each holder of an Exchangeable Preferred Share agrees, to treat each Exchangeable Preferred Share as 3,344 shares of Parent US Preferred Stock and 480 shares of Parent US Common Stock for United States federal income and corresponding state and local Tax purposes, and neither the Corporation nor the holders of Exchangeable Preferred Shares shall take any action inconsistent with such treatment.

12.	AMENDMENT AND APPROVAL

12.1	Amendment

The rights, privileges, restrictions and conditions attaching to the Exchangeable Preferred Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Preferred Shares given as hereinafter specified.

12.2	Approval

Any approval given by the holders of the Exchangeable Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Preferred Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Preferred Shares as a separate class shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than half of the votes cast on such resolution at a meeting of holders of Exchangeable Preferred Shares duly called and provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Preferred Shares represented in person or by proxy at the meeting excluding Exchangeable Preferred Shares beneficially owned by members of the Parent Group. For purposes of this Section B12.2, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

13.	RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT US PREFERRED STOCK

13.1	Reciprocal Changes

(a)
Each holder of an Exchangeable Preferred Share acknowledges that the Support Agreement provides, in part, that Parent US will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof:

(i)
issue or distribute Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively) to the holders of all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock by way of stock dividend or other distribution, other than an issue of Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively) to holders of Parent US Preferred Stock or Parent US Common Stock who: (A) exercise an option to receive dividends in Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan, scrip dividend or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock entitling them to subscribe for or to purchase Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively); or

Appendix J - 16

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock:

(A)
shares or securities of Parent US of any class other than Parent US Preferred Stock or Parent US Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities, as the case may be);

(B)	rights, options or warrants other than those referred to in Section 13.1(a)(ii) above;

(C)	evidences of indebtedness of Parent US; or

(D)	assets of Parent US,

unless (x) the Corporation is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Preferred Shares and (y) the Corporation shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Preferred Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof.

(b)
Each holder of an Exchangeable Preferred Share acknowledges that the Support Agreement further provides, in part, that Parent US will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof:

(i)	subdivide, redivide or change the then outstanding Parent US Preferred Stock or Parent US Common Stock into a greater number of Parent US Preferred Stock or Parent US Common Stock, respectively;

(ii)
reduce, combine, consolidate or change the then outstanding Parent US Preferred Stock or Parent US Common Stock into a lesser number of Parent US Preferred Stock or Parent US Common Stock, respectively; or

(iii)
reclassify or otherwise change the rights, privileges or other terms of the then outstanding Parent US Preferred Stock or Parent US Common Stock, or effect an amalgamation, merger, reorganization or other transaction involving or affecting the Parent US Preferred Stock or Parent US Common Stock,

unless (x) the Corporation is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Preferred Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Preferred Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof.

(c)	Notwithstanding the foregoing provisions of this Article B13, in the event of a Parent Liquidity Transaction:

(i)
in which Parent US merges or amalgamates with, or in which all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock are acquired by, one or more other corporations to which Parent US is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Tax Act (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(iii)
in which all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Liquidity Transaction, owns or controls, directly or indirectly, Parent US, then all references herein to “Parent US” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Parent US Preferred Stock” and to “Parent US Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Preferred Shares on the exchange, redemption or retraction of shares pursuant to these Share Provisions or exchange of shares pursuant to the Exchange and Call Rights Agreement immediately subsequent to the Parent Liquidity Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Preferred Shares would have received if the exchange, redemption or retraction of such shares pursuant to these Share Provisions, or exchange of such shares pursuant to the Exchange and Call Rights Agreement had occurred immediately prior to the Parent Liquidity Transaction and the Parent Liquidity Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the Other Corporation, including without limitation, any subdivision, consolidation or reduction of share capital) without any need to amend the terms and conditions of the Exchangeable Preferred Shares and without any further action required.

Appendix J - 17

14.	ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

14.1	Actions by the Corporation

The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent US with all provisions of the Support Agreement applicable to the Corporation and Parent US, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

14.2	Changes to Support Agreement

The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)
adding to the covenants of any or all of the parties to the Support Agreement if the board of directors of each of the Corporation and Parent US shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole;

(b)
evidencing the succession of successors to Parent US either by operation of Law or agreement to the liabilities and covenants of Parent US under the Support Agreement (“Parent US Successors”) and the covenants of and obligations assumed by each such Parent US Successor in accordance with the provisions of Article 3 of the Support Agreement;

(c)
making such amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation and Parent US, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole; or

(d)
making such changes or corrections which, on the advice of counsel to the Corporation and Parent US, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation and Parent US shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole.

15.	LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

15.1	Legend

The certificates evidencing the Exchangeable Preferred Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Exchange and Call Rights Agreement (including, but not limited to the provisions with respect to the call rights, voting rights and exchange rights thereunder).

15.2	Call Rights

Each holder of an Exchangeable Preferred Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, Change of Law Call Right, the Call Right and the Redemption Call Right, in each case, in favour of Parent US, the Corporation or Paid Callco, as the case may be, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or a Change of Law or the retraction or redemption of Exchangeable Preferred Shares, as the case may be, and to be bound thereby in favour of Parent US as herein provided.

Appendix J - 18

15.3	Withholding Rights

Parent US or Paid Callco, as the case may be, and the Corporation shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Preferred Shares such amounts as Parent US, Paid Callco or the Corporation is required to deduct and withhold with respect to such payment under the Tax Act or the U.S. Tax Code or any provision of provincial, state, territorial, local or foreign Tax Law, in each case as amended or succeeded. In particular, any dividend paid on the Exchangeable Preferred Shares to Canadian resident holders may be subject to United States withholding Tax as if such dividend had been paid on the Parent US Preferred Stock or Parent US Common Stock. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Preferred Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent US, Paid Callco and the Corporation are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent US, Paid Callco or the Corporation, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent US, Paid Callco or the Corporation shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

16.	NOTICES

16.1	Notices

Subject to applicable Law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Preferred Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by telecopy or delivery, shall be deemed to have been given and received on the date of such telecopy or delivery.

16.2	Certificates

Any presentation and surrender by a holder of Exchangeable Preferred Shares to the Corporation of certificates representing Exchangeable Preferred Shares in connection with the liquidation, dissolution or winding-up of the Corporation, Change of Law or the retraction or redemption of Exchangeable Preferred Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation, addressed to the attention of the Secretary of the Corporation.  Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation.  Any such presentation and surrender of certificates made by registered mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

16.3	Notices to Shareholders

Subject to applicable Law, any notice, request or other communication to be given to a holder of Exchangeable Preferred Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Preferred Shares or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Preferred Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation will make reasonable efforts to disseminate any notice by other means, such as publication.  Except as otherwise required or permitted by Law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which the Corporation may give or cause to be given will be deemed to have been properly given and to have been received by holders of Exchangeable Preferred Shares if it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Toronto, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

Appendix J - 19

17.	DISCLOSURE OF INTERESTS IN EXCHANGEABLE PREFERRED SHARES

17.1	Disclosure of Interests

The Corporation shall be entitled to require any person whom the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Preferred Share (i) to confirm that fact or (ii) to give such details as to who has an interest in such Exchangeable Preferred Share, in each case as would be required (if the Exchangeable Preferred Shares were a class of “equity securities” of the Corporation) under Section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of Parent US or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States as if, and only to the extent that, the Exchangeable Preferred Shares were Parent US Preferred Stock and Parent US Common Stock.

Appendix J - 20

SCHEDULE A

RETRACTION REQUEST

To:	ShipTime Canada Inc. (the “Corporation”), 2534841 Ontario Inc. (“Callco”), and to Paid Inc.

This notice is given pursuant to Article B7 of the provisions (the “Share Provisions”) attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation, Callco, and Paid Inc. that, subject to the Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article B7 of the Share Provisions:

all share(s) represented by this certificate; or
share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation, Callco, and Paid Inc. that the retraction date shall be: ______________ (the “Retraction Date”), and if no date is specified, then the Retraction Date is deemed to be the seventh (7th) Business Day after this Retraction Request is received by the Corporation.

The undersigned acknowledges the Call Right of Callco (and Paid Inc.) to, or to cause a Permitted Affiliate of Callco to, purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Call Right on the Retraction Date for the Call Purchase Price and on the other terms and conditions set out in Section B7.4 of the Share Provisions.  If Callco determines not to exercise its Call Right, the Corporation will notify the undersigned of such fact as soon as possible.  This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable Law, the Corporation is unable to redeem all Retracted Shares and provided that Callco has not exercised the Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right so as to require the Corporation to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation, Callco, and Paid Inc. that the undersigned:

☐	is
(select one)
☐	is not

a resident in Canada for purposes of the Income Tax Act (Canada).  THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to the Corporation, Callco, and Paid Inc. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, Callco, or Paid Inc., as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.

Date

(Signature of Shareholder)

(Guarantee of Signature)

☐
Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal office of the Corporation, failing which such securities and any cheque will be mailed to the address below, if provided, and if not provided to the last address of the shareholder as it appears on the register.

NOTE:                      This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its principal office.  The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:           ___________________________

Name of person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print)

Street Address or P.O. Box

Signature of Shareholder

City, Province and Postal Code

Signature Guaranteed by

NOTE:                      If this Retraction Request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

Appendix J - 21

Appendix K	Form of Support Agreement

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is made as of October 5, 2016 (this “Agreement”), among Paid Inc. (“Paid”), a corporation incorporated under the laws of the State of Delaware, 2534841 Ontario Inc. (“Callco”), a corporation incorporated under the laws of the Province of Ontario, and ShipTime Canada Inc. (“Amalco”), a corporation incorporated under the laws of the Province of Ontario.

WHEREAS, in connection with the amalgamation agreement dated as of September 1, 2016 (such agreement as may be amended or restated are hereinafter referred to as the “Amalgamation Agreement”), by and among Paid, Amalco and the other parties thereto, Amalco is to issue exchangeable preferred shares (the “Exchangeable Shares”) to certain persons;

WHEREAS, holders of Exchangeable Shares will be entitled to require Callco to purchase, or Amalco to redeem, such Exchangeable Shares and upon such purchase or redemption each Exchangeable Share shall be exchanged by Callco or Amalco, as the case may be, for the Exchangeable Preferred Share Consideration;

WHEREAS, the parties intend the Exchangeable Shares to be economically equivalent to the Paid US Common Stock and Paid US Preferred Stock and for each Exchangeable Share to be treated as 480 shares of Paid US Common Stock and 3,344 shares of Paid US Preferred Stock outstanding for United States federal income and corresponding state and local Tax purposes;

WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby Paid will take certain actions and make certain payments and deliveries necessary to ensure that Amalco will be able to make certain payments and to deliver or cause to be delivered Paid US Common Stock and Paid US Preferred Stock in satisfaction of the obligations of Amalco under the Share Provisions and this Agreement; and

WHEREAS, pursuant to the Amalgamation Agreement, Paid and Amalco are required to execute a support agreement substantially in the form of this Agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Amalco and “including” means “including without limitation” and “includes” means “includes without limitation”.

1.2	Interpretation Not Affected By Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this Agreement.

1.3	Number, Gender, etc.

In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

References to any Person include the successors and permitted assigns of that Person.

Appendix K - 1

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and “$” or “US$” refers to United States dollars and “C$” refers to Canadian dollars.

1.6	Payments

All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Law to be deducted and withheld.

ARTICLE 2

COVENANTS OF PAID AND AMALCO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, Paid agrees that it will:

(a)	not declare or pay any dividend or other distribution on its Paid US Common Stock unless

(i)	Amalco shall:

(A)
simultaneously declare or pay, as the case may be, a dividend or other distribution (as determined in accordance with the Share Provisions) on the Exchangeable Shares which are exchangeable for Paid US Common Stock (an “Equivalent Dividend”); and

(B)
have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the terms of the Share Provisions, of any such Equivalent Dividend; or

(ii)	if the dividend or distribution is a dividend or distribution of securities, in lieu of such a dividend or distribution, Amalco shall:

(A)
effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares which are exchangeable for Paid US Common Stock (as determined in accordance with the Share Provisions) (an “Equivalent Stock Subdivision”); and

(B)	have sufficient assets available to enable the Equivalent Stock Subdivision;

(b)
advise Amalco sufficiently in advance of the declaration of any dividend or distribution on Paid US Common Stock and take all such other actions as are reasonably necessary, in co-operation with Amalco, to ensure that, subject to Section B3.4 of the Share Provisions:

(i)
the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares which are convertible into Paid US Common Stock shall be the same as the declaration date, record date and payment date for the corresponding dividend or distribution on Paid US Common Stock; and

Appendix K - 2

(ii)
the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the dividend or distribution of securities, in lieu of such a dividend or distribution, on the Paid US Common Stock and that such Equivalent Stock Subdivision on the Exchangeable Shares which are convertible into Paid US Common Stock shall comply with any requirements of the stock exchange on which such Exchangeable Shares are listed;

(c)
ensure that the record date for determining security holders entitled to receive any dividend or distribution declared on Paid US Common Stock is not less than 10 Business Days after the declaration date for such dividend or distribution or such shorter period as may be permitted under applicable Law;

(d)
take all such actions and do all such things as are necessary or desirable to enable and permit Amalco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share held by Non-Affiliated Holders upon the liquidation, dissolution or winding-up of Amalco or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs, including all such actions and all such things as are necessary or desirable to enable and permit Amalco to cause to be delivered the Exchangeable Preferred Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article B5 of the Share Provisions together with a cheque in respect of any cash portion of the Liquidation Amount;

(e)
take all such actions and do all such things as are necessary or desirable to enable and permit Amalco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Redemption Price in respect of each issued and outstanding Exchangeable Shares held by Non-Affiliated Holders upon a redemption of Exchangeable Shares by Amalco, including all such actions and all such things as are necessary or desirable to enable and permit Amalco to cause to be delivered the Exchangeable Preferred Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article B7 or B8 of the Share Provisions, as the case may be together with a cheque in respect of any cash portion of the Redemption Price, as the case may be;

(f)
take all such actions and do all such things as are necessary or desirable to enable it, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Call Right, the Change of Law Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit it to cause to be delivered the Exchangeable Preferred Share Consideration to the holders of Exchangeable Shares in accordance with the provisions of Article B5, B7, B8 or B10 of the Share Provisions, as the case may be together with a cheque in respect of any cash portion of the Call Purchase Price; and

(g)
not exercise its vote as a shareholder of Amalco to initiate the voluntary liquidation, dissolution or winding up of Amalco or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Amalco or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs.

Appendix K - 3

2.2	Segregation of Funds

Paid will cause Amalco to deposit a sufficient amount of funds in a separate account of Amalco and segregate a sufficient amount of such other assets and property as is necessary to enable Amalco to pay or otherwise satisfy its obligations with respect to the applicable dividend or distribution, Liquidation Amount, Redemption Price, or Call Purchase Price, once such amounts become payable under the terms of this Agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and Amalco will use such funds, assets and property so segregated exclusively for the payment of dividends or distributions and the payment or other satisfaction of the Liquidation Amount, Redemption Price, or Call Purchase Price, as applicable net of any corresponding withholding Tax obligations and for the remittance of such withholding Tax obligations.

2.3	Reservation of Paid US Common Stock and Paid US Preferred Stock

Paid hereby represents, warrants and covenants in favour of Amalco that Paid has reserved for issuance and will, at all times while any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, keep available, free from pre-emptive and other rights, in accordance with its operating agreement (or similar constating document), (a) such number of Paid US Common Stock as is equal to the sum of (i) the Current Common Stock Consideration Shares, and (ii) such number of Paid US Common Stock as are now and may hereafter be required to enable and permit each of Paid and Amalco to meet its obligations under the Exchange and Call Rights Agreement, the Share Provisions, and any other security or commitment with respect to which Paid and Amalco may now or hereafter be required to issue and/or deliver Paid US Common Stock to the Non-Affiliated Holders; and (b) such number of Paid US Preferred Stock as is equal to the sum of (i) the Current Preferred Stock Consideration Shares, and (ii) such number of Paid US Preferred Stock as are now and may hereafter be required to enable and permit each of Paid and Amalco to meet its obligations under the Exchange and Call Rights Agreement, the Share Provisions, and any other security or commitment with respect to which Paid and Amalco may now or hereafter be required to issue and/or deliver Paid US Preferred Stock to the Non-Affiliated Holders.

2.4	Notification of Certain Events

In order to assist Paid to comply with its obligations hereunder and to permit it to exercise the Liquidation Call Right, Call Right, Redemption Call Right and Change of Law Call Right, as applicable, Amalco will notify Paid of each of the following events at the time set forth below:

(a)
in the event of any determination by the board of directors of Amalco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Amalco or to effect any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs, at least 35 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly upon the earlier of (i) receipt by Amalco of notice of, and (ii) Amalco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Amalco or to effect any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs;

(c)	immediately upon receipt by Amalco of a Retraction Request or a Paid Call Notice;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

(e)
promptly upon the issuance by Amalco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares or rights to acquire Exchangeable Shares as a result of an Equivalent Stock Subdivision); and

(f)	promptly, upon receiving notice of a Change of Law.

Appendix K - 4

2.5	Delivery of Exchangeable Preferred Share Consideration

Upon notice from Amalco of any event that requires Amalco to cause to be delivered the Exchangeable Preferred Share Consideration to any holder of Exchangeable Shares, Paid shall forthwith issue and deliver or cause to be delivered the Exchangeable Preferred Share Consideration to Amalco, and Amalco shall forthwith deliver or cause to be delivered the requisite Exchangeable Preferred Share Consideration to or for the benefit of the former holder(s) of the surrendered Exchangeable Shares. All Paid US Common Stock and Paid US Preferred Stock comprising the Exchangeable Preferred Consideration shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance. In consideration for the issuance and delivery of each such Paid US Common Stock and Paid US Preferred Stock comprising the Exchangeable Preferred Share Consideration, Amalco shall subscribe for a cash amount or pay a purchase price equal to the fair market value of the Paid US Common Stock or Paid US Preferred Stock, and Paid shall, if necessary, contribute or cause to be contributed to the capital of Amalco, directly or indirectly, as the case may be, the cash necessary for Amalco to effect such subscription or payment.

2.6	Qualification of Paid US Common Stock and Paid US Preferred Stock

Paid covenants that it will use its reasonable best efforts to make such filings and seek such regulatory consents and approvals as are necessary so that the Paid US Common Stock and Paid US Preferred Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Exchange and Call Rights Agreement and this Agreement will be issued in compliance with the applicable securities Laws in Canada and the United States. Notwithstanding any other provision of the Share Provisions, or any term of this Agreement or the Exchange and Call Rights Agreement, no Paid US Common Stock or Paid US Preferred Stock shall be issued (and Paid will not be required to issue any Paid US Common Stock or Paid US Preferred Stock) in connection with any liquidation, dissolution or winding-up of Amalco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Paid US Common Stock or Paid US Preferred Stock would not be permitted by applicable Laws.

2.7	Economic Equivalence

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding:

(a)	Paid will not without prior approval of Amalco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section B12.2 of the Share Provisions:

(i)
issue or distribute Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock) to the holders of all or substantially all of the then outstanding Paid US Common Stock by way of dividend or other distribution of securities, other than an issue of Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock) to holders of Paid US Common Stock who: (A) exercise an option to receive dividends in Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan, scrip dividend or similar arrangement; or

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Paid US Common Stock entitling them to subscribe for or to purchase Paid US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock); or

(iii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Paid US Preferred Stock entitling them to subscribe for or to purchase Paid US Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Preferred Stock); or

Appendix K - 5

(iv)	issue or distribute to the holders of all or substantially all of the then outstanding Paid US Common Stock:

(A)	securities of Paid of any type other than Paid US Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities);

(B)	rights, options or warrants other than those referred to in Section 2.7(a)(iii) above;

(C)	evidences of indebtedness of Paid; or

(D)	assets of Paid; or

(v)	issue or distribute to the holders of all or substantially all of the then outstanding Paid US Preferred Stock:

(A)	securities of Paid of any type other than Paid US Preferred Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities);

(B)	rights, options or warrants other than those referred to in Section 2.7(a)(iv) above;

(C)	evidences of indebtedness of Paid; or

(D)	assets of Paid,

unless (x) Amalco is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, evidences of indebtedness or other assets to holders of the Exchangeable Shares, and (y) Amalco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, evidences of indebtedness or other assets simultaneously to holders of such Exchangeable Shares.

(b)	Paid will not without the prior approval of Amalco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section B12.2 of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding Paid US Common Stock or Paid US Preferred Stock into a greater number of Paid US Common Stock or Paid US Preferred Stock, respectively; or

(ii)	reduce, combine, consolidate or change the then outstanding Paid US Common Stock or Paid US Preferred Stock into a lesser number of Paid US Common Stock or Paid US Preferred Stock, respectively; or

(iii)
reclassify or otherwise change the rights, privileges or other terms of the then outstanding Paid US Common Stock or Paid US Preferred Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the Paid US Common Stock or Paid US Preferred Stock;

unless (x) Amalco is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares.

Appendix K - 6

(c)
Paid will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by Paid (with simultaneous notification thereof by Paid to Amalco).

(d)
The board of directors of Amalco shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on Paid. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Amalco to be relevant, be considered by the board of directors of Amalco:

(i)	in the case of any dividend or other distribution payable in Paid US Common Stock, the number of such securities issued in proportion to the number of Paid US Common Stock previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Paid US Common Stock or Paid US Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Paid US Common Stock or Paid US Preferred Stock, respectively), the relationship between the exercise price of each such right, option or warrant and the Exchangeable Preferred Share Consideration, the volatility of the Paid US Common Stock or Paid US Preferred Stock (as the case may be), and the term of any such instrument;

(iii)
in the case of the issuance or distribution of any other form of property (including, without limitation, any securities of Paid of any type other than Paid US Common Stock or Paid US Preferred Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of Paid or any assets of Paid), the relationship between the fair market value (as determined by the board of directors of Amalco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Paid US Common Stock or Paid US Preferred Stock and Exchangeable Preferred Share Consideration; and

(iv)
in the case of any subdivision, redivision or change of the then outstanding Paid US Common Stock or Paid US Preferred Stock into a greater number of Paid US Common Stock or Paid US Preferred Stock, respectively, or the reduction, combination, consolidation or change of the then outstanding Paid US Common Stock or Paid US Preferred Stock into a lesser number of Paid US Common Stock or Paid US Preferred Stock, respectively, or any amalgamation, merger, reorganization or other transaction affecting the Paid US Common Stock or the Paid US Preferred Stock, the effect thereof upon the then outstanding Paid US Common Stock or Paid US Preferred Stock, respectively.

(e)
Amalco agrees that, to the extent required, upon due notice from Paid, Amalco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Amalco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Paid US Common Stock and Paid US Preferred Stock and the Exchangeable Shares as provided for in this Section 2.7. Paid and Amalco shall use commercially reasonable efforts to ensure that all steps taken to provide for the continuing economic equivalence of the Exchangeable Shares and the Paid US Common Stock and Paid US Preferred Stock do not result in immediate taxable income or gain for Canadian income tax purposes to holders of Exchangeable Shares.

Appendix K - 7

2.8	Tender Offers

In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Paid US Common Stock or Paid US Preferred Stock (an “Offer”) is proposed by Paid or is proposed to Paid or its security holders and is recommended by the board of directors of Paid, or is otherwise effected or to be effected with the consent or approval of the board of directors of Paid, and the Exchangeable Shares are not redeemed by Amalco pursuant to the Redemption Call Right, Paid and Amalco will use reasonable best efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Paid US Common Stock or Paid US Preferred Stock, without discrimination. Without limiting the generality of the foregoing, Paid and Amalco will use reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Amalco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Amalco to redeem, or Paid to purchase pursuant to the Liquidation Call Right, Call Right, or Redemption Call Right, Exchangeable Shares in the event of a Paid Liquidity Transaction.

2.9	Ownership of Outstanding Shares

Without the prior approval of Amalco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section B12.2 of the Share Provisions, Paid covenants and agrees in favour of Amalco that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders, Paid will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Amalco. Notwithstanding the foregoing, Paid shall not be in violation of this Section 2.9 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Paid or the Paid US Common Stock or the Paid US Preferred Stock pursuant to any merger of Paid pursuant to which Paid was not the surviving corporation.

2.10	Due Performance

On and after the Effective Date, Paid and Amalco shall duly and timely perform all of their obligations under the Share Provisions.

ARTICLE 3

PAID SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

Paid shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a takeover, merger, amalgamation, arrangement, or other business combination, of the continuing person resulting therefrom unless:

(a)
such other person or continuing corporation (the “Paid Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Paid Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Paid Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Paid under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the Non-Affiliated Holders.

Appendix K - 8

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Paid Successor and such other person that may then be the issuer of the Paid US Common Stock or Paid US Preferred Stock shall possess and from time to time may exercise each and every right and power of Paid under this Agreement in the name of Paid or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Paid or any officers of Paid may be done and performed with like force and effect by the directors or officers of such Paid Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of Paid with or into Paid or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of Paid, provided that all of the assets of such Subsidiary are transferred to Paid or another direct or indirect wholly-owned Subsidiary of Paid, and any such transactions are expressly permitted by this Article 3.

3.4	Successor Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a Paid Liquidity Transaction:

(a)
in which Paid merges or amalgamates with, or in which all or substantially all of the then outstanding Paid US Common Stock or Paid US Preferred Stock are acquired by, one or more other corporations to which Paid, immediately before such merger, amalgamation or acquisition, is “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)
in which all or substantially all of the then outstanding Paid US Common Stock and Paid US Preferred Stock are converted into or exchanged for securities or rights to receive such securities (the “Other Shares”) of another person (the “Other Person”) that, immediately after such Paid Liquidity Transaction, owns or controls, directly or indirectly, Paid, then all references herein to either “Paid” shall thereafter be and be deemed to be references to “Other Person” and all references herein to “Paid US Common Stock” or “Paid US Preferred Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such securities pursuant to the Share Provisions or exchange of such securities pursuant to the Exchange and Call Rights Agreement immediately subsequent to the Paid Liquidity Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such securities pursuant to the Share Provisions or exchange of such securities pursuant to the Exchange and Call Rights Agreement had occurred immediately prior to the Paid Liquidity Transaction and the Paid Liquidity Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the capital of the Other Person, including without limitation, any sub-division, consolidation or reduction of capital) without any need to amend the terms and conditions of this Agreement and without any further action required.

ARTICLE 4

GENERAL

4.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are owned by Non-Affiliated Holders.

Appendix K - 9

4.2	Changes in Capital of Paid and Exchangeco

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the Paid US Common Stock or the Paid US Preferred Stock or the Exchangeable Shares or any of the three are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Paid US Common Stock or the Paid US Preferred Stock or the Exchangeable Shares or any of the three are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or provision of this Agreement is held invalid, unenforceable or contrary to Law, such term or provision shall be deemed to be severable from the other terms and provisions hereof, but only to the extent necessary to bring this Agreement within the requirements of Law, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein; provided, however, that if the party that would be adversely affected by such severance demonstrates that a material inducement to its entering into this Agreement would be materially impaired, such party shall be entitled to seek an adjudication that this Agreement should be terminated on that ground.

4.4	Amendments, Modifications

Subject to Section 4.2, Section 4.3, and Section 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Amalco and Paid and approved by the holders of the Exchangeable Shares in accordance with Section 12.2 of the Share Provisions.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all of the parties hereto provided that the board of directors of each of Amalco, Callco, and Paid shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole;

(b)	evidencing the succession of a Paid Successor and the covenants and obligations assumed by each such Paid Successor in accordance with the provisions of Article 3;

(c)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Amalco, Callco, and Paid, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole; or

(d)
making such changes or corrections which, on the advice of counsel to Amalco and Paid, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Amalco, Callco, and Paid shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole.

Appendix K - 10

4.6	Meeting to Consider Amendments

Amalco, at the request of Paid, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Amalco, the Share Provisions and all applicable Laws.

4.7	Enurement

This Agreement shall enure to the benefit of and, except as otherwise provided herein, be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties.

4.8	Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise).

4.9	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by registered mail or other electronic means of communication addressed to the recipient as follows:

To Amalco:

ShipTime Canada Inc.
3350 Fairview Street, Suite 3-232
Burlington, Ontario
L7N 3L5
Attention: Allan Pratt
Email: apratt@EmergeIT.com

With a copy (which shall not constitute notice) to:

Aluvion Professional Corporation
365 Bay Street, Suite 800
Toronto, Ontario
M5H 2V1
Attention: Eric Apps
Email:           eric@aluvionlaw.com

To Callco:

2534841 Ontario Inc.
3350 Fairview Street, Suite 3-232
Burlington, Ontario
L7N 3L5
Attention: Allan Pratt
Email: apratt@EmergeIT.com

Appendix K - 11

With a copy (which shall not constitute notice) to:

Aluvion Professional Corporation
365 Bay Street, Suite 800
Toronto, Ontario
M5H 2V1
Attention: Eric Apps
Email:                      eric@aluvionlaw.com

To Paid:

Paid Inc.
200 Fribey Parkway
Suite 4004
Westborough, MA
01581
Attention: Austin Lewis, IV
E-mail:                       alewis@paid.com

With a copy (which shall not constitute notice) to:

Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA
01608-1477
Attention: Michael Refolo
E-mail:                       mrefolo@mirickoconnell.com

or to such other address, individual or electronic communication number as may be designated by notice given by any Party to the others in accordance herewith. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

4.10	Counterparts

The parties hereto agree that this Agreement may be signed in counterparts at different times and in different places without the parties hereto being in each other's presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Agreement executed by any party and transmitted by facsimile or other means of electronic communication shall be binding upon the parties in the same manner as an original executed and delivered in person.

4.11	Jurisdiction

This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

[Remainder of this page left intentionally blank.]

Appendix K - 12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PAID INC.
Per:
Name: Austin Lewis IV
President and CEO

2534841 ONTARIO INC.
Per:
Name: Allan Pratt
Title: President

SHIPTIME CANADA INC.
Per:
Name: Allan Pratt
Title: CEO

Appendix K - 13

Appendix L	Form of Employment Agreement for Allan Pratt

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, entered into as of __, 2016 (the “Agreement”), by and between PAID, INC. a Delaware corporation (the “Company”), and ALLAN PRATT (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer so that it will have the benefit of his ability, experience and services, and the Employee is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth; and

WHEREAS, as of the date of this Agreement, Employee is also causing EmergeIT, Inc., an Ontario corporation that he substantially owns and controls, to enter into a business combination with the Company for consideration that includes this Agreement and the consideration contemplated herein;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.              Employment

The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be in the employ of the Company, on and subject to the terms and conditions of this Agreement.

2.              Term

The period of this Agreement (the “Agreement Term”) shall commence and become effective on October __, 2016 (the “Effective Date”) and shall expire on February 28, 2020 (the “Initial Term”).  The Agreement Term shall be automatically extended for an additional year on the expiration of the Initial Term and on each subsequent anniversary of such expiration, unless written notice of non-extension is provided by either party to the other party at least one hundred twenty (120) days prior to such date of expiration or anniversary, as the case may be.  The period of the Employee’s employment hereunder (the “Employment Period”) shall commence as of the Effective Date and shall expire at the end of the Agreement Term, unless earlier terminated in accordance with the terms and conditions of this Agreement or except as otherwise set forth herein.

3.              Position and Duties

(a)           Position, Reporting.  During the Employment Period, the Employee shall serve as, and with the title, office and authority of, a President and Chief Executive Officer of the Company.  The Employee shall have such duties and authority as are normally associated with the senior officer of a corporation and any other duties reasonably assigned to the Employee by the Board of Directors of the Company.  Such duties and authority shall include the management and operation of the Company’s business.  Employee shall work from an office located at 79 Laurendale Avenue, Waterdown, ON LOR 2H3, Canada or such other office as Employee shall designate in his sole discretion.

(b)           Business Time.  During the Employment Period, the Employee agrees to devote his full business time, efforts and skills to the performance of his duties and responsibilities under this Agreement.  Subject to Section 7 hereof, the Employee shall not be precluded from devoting reasonable periods of time to participate in professional, philanthropic or community activities; provided that such activities do not significantly interfere with the Employee’s regular performance of his duties and responsibilities hereunder.

Appendix L - 1

4.              Compensation and Benefits

In consideration of the services rendered by the Employee during the Employment Period, and subject in all respects to the terms and provisions of this Agreement, the Company shall pay or provide the Employee the compensation and benefits set forth below:

(a)           Base Salary.  During the Employment Period, the Company shall pay the Employee a base salary at the rate of One Hundred Eighty-Five Thousand Dollars (US$185,000.00) per annum (the “Base Salary”).  The Base Salary, minus any Provincial, federal, state and local payroll taxes and other withholding legally required or properly requested by the Employee shall be paid in accordance with the normal payroll practices of the Company.  The Base Salary may be reviewed from time to time by the Board of Directors of the Company for possible merit increases, but shall not be decreased.

(b)           Bonus. The Employee will be eligible to receive bonus compensation from the Company in respect of each fiscal year (or portion thereof) during the Employment Period as the Board of Directors of the Company may determine on the basis of the Employee’s performance and other criteria that the Board deems appropriate.  Such bonus compensation may be in the form of cash, equity awards or both.

(c)           Equity Compensation.  In addition to equity bonuses described above, Employee shall be eligible for stock or stock option awards pursuant to any equity incentive program or plan adopted by the Company for its employees generally.

(d)           Benefits.  The Employee shall be entitled to participate in the employee and fringe benefit plans and programs of the Company in which employees of the Company are generally eligible to participate from time to time during the Employment Period, subject to and on a basis consistent with the terms, conditions, eligibility requirements and overall administration of such plans and programs.

(e)           Business Expenses.  The Company shall reimburse all reasonable business expenses and disbursements incurred by the Employee in the performance of his duties under this Agreement in accordance with the Company’s normal practices and procedures, with proper accounting therefor.  Without limiting the generality of the foregoing, all business travel expenses, client and investor entertainment expenses and airline ticket upgrades shall be reimbursed.

(f)           Automobile.  Employee shall receive (i) US$600.00 per month as an automobile allowance that can be applied against the purchase or lease of an automobile of Employee’s choosing and (ii) monthly reimbursement in accordance with rates under applicable tax laws.

5.              Termination of Employment

The Employment Period and the Employee’s employment hereunder shall be terminated upon the occurrence of any of the following events, subject to the provisions of this Agreement applicable to termination of employment, as follows:

(a)           Resignation.  The Employee may voluntarily terminate the Employment Period and the Employee’s employment hereunder by giving the Company thirty (30) days’ advance written notice of such termination.

(b)           Termination For Cause.  The Company may terminate the Employment Period and the Employee’s employment hereunder for Cause.  For purposes of this Agreement, “Cause” shall mean the occurrence of one of the following: (i) fraud or willful or intentional misrepresentation or misconduct in connection with the Employee’s performance of his duties hereunder or (ii) willful, intentional or tortious conduct by the Employee that is detrimental to the Company’s business operations in a material respect.  Prior to termination for Cause pursuant to this Section 5(b) the Company shall provide the Employee written notice of such grounds for termination and the Employee shall have thirty (30) days following the date of such written notice to respond, which may include correcting his alleged conduct.  If the Employee takes action to cease or correct said Cause within the 30 day period and such action in fact ceases or corrects the Cause, then Cause for termination shall not be deemed to exist.

Appendix L - 2

(c)           Termination Without Cause.  The Company may terminate the Employment Period and the Employee’s employment hereunder without Cause (“Termination Without Cause”) at any time by giving the Employee thirty (30) days advance written notice of such termination and payment of the amounts specified in Section 6 below.

(d)           Disability.  The Employment Period and the Employee’s employment hereunder shall terminate upon his Disability.  For purposes of this Agreement, “Disability” shall mean the inability of the Employee to perform his essential duties to the Company, with or without accommodation, on account of physical or mental illness or incapacity for a period of six consecutive months, or for a period of eight months, whether or not consecutive, during any 12-month period.  The Employee’s employment hereunder shall be deemed terminated by reason of Disability on the last day of the applicable period.

(e)           Death.  The Employment Period and the Employee’s employment hereunder shall terminate upon his death.

6.              Rights Upon Termination

In the event the Employee’s employment hereunder is terminated during the Initial Term, the Employee shall have the rights provided below.

(a)           “Good Reason Termination” means:

i.	A material diminution in Employee’s authority, duties or responsibilities;

ii.	A change in the geographic location at which Employee is to perform services; or

iii.	Any action or inaction that constitutes a breach by the Company of this Agreement;

provided, however, that for Employee to terminate his employment hereunder for Good Reason, he must provide not less than fifteen (15) days prior notice to the Company. If the Company does not cure the event constituting Good Reason within fifteen (15) days following receipt of such notice, Employee’s termination date shall be the day immediately following the end of such fifteen-day period, unless the Company provides for an earlier termination date.

(b)           Termination by the Company Without Cause or by the Employee for Good Reason.  In the event that the Employee’s employment hereunder is terminated by the Company during the Initial Term as a Termination Without Cause or Employee terminates his Employment For Good Reason during the Initial Term, the Company shall pay the Employee: (i) any earned but unpaid Base Salary through the date of termination, (ii) any unpaid automobile allowance and unreimbursed business expenses as of the date of termination under Section 4(e) and (f) hereof, (iii) any amounts or benefits to which Employee is then entitled to pursuant to Section 6(d) below and (iv) a lump sum severance payment equal to three times his compensation set forth as base salary and bonus in Section 4(a) and 4(b) until Employee’s second anniversary, and thereafter during the Initial Term for a lump sum severance payment equal to three times his base salary set forth in Section 4(a) only.

Appendix L - 3

(c)           Payout.  The foregoing amounts shall be paid to Employee not more than thirty (30) days following date of termination of employment solely out of Company’s available cash, provided that all amounts shall be paid no later than the payout date required pursuant to IRC 409A.  All amounts are in U.S. Dollars.

(d)           Non-Renewal; Resignation; Termination for Cause; Death; Disability.  In the event that the Employment Period and the Employee’s employment hereunder is (i) not renewed pursuant to Section 2 hereof, or (ii) terminated by resignation of the Employee as provided in Section 5(a), or (iii) terminated by the Company for “Cause,” the Employee shall not be entitled to receive, and the Company shall have no obligation to provide, any severance payments, bonus, or benefits under this Agreement; except that the Company shall pay the Employee: (i) any earned but unpaid Base Salary through the date of termination  (ii) any unreimbursed business expenses as of the date of termination under Section 4(e) hereof and (iii) any other amounts or benefits to which the Employee is entitled pursuant to Section 6(d) below.

In the event that Employee’s employment is terminated as a result of death or Disability, the Company shall pay Employee or his estate, as the case may be, a severance payment equal to six (6) month’s base salary at the then current base salary.

(e)           Other Obligations.  The benefits payable to the Employee under this Agreement are not in lieu of any benefits payable under any employee benefit plan, program or arrangement of the Company, except as specifically provided herein, and upon termination of employment, the Employee will receive such benefits or payments, if any, as he may be entitled to receive pursuant to the terms and conditions of such plans, programs and arrangements.  Any stock options or other equity awards pursuant to any compensation plan of the Company that are not vested as of the date that employment terminates shall have their vesting accelerated and shall be deemed to be fully vested as of such employment termination date.

7.              Restrictive Covenants

(a)           Nondisclosure of Confidential Information.

(i)           The Employee acknowledges that during the course of the Employee's employment with the Company, the Employee has had or will have access to and knowledge of certain information that the Company considers confidential, and the release of such information to unauthorized persons would be extremely detrimental to the Company.  As a consequence, the Employee hereby agrees and acknowledges that the Employee owes a duty to the Company not to disclose, and will not communicate, publish or disclose, to any person Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct the Employee's duties hereunder in the discretion of Employee, provided that Employee is acting in good faith and in the best interest of the Company, or as may be required by law or judicial process.  For purposes hereof, the term "Confidential Information" shall mean any information used by or belonging or relating to the Company or any of its affiliates that is not known generally to the industry in which the Company is or may be engaged and which the Company maintains on a confidential basis, including, without limitation, any and all trade secrets and proprietary information, employee information, customer lists and records, business processes, procedures or standards, know-how, manuals, business strategies, records and financial information, in each case whether or not reduced to writing or stored electronically.  Confidential Information shall not include information which is independently obtained from a third party whose disclosure violates no duty of confidentiality to the Company.

Appendix L - 4

(ii)           The Employee acknowledges and agrees that all analyses, reports, proposals, software, documentation, machine code and other intellectual property owned by the Company (collectively, the “Company’s Intellectual Property”) are and shall remain the sole and exclusive property of the Company, or as otherwise may be noted, and that in no event shall the Employee have any ownership interest therein.  In that connection, the Employee hereby irrevocably assigns, transfers and conveys to the Company all of his  right, title and interest, if any, in and to the Company’s Intellectual Property, including any rights the Employee may have to patent, copyright, trade secret or other proprietary rights in the Company’s Intellectual Property.  The Employee agrees to assist the Company in every proper way to obtain and from time to time enforce patents, copyrights, trade secrets and all other proprietary and intellectual property rights and interest in and to all the Company’s Intellectual Property in any and all countries, and to that end the Employee will execute and deliver all documents and other papers and materials for use in applying for, obtaining and enforcing such patents, copyrights, trademarks and other proprietary and intellectual property rights and interests, as the Company may request in writing, together with any assignments thereof to the Company or persons designated by it.

(b)           Non-Compete.  During the Employment Period and continuing for a period ending two (2) years following the termination of such Employment Period for any reason, Employee shall not directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of, a Restricted Business in the Territory (each as defined below), or (ii) induce or attempt to induce any established customer of the Company to cease or decrease the level of doing business with the Company or and/or in any way interfere with the relationship between any such customer and the Company.  Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as an investment, securities of any company traded on any national securities exchange if the Employee is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 3% or more of any class of securities of such Person.  For purposes of this Agreement, “Restricted Business” shall mean (a) the business of providing on-line package shipping services as conducted by the Company in the (1) year period immediately preceding the date of employment termination to (b) small businesses and retail customers based within the United States and Canada (the “Territory”).  For purposes hereof, “Person” means any natural person or any business entity.

(c)           Survival.  The provisions of this Section 7 shall be applicable during the Employment period and shall survive for a period of two years after the termination of the Employment Period.

(d)           Enforcement.  The Employee acknowledges and agrees that the provisions of this Section 7 are reasonable and necessary for the successful operation of the Company.  The Employee further acknowledges that if he breaches any provision of this Section 7, the Company will suffer irreparable injury.  It is therefore agreed that the Company shall have the right to enjoin any such breach or threatened breach, without posting any bond, if ordered by a court of competent jurisdiction.  The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary and compensatory damages.  If any provision of this Section 7 is determined by a court of competent jurisdiction to be unenforceable in the manner set forth herein, the Employee and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law.  If any provision of this Section 7 is held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Section 7 (or any portion thereof).  For purposes of the restrictions of this Section 7, references to the “Company” include reference to its subsidiaries and affiliates.

8.              Successors and Assigns

(a)           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.  Except as provided above, this Agreement shall not be assignable by the Company to any person without the prior written consent of the Employee.

Appendix L - 5

(b)           This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  The Employee’s obligations under this Agreement shall not be assignable by the Employee.

9.              Representations

The Employee represents and warrants that his entering into this Agreement and his employment with the Company will not be in breach of any other agreement with any current or former employer and that he is not subject to any other restrictions on solicitation of clients or customers or competing against another entity.  The Employee understands that the Company has relied on this representation in entering into this Agreement.

10.              Entire Agreement

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all prior agreements between the parties with respect to the subject matter hereof, except to the extent specifically provided herein.  Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Employee.  The Company represents that there are no other agreements with the Company or other undertakings to or for the Company which have been executed by the Employee other than as expressly set forth herein.

11.              Severability

In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

12.              Tax Withholding

All compensation paid to the Employee under this Agreement shall be subject to all applicable income tax, employment tax and all other Provincial, federal, state and local tax withholdings and deductions.

13.               Waiver of Breach

The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

14.              Notices

All notices which may be necessary or proper for either the Company or the Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Employee at:  the Employee’s then-current address as listed in the Company’s payroll records or at such other address as may be provided to the Company for this purpose, and shall be sent in the manner described above to the Paid, Inc., Attention Chairman of the Board of Directors, 200 Friberg Parkway, Westborough, Massachusetts 01581 and shall be deemed given when sent, provided that any notice given under Section 5 hereof shall be deemed given only when received.  Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

Appendix L - 6

15.              Governing Law

This Agreement shall be governed by and enforceable in accordance with the laws of the Province of Ontario, without giving effect to the principles of conflict of laws thereof.

16.           Attorneys’ Fees

In the event that the Company is required to bring any legal action to enforce the terms of this Agreement, it shall, in addition to any other remedies available to it, be entitled to reasonable attorneys’ fees and costs from Employee, at both the trial and appellate levels, regardless of whether such action is prosecuted to completion.

17.           Dispute Resolution

(a)           In the event the parties hereto are unable to mutually resolve any dispute, controversy or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including, but not limited to, (i) any claim based on contract, tort or statute and (ii) any claim by the Company to enforce the covenants and seek the remedies set forth in this Agreement through the courts as it deems necessary or desirable in order to (A) protect its confidential or proprietary information or (B) prevent the occurrence of any event which the Company believes will cause it to suffer immediate and irreparable harm or damage, such dispute, controversy or claim shall be resolved by litigation; in that connection, each of the parties hereby consents to the exclusive jurisdiction of the courts located Toronto, Ontario Canada, and agrees that venue is proper in any of such courts.  Each of the parties hereto further waives personal service of any and all process upon it, and consents that all such service of process be made by registered or certified mail.  Service so made shall be deemed to be completed five (5) business days after mailing, postage prepaid.

(b)           EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY, and consents to any and all relief ordered by the court, after the time for appeal has expired.

18.               Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page follows.]

Appendix L - 7

IN WITNESS WHEREOF, the Company and the Employee have executed this Employment Agreement as of September __, 2016.

THE EMPLOYEE:

________________________________
Allan Pratt

THE COMPANY:

PAID, INC.

By: _____________________________
Name:  Austin Lewis
Title:  ___________________________

Appendix L - 8

Appendix M	Audited Consolidated Financial Statements of Paid, Inc. for the Year ended December 31, 2015 and 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

PAID, Inc.

We have audited the accompanying consolidated balance sheets of PAID, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in shareholders’ (deficit) equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit on its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PAID, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses from operations, has negative operating cash flows during the year ended December 31, 2015 and has an accumulated deficit of $55,059,245 as of December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these factors are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

March 30, 2016

Appendix M -1

PAID, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31,

	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$123,913	$651,318
Accounts receivable, net	26,696	91,574
Other receivables, net	-	120,338
Inventories	-	1,305
Prepaid expenses and other current assets	57,394	42,567
Advanced royalties, net	5,000	82,905
Total current assets	213,003	990,007

Property and equipment, net	8,833	18,489
Intangible assets, net	276,878	4,242

Deposits and other assets	-	23,387
Total assets	$498,714	$1,036,125

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$95,441	$215,707)
Note payable	24,202	-
Capital leases - current portion	3,097	15,223
Accrued expenses	1,001,359	674,019
Deferred revenues	6,768	7,102)
Total current liabilities	1,130,867	912,051
Long term liabilities:
Capital leases - net of current portion	-	3,095
Total liabilities	1,130,867	915,146

Commitments and contingencies
Shareholders' (deficit) equity:
Common stock, $0.001 par value, 11,000,000
shares authorized; 8,932,466 and 6,787,323 shares issued
and outstanding at December 31, 2015 and 2014, respectively	8,932	6,787
Common stock subscribed but not issued	-	25,000
Additional paid-in capital	54,418,160	53,838,940
Accumulated deficit	(55,059,245)	(53,749,748)

Total shareholders' (deficit) equity	(632,153)	120,979

Total liabilities and shareholders' (deficit) equity	$498,714	$1,036,125
See accompanying notes to consolidated financial statements

Appendix M -2

PAID, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2015	2014

Revenues, net	$272,920	$796,756
Cost of revenues	39,504	503,238
Gross profit	233,416	293,518

Operating expenses	1,067,216	1,431,829
Loss from operations	(833,800)	(1,138,311)

Other income (expense):
Interest income (expense), net	(946)	1,065
Other income, net	987	408,581
Realized loss on investments in available-for-sale securities	-	(79,983)
Write down of other receivables	(115,913)	(334,719)
Gain on settlement of liabilities	-	34,759
Unrealized loss on stock price guarantee	(358,850)	(554,732)
Total other expense, net	(474,722)	(525,029)

Loss before provision for income taxes	(1,308,522)	(1,663,340)
Provision for income taxes	975	2,430
Net loss	$(1,309,497)	$(1,665,770)

Loss per share - basic and diluted	$(0.18)	$(0.25)
Weighted average number of common shares outstanding - basic and diluted	7,192,919	6,607,441

Appendix M -3

PAID, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1. ORGANIZATION

PAID, Inc. (“PAID”, the “Company”, “we”, “us”, “our”) has developed AuctionInc, which is a suite of online shipping and tax management tools assisting businesses with e-commerce storefronts, shipping solutions, tax calculation, inventory management, and auction processing.  The product has tools to assist with other aspects of the fulfillment process, but the main purpose of the product is to provide accurate shipping and tax calculations and packaging algorithms that provide customers with the best possible shipping and tax solutions.

BeerRun Software is a brewery management and Alcohol and Tobacco Tax and Trade Bureau tax reporting software.  Small craft brewers can utilize the product to manage brewery schedules, inventory, packaging, sales and purchasing.  Tax reporting can be processed with a single click and is fully customizable by state or providence.  The software is designed to integrate with QuickBooks accounting platforms by using our powerful sync engine.  We currently offer two versions of the software BeerRun and BeerRun Light which excludes some of the enhanced features of BeerRun without disrupting the core functionality of the software.  Additional features include Brewpad and Kegmaster and can be added on to the base product.  Craft brewing is on the rise in the United States and we feel that there is a large potential to grow this portion of our business.

SpiritRun is a product of BeerRun and is designed specifically for distilleries.  This product was recently released and we feel that there with additional marketing and visibility in the distillery industry SpiritRun has the right core resources to be a valuable tool in distilleries around the United States.

Previously, the Company's primary focus was to provide brand-related services to businesses, celebrity clients in the entertainment industry as well as charitable organizations.  PAID's brand management, brand marketing, social media marketing, product design and merchandising, website design; development and hosting  services were designed to grow each client's customer base in size, loyalty and revenue generation.  We offered entertainers and business entities comprehensive web-presence and related services supporting and managing clients' official websites and fan-community services including e-commerce, VIP ticketing, live event fan experiences, user-generated content, client content publishing and distribution, fan forums, social network management, social media marketing, customer data capture, management and analysis.

NOTE 2. GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has continued to incur losses. For the year ended December 31, 2015, the Company reported a net loss of $1,309,497. The Company has an accumulated deficit of $55,059,245 at December 31, 2015 and used $578,209 of cash in operations for the year ended December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The changes made in our celebrity services offerings reduced revenues and increased gross profit in 2015.  Management feels that AuctionInc, BeerRun and SpiritRun will be a beneficial portion of our business and provide more opportunity for growth. The costs of doing business have been and will be significantly reduced in hopes of eliminating the net loss and providing positive cash flow from operations.

Although there can be no assurances, the Company believes that the above management plan will be sufficient to meet the Company's working capital requirements through the end of 2016 and will have a positive impact on the Company for 2016 and future years.

Appendix M -4

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation and Basis of Consolidated Financial Statements

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

On October 7, 2015, the board of directors agreed to effectuate a reverse split of the Company’s common stock. The process was completed with FINRA on November 13, 2015. As a result of the split every fifty shares of common stock outstanding prior to the reverse split were consolidated into one share, reducing the number of common shares outstanding on the effective date from 446,623,300 to 8,932,466.  All share and per share information on this Form 10-K has been retroactively adjusted to reflect the reverse stock split.

The Company has evaluated subsequent events through the filing date of this Form 10-K, and determined that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes, other than as disclosed in the accompanying notes.

Principles of Consolidation

The consolidated financial statements include the accounts of PAID, Inc. and its wholly owned subsidiary, PAID Run, LLC. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company’s management include, but are not limited to, the collectability of accounts receivable, the recoverability of long-lived assets, valuation of deferred tax assets and liabilities and the estimated fair value of the royalty and advance guarantees, and share-based transactions. Actual results could materially differ from those estimates.

Fair Value Measurements

The Company measures the fair value of certain of its financial assets on a recurring basis.  A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

At December 31, 2015 and 2014, the Company’s financial instruments include cash and cash equivalents, accounts receivable, other receivables, accounts payable, capital leases, note payable and accrued expenses. The carrying amount of cash and cash equivalents, accounts receivable, other receivables, accounts payable, capital leases, note payable and accrued expenses approximates fair value due to the short-term maturities of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an initial maturity of three months or less to be cash equivalents.  Management believes that the carrying amounts of cash equivalents approximate their fair value because of the short maturity period.

Appendix M -5

Concentration of Credit Risk

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2015, the Company had no amounts in these accounts in excess of the FDIC insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

The Company extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.  As of December 31, 2015 and 2014, the Company recorded a provision for doubtful accounts of $40,609 and $38,609, respectively.

For the year ended December 31, 2015 no revenues from any one individual client accounted for more than 10% of the total revenues compared to one client in 2014.  The one client accounted for approximately 65% of total revenues in 2014.

Other Receivables

Other receivables consisted of shares of our common stock held by the Company’s landlord, Carruth Capital, which were available-for-sale. During the year ended December 31, 2015, the Company liquidated the 2,528,091 shares held by Carruth Capital.   During 2015, the Company recorded an impairment of these shares when the market price decreased.  For the year ended December 31, 2015 and 2014, the write down of other receivables was $115,913 and $334,719.

Inventories

Inventories consisted of merchandise for sale and were stated at the lower of average cost or market determined on a first-in, first-out (FIFO) method. When a purchase contained multiple copies of the same item, they were stated at average cost.

At each balance sheet date, the Company evaluated its ending inventory quantities on hand and on order and recorded a provision for excess quantities and obsolescence. Among other factors, the Company considered historical demand and forecasted demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining obsolescence and net realizable value. In addition, the Company considered changes in the market value of components in determining the net realizable value of its inventory. Provisions were made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs were considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Advanced Royalties

Advanced royalties represent amounts the Company has advanced to certain clients and are recoupable against future royalties earned by the clients.  Advances are issued in either cash or shares of the Company’s common stock and advanced amounts are calculated based on the clients’ projected earning potential over a fixed period of time. Advances made by issuing common stock or common stock options are recorded at their fair value on the date of issue. If the shares do not reach the required price per share, the Company has the option of issuing additional shares or making cash payment of the difference between the sales price and the fair value of the stock.  The Company records a liability for the difference between the fair value of the stock and the guaranteed sales price amount.  The change in fair value of the stock price guarantee is recorded in the accompanying consolidated statements of operations (see Note 8).

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years.  Any leasehold improvements are depreciated at the lesser of the useful life of the asset or the lease term. Equipment purchased under capital leases is amortized on a straight-line basis over the estimated useful life of the asset or the term of the lease, whichever is shorter.

Intangible Assets

Intangible assets consist of patents, client lists and brewery and distillery management software which are being amortized on a straight-line basis over their estimated useful life.  Currently there are intangible assets that are being amortized over 3 and 17 years.

Appendix M -6

Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the fair value of the related asset. No impairment charges for long lived assets were incurred during the years ended December 31, 2015 and 2014. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company generates revenue principally from sales of shipping calculator subscriptions, brewery management software subscriptions, and client services.

The Company recognizes revenues in accordance with the FASB ASC Topic 605. Accordingly, the Company recognizes revenues when there is persuasive evidence that an arrangement exists, product delivery and acceptance have occurred, the sales price is fixed or determinable, and collectability of the resulting receivable is reasonably assured.

For shipping calculator revenues and brewery management software revenues the Company recognizes subscription revenue on a monthly basis. Shipping calculator customers’ renewal dates are based on their date of installation and registration of the shipping calculator line of products.  The payments for shipping calculator services are made via credit card for the month preceding the service and are recorded as deferred revenues until the service has been provided.  Brewery management software subscribers are billed on a calendar month at the first of the month with payments processed via credit card for the month following.

Client services revenues include web development and design, creative services, marketing services and general business consulting services. For contracts that are of a short duration and fixed price, revenue is recognized when there are no significant obligations and upon acceptance by the customer of the completed project.  Revenues on longer-term fixed price contracts are recognized using the percentage-of-completion method.   Services that are performed on a time and material basis are recognized as the related services are performed.

Historically, the Company also generated revenues from sales of fan experiences, fan club membership fees, commissions and tour merchandise sales. These revenues were recognized in accordance with FASB ASC Topic 605. The Company does not expect significant future revenues related to these sales.

Cost of Revenues

Cost of revenues includes web hosting, data storage, and commissions.  Historically cost of revenues also included event tickets, ticketing and venue fees, shipping and handling fees, merchandise and royalties paid to clients.

Operating Expenses

Operating expenses include indirect client related expenses, including credit card processing fees, payroll, travel, facility costs, and other general and administrative expenses.

Advertising

Advertising costs are charged to expense as incurred. For the years ended December 31, 2015 and 2014, advertising expense totaled $24,111 and $6,125, respectively, and are included in operating expenses in the accompanying consolidated statements of operations.

Share-Based Compensation

The Company grants options to purchase the Company’s common stock to employees, directors and consultants under stock option plans. The benefits provided under these plans are share-based payments that the Company accounts for using the fair value method.

Appendix M -7

The fair value of each option award is estimated on the date of grant using a Black-Scholes-Merton option pricing model (“Black-Scholes-Merton model”) that uses assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, expected stock price volatility, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Expected volatilities are based on the historical volatility of the Company’s common stock. The expected terms of options granted are based on analyses of historical employee termination rates and option exercises. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant. Since the Company does not expect to pay dividends on common stock in the foreseeable future, it estimated the dividend yield to be 0%.

Share-based compensation expense recognized during a period is based on the value of the portion of share-based payment awards that is ultimately expected to vest and is amortized under the straight-line attribution method. As share-based compensation expense recognized in the accompanying consolidated statements of operations for the years ended December 31, 2015 and 2014 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. The fair value method requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company estimates forfeitures based on historical experience. Changes to the estimated forfeiture rate are accounted for as a cumulative effect of change in the period the change occurred.

Since the Company has a net operating loss carry-forward as of December 31, 2015 and 2014, no excess tax benefits for tax deductions related to share-based awards were recognized from stock options exercised in the years ended December 31, 2015 and 2014 that would have resulted in a reclassification from cash flows from operating activities to cash flows from financing activities.

Income Taxes

The Company accounts for income taxes and the related accounts under the liability method. Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the income tax bases of assets and liabilities. A valuation allowance is applied against any net deferred tax asset if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets.  The Company’s income tax provision consists of state minimum taxes.

The Company recognizes any uncertain income tax positions on income tax returns at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The total unrecognized tax benefit resulting in an increase in deferred tax assets and corresponding increase in the valuation allowance at December 31, 2015 is approximately $176,000. There are no unrecognized tax benefits included in the consolidated balance sheet that would, if recognized, affect the effective tax rate.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had $0 accrued for interest and penalties on each of the Company’s consolidated balance sheets at December 31, 2015 and 2014.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company’s tax years for 2012 and forward for federal and 2011 and forward for state purposes are subject to examination by the U.S., Massachusetts and New Jersey tax authorities due to the carry-forward of unutilized net operating losses. The Company does not foresee material changes to its gross uncertain income tax position liability within the next twelve months.

Earnings (Loss) Per Common Share

Basic earnings (loss) per share represent income (loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income (loss) that would result from the assumed issuance. The potential common shares that may be issued by the Company relate to outstanding stock options and have been excluded from the computation of diluted earnings (loss) per share because they would reduce the reported loss per share and therefore have an anti-dilutive effect.

For the year ended December 31, 2015, there were no dilutive shares that were excluded from the diluted earnings (loss) per share as their effect would have been antidilutive for the year then ended.

Appendix M -8

Segment Reporting

The Company reports information about segments of its business in its annual consolidated financial statements and reports selected segment information in its quarterly reports issued to shareholders. The Company also reports on its entity-wide disclosures about the products and services it provides and reports revenues and its major customers. The Company’s three reportable segments are managed separately based on fundamental differences in their operations. At December 31, 2015, the Company operated in the following three reportable segments (see Note 11):

a.	Entertainment services,
b.	Shipping calculator services, and
c.	Brewery management software.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies. The Company’s chief operating decision maker is the President, Chief Executive Officer and Chief Financial Officer.

Reclassifications

Certain reclassifications have been made to the prior period consolidated financial statement presentation to conform to the current period consolidated financial statement presentation. Certain expenses that were previously classified as operating expenses were reclassified to cost of revenues. The reclassifications did not have any effect on reported net losses for any period presented.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases, which requires the lease rights and obligations arising from lease contracts, including existing and new arrangements, to be recognized as assets and liabilities on the balance sheet. ASU 2016-02 is effective for reporting periods beginning after December 15, 2018 with early adoption permitted. While the Company is still evaluating ASU 2016-02, the Company expects the adoption of ASU 2016-02 to have a material effect on the Company’s financial condition due to the recognition of the lease rights and obligations as assets and liabilities. The Company does not expect ASU 2016-02 to have a material effect on the Company’s results of operations and cash flows.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments: Recognition and Measurement of Financial Assets and Financial Liabilities, which addresses certain aspects of recognition, measurement, presentation and disclosure of financial statements. This guidance will be effective in the first quarter of fiscal year 2019 and early adoption is not permitted. The Company is currently evaluating the impact that this guidance will have on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes, an update to accounting guidance to simplify the presentation of deferred income taxes. The guidance requires an entity to classify all deferred tax liabilities and assets, along with any valuation allowance, as noncurrent in the balance sheet. The guidance is effective for public companies with annual reporting periods beginning after December 15, 2016, including interim periods within these reporting periods. Early adoption is permitted. The Company has elected to early adopt ASU 2015-17 during the year ended December 31, 2015 with retrospective application. The adoption of ASU 2015-17 did not have a material impact on the Company's consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our consolidated financial statements.

Appendix M -9

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This updated guidance supersedes the current revenue recognition guidance, including industry-specific guidance. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The updated guidance is effective for interim and annual periods beginning after December 15, 2016, and early adoption is not permitted. In July 2015, the FASB decided to delay the effective date of ASU 2014-09 until December 15, 2017. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. The Company is currently evaluating which transition method it will adopt and the expected impact of the updated guidance, but does not believe the adoption of the updated guidance will have a significant impact on its consolidated financial statements.

NOTE 4. PROPERTY AND EQUIPMENT

At December 31, property and equipment consisted of the following:

	2015	2014
Computer equipment and software	$125,830	$125,830
Office furniture and equipment	19,580	19,580
Website development costs	314,190	314,190
	459,600	459,600
Accumulated depreciation	(450,767)	$(441,111)
	$8,833	18,489

Depreciation expense of property and equipment for the years ended December 31, 2015 and 2014 amounted to $9,656 and $25,125, respectively.

NOTE 5. INTANGIBLE ASSETS

The Company has a patent for the real-time calculation of shipping costs for items purchased through online auctions using a zip code as a destination location indicator. It includes shipping charge calculations across multiple carriers and accounts for additional characteristics of the item being shipped, such as weight, special packaging or handling, and insurance costs.

On January 29, 2008, the Company was granted a patent for a technique for facilitating advanced, rapid, accurate estimation of shipping costs across multiple shipping carriers and shipping options between buyer and seller in an online auction.  Since that time the Company has received four additional patents.  These patents help facilitate rapid and accurate estimation of shipping costs across multiple shipping carriers and also include real-time calculation of shipping. Further continuations include the addition of shipping calculation with taxes and enhanced shipping promotions.

On October 7, 2015, the Company, through a newly formed limited liability company named PAID Run, LLC, entered into an asset purchase agreement to purchase assets related to BeerRun Software and SpiritRun Software and related intellectual property. The purchase price and additional development for these assets was $297,500, which include all of the client lists, along with all rights, benefits and privileges associated with the software and intellectual property, associated contracts, and books and records.

At December 31, intangible assets consisted of the following:

	2015	2014
Patents	$16,000	$16,000
Software	83,750	-
Client list	213,750	-
Accumulated amortization	(36,622)	(11,758)
	$276,878	$4,242

Amortization expense of intangible assets for the years ended December 31, 2015, and 2014 was $24,864 and $942, respectively. Estimated future annual amortization expense is approximately $100,000 for each year through 2018 and $900 for 2019.

Appendix M -10

NOTE 6. ACCRUED EXPENSES

At December 31, accrued expenses consist of the following:

	2015	2014
Payroll and related costs	$3,686	$2,019
Royalties	51,838	80,572
Stock price guarantee (see Note 8)	913,582	554,732
Other	32,253	36,696
Total	$1,001,359	$674,019

NOTE 7. LONG-TERM LIABILITIES

Note Payable

On October 2, 2015, the Company entered into a $35,677 note payable with a financial institution.  The term of the note is for a period of one year and is payable in 10 monthly installments of $3,089 at an interest rate of 6.35%.  The balance due on the note payable as of December 31, 2015 was $24,202.

Capital Lease Obligations

The Company is obligated under capital leases for equipment, which expire at various dates through April 2016.  The assets capitalized under these leases and associated accumulated depreciation at December 31, are as follows:

	2015	2014
Property and equipment	$83,000	$83,000
Accumulated depreciation	(83,000)	(77,500)
	$-	$5,500

Depreciation of equipment under capital leases is included in depreciation expense.

Minimum future lease payments under capital lease obligations as of December 31, 2015 are as follows:

Year Ended December 31,2016	3,141
Less amount representing interest	(44)
Present value of net minimum lease payments	3,097
Less current portion	(3,097)
$-

NOTE 8. COMMITMENTS AND CONTINGENCIES

Lease Commitment

In November 2013, the Company moved its offices located at 40 Washington Street, Westborough, MA and entered into a lease for premises located at 200 Friberg Parkway, Westborough, MA.  The Company resides at 200 Friberg Parkway with a lease that is for a three-year term ending in November 2016.  The original lease at 40 Washington Street was prepaid with 6,082,985 shares of common stock having a closing price of $0.21 per share on August 22, 2011.  The payment was for rent over five years, projected taxes and operating expenses, and a security deposit.  As a result of the termination of the 40 Washington Street lease, the Company forfeited its security deposit of $83,134, which was previously paid with shares of common stock of the Company, paid a termination fee of $166,865, recorded an other receivable, net due from the landlord, Carruth Capital, in the amount of $0 and $120,338 in the accompanying consolidated balance sheets as of December 31, 2015 and 2014, respectively.  Shares that were held for sale at Carruth Capital, which were recorded as a receivable in 2014, have been liquidated in 2015.

Appendix M -11

 The approximate future minimum rent under the current operating lease is:

2016	13,000

Stock Price Guarantee

In connection with the Company’s advance royalties with a client, the Company guaranteed that shares of common stock would sell for at least $6.00 per share.  If the shares are not at the required $6.00 per share when they are sold, the Company has the option of issuing additional shares at their fair value or making cash payments for the difference between the guaranteed price per share and the fair value of the stock.  As of December 31, 2015 and 2014, the stock price guarantee was $913,582 and $554,732, respectively, although any required payment would be disputed by the Company.

MCN Settlement

In 2013, the Company entered into a transfer of services agreement (“Agreement”) with MCN Interactive, LLC (“MCN”). In accordance with the agreement, MCN provided client based services directly to the Company’s clients in exchange for a profit participation as defined in the Agreement. In March 2016, the Company entered into separate settlement agreements (“Settlement Agreements”) with MCN and Future Shirts, LLC (“FS”) with an effective date in September 2015, in which the Company and MCN and FS agreed to release each other from all claims, liabilities, obligations, demands, damages, actions or rights of action arising under or in connection with the Agreement whether arising before, on, or after the effective date. As a result of the Settlement Agreements, the Company reduced its assets and liabilities by approximately $69,000 as no amounts will be recovered by the Company or will be paid to MCN or FS that arose from the Partnership Agreement.

Legal Matters

In the normal course of business, the Company periodically becomes involved in litigation. As of December 31, 2015, in the opinion of management, the Company had no pending litigation that would have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

The Company commenced on December 20, 2013 patent infringement litigation against eBay, Inc. (Paid, Inc. v. eBay, Inc.; CV No. 4:13-cv-40151-TSH) in the United States District Court for the District of Massachusetts Central Division.  On September 30, 2014, PAID and eBay filed a joint motion to stay the district court litigation pending completion of eBay’s petitions for covered business method review that were filed with the Patent and Trial and Appeal Board (“PTAB”). On September 30, 2014 the PTAB announced that it had granted petitions filed by eBay for covered business method review of PAID’s United States Patent Nos. 8,635,150, 8,521,642, 8,352,357, and 7,930,237, entitled “Method and System for Improved Online Auction” (collectively, the “Online Auction Patents”).  On June 9, 2015, the Company and eBay, Inc. presented oral arguments to the Patent Trials Appeals Board.  On September 16, 2015, the PTAB entered a final ruling that the claims of the Online Auction Patents lacked patent eligible subject matter.  Pursuant to a settlement with eBay (discussed below), the Company has decided not to appeal the PTAB’s final ruling. Consequently, the claims of the Online Auction Patents are not valid.  The PTAB’s final ruling does not affect the validity of PAID’s United States Patent No. 7,324,968 or PAID’S United State Patent Pending both entitled “Method and System for Improved Online Auction” (collectively, the “Non-Asserted Intellectual Property”) which were not subject to the petitions for covered business method review filed by eBay.  This litigation has been settled pursuant to a Confidential Settlement and License Agreement dated March 11, 2016.  Under the agreement, the Company received $53,500 after costs as full and final payment for such settlement of the lawsuit and non-exclusive licensing of the Company’s patents.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has agreed to indemnify its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Appendix M -12

NOTE 9. SHAREHOLDERS’ (DEFICIT) EQUITY

Common Stock

In October 2015, the board of directors agreed to effectuate a reverse split of the Company’s common stock.  As a result of the split every fifty shares of common stock outstanding were consolidated into one share, reducing the number of common shares outstanding on the effective date from 446,623,300 to 8,932,466.  All share and per share information on this Form 10-K has been retroactively adjusted to reflect the reverse stock split.

In October 2014, the shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 7,000,000 to 11,000,000 and to make effective, a reverse stock split at a range of 1 for 10 through 1 for 50 to reduce the number of authorized shares of the Company’s common stock, subject to the Board of Directors’ discretion.

From January 2015 through March 2015, the Company sold 78,000 shares of common stock for proceeds of $195,000.

From October 2015 through November 2015, the Company sold 2,057,143 shares of common stock and warrants for proceeds of $180,000. W. Austin Lewis IV (our President, CEO and CFO) purchased 900,000 shares of common stock in the equity raise for proceeds of $78,750.

From January 1, 2016 through the filing date of this Annual Report, the Company issued a total of 2,057,143 shares of common stock for gross proceeds of $180,000 from the exercise of warrants.

Subscribed and Issued Shares

During the year ended December 31, 2014, the Company sold 10,000 shares of common stock that had not been issued to a shareholder and accordingly, the unissued shares had been reflected as common stock subscribed but not issued in the amount of $25,000 in the accompanying consolidated balance sheet as of December 31, 2014. In February 2015, the Company issued the 10,000 shares to the shareholder.

Share-based Incentive Plans

During the years ended December 31, 2015 and 2014, the Company had three stock option plans that include both incentive and non-qualified options to be granted to certain eligible employees, non-employee directors, or consultants of the Company. There were no stock options granted, exercised, canceled or expired during 2015.

Active Plans:

2012 Plan

On October 15, 2012, the Company adopted the 2012 Non-Qualified Stock Option Plan (the "2012 Plan").  The purpose of the 2012 Plan, is to provide long-term incentives and rewards to those employees of the Company, and any other individuals, whether directors, consultants or advisors who are in a position to contribute to the long-term success and growth of the Company.  The options granted have a 10 year contractual term and vest one hundred percent on the date of grant. There are no shares reserved for future issuance under this plan.  Information with respect to stock options granted under this plan during the years ended December 31, 2015 and 2014 is as follows:

	Number of shares	Weighted average exercise price per share
Options outstanding at January 1, 2014	180,000	$2.70
Granted	120,000	$2.70
Cancelled	—	$—
Exercised	—	—
Options outstanding at December 31, 2014	300,000	$5.10
Granted	---	----
Cancelled	—	—
Exercised	—	—
Options outstanding at December 31, 2015	300,000	0.28

Appendix M -13

2011 Plan

On February 1, 2011, the Company adopted the 2011 Non-Qualified Stock Option Plan (the "2011 Plan"), to replace the 2001 Plan discussed below, and has filed Registration Statements on Form S-8 to register 600,000 shares of its common stock. Under the 2011 Plan, employees and consultants may elect to receive their gross compensation in the form of options, exercisable at $0.05 per share, to acquire the number of shares of the Company's common stock equal to their gross compensation divided by the fair value of the stock on the date of grant. The options granted have a 10 year contractual term and have vesting periods that range from one hundred percent on the date of grant to one third immediately, one third vesting in 18 months and the final on third vesting in 36 months from the date of the grant.  Information with respect to stock options granted under this plan during the years ended December 31, 2015 and 2014 is as follows:

	Number of shares	Weighted average exercise price per share
Options outstanding at January 1, 2014	45,000	$5.75
Granted	15,000	$2.70
Cancelled		$-
Exercised	-	$-
Options outstanding at December 31, 2014	60,000	$6.05
Granted	-	$-
Cancelled	-	$-
Exercised	-	$-
Options outstanding at December 31, 2015	60,000	$3.58

At December 31, 2015 there are no shares reserved for issuance under this plan.

2002 Plan

The 2002 Stock Option Plan (“2002 Plan”) provides for the award of qualified and non-qualified options for up to 600,000 shares.  The options granted have a ten-year contractual term and have a vesting schedule of either immediately, two years, or four years from the date of grant.  Information with respect to stock options granted under this plan during the years ended December 31, 2015, and 2014 is as follows:

	Number of shares	Weighted average exercise price per share
Options outstanding at January 1, 2014	160,000	$4.75
Granted	-	$-
Cancelled or Expired	-	$-
Exercised	-	$-
Options outstanding at December 31, 2014	160,000	$4.75
Granted	-	$-
Cancelled or Expired	-	$-
Exercised	-	$-
Options outstanding at December 31, 2015	160,000	$2.37

There are currently no shares reserved for issuance under this plan.

Appendix M -14

Fair value of issuances

The fair value of the Company's option grants under the 2012, 2011, and 2002 Plans was estimated at the date of grant using the Black-Scholes model with the following weighted average assumptions:

2014
Expected term (based upon historical experience)	5-6 years
Expected volatility	130.50%
Expected dividends	None
Risk free interest rate	1.0%-2.0%

For the years ended December 31, 2015 and 2014, the Company recorded share-based compensation expense related to stock options of $181,365 and $247,807 and are included in operating expenses in the accompanying consolidated statements of operations, respectively.

On November 2, 2015 the Board of Directors approved to vote to reprice 435,000 stock options for one employee and three board members. The grant price was lowered to $0.15 which reflects the market value of the stock.  The repriced options continue to vest according to the original grant dates.  The incremental expense for the repricing of the options was approximately $17,000.

The Company had an aggregate of $50,743 of unrecognized share-based compensation expense for options outstanding as of December 31, 2015, which is expected to be recognized over a weighted average period of 1.10 years.

Information pertaining to options outstanding and exercisable at December 31, 2015 is as follows:

	Options Outstanding		Options Exercisable
Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (In Years)	Number of Shares	Weighted Average Remaining Contractual Life (In Years)
$0.15	435,000	6.22	425,017	6.37
$2.70	10,000	0.17	3,333	0.06
$4.60	15,000	0.21	10,000	0.15
$7.25	50,000	0.56	50,000	0.59
$8.00	10,000	0.15	6,700	0.11
	520,000	7.31	495,050	7.28

Summary of all stock option plans during the years ended December 31, 2015 and 2014 is as follows:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Contractual Life (In Years)	Aggregate Intrinsic Value

Options outstanding at January 1, 2014	385,000	$3.90
Granted	135,000	$2.70
Options exercisable at December 31, 2014	520,000	$3.60
Granted	-	$-

Options outstanding and expected to vest at December 31, 2015	520,000	$1.16	$7.31	$-

Options exercisable at December 31, 2015	495,050	$1.08	$7.28	$-

Appendix M -15

   Warrants

From time to time, the Company issues warrants to purchase share of the Company’s common stock to investors, note holders and to non-employees for service rendered or to be rendered in the future.

In November 2015, the Company issued warrants to purchase 2,057,143 shares of the Company’s common stock to investors at the price of $0.09 per share.  The warrants expire five years following the warrant issuance date, and vest immediately.

A summary of the warrant activity during the year ended December 31, 2015 is as follows:

	Number of Shares Subject to Warrants Outstanding	Weighted Average Exercise Price Price

Warrants outstanding - January 1, 2015	-	$-
Granted	2,057,143	$0.09
Exercised	-	$-
Expired	-	$-

Warrants outstanding and exercisable - December 31, 2015	2,057,143	$0.09

Weighted average remaining contractual life of the outstanding warrants in years	4.85

NOTE 10. INCOME TAXES

The Company is subject to taxation in the United States and Massachusetts. The provision for income taxes for the years ended December 31, 2015 and 2014 are summarized below:

	December 31,	December 31,
	2015	2014
Current:
Federal	$-	$-
State	975	2,430
Total current	975	2,430

Deferred:
Federal	571,125	(846,000)
State	(372,409)	(424,000)
Change in valuation allowance	(198,716)	1,270,000
Total deferred	-	-

Income tax provision (benefit)	$975	$2,430

Appendix M -16

A reconciliation of income taxes computed by applying the statutory U.S. income tax rate to the Company’s loss before income taxes to the income provision is as follows:

	December 31,	December 31,
	2015	2014

U.S. federal statutory tax rate	34.00%	34.00%
State tax benefit, net	(0.02)%	(0.04)%
Gain on stock price guarantee	-	-
Other	(0.02)%	(0.24)%
Valuation allowance	(33.99)%	(33.92%

Effective income tax rate	(0.03)%	(0.20)%

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets are as follows:

	December 31,	December 31,
	2015	2014
Deferred tax assets:
NOL's	$16,247,000	$16,311,0,00
State taxes	(308,800)	(435,000)
Inventory and other reserves	42,800	194,000
Depreciation and amortization	6,600	1,000
Change in value of stock	435,100	238,000
NQ stock option expense	736,700	674,000
Total deferred tax assets	17,159,400	16,983,000
Valuation allowance	(17,159,400)	(16,983,000)
Net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $176,400 in 2015.

As of December 31, 2015, the Company had net operating loss carryforwards for federal income tax purposes of approximately $46,000,000 which expire beginning in the year 2019. As of December 31, 2015, the Company had net operating loss carryforwards for state income tax purposes of approximately $8,000,000 which expire beginning in the year 2015.

Utilization of the net operating losses may be subject to substantial annual limitation due to federal and state ownership change limitations provided by the Internal Revenue Code and similar state provisions.  Such annual limitations could result in the expiration of the net operating losses ad credits before their utilization.  The Company has not performed an analysis to determine the limitation of the net operating loss carryforwards.

Appendix M -17

NOTE 11. SEGMENT REPORTING

The Company reports information about segments of its business in its annual financial statements and reports selected segment information in its quarterly reports. The Company also reports on its entity-wide disclosures about the products and services it provides and reports revenues and its major customers. The Company’s three reportable segments, entertainment services, brewery management software and shipping calculator services, are managed separately based on fundamental differences in their operations.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies. The Company’s chief operating decision maker is the President, Chief Executive Officer and Chief Financial Officer.

The following table compares total revenues for the years indicated.

	Year Ended
	December 31, 2015	December 31, 2014

Entertainment services	$28,392	$647,509
Brewery management software	80,838	-
Shipping calculator services	163,690	149,246

Total revenues	272,920	796,756

The following table compares total income (loss) from operations for the years indicated.

	Year Ended
	December 31, 2015	December 31, 2014

Entertainment services	$20,432	$(344,974)
Brewery management software	13,844	-
Shipping calculator services	(868,076)	(793,337)

Total income (loss) from operations	(833,800)	(1,138,311)

NOTE 12. SUBSEQUENT EVENTS

From January 1, 2016 through the filing date of this Annual Report, the Company issued a total of 2,057,143 shares of common stock for gross proceeds of $180,000 for the exercise of warrants.

On December 20, 2013, the Company filed a patent infringement lawsuit against eBay Inc. in the United States District Court for the District of Massachusetts in December 2013 related to Company patents for real-time calculation of shipping, insurance and taxes online.  The case is now settled pursuant to a Confidential Settlement and License Agreement dated March 11, 2016.  Under the agreement, the Company received $53,500 after costs as full and final payment for such settlement of the lawsuit and non-exclusive licensing of the Company’s patents.

Appendix M -18

Appendix N	Condensed Consolidated Financial Statements of Paid, Inc. for the Quarter and Six Months ended June 30, 2016

PAID, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$154,943	$123,913
Accounts receivable, net	23,914	26,696
Prepaid expenses and other current assets	26,959	57,394
Advanced royalties, net	-	5,000
Total current assets	205,816	213,003

Property and equipment, net	7,434	8,833
Intangible assets, net	226,824	276,878
Total assets	$440,074	$498,714

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$99,028	$95,441
Note payable	3,014	24,202
Capital leases	-	3,097
Accrued expenses	958,550	1,001,359
Deferred revenues	5,795	6,768
Total liabilities	1,066,387	1,130,867

Shareholders’ deficit
Common stock, $0.001 par value, 11,000,000 shares authorized; 10,989,608 shares and 8,932,466 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	10,991	8,932
Additional paid-in capital	54,633,631	54,418,160
Accumulated deficit	(55,270,935)	(55,059,245)
Total shareholders' deficit	(626,313)	(632,153)

Total liabilities and shareholders' deficit	$440,074	$498,714

See accompanying notes to condensed consolidated financial statements

Appendix N - 1

PAID, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	30-Jun-16	30-Jun-15
Revenues	$129,984	51,608	$263,763	93,402
Cost of revenues	5,381	10,639	12,208	19,794
Gross profit	124,603	40,969	251,555	73,608

Operating expenses	294,997	223,855	561,329	514,685
Loss from operations	(170,394)	(182,886)	(309,774)	(441,077)

Other income (expense):
Interest expense	(193)	(206)	(450)	(486)
Other income	4,488	-	57,988	-
Unrealized gain (loss) on stock price guarantee	(33,672)	(20,845)	41,353	30,465
Total other income (expense), net	(29,377)	(21,051)	98,891	29,979

Loss before provision for income taxes	(199,771)	(203,937)	(210,883)	(411,098)
Provision for income taxes	—	—	807	956
Net loss	(199,771)	$(203,937)	$(211,690)	(412,054)

Net loss per share – basic and diluted	(0.02)	$(0.03)	$(0.02)	(0.06)
Weighted average number of common shares outstanding - basic and diluted	10,989,608	6,875,481	10,331,838	6,851,293

See accompanying notes to condensed consolidated financial statements

Appendix N - 2

PAID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
June 30, 2016

Note 1. Organization and Significant Accounting Policies

PAID, Inc. (“PAID”, the “Company”, “we”, “us”, “our”) has developed AuctionInc, which is a suite of online shipping and tax management tools assisting businesses with e-commerce storefronts, shipping solutions, tax calculation, inventory management, and auction processing.  The product has tools to assist with other aspects of the fulfillment process, but the main purpose of the product is to provide accurate shipping and tax calculations and packaging algorithms that provide customers with the best possible shipping and tax solutions.

BeerRun Software is a brewery management and Alcohol and Tobacco Tax and Trade Bureau tax reporting software.  Small craft brewers utilize the product to manage brewery schedules, inventory, packaging, sales and purchasing.  Tax reporting can be processed with a single click and is fully customizable by state or providence.  The software is designed to integrate with QuickBooks accounting platforms by using our powerful sync engine.  We currently offer two versions of the software BeerRun and BeerRun Light which excludes some of the enhanced features of BeerRun without disrupting the core functionality of the software.  Additional features include Brewpad and Kegmaster and can be added on to the base product.  Craft brewing is on the rise in the United States and we feel that there is a large potential to grow this portion of our business.

SpiritRun is a product of BeerRun and is designed specifically for distilleries.  This product was recently released and we feel that there with additional marketing and visibility in the distillery industry SpiritRun has the right core resources to be a valuable tool in distilleries around the United States.

General Presentation and Basis of Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and to the rules and regulations of the Securities and Exchange Commission ("SEC") regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2015 that was filed on March 30, 2016.

In the opinion of management, the Company has prepared the accompanying unaudited condensed consolidated financial statements on the same basis as its audited consolidated financial statements, and these unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of the interim periods presented. The operating results for the interim periods presented are not necessarily indicative of the results expected for the full year 2016.

On October 7, 2015, the board of directors agreed to effectuate a reverse split of the Company’s common stock. The process was completed with FINRA on November 13, 2015. As a result of the split every fifty shares of common stock outstanding prior to the reverse split were consolidated into one share, reducing the number of common shares outstanding on the effective date from 446,623,300 to 8,932,466.  All share and per share information on this Form 10-Q has been retroactively adjusted to reflect the reverse stock split.

Appendix N - 3

Going Concern and Management's Plan

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has continued to incur losses, although it has taken significant steps to reduce them.   For the six months ended June 30, 2016, the Company reported a net loss of $211,690. The Company has an accumulated deficit of $55,270,935 at June 30, 2016 and used $124,685 of cash and cash equivalents in operations for the six months ended June 30, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management feels that AuctionInc, BeerRun and SpiritRun will be a beneficial portion of our business and provide more opportunity for growth. The costs of doing business have been and will be significantly reduced in hopes of eliminating the net loss and providing positive cash flow from operations.

Although there can be no assurances, the Company believes that the above management plan will be sufficient to meet the Company's working capital requirements through the end of 2016.

Principles of Consolidation

The consolidated financial statements include the accounts of PAID, Inc. and its wholly owned subsidiary PAID Run, LLC. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company’s management include, but are not limited to the collectability of accounts receivable, the recoverability of long-lived assets, the valuation of deferred tax assets and liabilities, and the estimated fair value of the royalty and advance guarantee, and share-based transactions. Actual results could materially differ from those estimates.

Fair Value Measurements

The Company measures the fair value of certain of its financial assets on a recurring basis.  A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Appendix N - 4

At June 30, 2016 and December 31, 2015, the Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, capital leases, note payable and accrued expenses. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, capital leases, note payable and accrued expenses approximate fair value due to the short-term maturities of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an initial maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At June 30, 2016, the Company had no amounts in these accounts in excess of the FDIC limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits. Management believes that it has invested in high credit quality institutions for which the Company has not experienced any loss in its accounts and believes it is not exposed to any significant credit risk related to these accounts.

The Company extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.  At both June 30, 2016 and December 31, 2015, the Company has recorded an allowance for doubtful accounts of $40,609.

For the six months ended June 30, 2016, and June 30, 2015 no revenues from any one individual client accounted for more than 10% of total revenues. These revenues were generated primarily from the sales of our line of AuctionInc products, brewery management software and merchandising and fulfillment services.

Advanced Royalties

Advanced royalties represent amounts the Company has advanced to certain clients and are recoupable against future royalties earned by the clients.  Advances are issued in either cash or shares of the Company’s common stock and advanced amounts are calculated based on the clients’ projected earning potential over a fixed period of time. Advances made by issuing stock or common stock options are recorded at their fair value on the date of issue. If the shares do not reach the required price per share, the Company has the option of issuing additional shares or making cash payment of the difference between the sales price and the fair value of the stock.  The Company records a liability for the difference between the fair value of the stock and the guaranteed sales price amount, which is included in accrued expenses in the accompanying condensed consolidated balance sheets.  The change in fair value of the stock price guarantee is recorded in the accompanying condensed consolidated statements of operations.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years.  Any leasehold improvements are depreciated at the lesser of the useful life of the asset or the lease term.  Equipment purchased under capital leases is amortized on a straight-line basis over the estimated useful life of the asset or the term of the lease, whichever is shorter.

Appendix N - 5

Intangible Assets

Intangible assets consist of patents, client lists and brewery and distillery management software which are being amortized on a straight-line basis over their estimated useful life.  Currently there are intangible assets that are being amortized over 3 and 17 years.

Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the fair value of the related asset. No impairment charges were incurred during the six months ended June 30, 2016 and 2015. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company generates revenue principally from sales of shipping calculator subscriptions, brewery management software subscriptions, and entertainment services.

The Company recognizes revenues in accordance with the FASB ASC Topic 605. Accordingly, the Company recognizes revenues when there is persuasive evidence that an arrangement exists, product delivery and acceptance have occurred, the sales price is fixed or determinable, and collectability of the resulting receivable is reasonably assured.

For shipping calculator revenues and brewery management software revenues the Company recognizes subscription revenue on a monthly basis. Shipping calculator customers’ renewal dates are based on their date of installation and registration of the shipping calculator line of products.  The payments for shipping calculator services are made via credit card for the month preceding the service and are recorded as deferred revenues until the service has been provided.  Brewery management software subscribers are billed on a calendar month at the first of the month with payments processed via credit card for the month following.

Entertainment services revenues include web development and design, creative services, marketing services and general business consulting services. For contracts that are of a short duration and fixed price, revenue is recognized when there are no significant obligations and upon acceptance by the customer of the completed project.  Revenues on longer-term fixed price contracts are recognized using the percentage-of-completion method.   Services that are performed on a time and material basis are recognized as the related services are performed.

Cost of Revenues

Cost of revenues includes web hosting, data storage, and commissions.

Operating Expenses

Operating expenses include indirect related expenses, including credit card processing fees, payroll, travel, facility costs, and other general and administrative expenses.

Appendix N - 6

Advertising

Advertising costs are charged to expense as incurred.  For the three months ending June 30, 2016 and 2015 advertising expense totaled $2,708 and $6,878, and for six months ended June 30, 2016 and 2015, advertising expense totaled $6,874 and $13,102, respectively. These expenses are included in operating expenses in the accompanying condensed consolidated statements of operations.

Share-Based Compensation

The Company grants options to purchase the Company’s common stock to employees, directors and consultants under stock option plans. The benefits provided under these plans are share-based payments that the Company accounts for using the fair value method.

The fair value of each option award is estimated on the date of grant using a Black-Scholes-Merton option pricing model (“Black-Scholes model”) that uses assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, expected stock price volatility, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Expected volatilities are based on the historical volatility of the Company’s common stock and other factors. The expected terms of options granted are based on analyses of historical employee termination rates and option exercises. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant. Since the Company does not expect to pay dividends on common stock in the foreseeable future, it estimated the dividend yield to be 0%.

Share-based compensation expense recognized during a period is based on the value of the portion of share-based payment awards that is ultimately expected to vest and is amortized under the straight-line attribution method. As share-based compensation expense recognized in the accompanying condensed consolidated statements of operations for the six months ended June 30, 2016 and 2015 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. The estimated fair value method requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company estimates forfeitures based on historical experience. Changes to the estimated forfeiture rate are accounted for as a cumulative effect of change in the period the change occurred.

Since the Company has a net operating loss carry-forward as of June 30, 2016 and 2015, no excess tax benefits for tax deductions related to share-based awards were recognized from stock options exercised in the six months ended June 30, 2016 and 2015 that would have resulted in a reclassification from cash flows from operating activities to cash flows from financing activities.

Income Taxes

The Company accounts for income taxes and the related accounts under the liability method. Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the income tax bases of assets and liabilities. A valuation allowance is applied against any net deferred tax asset if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets.  The Company’s income tax provision consists of state minimum taxes.

Appendix N - 7

The Company recognizes any uncertain income tax positions on income tax returns at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had $0 accrued for interest and penalties on the Company’s accompanying condensed consolidated balance sheets at June 30, 2016 and December 31, 2015.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company’s tax years for 2012 and forward for federal and 2011 and forward for state purposes are subject to examination by the U.S., Massachusetts and New Jersey tax authorities due to the carry-forward of unutilized net operating losses. The Company does not foresee material changes to its gross uncertain income tax position liability within the next twelve months.

Earnings (Loss) Per Common Share

Basic earnings (loss) per share represent income (loss) available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income (loss) that would result from the assumed issuance. The potential common shares that may be issued by the Company relate to outstanding stock options and have been excluded from the computation of diluted earnings (loss) per share because they would reduce the reported loss per share and therefore have an anti-dilutive effect.

For the three months ended June 30, 2016 and 2015 and the six months ended June 30, 2016 and 2015, there were approximately 292,000 and 28,000 and 282,000 and 51,000, respectively, dilutive shares that were excluded from the diluted earnings (loss) per share as their effect would have been antidilutive for the period then ended.

Segment Reporting

The Company reports information about segments of its business in its annual consolidated financial statements and reports selected segment information in its quarterly reports issued to shareholders. The Company also reports on its entity-wide disclosures about the products and services it provides and reports revenues and its major customers. The Company’s three reportable segments are managed separately based on fundamental differences in their operations. At June 30, 2016, the Company operated in the following three reportable segments (see below):

a.	Entertainment services,
b.	Shipping calculator services, and
c.	Brewery management software.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies. The Company’s chief operating decision maker is the President, Chief Executive Officer and Chief Financial Officer.

Appendix N - 8

The following table compares total revenue for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Entertainment services	$4,659	$10,188	$10,662	$14,645
Shipping calculator services	44,262	41,420	89,721	78,757
Brewery management software	81,063	-	163,380	-
Total revenue	$129,984	$51,608	$263,763	$93,402

The following table compares total loss from operations for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Entertainment services	$4,005	$7,453	$8,567	$10,506
Shipping calculator services	(179,590)	(190,339)	(331,974)	(451,583)
Brewery management software	5,191	-	13,633	-
Total loss from operations	$(170,394)	$(182,886)	$(309,774)	$(441,077)

Recent Accounting Pronouncements

In March 2016, the FASB issued Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which addresses certain aspects of accounting for share-based payment award transactions. This guidance will be effective in the first quarter of fiscal year 2017 and early adoption is permitted. The Company is currently evaluating the impact that this guidance will have on its condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires the lease rights and obligations arising from lease contracts, including existing and new arrangements, to be recognized as assets and liabilities on the balance sheet. ASU 2016-02 is effective for reporting periods beginning after December 15, 2018 with early adoption permitted. While the Company is still evaluating ASU 2016-02, the Company expects the adoption of ASU 2016-02 to have a material effect on the Company’s financial condition due to the recognition of the lease rights and obligations as assets and liabilities. The Company does not expect ASU 2016-02 to have a material effect on the Company’s results of operations and cash flows.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments: Recognition and Measurement of Financial Assets and Financial Liabilities, which addresses certain aspects of recognition, measurement, presentation and disclosure of financial statements. This guidance will be effective in the first quarter of fiscal year 2019 and early adoption is not permitted. The Company is currently evaluating the impact that this guidance will have on its consolidated financial statements.

Appendix N - 9

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our condensed consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This updated guidance supersedes the current revenue recognition guidance, including industry-specific guidance. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The updated guidance is effective for interim and annual periods beginning after December 15, 2016, and early adoption is not permitted. In July 2015, the FASB decided to delay the effective date of ASU 2014-09 until December 15, 2017. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. The Company is currently evaluating which transition method it will adopt and the expected impact of the updated guidance, but does not believe the adoption of the updated guidance will have a significant impact on its condensed consolidated financial statements.
Note 2. Accrued Expenses

Accrued expenses are comprised of the following:

	June 30, 2016 (unaudited)	December 31, 2015 (audited)
Payroll and related costs	$2,230	$3,686
Royalties	51,838	51,838
Stock price guarantee	872,229	913,582
Other	32,253	32,253
Total	$958,550	$1,001,359

Note 3. Intangible Assets

The Company has a patent for the real-time calculation of shipping costs for items purchased through online auctions using a zip code as a destination location indicator. It includes shipping charge calculations across multiple carriers and accounts for additional characteristics of the item being shipped, such as weight, special packaging or handling, and insurance costs.

On January 29, 2008, the Company was granted a patent for a technique for facilitating advanced, rapid, accurate estimation of shipping costs across multiple shipping carriers and shipping options between buyer and seller in an online auction.  Since that time the Company has received four additional patents.  These patents help facilitate rapid and accurate estimation of shipping costs across multiple shipping carriers and also include real-time calculation of shipping. Further continuations include the addition of shipping calculation with taxes and enhanced shipping promotions.

Appendix N - 10

On October 7, 2015, the Company, through a newly formed limited liability company named PAID Run, LLC, entered into an asset purchase agreement to purchase assets related to BeerRun Software and SpiritRun Software and related intellectual property. The purchase price and additional development for these assets was $297,500, which include all of the client lists, along with all rights, benefits and privileges associated with the software and intellectual property, associated contracts, and books and records.

At June 30, 2016 and December 31, 2015, intangible assets consisted of the following:

	June 30, 2016	December 31, 2015
Patents	$16,000	$16,000
Software	83,750	83,750
Client list	213,750	213,750
Accumulated amortization	(86,676)	(36,622)
	$226,824	$276,878

Amortization expenses of intangible assets for the six months ended June 30, 2016 were $50,054. Estimated future annual amortization expense is approximately $100,000 for each year through 2018 and $900 for 2019.

Note 4. Commitments and Contingencies

Note Payable

On October 2, 2015, the Company entered into a $35,677 note payable with a financial institution.  The term of the note is for a period of one year and is payable in 10 monthly installments of $3,089 at an interest rate of 6.35%.  The balance due on the note payable as of June 30, 2016 and December 31, 2015 was $3,104 and $24,202, respectively.

Stock Price Guarantee

In connection with the Company’s advance royalties with a client, the Company guaranteed that shares of common stock would sell for at least $6.00 per share as adjusted for the reverse stock split.  If the shares are not at the required $6.00 per share when they are sold, the Company has the option of issuing additional shares at their fair value or making a cash payment for the difference between the guaranteed price per share and the fair value of the stock.  As of June 30, 2016 and December 31, 2015, the stock price guarantee was $872,229 and $913,582, respectively, as the Company’s stock price was below $6.00 per share at June 30, 2016 and December 31, 2015, although some or all of the stock may already be sold and no longer subject to a guaranty and any required payment would be disputed by the Company. For the six months ended June 30, 2016 and 2015, the Company recorded an unrealized gain on stock price guarantee of $41,353 and $30,465, respectively.

Legal Matters

In the normal course of business, the Company periodically becomes involved in litigation. As of June 30, 2016, in the opinion of management, the Company had no pending litigation that would have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

Appendix N - 11

The Company commenced on December 20, 2013 patent infringement litigation against eBay, Inc. (Paid, Inc. v. eBay, Inc.; CV No. 4:13-cv-40151-TSH) in the United States District Court for the District of Massachusetts Central Division.  This litigation has been settled pursuant to a Confidential Settlement and License Agreement dated March 11, 2016.  Under the agreement, the Company received $53,500, which has been recorded in other income in the condensed consolidated statements of operations, after costs as full and final payment for such settlement of the lawsuit and non-exclusive licensing of the Company’s patents.  The payment was received in full in April 2016.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility lease, the Company has agreed to indemnify its lessor for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Note 5. Shareholder’s Deficit

Common Stock

From January 1, 2016 through June 30, 2016, the Company issued a total of 2,057,142 shares of common stock for gross proceeds of $180,000 from the exercise of warrants.

Share-based Incentive Plans

During the period ended June 30, 2016, the Company had three stock option plans that include both incentive and non-qualified options to be granted to certain eligible employees, non-employee directors, or consultants of the Company.  90,000 stock options were granted to board members and an employee on April 1 and June 13, 2016.  In addition to the new grants there were 25,000 options that expired in the second quarter of 2016.

During the period ended June 30, 2016, the board of directors approved the repricing of outstanding stock options held by members of the board, management and an employee to $0.0875 per share. The repricing of the stock options will only apply to those stock options that are exercised by September 15, 2016. In addition, the board of directors approved a cash bonus to management and an employee in an amount equal to their outstanding stock options multiplied by $0.0875, grossed up to give effect for taxes. The bonus shall not be earned unless and until management or the employee determines to exercise the stock options by September 15, 2016. The repricing, exercise of stock options and bonus are contingent on an increase in the number of authorized shares approved by a majority of the stockholders of the Company. Upon the increase in the number of authorized shares and exercise of stock options, the Company will record the incremental value of the repriced stock options along with accruing the bonus.

Note 6. Subsequent Events

The Company has evaluated subsequent events through the filing date of this Form 10-Q, and have determined that no subsequent events have occurred that would require recognition in the condensed consolidated financial statements or disclosure in the notes thereto, other than as disclosed herein.

Appendix N - 12

Appendix O	Unaudited Pro Forma Financial Information

UNAUDITED PROFORMA FINANCIAL INFORMATION

The Board of Directors of the Company has entered into an Amalgamation Agreement with emergeIT Inc, an Ontario corporation (“emergeIT”), whereby emergeIT will merge with a newly formed Canadian subsidiary of the Company.

Upon completion of the amalgamation or merger, the former owners of emergeIT will hold rights to approximately 79% of all the issued and outstanding shares of capital stock of the Company.

The total estimated fair value of consideration to be transferred for the merger is $12,259,724, consisting of $11,419,208 in capital stock in addition to the assumption of $840,516 in shareholder deficit.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2016 includes the historical balance sheet of the Company as of June 30, 2016 and the historical balance sheet of emergeIT as of June 30, 2016. The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 includes the historical statement of operations of the Company and historical statement of operations of emergeIT for the six months ended June 30, 2016 and the historical statement of operations for the Company and the historical statement of operations of emergeIT for the year ended December 31, 2015, after giving effect to the acquisition as if it had been consummated at the beginning of the period presented.

The pro forma statements of operations do not reflect any future operating efficiencies and cost savings resulting from the transaction. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and related notes of the Company which are attached as appendices to this Schedule 14A.

Appendix O -1

PAID INC. AND EMERGEIT INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2016
UNAUDITED

	emerge IT	PAID	Pro Forma Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$259,845	$154,943	$-		$414,788
Accounts receivable, net	45,825	23,914	-		69,739
Due from related party	845	-	-		845
Prepaid expenses and other current assets	43,163	26,959	-		69,957
Funds held in trust	163,508	-	-		163,508
Total current assets	513,186	205,816	-		718,837
Property and equipment, net	39,349	7,434	-		46,783
Intangible asset, net	-	226,824	6,500,000	(a)	6,726,824
Goodwill	-	-	5,759,724	(b)	5,759,889
Total assets	$552,535	$440,074	$12,259,724		$13,252,333
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$498,580	$1,057,578	$-		$1,556,158
Notes payable	-	3,014	-		3,014
Due to related parties	238,319	-	-		238,319
Promissory note	428,342	-	-		428,342
Deferred revenues - current	-	5,795	-		5,795
Total current liabilities	1,165,241	1,066,387	-		2,231,628
Long-term liabilities
Deferred revenues	227,810	-	-		227,810
Total liabilities	1,393,051	1,066,387	-		2,459,438
Total shareholders' equity (deficit)	(840,516)	(626,313)	12,259,724	(c)	10,792,895
Total liabilities and shareholders' equity (deficit)	$552,535	$440,074	$12,259,724		$13,252,333

Appendix O -2

PAID INC. AND EMERGEIT INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016
UNAUDITED

	emerge IT	PAID	Pro Forma Adjustments		Combined
Revenues	$2,659,887	$263,763	$-		$2,923,650
Cost of sales	1,832,219	12,208	-		1,844,427
Gross profit	827,668	251,555	-		1,079,223

Operating expenses	567,247	561,329	391,667	(d)	1,520,242
Income (loss) from operations	260,421	(309,774)	391,667		(441,019)
Other income (expense)
Interest expense	(204,727)	(450)	-		(205,177)
Other income	-	57,988	-		57,988
Unrealized gain on stock price guarantee	-	41,353	-		41,353
Total other income (expense), net	(204,727)	98,891	-		(105,836)

Income (loss) before provision for income taxes	55,695	(210,883)	-		(546,855)
Provision for income taxes	-	807	-		807
Net income (loss)	$55,695	$(210,690)	$(391,667)		$(547,662)

Loss per share - basic and diluted		$(0.02)
Weighted average number of shares - basic and diluted		10,331,838

Appendix O -3

PAID INC. & EMERGEIT INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
UNAUDITED

	Emerge IT	PAID	Adjustments		Combined
Revenues	$4,099,768	$272,920	$-		$4,372,688
Cost of sales	3,194,077	39,504	-		3,233,581
Gross profit	905,691	233,416	-		1,139,107

Operating expenses	893,130	1,067,216	783,333	(e)	2,743,679
Income (loss) from operations	12,561	(833,800)	783,333		(1,604,572)
Other income (expense)
Interest expense	(190,637)	(946)	-		(191,583)
Other income	-	987	-		987
Write down of other receivables	-	(115,913)			(115,913)
Unrealized gain on stock price gurantee	-	(358,850)	-		(358,850)
Total other expense, net	(190,637)	(474,722)	-		(665,359)

Loss before provision for income taxes	(178,076)	(1,308,522)	-		(2,269,931)
Provision for income taxes	-	975	-		975
Net loss	$(178,076)	$(1,309,497)	$(783,333)		$(2,270,906)

Loss per share - basic and diluted		$(0.18)
Weighted average number of shares - basic and diluted		7,192,919

Appendix O -4

PAID, INC.  AND EMERGEIT, INC.,

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and year ended December 31, 2015, are based on PAID, Inc.’s (the “Company”) historical financial statements as of and for the six months ended June 30, 2016, and the historical financial statements of emergeIT, Inc. (“emergeIT”) as of and for the six months ended June 30, 2016 and the historical statement of operations of the Company for the year ended December 31, 2015 and the historical statement of operations of emergeIT for the year ended December 31, 2015, after giving effect to proposed merger with emergeIT and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company is required to recognize the assets acquired and, liabilities assumed, measured at their fair values as of the acquisition date. Significant assumptions and estimates have been made in determining the purchase price and the allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the net tangible assets and, intangible assets. These changes could result in material variances between its future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet and statements of operations as of and for the six months ended June 30, 2016, and for the year ended December 31, 2015 is presented as if the emergeIT proposed merger occurred at the beginning of the periods presented.

NOTE 2. PURCHASE PRICE ALLOCATION

The Board of Directors of the Company has entered into an Amalgamation Agreement with emergeIT Inc, an Ontario corporation (“emergeIT”), whereby emergeIT will merge with a newly formed Canadian subsidiary on the Company.

The estimated fair value of consideration transferred, assets acquired and liabilities assumed for emergeIT are presented below and represent the Company’s best estimates.

Preliminary Fair Value of Consideration Transferred

Upon completion of the amalgamation or merger, the former owners of emergeIT will hold rights to approximately 79% of all the issued and outstanding shares of capital stock of the Company.

Preliminary Allocation of Consideration Transferred

The identifiable assets acquired and liabilities assumed were recognized and measured as of June 30, 2016. The excess of the fair value of consideration transferred over estimated fair value of the net tangible assets and intangible assets acquired was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at June 30, 2016.

Cash and cash equivalents	$259,845
Accounts receivable	45,825
Prepaid expenses and other assets	207,351
Property and equipment	39,349
Intangible assets	6,500,000
7,052,370
Accounts payable and accrued liabilities	1,165,241
Other liabilities	227,810
Total liabilities assumed	1,393,051
Goodwill	5,759,724
Net assets acquired	$11,419,207

Appendix O -5

Intangible Assets

In determining the estimated fair value of the intangible assets, the Company considered, among other factors, the best use of the acquired assets, analyses of historical financial performance and estimates of future performance of emergeIT sales. The fair values of the identified intangible assets related to the customer relationships, trade name, and technology. Customer relationships were calculated using the income approach. Trade name and technology were calculated using the cost approach. The following table sets forth the components of identified intangible assets associated with the proposed merger and their estimated useful lives.
	Fair Value	Useful Life
Customer relationships	$5,000,000	15 Years
Trade Name	1,000,000	5 years
Technology	500,000	2 years
	$6,500,000
The Company determined the useful lives of intangible assets based on the expected future cash flows associated with the respective asset. Trade names represent the fair value of the brand and name recognition associated with the marketing of emergeITs services. Customer relationships represent the expected benefit from future revenues which were reasonably anticipated to continue given the history and performance of emergeIT. Technology acquired would complement the current offering by the Company and the future development of products as a result of the proposed merger may result in significant growth.

Goodwill

Of the total estimated purchase price, approximately $5,759,724 was allocated to goodwill. Goodwill represents the excess of the purchase price of the proposed merger over the fair value of the underlying net tangible and intangible assets. Goodwill resulting from the proposed merger will be tested for impairment at least annually and more frequently if certain indicators are present. In the event the Company determines that the value of goodwill has become impaired, it will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made. None of the goodwill is expected to be deductible for income tax purposes.

NOTE 3. PRO FORMA BOOK VALUE PER-SHARE DATA

Equivalent Pro Forma Book Value

The following table represents the pro forma calculations of the historical, pro forma and equivalent pro forma book value per share as of June 30, 2016 and December 31, 2015.  The Company proposes to issue 449 shares of its common stock for one outstanding emergeIT common share.  The adjustments reflected below represent the issuance of 5,500,000 common and 38,500,000 preferred shares of the Company’s stock.

The historical and pro forma balance sheets as of June 30, 2016 and December 31, 2015 of the Company and emergeIT are as follows:

	As of June 30, 2016	As of June 30, 2016		As of June 30, 2016
	PAID	Emerge IT	Adjustments	Combined
Shareholders’ equity (deficit)	$(626,313)	$(840,516)	$12,259,724	$10,792,895
Common shares outstanding	10,989,608	12,252	5,500,000	16,489,608
Net book value per common share
Historical	$(0.06)	$(68.60)
Pro forma	0.65
Equivalent pro forma		293.82
	As of December 31, 2015	As of December 31, 2015		As of December 31, 2015
	PAID	Emerge IT	Adjustments	Combined
Shareholders’ equity (deficit)	$(632,153)	$(844,167)	$12,259,724	$10,783,404
Common shares outstanding	8,932,466	12,252	5,500,000	14,432,466
Net book value per common share
Historical	$(0.07)	$(68.60)
Pro forma	0.75
Equivalent pro forma		335.41

Appendix O -6

NOTE 4. PRO FORMA AND RECLASSIFICATION ADJUSTMENTS

Pro forma adjustments are made to reflect the estimated purchase price, to adjust amounts related to emergeIT’s net tangible assets and intangible assets to a preliminary estimate of the fair values of those assets and to reflect the amortization expense related to the estimated amortizable intangible assets. Additionally, the Company reclassified certain of emergeIT’s balances to conform to the Company’s financial statement presentation.

The following describes the pro forma adjustments related to the emergeIT made in the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2016, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, giving effect to the proposed merger as if it had been consummated at the beginning of the periods presented.

(a)	To reflect the fair value of identifiable intangible assets acquired.

(b)	To reflect the fair value of the goodwill based on the net assets acquired.

(c)	To reflect the estimated fair value of the issuance of the Company's common and preferred stock (combined value of $11,419,208) less the elimination of emergeIT's shareholders' deficit ($840,516).

(d)
To reflect estimated amortization expense of identifiable intangible assets of $391,667, for the six months ended June 30,
2016, as if the proposed merger had occurred at the beginning of the period presented.

(e)
To reflect estimated amortization expense of identifiable intangible assets of $783,333, for the year ended December 31,
2015, as if the proposed merger had occurred at the beginning of the period presented.

The fair value adjustments made herein and the allocation of purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized after the closing of the emergeIT proposed merger and based on the Company’s final evaluation of emergeIT’s assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income (loss) may differ from the pro forma amounts included herein. If the Company’s final purchase price allocation differs from the allocation used in preparing these pro forma combined condensed financial statements, the Company’s pro forma tangible and intangible assets and pro forma net income (loss) could be higher or lower. Goodwill represents the excess purchase price after all other intangibles have been identified, and, at this time, the Company has not completed its valuation analysis of intangible assets and will update these values in future filings.

Appendix O -7

Appendix P	emergeIT Audited Financial Statements for the nine months ended December 31, 2015 and the year ended March 31, 2015

emergeIT Inc.

Financial Statements

For the nine-months period ended
December 31, 2015 and year ended
March 31, 2015

Contents

Report of Independent Registered Public Accounting Firm	Appendix P - 2

Financial Statements

Balance Sheet	Appendix P - 3

Statement of Operations and Comprehensive Loss	Appendix P - 4

Statement of Cash Flows	Appendix P - 5

Statement of Shareholders' Deficiency	Appendix P - 6

Notes to Financial Statements	Appendix P - 7

Appendix P - 1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
emergeIT Inc.

We have audited the accompanying balance sheets of emergeIT Inc. as of December 31, 2015 and March 31, 2015, and the related statements of income and comprehensive loss, cash flows, and shareholders’ deficiency for the nine-month period ended December 31, 2015, and the year ended March 31, 2015.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of emergeIT Inc. at December 31, 2015, and March 31, 2015, and the results of its operations and its cash flows for the nine-month period ended December 31, 2015, and the year ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 2 to the financial statements, the Company has sustained continued losses from operations and net losses and has an accumulated deficit at December 31, 2015 with no foreseeable source of income, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants

Markham, Ontario
July 25, 2016

Appendix P - 2

emergeIT Inc.
Balance Sheets

	December 31, 2015	March 31, 2015
Assets
Current
Cash	$50,870	$-
Accounts receivable (Note 4)	19,564	42,457
Due from related party (Note 5)	9,650	15,000
Prepaid expenses and other assets	10,000	-
Funds held in trust	212,735	170,064
	302,819	227,521
Capital assets (Note 6)	10,418	13,355
Development costs (Note 7)	126,023	217,857
	$439,260	$458,733

Liabilities and Shareholders' Deficiency

Current

Bank indebtedness	$-	$34,292
Accounts payable and accrued liabilities	637,922	1,135,427
Due to related parties (Note 8)	497,298	484,053
Convertible promissory note (Note 9)	174,628	-
Deferred revenue	296,894	260,868
Deposits	-	159,999
	1,606,742	2,074,639
Shareholders' deficiency
Common shares (Note 10)	561,165	401,166
Warrants (Note 9)	269,880	-
Additional paid in capital	345,320	200,000
Deficit	(2,343,847)	(2,217,072)
	(1,167,482)	(1,615,906)
	$439,260	$458,733

Appendix P - 3

emergeIT Inc.
Statements of Operations and Comprehensive Loss

	April 1, 2015 to December 31, 2015	April 1, 2014 to March 31, 2015

Revenue	$4,089,880	$4,606,466
Cost of sales	3,170,134	3,751,247
Gross Profit	919,746	855,219
Expenses
Advertising and promotion	155,121	300,025
Amortization	94,770	133,773
Foreign exchange loss	19,248	8,261
Interest and bank charges	221,356	47,582
Occupancy costs	11,700	13,600
Software Development Fees	82,850	129,235
Office and general	26,515	58,080
Professional fees	239,029	291,627
Salaries and benefits	163,746	221,253
Telephone	11,054	18,830
Travel	21,132	30,366
	1,046,521	1,252,632
Net loss	(126,775)	(397,413)
Deficit, beginning of the period	(2,217,072)	(1,819,659)
Deficit, end of the period	$(2,343,847)	$(2,217,072)

Appendix P - 4

emergeIT Inc.
Statements of Cash Flows

	April 1, 2015 to December 31, 2015	April 1, 2014 to March 31, 2015
Cash provided by (used in) Operating activities
Net loss for the period	$(126,775)	$(397,413)
Items not involving cash
Amortization	94,770	133,773
Interest accretion on convertible debt	174,628	-
Changes in non-cash working capital balances
Accounts receivable	(19,778)	(73,564)
Prepaid expenses and other assets	(10,000)	6,064
Accounts payable and accrued liabilities	(497,504)	228,575
Deferred revenue	36,026	56,851
Deposits	(159,999)	-
	(508,632)	(45,714)
Investing activities
Purchase of capital assets	-	(4,068)
Increase in development costs	-	(65,425)
Due from related party	5,350	1,629
	5,350	(67,864)
Financing activities
Due to related parties	13,245	41,842
Issuance of convertible debt and warrants	415,200	-
Issuance of common shares	159,999	-
	588,444	41,842
Increase (decrease) in cash during the period	85,162	(71,736)
Cash (bank indebtedness), beginning of period	(34,292)	37,444
Cash (bank indebtedness), end of period	$50,870	$(34,292)

Appendix P - 5

     emergeIT Inc.
Statements of Shareholders' Deficiency
For the year periods ended December 31, 2015 and March 31,2015

	Common Shares	Warrants	Additional Paid In Capital	Deficit	Shareholders' Deficiency
As at March 31,2014	$401,166	$-	$200,000	$(1,819,659)	$(1,218,493)
Net loss for the year	-	-	-	(397,413)	(397,413)
As at March 31,2015	401,166	-	200,000	(2,217,072)	(1,615,906)

Issuance of common shares	159,999	-	-	-	159,999

Issuance of convertible debt and warrants (Note 9)	-	269,880	145,320	-	415,200

Net loss for the period	-	-	-	(126,775)	(126,775)

As at December 31, 2015	$561,165	$269,880	$345,320	$(2,343,847)	$(1,167,482)

The accompanying notes are an integral part of these financial statements.

Appendix P - 6

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies

a. Nature of Business
emergeIT Inc. (the "Company") was incorporated under the Ontario Business Corporations Act on April 15, 2008, and is primarily involved in the creation of software solutions related to the cost effective management of shipping activities.

b. Basis of Accounting	The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP").

c. Revenue Recognition	Revenue consists primarily of fees for shipping services provided to customers.

Revenue is recognized when goods are delivered, services are rendered and when collection is reasonably assured. When the risks and rewards of ownership have not transferred or if all significant acts have not been completed, fees received in advance are included in deferred revenue.

d. Capital Assets	Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful life of the asset as follows:

Equipment                             30% declining balance
Furniture                                20% declining balance

e. Capital Assets
The Company capitalizes certain development costs incurred in connection with its internal-use software. These capitalized costs are primarily related to its proprietary commerce solutions that is hosted by the Company and accessed by its customers. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, direct internal and external costs are capitalized until the software is substantially complete and ready for its intended use. Maintenance and training costs are expensed as incurred. Internal-use software development costs are amortized on a straight-line basis over its estimated useful life of 4 years.

Appendix P - 7

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

f. Impairment of Long-lived Assets
The Company accounts for the impairment of long-lived assets in accordance with Accounting Standards Codification ("ASC") 360¬10, "Accounting for the Impairment of Long-Lived Assets." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or groups of assets is less than the carrying values.

If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value and estimated net realizable value. During the periods ended December 31, 2015 and March 31, 2015, there was no impairment of long-lived assets.

Appendix P - 8

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

g. Taxes
The Company accounts for income taxes in accordance with the provisions of ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

In accordance with ASC 718, “Stock Compensation,” and ASC 505, “Equity,” the Company has made a policy decision related to intra-period tax allocation, to account for utilization of windfall tax benefits based on provisions in the tax law that identify the sequence in which amounts of tax benefits are used for tax purposes (i.e., tax law ordering).

Uncertain tax positions are accounted for in accordance with ASC 740, “Income Taxes,” which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next twelve months are classified as “short term.”

Appendix P - 9

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

h. Investment Tax Credits
Investment tax credits, which are earned as a result of incurring qualifying research and development expenditures, are accounted for using the cost reduction method. Under this method, investment tax credits are treated as a reduction of the relevant asset account or expenses in the period that the credits become available and there is reasonable assurance that they will be realized.

i. Financial Instruments
Financial instruments are recorded at fair value when acquired or issued and subsequently measured at cost or amortized cost less impairment, if applicable. Financial assets are tested for impairment when changes in circumstances indicate the asset could be impaired. Transaction costs on the acquisition, sale or issue of financial instruments are charged to the financial instrument for those measured at amortized cost.

j. Option Plan
The Company applies the provisions of (ASC) ASC 718, “Stock Compensation,” which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company recognizes stock-based compensation ratably on a straight-line basis over the shorter of the vesting or requisite service periods. The use of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense and include the expected life of the option, stock price volatility, risk-free interest rate, dividend yield, and exercise price.

The fair value of stock options issued to directors, officers, employees and consultants is determined upon the date of grant and recognized as compensation expense over the vesting period for directors, officers or employees and over the period of service for consultants with a corresponding credit to additional paid in capital.

When options are exercised, the corresponding paid-in capital and the proceeds received by the Company are credited to share capital. If stock options are repurchased from directors, officers or employees, the excess of the consideration paid over the carrying amount of the stock or stock options repurchased is charged to contributed surplus and/or deficit.

Appendix P - 10

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

k. Government Assistance
The Company received government assistance based on certain eligibility criteria for project support. Government assistance was accounted for using the cost reduction method. Under the cost reduction method, government assistance relating to eligible expenditures is accounted for as a reduction of expenses in the year during which the expenditures are incurred, provided there is reasonable assurance of realization.

l. Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the reporting period. The financial statement items requiring the use of management estimates are the investment tax credits receivable, income taxes, the asset lives used in computing amortization, capitalization of development costs, recoverability of deferred income tax assets, future customer rebates, and the fair value of warrants and stock options. Actual results could differ from those estimates.

m. Comprehensive Income	(ASC) ASC 220, “Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements.

n. Subsequent Events
We have evaluated subsequent events and are not aware of any significant events that occurred subsequent to the balance sheet date prior to July 25, 2016 that would have a material impact on our consolidated financial statements.

Appendix P - 11

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

2. Going Concern

At December 31, 2015, the Company has negative working capital of $1,303,923 and an accumulated deficit of $2,343,847. As a result, there are material uncertainties that raise substantial doubt as to whether the entity will have the ability to continue as a going concern.  The Company requires continued support from shareholders and creditors and continues to seek opportunities to obtain financing.  However, there is no certainty that these and other strategies will be sufficient to permit the Company to continue as a going concern in the foreseeable future.

The financial statements have been prepared on a going concern basis in accordance with accounting standards in the United States, which assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business.  These financial statements do not reflect adjustments that might be necessary and material, including the carrying value of assets and liabilities, the reported revenue and expenses and the balance sheet classifications used if the going concern assumption were not appropriate.

3. Recent accounting pronouncements

In May 2014, the FASB issued amended guidance on revenue recognition which will be effective for us beginning January 1, 2019 and can be applied retrospectively or as a cumulative effect adjustment as of the date of adoption. Early adoption is not permitted. The amended guidance requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

In August 2014, the FASB issued amended guidance which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation is only an auditor requirement.  Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

Appendix P - 12

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

4.  Accounts Receivable

The balance of allowance for doubtful accounts at December 31, 2015 is $ nil (March 31, 2015 - $nil).

5.      Due from related party

The balance is due from a shareholder, non-interest bearing and due on demand.

6.  Capital assets
		December 31 2015		March 31 2015
	Cost	Accumulate Amortization	Cost	Accumulated Amortization
Equipment	$23,227	$13,583	$23,227	$10,783
Furniture	2,440	1,666	2,440	1,529
	$25,667	$15,249	$25,667	$12,312
Net book value		$10,418		$13,355

7.  Development Costs
		December 31 2015		March 31 2015
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
	$516,332	$390,309	$516,332	$298,475
Net book value		$126,023		$217,857

Appendix P - 13

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

8.  Due to related parties

At December 31, 2015 and March 31, 2015, the balances due to related parties consist of the following:
	December 31 2015	March 31 2015

Promissory note to shareholder John Smith The note bears interest at 12% with Repayment by December 2017 *	$201,495	$188,566
Promissory note to Helen Kurluk The note bears interest at 6% with no fixed terms of repayment	100,000	100,000
Due to shareholder Lakeside Logistics Amount is non-interest bearing (Paid in full in January 2016)	113,887	73,887
Due to shareholder Allan Pratt Amount is non-interest bearing (Paid in full in June 2016)	40,000	48,500
Due to Pratt Family Trust Amount is non-interest bearing and due on demand	17	17
Due to Jeanne Pratt Amount is non-interest bearing and due on demand	21,900	53,084
Promissory note to shareholder Anne Bothe The note bears interest at 6% (Paid in full in May 2016)	19,999	19,999
Total	$497,298	$484,053

* The loan from Shareholder John Smith of $143,000 is scheduled to be paid in full by December 2017.  An interest of 12% was applied to the loan from inception to June 2016 then the interest was reduced to 8% from July 2016 to December 2017.  One lump sum payment of $30,000 will be paid in July 2016 then an equal installment of $11,600 every month going forward to December 2017.

Appendix P - 14

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

9.  Convertible Promissory Note

In October 2015, the Company issued two convertible promissory notes for proceeds of $415,200.  The notes bear interest at 12% with a maturity date of March 31, 2016.  The notes are convertible into Common Stock at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity.  In addition, upon conversion or maturity, the note holders will receive warrants with a five year life for $415,200 of common stock with an exercise price at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity.

The relative fair value of the warrants was determined to be $269,880 using the Black-Scholes option pricing model and the following assumptions: volatility – 80%; estimated life – 5 years; dividend yield 0%; discount rate – 1.5%.

The notes also have a beneficial conversion feature.  A beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments to the fair value of the common shares at the commitment date to be received upon conversion.  This amount was determined to be $145,320 and is amortized over the period from the date of issuance to the maturity date of the note.

As a result, the notes were initially valued at $0 net of debt discount of $415,200.  $174,628 of debt discount and $10,613 of interest was recognized in the period ending December 31, 2015.

10. Share Capital and Stock-Based Compensation

Share Capital

Authorized
Unlimited Class A Common shares
Unlimited Class B Common shares
Unlimited Class A Special shares
Unlimited Class B Special shares
Unlimited Class
C Special shares
	December 31 2015	March 31 2015
Issued
7,000 Class A Common shares	$160,057	$160,057
3,180 Class B Common shares (March 31, 2015 – 3,000)	401,108	241,109
	$561,165	$401,166

Stock-Based Compensation

In 2011 and 2013, the Company provided two employees with the right to acquire 1,138 common shares. The rights have fully vested and are exercisable upon certain triggering events or at the discretion of the Board of Directors.  The fair value of these rights were determined to be $nil.

Appendix P - 15

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

11.       Financial Instruments

Fair value

The Company accounts for certain financial assets and liabilities at fair value following the provisions of ASC 820. This Topic applies to certain assets and liabilities that are being measured and reported on a fair value basis. The Topic defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. This Topic enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that financial assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1	quoted market prices in active markets for identical assets or liabilities

Level 2	observable market based inputs or unobservable inputs that are corroborated by market data

Level 3	unobservable inputs that are not corroborated by market data

The fair values of cash, accounts receivable, accounts payable and accrued liabilities, and due from and to related parties approximate their carrying values due to the short term nature of these financial instruments.

Credit risk

The Company is exposed to credit risk on the accounts receivable from its customers. The risk is reduced by credit policies that include regular monitoring of the debtor’s payment history and performance. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

The Company’s cash is also subject to credit risk. The Company limits its exposure to credit risk by maintaining cash with major financial institutions.

Currency risk

The Company earns revenue and incurs expenses denominated in U.S. dollars and Canadian dollars, and is exposed to foreign exchange risk from fluctuations in these foreign currency rates on monetary working capital balances.

Liquidity risk
Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may unable to settle or recover financial assets. Liquidity risk arises from bank indebtedness, accounts payable and accrued liabilities, due to related parties, convertible promissory note and commitments.

The Company continues to focus on maintaining adequate liquidity to meet operating working capital requirements and capital expenditures.

Appendix P - 16

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

12.       Income Taxes

The tax effect of significant components of the Company’s deferred income tax assets and liabilities is as follows:

	Dec 31,2015	March 31,2015
Temporary differences	$22,700	$40,000
Loss carryforwards and other deductions	396,900	378,500
Deferred income tax asset before allowance	419,600	418,500
Valuation allowance	(419,600)	(418,500)
Deferred income tax asset	$-	$-

For income tax purposes, the Company has non-capital losses which can be applied to reduce future years’ taxable income totaling approximately $1,423,500 (March 31, 2015 - $1,344,500). These losses expire between 2030 to 2035.  The Company also has a Scientific Research and Experimental Development Expenditure pool balance of approximately $74,000 (March 31, 2015 - $83,700) which may be used to reduce future year’s taxable income.  The expenditure pool can be carried forward indefinitely.

A valuation allowance of 100% has been established in respect of the net deferred income tax assets due to the uncertainty of the Company’s utilization of such deferred tax assets.

The income tax provision at December 31, 2015 and March 31, 2015 reflects a full accounting of tax filings under ASC Subtopic 740-10. The Company is not currently under any Canadian Revenue Agency, provincial, local or foreign jurisdiction tax examinations. The Company recognizes interest and penalties, as estimated or incurred, as general and administrative expense.

There have been no unrecognized tax benefits as a result of tax positions taken in the current or prior years, and accordingly there are no unrecognized tax benefits that would affect the effective tax rate, nor are there are any situations where it is reasonably possible that the unrecognized tax benefit will change significantly within twelve months of the reporting date. As of December 31, 2015, the Company has no unrecognized tax exposure (March 31, 2015 - none).

The Company is subject to taxation in Canada and Ontario. As of December 31, 2015, the Company’s tax years for 2011 through 2014 are subject to examination by tax authorities.

13.       Commitment

The Company has an agreement with a partner to pay $10,000 per quarter until August 31, 2018 in relation to the promotion of the Company’s services to their members.

Appendix P - 17

Appendix Q	emergeIT Unaudited Financial Statements for the Quarter and 6 months ended June 30, 2016

emergeIT Inc.
Financial Statements

For the period ended
June 30, 2016

Page
Financial Statements

Balance Sheet	2

Statement of Operations and Comprehensive Loss	3

Statement of Cash Flows	4

Notes to Financial Statements	5-15

Appendix Q -1

emergeIT Inc.

Balance Sheets

	June 30,	December 31,
	2016	2015
Assets
Current
Cash	$338,076	$50,870
Accounts receivable (Note 4)	59,622	19,564
Due from related party (Note 5)	1,100	9,650
Prepaid expenses and other assets	56,156	10,000
Funds held in trust	212,735	212,735
	667,689	302,819
Capital assets (Note 6)	14,447	10,418
Development costs (Note 7)	36,749	126,023
	$718,885	$439,260

Liabilities and Shareholders' Deficiency
Current
Accounts payable and accrued liabilities	$648,687	$637,922
Due to related parties (Note 8)	310,068	497,298
Convertible promissory note (Note 9)	557,301	174,628
Deferred revenue	296,396	296,894
Deposits	-	-
	1,812,452	1,606,742
Shareholders' deficiency
Common shares (Note 10)	561,165	561,165
Warrants (Note 9)	269,880	269,880
Additional paid in capital	345,320	345,320
Deficit	(2,269,932)	(2,343,847)
	(1,093,567)	(1,167,482)
	$718,885	$439,260

Appendix Q -2

emergeIT Inc.
Statements of Operations and Comprehensive Loss

	Jan 1, 2016 to June 30, 2016	Jan 1, 2015 to June 30, 2015
Revenue	$3,530,043	$2,525,450
Cost of sales	2,431,611	1,995,239
Gross Profit	1,098,432	530,211
Expenses
Advertising and promotion	96,150	193,182
Amortization	17,276	94,096
Foreign exchange loss	(7,338)	7,082
Interest and bank charges	273,773	33,661
Occupancy costs	8,300	7,600
Software Development Fees	59,850	(10,977)
Office and general	28,689	19,473
Professional fees	409,483	115,637
Salaries and benefits	111,372	107,625
Telephone	7,902	7,767
Travel	19,060	10,836
	1,024,517	585,982
Other income (loss)	-	(26,655)
	73,915	(82,426)
Deficit, beginning of the period	(2,343,847)	(2,089,772)
Deficit, end of the period	$(2,269,932)	$(2,172,198)

Appendix Q -3

emergeIT Inc.
Statements of Cash Flows

	Jan 1, 2016 to June 30, 2016	Jan 1, 2015 to June 30, 2015
Cash provided by (used in) Operating activities
Net income (loss) for the period	$73,916	$(82,426)
Items not involving cash
Amortization	85,245	59,708
Interest accretion on convertible debt	271,701	-
Changes in non-cash working capital balances
Accounts receivable	(40,058)	(37,964)
Prepaid expenses and other assets	(36,507)	(170,064)
Accounts payable and accrued liabilities	10,764	(137,361)
Deferred revenue	(498)	183,607
Deposits	(1,100)	81,104
	363,463	(103,395)
Financing activities
Due to related parties	110,972	133,622
Issuance of convertible debt and warrants	(187,230)	-
	(76,258)	133,622
Increase (decrease) in cash during the period	287,205	30,227
Cash(bank indebtedness), beginning of period	50,870	(28,853)
Cash, end of period	$338,075	$1,372

Appendix Q -4

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

1. Summary of Significant Accounting Policies

a.	Nature of Business
emergeIT Inc. (the "Company") was incorporated under the Ontario Business Corporations Act on April 15, 2008, and is primarily involved in the creation of software solutions related to the cost effective management of shipping activities.

b.	Basis of Accounting	The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP").

c.	Revenue Recognition
Revenue consists primarily of fees for shipping services provided to customers.

Revenue is recognized when goods are delivered, services are rendered and when collection is reasonably assured. When the risks and rewards of ownership have not transferred or if all significant acts have not been completed, fees received in advance are included in deferred revenue.

d.	Capital Assets
Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful life of the asset as follows:

Equipment     30% declining balance
Furniture        20% declining balance

e.	Development Costs	The Company capitalizes certain development costs incurred in connection with its internal-use software. These capitalized costs are primarily related to its proprietary commerce solutions that is hosted by the Company and accessed by its customers. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, direct internal and external costs are capitalized until the software is substantially complete and ready for its intended use. Maintenance and training costs are expensed as incurred. Internal-use software development costs are amortized on a straight-line basis over its estimated useful life of 4 years.

f.	Impairment of Long-lived Assets	The Company accounts for the impairment of long-lived assets in accordance with Accounting Standards Codification ("ASC") 360¬10, "Accounting for the Impairment of Long-Lived Assets." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or groups of assets is less than the carrying values.

If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value and estimated net realizable value. During the period ended June 30, 2016, there was no impairment of long-lived assets.

Appendix Q -5

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

1. Summary of Significant Accounting Policies (continued)

g.	Income Taxes
The Company accounts for income taxes in accordance with the provisions of ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

In accordance with ASC 718, “Stock Compensation,” and ASC 505, “Equity,” the Company has made a policy decision related to intra-period tax allocation, to account for utilization of windfall tax benefits based on provisions in the tax law that identify the sequence in which amounts of tax benefits are used for tax purposes (i.e., tax law ordering).

Uncertain tax positions are accounted for in accordance with ASC 740, “Income Taxes,” which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next twelve months are classified as “short term.”

Appendix Q -6

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

1. Summary of Significant Accounting Policies (continued)

h.	Investment Tax Credits
Investment tax credits, which are earned as a result of incurring qualifying research and development expenditures, are accounted for using the cost reduction method. Under this method, investment tax credits are treated as a reduction of the relevant asset account or expenses in the period that the credits become available and there is reasonable assurance that they will be realized.

i.	Financial Instruments
Financial instruments are recorded at fair value when acquired or issued and subsequently measured at cost or amortized cost less impairment, if applicable. Financial assets are tested for impairment when changes in circumstances indicate the asset could be impaired. Transaction costs on the acquisition, sale or issue of financial instruments are charged to the financial instrument for those measured at amortized cost.

j.	Stock Option Plan
The Company applies the provisions of (ASC) ASC 718, “Stock Compensation,” which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company recognizes stock-based compensation ratably on a straight-line basis over the shorter of the vesting or requisite service periods. The use of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense and include the expected life of the option, stock price volatility, risk-free interest rate, dividend yield, and exercise price.

The fair value of stock options issued to directors, officers, employees and consultants is determined upon the date of grant and recognized as compensation expense over the vesting period for directors, officers or employees and over the period of service for consultants with a corresponding credit to additional paid in capital.

When options are exercised, the corresponding paid-in capital and the proceeds received by the Company are credited to share capital. If stock options are repurchased from directors, officers or employees, the excess of the consideration paid over the carrying amount of the stock or stock options repurchased is charged to contributed surplus and/or deficit.

Appendix Q -7

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

1. Summary of Significant Accounting Policies (continued)

k.	Government Assistance
The Company received government assistance based on certain eligibility criteria for project support. Government assistance was accounted for using the cost reduction method. Under the cost reduction method, government assistance relating to eligible expenditures is accounted for as a reduction of expenses in the year during which the expenditures are incurred, provided there is reasonable assurance of realization.

l.	Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the reporting period. The financial statement items requiring the use of management estimates are the investment tax credits receivable, income taxes, the asset lives used in computing amortization, capitalization of development costs, recoverability of deferred income tax assets, future customer rebates, and the fair value of warrants and stock options. Actual results could differ from those estimates.

m.	Comprehensive Income	(ASC) ASC 220, “Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements.
n.	Subsequent Events	We have evaluated subsequent events and are not aware of any significant events that occurred subsequent to the balance sheet date prior to July 25, 2016 that would have a material impact on our consolidated financial statements.

Appendix Q -8

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

2.           Going Concern

At June 30, 2016, the Company has negative working capital of $848,366.61 and an accumulated deficit of $2,269,932. As a result, there are material uncertainties that raise substantial doubt as to whether the entity will have the ability to continue as a going concern.  The Company requires continued support from shareholders and creditors and continues to seek opportunities to obtain financing.  However, there is no certainty that these and other strategies will be sufficient to permit the Company to continue as a going concern in the foreseeable future.

The financial statements have been prepared on a going concern basis in accordance with accounting standards in the United States, which assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business.  These financial statements do not reflect adjustments that might be necessary and material, including the carrying value of assets and liabilities, the reported revenue and expenses and the balance sheet classifications used if the going concern assumption were not appropriate.

3.           Recent accounting pronouncements

In May 2014, the FASB issued amended guidance on revenue recognition which will be effective for us beginning January 1, 2019 and can be applied retrospectively or as a cumulative effect adjustment as of the date of adoption. Early adoption is not permitted. The amended guidance requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

In August 2014, the FASB issued amended guidance which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation is only an auditor requirement.  Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

Appendix Q -9

emergeIT Inc.
Notes to Financial Statements

 For the period ended June 30, 2016

4.           Accounts Receivable

       The balance of allowance for doubtful accounts at June 30, 2016 is $nil.

5.           Due from related party

       The balance is due from a shareholder, non-interest bearing and due on demand.

6.           Capital assets

		June 30, 2016
	Cost	Accumulated Amortization
Equipment	$29,226	$15,479
Furniture	2,440	1,740
	$31,666	$17,219
Net book value		$14,447

7.           Development Costs

		March 31, 2015
	Cost	Accumulated Amortization
	$442,363	$405,615
Net book value		$36,749

Appendix Q -10

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

8.           Due to related parties

   At June 30, 2016, the balances due to related parties consist of the following:

March 31 2015
Promissory note to shareholder John Smith
The note bears interest at 12% with Repayment by December 2017 *	$210,051
Promissory note to Helen Kurluk
The note bears interest at 6% with no fixed terms of repayment	100,000
Due to Pratt Family Trust
Amount is non-interest bearing and due on demand	17
Total	$310,068

* The loan from Shareholder John Smith of $143,000 is scheduled to be paid in full by December 2017.  An interest of 12% was applied to the loan from inception to June 2016 then the interest was reduced to 8% from July 2016 to December 2017.  One lump sum payment of $30,000 will be paid in July 2016 then an equal installment of $11,600 every month going forward to December 2017.

Appendix Q -11

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

9.           Convertible Promissory Note

In October 2015, the Company issued two convertible promissory notes for proceeds of $553,600.  The notes bear interest at 12% with a maturity date of November 30, 2016.  The notes are convertible into Common Stock at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity.  In addition, upon conversion or maturity, the note holders will receive warrants with a five year life for $553,600 of common stock with an exercise price at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity.

The relative fair value of the warrants was determined to be $269,880 using the Black-Scholes option pricing model and the following assumptions: volatility – 80%; estimated life – 5 years; dividend yield 0%; discount rate – 1.5%.

The notes also have a beneficial conversion feature. A beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments to the fair value of the common shares at the commitment date to be received upon conversion.  This amount was determined to be $145,320 and is amortized over the period from the date of issuance to the maturity date of the note.

As a result, the notes were initially valued at $0 net of debt discount of $553,600.
$337,559 of debt discount and $43,739 of interest was recognized in the period ending June 30, 2016.

10.         Share Capital and Stock-Based Compensation

               Share Capital

Authorized
Unlimited Class A Common shares
Unlimited Class B Common shares
Unlimited Class A Special shares
Unlimited Class B Special shares
Unlimited Class C Special shares

June 30, 2016
Issued
7,000 Class A Common shares	$160,057
3,137 Class B Common shares (March 31, 2015 – 3,000)	401,108
$561,165

      Stock-Based Compensation

In 2011 and 2013, the Company provided two employees with the right to acquire 1,138 common shares. The rights have fully vested and are exercisable upon certain triggering events or at the discretion of the Board of Directors.  The fair value of these rights were determined to be $nil.

Appendix Q -12

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

11.         Financial Instruments

Fair value
The Company accounts for certain financial assets and liabilities at fair value following the provisions of ASC 820. This Topic applies to certain assets and liabilities that are being measured and reported on a fair value basis. The Topic defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. This Topic enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that financial assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1	quoted market prices in active markets for identical assets or liabilities

Level 2	observable market based inputs or unobservable inputs that are corroborated by market data

Level 3	unobservable inputs that are not corroborated by market data

The fair values of cash, accounts receivable, accounts payable and accrued liabilities, and due from and to related parties approximate their carrying values due to the short term nature of these financial instruments.

Credit risk

The Company is exposed to credit risk on the accounts receivable from its customers. The risk is reduced by credit policies that include regular monitoring of the debtor’s payment history and performance. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

The Company’s cash is also subject to credit risk. The Company limits its exposure to credit risk by maintaining cash with major financial institutions.

Currency risk
The Company earns revenue and incurs expenses denominated in U.S. dollars and Canadian dollars, and is exposed to foreign exchange risk from fluctuations in these foreign currency rates on monetary working capital balances.

Liquidity risk
Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may unable to settle or recover financial assets. Liquidity risk arises from bank indebtedness, accounts payable and accrued liabilities, due to related parties, convertible promissory note and commitments.

The Company continues to focus on maintaining adequate liquidity to meet operating working capital requirements and capital expenditures.

Appendix Q -13

emergeIT Inc.
Notes to Financial Statements

For the period ended June 30, 2016

12.         Income Taxes

   The tax effect of significant components of the Company’s deferred income tax assets and liabilities is as follows:

June 30, 2016
Temporary differences	$40,000
Loss carryforwards and other deductions	378,500
Deferred income tax asset before allowance	418,500
Valuation allowance	(418,500)
Deferred income tax asset	$-

For income tax purposes, the Company has non-capital losses which can be applied to reduce future years’ taxable income totaling approximately $1,423,500 (March 31, 2015 - $1,344,500). These losses expire between 2030 and 2035.  The Company also has a Scientific Research and Experimental Development Expenditure pool balance of approximately $74,000 (March 31, 2015 - $83,700) which may be used to reduce future year’s taxable income.  The expenditure pool can be carried forward indefinitely.

A valuation allowance of 100% has been established in respect of the net deferred income tax assets due to the uncertainty of the Company’s utilization of such deferred tax assets.

The income tax provision at December 31, 2015 and March 31, 2015 reflects a full accounting of tax filings under ASC Subtopic 740-10. The Company is not currently under any Canadian Revenue Agency, provincial, local or foreign jurisdiction tax examinations. The Company recognizes interest and penalties, as estimated or incurred, as general and administrative expense.

There have been no unrecognized tax benefits as a result of tax positions taken in the current or prior years, and accordingly there are no unrecognized tax benefits that would affect the effective tax rate, nor are there are any situations where it is reasonably possible that the unrecognized tax benefit will change significantly within twelve months of the reporting date. As of December 31, 2015, the Company has no unrecognized tax exposure (March 31, 2015 - none).

The Company is subject to taxation in Canada and Ontario. As of December 31, 2015, the Company’s tax years for 2011 through 2014 are subject to examination by tax authorities.

13.         Commitment

The Company has an agreement with a partner to pay $10,000 per quarter until August 31, 2018 in relation to the promotion of the Company’s services to their members.

Appendix Q -14